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Annex C—Liberty Entertainment, Inc., LMC Entertainment and Liberty Media Corporation Financial Statements INDEX TO FINANCIAL STATEMENTS
Annex D—The DIRECTV Group, Inc. Financial Information

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

Subject to completion, dated [                        ], 2009

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

[                        ], 2009

Dear Stockholder:

        The 2009 annual meeting of stockholders of Liberty Media Corporation (Liberty Media) will be held at [         ] a.m., local time, on [                  ], 2009, at [                      ], telephone [(      )       -        ]. A notice of the annual meeting, a proxy card, and a proxy statement/prospectus containing important information about the matters to be acted on at the annual meeting accompany this letter. At the annual meeting, holders of Liberty Entertainment common stock will be asked to consider and vote on the following two related proposals, which we refer to as the split-off proposals. The first proposal (the redemption proposal) would allow Liberty Media to redeem a portion of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of a newly formed, wholly owned subsidiary of Liberty Media, Liberty Entertainment, Inc. (LEI). LEI would hold Liberty Media's 54% interest in The DIRECTV Group, Inc. (DIRECTV), a 100% interest in each of FUN Technologies, Inc., PicksPal, Inc. and Liberty Sports Holdings LLC, a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to Liberty Media's incremental acquisition of DIRECTV shares in April 2008. All of the businesses, assets and liabilities currently attributed to Liberty Media's Entertainment Group that are not held by LEI would remain with Liberty Media and continue to be attributed to the Entertainment Group. These assets consist of a 100% interest in Starz Entertainment LLC, a 37% equity interest in WildBlue Communications, Inc. and cash and cash equivalents. The businesses, assets and liabilities that are currently attributed to each of Liberty Media's other two tracking stock groups, the Capital Group and the Interactive Group, will not change as a result of the redemption. We refer to the redemption and the resulting separation of LEI from Liberty Media pursuant to the redemption as the split-off. The second proposal, which we refer to as the redesignation proposal, would allow Liberty Media to amend and restate its charter to change the name of (1) the "Entertainment Group" to the "Starz Group" and (2) the "Liberty Entertainment common stock" to the "Liberty Starz common stock" and to make certain conforming changes (the proposed changes collectively, the redesignation). The split-off is conditioned on the receipt of the requisite stockholder approval of the redemption proposal, among other things, but is not conditioned on the receipt of the requisite stockholder approval of the redesignation proposal. The redesignation proposal is conditioned on the receipt of the requisite stockholder approval of the redesignation proposal and on the completion of the split-off.

        If all conditions to the split-off are satisfied or, if applicable, waived, Liberty Media will redeem, on a pro rata basis, 90% of the shares of Series A Liberty Entertainment common stock (LMDIA) and Series B Liberty Entertainment common stock (LMDIB) outstanding on the date designated by the board (the redemption date) for 100% of the outstanding shares of LEI. Accordingly, on the redemption date, (i) 0.9 of each outstanding share of LMDIA will be redeemed for 0.9 of a share of LEI Series A common stock, and 0.1 of each share of LMDIA will remain outstanding as Liberty Entertainment common stock; and (ii) 0.9 of each outstanding share of LMDIB will be redeemed for 0.9 of a share of LEI Series B common stock, and 0.1 of each share of LMDIB will remain outstanding as Liberty Entertainment common stock, subject, in each case, to the payment of cash in lieu of any fractional shares. By way of example, a holder of 100 shares of LMDIA would receive 90 shares of LEI Series A common stock in redemption for 90 shares of LMDIA and would retain the remaining 10 shares of LMDIA, while a holder of 100 shares of LMDIB would receive 90 shares of LEI Series B common stock in redemption for 90 shares of LMDIB and would retain the remaining 10 shares of LMDIB.

        As of February 28, 2009, there were outstanding 494,619,808 shares of LMDIA and 23,705,527 shares of LMDIB (exclusive of stock options or appreciation rights). Based on the number of shares of Liberty Entertainment common stock outstanding on February 28, 2009, LEI expects to issue up to 445,157,827 shares of its Series A common stock, and 21,334,974 shares of its Series B common stock in the split-off; and Liberty Media expects 49,461,981 shares of LMDIA and 2,370,553 shares of LMDIB to remain outstanding immediately following the split-off. LEI expects to list its Series A common stock and Series B common stock on the Nasdaq Global Select Market under the existing symbols "LMDIA" and "LMDIB", respectively, and Liberty Media expects the redesignated Series A Liberty Starz common stock and Series B Liberty Starz common stock to list on the Nasdaq Global Select Market under the symbols "LSTZA" and "LSTZB", respectively.

        At the annual meeting, you will also be asked to consider and vote on the reverse split proposal, which would allow Liberty Media to effect a reverse stock split of (1) the outstanding shares of Series A Liberty Capital common stock at a ratio of one-for-five, (2) the outstanding shares of Series B Liberty Capital common stock at a ratio of one-for-five, (3) the outstanding shares of Series A Liberty Interactive common stock at a ratio of one-for-five, and (4) the outstanding shares of Series B Liberty Interactive common stock at a ratio of one-for-five (collectively, the reverse split). The reverse split is conditioned on the receipt of the requisite stockholder approval of the reverse split proposal but is not conditioned on the completion of the split-off. However, the reverse split will not be effected until the split-off is either completed or abandoned. The Liberty Media board reserves the right to abandon the reverse split at any time prior to its implementation.

        At the annual meeting, you will further be asked to consider and vote on certain annual business matters: (1) the election of directors proposal, a proposal to re-elect Donne F. Fisher, Gregory B. Maffei, and M. LaVoy Robison to serve as Class II members of the Liberty Media board until the 2012 annual meeting of Liberty Media stockholders; and (2) the auditors ratification proposal, a proposal to ratify the selection of KPMG LLP as Liberty Media's independent auditors for the fiscal year ending December 31, 2009.

        The Liberty Media board has unanimously approved each of the enumerated proposals and unanimously recommends that its stockholders vote "FOR" each of them.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please vote as soon as possible to make sure that your shares are represented.

        Thank you for your cooperation and continued support and interest in Liberty Media.

Very truly yours,
Gregory B. Maffei President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the split-off proposals or the securities being offered in the split-off or has passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        Investing in the securities of LEI involves risks. See "Risk Factors" beginning on page 21.

        The accompanying proxy statement/prospectus is dated [                        ], 2009 and is first being mailed on or about [                        ], 2009 to the stockholders of record as of 5:00 p.m., New York City time, on [                        ] , 2009.

HOW YOU CAN FIND ADDITIONAL INFORMATION

        Liberty Media is subject to the information and reporting requirements of the Securities Exchange Act of 1934 (Exchange Act) and, in accordance with the Exchange Act, Liberty Media files periodic reports and other information with the Securities and Exchange Commission (SEC). In addition, this proxy statement/prospectus incorporates important business and financial information about Liberty Media from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain copies of documents filed by Liberty Media with the SEC, including the documents incorporated by reference in this proxy statement/prospectus, through the SEC website at http://www.sec.gov or by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5408

        If you would like to request any documents from Liberty Media please do so by [                        ] , 2009 in order to receive them before the annual meeting. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

        See "Additional Information—Where You Can Find More Information" beginning on page [    ].

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on [                        ], 2009

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at [         ] a.m., local time, on [                  ], 2009, at the [                        ], telephone [(      )         -        ], to consider and vote on:

  1.
  The following two related proposals (the split-off proposals):

  a.
  A proposal (the redemption proposal) to allow Liberty Media to redeem a portion of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of Liberty Entertainment, Inc. (LEI), which would hold Liberty Media's 54% interest in The DIRECTV Group, Inc. (DIRECTV), a 100% interest in each of FUN Technologies, Inc., PicksPal, Inc. and Liberty Sports Holdings LLC, a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to Liberty Media's incremental acquisition of DIRECTV shares in April 2008. We refer to the redemption and the resulting separation of LEI from Liberty Media pursuant to the redemption as the split-off;

  b.
  A proposal (the redesignation proposal) to approve the amendment and restatement of Liberty Media's charter to change the name of (i) the "Entertainment Group" to the "Starz Group" and (ii) the "Liberty Entertainment common stock" to the "Liberty Starz common stock;" to update the definition of the renamed Starz Group to reflect the composition of that group after giving effect to the split-off; and to update the definitions of the Capital Group and the Interactive Group to give effect to the change in the attribution of businesses to each of these groups since the effective date of Liberty Media's existing charter. We refer to the proposed changes to Liberty Media's charter as the redesignation;

  2.
  A proposal (the reverse split proposal) to authorize the amendment of Liberty Media's charter to effect a reverse stock split of (1) the outstanding shares of Series A Liberty Capital common stock at a ratio of one-for-five; (2) the outstanding shares of Series B Liberty Capital common stock at a ratio of one-for-five; (3) the outstanding shares of Series A Liberty Interactive common stock at a ratio of one-for-five; and (4) the outstanding shares of Series B Liberty Interactive common stock at a ratio of one-for-five (collectively, the reverse split);

  3.
  A proposal (the election of directors proposal) to re-elect Donne F. Fisher, Gregory B. Maffei, and M. LaVoy Robison to serve as Class II members of the Liberty Media board until the 2012 annual meeting of Liberty Media stockholders;

  4.
  A proposal (the auditors ratification proposal) to ratify the selection of KPMG LLP as Liberty Media's independent auditors for the fiscal year ending December 31, 2009; and

  5.
  Any other business as may properly come before the annual meeting.

        Liberty Media encourages you to read the accompanying proxy statement/prospectus in its entirety before voting. The form of LEI's proposed amended and restated certificate of incorporation (the LEI restated charter) is included as Annex B to this proxy statement/prospectus. The form of Liberty

v

Media's proposed amended and restated charter (the Liberty Media restated charter) reflecting the redesignation is included as Annex E to this proxy statement/prospectus. The form of charter amendment reflecting the reverse split is included as Annex F to this proxy statement/prospectus.

        Holders of record of Liberty Media's Series A Liberty Capital common stock, par value $0.01 per share, Series B Liberty Capital common stock, par value $0.01 per share, Series A Liberty Interactive common stock, par value $0.01 per share, Series B Liberty Interactive common stock, par value $0.01 per share, Series A Liberty Entertainment common stock, par value $0.01 per share and Series B Liberty Entertainment common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on [                        ], 2009, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. The proposals described above require the following stockholder approvals:

  •
  The redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Entertainment common stock, outstanding on the record date, that are present in person or by proxy, voting together as a separate class.

  •
  Each of the redesignation proposal and the reverse split proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, voting together as a single class.

  •
  The election of directors proposal requires a plurality of the affirmative votes of the shares of Liberty Media common stock outstanding on the record date, that are voted in person or by proxy, voting together as a single class.

  •
  The auditor ratification proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, that are present in person or by proxy, voting together as a single class.

        The entire Liberty Media board of directors has carefully considered and approved each proposal and recommends that its stockholders vote "FOR" each of them.

        Votes may be cast in person or by proxy at the annual meeting or prior to the meeting by telephone or via the Internet.

        A list of stockholders entitled to vote at the annual meeting will be available at Liberty Media's offices in Englewood, Colorado for review by its stockholders for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

        YOUR VOTE IS IMPORTANT.    Liberty Media urges you to vote as soon as possible by telephone, Internet or mail.

By order of the board of directors,
Pamela L. Coe Vice President, Secretary and Deputy General Counsel

Englewood, Colorado
[                        ], 2009

Please execute and return the enclosed proxy promptly, whether or not you intend to be present at the annual meeting.

QUESTIONS AND ANSWERS

        The questions and answers below highlight only selected information about the annual meeting and how to vote your shares. You should read carefully the entire proxy statement/prospectus, including the Annexes and the additional documents incorporated by reference herein, to fully understand the proposals.

Q:
When and where is the annual meeting?

A:
The annual meeting will be held at [            ] a.m., local time, on [                    , 2009] at the [                                ], telephone [(      )      -            ].

Q:
What is the record date for the annual meeting?

A:
The record date for the annual meeting is 5:00 p.m., New York City time, on [                ,] 2009.

Q:
What is the purpose of the annual meeting?

A:
To consider and vote on each of the split-off proposals, the reverse split proposal, the election of directors proposal, the auditors ratification proposal and any proposals to transact other business as may properly come before the annual meeting.

Q:
What stockholder vote is required to approve each of the proposals?

A:
The redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Entertainment common stock, outstanding on the record date, that are present in person or by proxy, voting together as a separate class. Each of the redesignation proposal and the reverse split proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, voting together as a single class. The election of directors proposal requires a plurality of the affirmative votes of the shares of Liberty Media common stock outstanding on the record date, that are voted in person or by proxy, voting together as a single class. The auditor ratification proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, that are present in person or by proxy, voting together as a single class.

Q:
How many votes do stockholders have?

A:
At the annual meeting:

•
holders of Series A Liberty Capital common stock (LCAPA) have one vote per share;

•
holders of Series B Liberty Capital common stock (LCAPB) have ten votes per share.

•
holders of Series A Liberty Interactive common stock (LINTA) have one vote per share;

•
holders of Series B Liberty Interactive common stock (LINTB) have ten votes per share.

•
holders of Series A Liberty Entertainment common stock (LMDIA) have one vote per share; and

•
holders of Series B Liberty Entertainment common stock (LMDIB) have ten votes per share.

  Only shares owned as of the record date are eligible to vote at the annual meeting.

  As of 5:00 p.m., New York City time, on [                        ], 2009, the record date for the annual meeting, Liberty Media's directors and executive officers beneficially owned (i) approximately [            ] % of the total voting power of the outstanding shares of Liberty Media common stock and (ii) approximately [            ] % of the total voting power of the outstanding shares of Liberty

  Entertainment common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the proposals.

Q:
What if the redemption proposal is not approved?

A:
The split-off would not be completed, which means no shares of Liberty Entertainment common stock would be redeemed for shares of common stock of LEI, and the redesignation would not be completed (irrespective of whether the redesignation proposal receives the requisite stockholder approval). None of the other proposals would be affected.

Q:
What if the redesignation proposal is not approved?

A:
The current designations of the Entertainment Group and the Liberty Entertainment common stock would not change, and no corresponding amendments would be made to Liberty Media's charter.

Q:
What if the reverse split proposal is not approved?

A:
No charter amendment for the reverse split would be filed, and no outstanding shares of LCAPA, LCAPB, LINTA or LINTB would be subject to a reverse split.

Q:
What if the auditors ratification proposal is not approved?

A:
The Liberty Media board and its audit committee would consider it as a direction to select other auditors for the year ended December 31, 2009.

Q:
What do stockholders need to do to vote on the proposals?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, you should complete, sign, date and return the enclosed proxy card by mail, or vote by the telephone or through the Internet, in each case as soon as possible so that your shares are represented and voted at the annual meeting. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote via the Internet, have your proxy card available so you can input the required information from the card, and log into the Internet website address shown on the proxy card. When you log on to the Internet website address, you will receive instructions on how to vote your shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately.

  Stockholders who have shares registered in the name of a broker, bank or other nominee should follow the voting instruction card provided by their broker, bank or other nominee in instructing them how to vote their shares. We recommend that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

  If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares of Liberty Media common stock represented by the proxy will be voted "FOR" the approval of each of the proposals.

Q:
If shares are held in "street name" by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for the beneficial owner on the proposals?

A:
If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any of the proposals, other than the election of directors proposal and the auditors ratification proposal. Accordingly, your broker, bank or other nominee will vote your shares held in "street name" on the split-off proposals and the reverse split proposal only if you provide instructions on how to vote. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to any proposal, these shares are considered "broker non-votes" with respect to such proposal.

  Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum but will have no effect (if a quorum is present) on the redemption proposal, the election of directors proposal and the auditors ratification proposal. They will, however, count as a vote "AGAINST" the redesignation proposal and the reverse split proposal. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Q:
What if I do not vote on the proposals?

A:
If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether any of the proposals is approved (if a quorum is present) other than the redesignation proposal and the reverse split proposal. If you fail to respond with a vote, your shares will count as a vote "AGAINST" the redesignation proposal and the reverse split proposal. If you respond but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" each of the proposals, as applicable.

Q:
What if I respond and indicate that I am abstaining from voting?

A:
If you respond and indicate that you are abstaining from voting, your proxy will have no effect on the election of directors proposal and will have the same effect as a vote "AGAINST" each of the split-off proposals, the reverse split proposal and the auditors ratification proposal.

Q:
May stockholders change their vote after returning a proxy card or voting by telephone or over the Internet?

A:
Yes. Before the start of the annual meeting, stockholders who want to change their vote on any proposal may do so by telephone or over the Internet (if they originally voted by telephone or over the Internet), by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940.

  Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. Your attendance at the annual meeting will not, by itself, revoke your proxy. If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:
What do I do if I have additional questions?

A:
If you have any questions prior to the annual meeting or if you would like copies of any document referred to or incorporated by reference in this document, please call Investor Relations at (720) 875-5408.

SUMMARY

        The following summary includes information contained elsewhere in this proxy statement/prospectus. This summary does not contain all of the important information that you should consider before voting on the proposals. You should read the entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference herein, carefully.

 General

  Liberty Media Corporation

        Liberty Media owns interests in a broad range of electronic retailing, media communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive Group, which includes Liberty Media's interests in QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., BuySeasons, Inc., Bodybuilding.com, LLC, IAC/InterActiveCorp (IAC), Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc., (2) the Liberty Entertainment Group, which includes Liberty Media's interests in DIRECTV, Starz Entertainment, LLC, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., Liberty Sports Holdings LLC and PicksPal, Inc., and (3) the Liberty Capital Group, which includes all businesses, assets and liabilities not attributed to the Liberty Interactive Group or the Liberty Entertainment Group including subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

        Liberty Media's principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Liberty Media's main telephone number is (720) 875-5400 and its website is located at www.libertymedia.com. The information contained on Liberty Media's website is not a part of this proxy statement/prospectus.

  Liberty Entertainment, Inc.

        LEI is a wholly owned subsidiary of Liberty Media formed for the purpose of effecting the split-off. LEI has not conducted any activities other than those incident to its formation and the preparation of applicable filings under the federal securities laws. For information regarding the business of LEI following the split-off, please see Annex A of this proxy statement/prospectus.

        Upon completion of the split-off, LEI will become an independent, publicly-traded company and will share its principal executive offices with Liberty Media at 12300 Liberty Boulevard, Englewood, Colorado 80112. LEI's main telephone number will be [(720)         -                ].

The Split-Off Proposals

        Liberty Media currently has three tracking stocks: the Liberty Entertainment common stock, the Liberty Capital common stock and the Liberty Interactive common stock, which track the Entertainment Group, the Capital Group and the Interactive Group, respectively. A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. Each group has a separate collection of businesses, assets and liabilities attributed to it, but no group is a separate legal entity and, therefore, no group can own assets, issue securities or enter into legally binding agreements.

        In accordance with the terms of Liberty Media's existing charter, the Liberty Media board has determined to seek the approval of the holders of Liberty Entertainment common stock to redeem a portion of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of common stock of LEI, a wholly owned subsidiary of Liberty Media which has been formed in contemplation of the split-off. The redemption is summarized under "—The Redemption Proposal" below. At the time of the split-off, LEI would hold Liberty Media's 54% interest in DIRECTV, a 100% interest in each of FUN Technologies, Inc., PicksPal, Inc. and Liberty Sports Holdings LLC, a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to Liberty Media's incremental acquisition of DIRECTV shares in April 2008. All of the businesses, assets and liabilities currently attributed to Liberty Media's Entertainment Group that are not held by LEI at the time of the split-off would remain with Liberty Media and continue to be attributed to the Entertainment Group. These assets consist of a 100% interest in Starz Entertainment LLC, an equity investment in WildBlue Communications, Inc. and cash and cash equivalents.

        In connection with, and subject to the completion of the split-off, the Liberty Media board has determined to seek the approval of the holders of Liberty Media common stock to amend and restate Liberty Media's charter to change the name of (i) the "Entertainment Group" to the "Starz Group" and (ii) the "Liberty Entertainment common stock" to the "Liberty Starz common stock;" to modify the definition of the renamed Starz Group to reflect the composition of that group after giving effect to the split-off; and to update the definitions of the Capital Group and the Interactive Group to give effect to the change in the attribution of businesses to each of these groups since the effective date of Liberty Media's existing charter. The businesses, assets and liabilities that are currently attributed to each of Liberty Media's other two tracking stock groups, the Capital Group and the Interactive Group, would not change as a result of the split-off. These changes are described under "—The Redesignation Proposal" below.

The Redemption Proposal

        Pursuant to the redemption proposal, holders of Liberty Entertainment common stock are being asked to approve the redemption of a portion of the outstanding shares of Liberty Entertainment common stock for shares of LEI common stock in accordance with paragraph (f)(i) of Section A.2. of Liberty Media's charter.

        The following summarizes selected terms of the redemption and split-off. For more information, please see "Proposals of the Liberty Media Board—Part I: The Split-off Proposals."

Redemption Ratio	If all conditions to the split-off are satisfied or, if applicable, waived, Liberty Media will redeem, on a pro rata basis, 90% of the shares of each series of Liberty Entertainment common stock outstanding on the redemption date for 100% of the outstanding shares of LEI. On the redemption date, (i) 0.9 of each outstanding share of LMDIA will be redeemed for 0.9 of a share of LEI Series A common stock, and 0.1 of each share of LMDIA will remain outstanding as Liberty Entertainment common stock; and (ii) 0.9 of each outstanding share of LMDIB will be redeemed for 0.9 of a share of LEI Series B common stock, and 0.1 of each share of LMDIB will remain outstanding as Liberty Entertainment common stock, subject, in each case, to the payment of cash in lieu of any fractional shares. By way of example, a holder of 100 shares of LMDIA would receive 90 shares of LEI Series A common stock in redemption for 90 shares of LMDIA and would retain the remaining 10 shares of LMDIA, while a holder of 100 shares of LMDIB would receive 90 shares of LEI Series B common stock in redemption for 90 shares of LMDIB and would retain the remaining 10 shares of LMDIB.

As of February 28, 2009, there were outstanding 494,619,808 shares of LMDIA and 23,705,527 shares of LMDIB (exclusive of any stock options or appreciation rights). Based on the number of shares of Liberty Entertainment common stock outstanding on February 28, 2009, LEI expects to issue up to 445,157,827 shares of its Series A common stock, and 21,334,974 shares of its Series B common stock in the split-off; and Liberty Media expects 49,461,981 shares of LMDIA and 2,370,553 shares of LMDIB to remain outstanding immediately following the split-off.
Redemption Date
The redemption date will be determined by the board of directors of Liberty Media following the satisfaction or, if applicable, waiver of the conditions to the split-off (other than those which by their terms can only be satisfied concurrently with the completion of the redemption). Liberty Media will issue a press release announcing the redemption date once established. The redemption would occur at 5:00 p.m., New York City time, on the redemption date (the redemption effective time).
Effect of the Redemption
From and after the redemption effective time, you will no longer have any rights as a holder of Liberty Entertainment common stock with respect to those of your shares of Liberty Entertainment common stock that are redeemed, except for the right to receive the applicable series and whole number of shares of LEI common stock to which you are entitled. You will, however, retain all rights of ownership with respect to the whole number of shares of Liberty Entertainment common stock that are not redeemed. The number of shares of LCAPA, LCAPB, LINTA and LINTB held by stockholders of Liberty Media will not change as a result of the split-off.

Liberty Media will deliver or make available to all holders of certificated Liberty Entertainment shares, from and after the redemption date, a letter of transmittal with which to surrender the portion of their shares that are subject to redemption. Holders of certificated shares of Liberty Entertainment common stock must surrender their stock certificates together with the letter of transmittal (and any other documentation required thereby) in order to receive their LEI shares in the split-off. Holders of certificated shares of Liberty Entertainment common stock who properly surrender their certificates with a duly completed letter of transmittal following the redemption will receive, subject to the effectiveness of the redesignation, certificates of Liberty Starz common stock representing the portion of their Liberty Entertainment shares that were not redeemed in the split-off.

Accounts holding shares of Liberty Entertainment common stock in book-entry form will be debited as of the redemption effective time, and promptly thereafter credited with the applicable series and number of shares of LEI common stock. Holders of Liberty Entertainment shares held in book-entry form will not need to take any action to receive their LEI shares in the split-off.

Treatment of Fractional Shares	Unless otherwise determined and announced by Liberty Media and LEI, any holder which would otherwise receive a fraction of a share of LEI common stock or retain a fraction of a share of Liberty Entertainment common stock will instead receive cash in an amount equal to the product of the applicable fraction multiplied by the average of the high and low reported sales prices for the applicable series of Liberty Entertainment common stock on the redemption date.
Conditions to the Split-Off	The completion of the split-off is subject to the following conditions:
	•	the receipt of the requisite stockholder approval of the redemption proposal at the annual meeting;
•
the receipt of a private letter ruling from the Internal Revenue Service (IRS) (which ruling shall not have been withdrawn, invalidated or modified in an adverse manner), and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably acceptable to Liberty Media, in each case to the effect that the split-off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the Code) and that (i) no gain or loss will be recognized by Liberty Media upon the distribution of LEI common stock and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Entertainment common stock upon the exchange of their shares of Liberty Entertainment common stock for shares of LEI common stock (except with respect to cash received in lieu of fractional shares);
•
the receipt of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably acceptable to Liberty Media, to the effect that the split-off will not affect the tax-free treatment under Sections 355 and/or 368(a)(1)(D) of the Code of, and will not cause Section 355(e) of the Code to apply to, (i) the exchange of stock of News Corporation for stock of Greenlady Corp. that was effected between News Corporation and subsidiaries of Liberty Media on February 27, 2008 (the News Exchange) or (ii) any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange;
•
the effectiveness under the Securities Act of 1933, as amended (the Securities Act), of the LEI registration statement, of which this proxy statement/prospectus will form a part, and the effectiveness of the registration of the LEI common stock under Section 12(b) of the Exchange Act;
	•	the approval of The Nasdaq Stock Market (Nasdaq) for the listing of the LEI common stock;

• the approval of the Federal Communications Commission (FCC) of the transfer of control of certain FCC licenses to be held by LEI subsidiaries or investees; and
• any other regulatory approvals that the Liberty Media board determines to obtain.
The Liberty Media board may not waive any of the conditions described above, other than that listed in the last bullet point.
Board Discretion to Terminate the Split-Off
The Liberty Media board reserves the right to terminate the split-off at any time prior to the redemption effective time. Although the Liberty Media board has no present plan or intention to terminate the split-off if the conditions to its completion are satisfied, the Liberty Media board has determined to reserve this discretion in the event the occurrence of any unforeseeable event causes the split-off to no longer fulfill the purposes of its implementation.
Reasons for the Split-Off
The Liberty Media board considered various benefits of the split-off in deciding to seek stockholder approval of the redemption proposal. The Liberty Media board believes that the split-off will likely reduce the discount to net asset value at which the Liberty Entertainment common stock has been trading because the LEI common stock would more directly represent the primary business and assets currently tracked by the Entertainment Group, thereby enabling the market to value the businesses and assets of LEI without the complexities of a tracking stock structure. Tracking stock has proven unacceptable to some acquisition candidates in the past, and it is anticipated that the common stock of LEI will provide LEI with greater flexibility in structuring any acquisitions as it is expected to be a more attractive acquisition currency. A more accurately valued stock would also be beneficial to raising capital with equity securities. In addition, representatives of Liberty Media have engaged, from time to time, in strategic discussions with representatives of DIRECTV that could ultimately result in a potential consolidation transaction. Although there are no present agreements with respect to any such transaction, the Liberty Media board believes that the split-off would facilitate a potential transaction with DIRECTV. The Liberty Media board also believes that the increased focus by the market on LEI separate from Liberty Media will enable LEI to grant equity-based compensation awards to its management with less dilution to the public stockholders.

The Liberty Media board also considered the benefit to Liberty Media as a whole and the other two tracking stock groups of retaining Starz Entertainment, WildBlue Communications and a significant cash position at the Entertainment Group. Because the remaining Entertainment Group would include revenue generating assets, including the "anchor" asset of Starz Entertainment, as well as a significant amount of cash, it would enhance the financial position of Liberty Media as a whole. In addition, although these assets would continue to be attributed to the Entertainment Group, the cash flow generated by these businesses as well as the cash on hand could be made available to the other groups in the form of loans or the creation of inter-group interests, which may result in terms more favorable to the Capital Group and the Interactive Group than could be obtained from third parties given current conditions in the capital markets. The Liberty Media board further considered that the focus on DIRECTV, including the uncertainty which resulted in the financial community over the possibility of a transaction with DIRECTV, might be having an adverse effect on the Capital Group tracking stock and the Interactive Group tracking stock. By splitting off a portion of the Entertainment Group into a separate company, the Liberty Media board believes that the markets would focus more closely on the remaining assets of Liberty Media to the benefit of the holders of the two other tracking stocks and the remainder of the Entertainment Group.

Lastly, the Liberty Media board considered certain costs associated with the split-off, including the loss of potential synergies, the additional legal, accounting and administrative costs of operating a separate public company and the potential tax liabilities that could accrue to Liberty Media, LEI and the holders of Liberty Entertainment tracking stock as a result of the split-off.
Treatment of Outstanding Equity Awards
Stock incentive awards with respect to shares of Liberty Entertainment common stock are held by directors, officers, employees and consultants of Liberty Media and certain of its subsidiaries under the Liberty Media Corporation 2007 Incentive Plan (the 2007 Incentive Plan) and various other stock incentive plans administered by the Liberty Media board of directors or its incentive plan committee. As a result of the redemption, options and stock appreciation rights with respect to Liberty Entertainment common stock will be split into LEI stock awards and adjusted Liberty Entertainment stock awards. All outstanding restricted shares of Liberty Entertainment common stock will be treated in the same manner as outstanding unrestricted shares of Liberty Entertainment common stock in the redemption.

LEI Common Stock	LEI Series A common stock, LEI Series B common stock and LEI Series C common stock are identical in all respects, except that:
•
LEI Series A common stock entitles its holder to one vote per share, LEI Series B common stock entitles its holder to ten votes per share, and LEI Series C common stock does not entitle its holder to any voting rights (except as required by Delaware law);
•
the LEI Series B common stock has separate class voting rights with respect to (i) certain share distributions of voting securities on LEI Series C common stock and certain share distributions pursuant to which the holders of LEI Series B common stock would receive voting securities with lesser voting rights than those of the LEI Series B common stock, and (ii) certain charter amendments, recapitalizations and reclassifications pursuant to which the holders of LEI Series C common stock would receive voting securities or the holders of LEI Series B common stock would receive voting securities with lesser voting rights than those of the LEI Series B common stock, except, in each case, in limited circumstances; and
•
each share of LEI Series B common stock is convertible, at the option of the holder, into one share of LEI Series A common stock. LEI Series A common stock and Series C common stock are not convertible.
No shares of LEI Series C common stock will be issued in connection with or will be outstanding immediately following the split-off.
See "Proposals of the Liberty Media Board—Part I: The Split-off Proposals—Description of LEI Common Stock and Comparison of Stockholder Rights."
Comparison of Liberty Entertainment Common Stock Under the Liberty Media Charter and LEI Common Stock Under LEI's Restated Charter
The Liberty Entertainment common stock is a tracking stock of Liberty Media. Accordingly, the Liberty Entertainment common stock includes terms that are specific to a tracking stock and would not typically apply to regular common stock, such as conversion at the option of the company, redemption for stock of a subsidiary and mandatory conversion, redemption or dividend provisions upon an asset disposition. None of these tracking stock-specific terms will apply to the LEI common stock. Please see "Proposals of the Liberty Media Board—Part I: The Split-off Proposals—Description of LEI Capital Stock and Comparison of Stockholder Rights" for more information.

Material U.S. Federal Income Tax Considerations	The split-off is conditioned upon the receipt of a private letter ruling from the IRS and an opinion from Skadden, Arps, Slate, Meagher & Flom LLP in each case to the effect that the split-off will qualify as a tax-free transaction to Liberty Media and the holders of Liberty Entertainment common stock (except with respect to cash received in lieu of fractional shares) under Sections 355 and 368(a)(1)(D) of the Code.
Effect on Management
No changes in management at Liberty Media are currently planned as a result of the split-off. The initial board of directors of LEI will be comprised of the persons who also comprise the board of directors of Liberty Media. The initial management team of LEI will be comprised of persons who are part of the Liberty Media management team, and LEI will compensate Liberty Media for the use of those persons pursuant to a services agreement to be entered into between Liberty Media and LEI. Please see "Certain Relationships and Related Transactions—Relationships Between LEI and Liberty Media—Services Agreement" for more information.
Interests of Certain Persons
In considering the recommendation of the Liberty Media board to vote to approve the redemption proposal, holders of Liberty Entertainment common stock should be aware that the executive officers and directors of Liberty Media will receive stock incentive awards with respect to LEI common stock in exchange for a portion of their existing Liberty Entertainment stock incentives as a result of the split-off.

Holders of Liberty Entertainment common stock should also be aware that the executive officers and directors of LEI will continue to serve as executive officers and directors of Liberty Media. See "Risk Factors—Risk Factors Relating to the Split-off—Factors Relating to LEI—LEI has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests" and "—LEI may compete with Liberty Media and LGI for business opportunities" for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and LEI.

As of February 28, 2009, Liberty Media's executive officers and directors beneficially owned (i) shares of Liberty Entertainment common stock representing in the aggregate approximately 36.3% of the aggregate voting power of the outstanding shares of Liberty Entertainment common stock and (ii) shares of Liberty Media common stock representing in the aggregate approximately 38.2% of the aggregate voting power of the outstanding shares of Liberty Media common stock. All of Liberty Media's executive officers and directors have indicated that they intend to vote "FOR" each of the split-off proposals.
The Liberty Media board was aware of these interests and considered them when approving the redemption proposal.

Regulatory Approvals	The approval of the FCC will be required for the transfer of control of certain FCC licenses held by LEI subsidiaries or investees. The Liberty Media board will determine whether any other regulatory approvals are needed in connection with the split-off.
No Appraisal Rights	Under the General Corporation Law of the State of Delaware, you will not have appraisal rights in connection with the redemption.
Exchange Agent, Transfer Agent and Registrar for the Shares	Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940.
Stock Exchange Listing
There is currently no public market for LEI common stock. LEI has applied to list its Series A common stock and Series B common stock on the Nasdaq Global Select Market under the same symbols as the Series A and Series B Liberty Entertainment common stock currently trade, "LMDIA" and "LMDIB", respectively. Liberty Media has concurrently applied to change the symbol of the Series A and Series B Liberty Entertainment common stock following the split-off to "LSTZA" and "LSTZB", respectively, and these shares would continue trading on the Nasdaq Global Select Market. Liberty Media and LEI have been advised that, for a short period following the split-off, LEI's common stock may trade under temporary trading symbols, which will be announced by press release once available.
Recommendation of the Liberty Media Board	The Liberty Media board has unanimously approved the redemption proposal and unanimously recommends that holders of Liberty Entertainment common stock vote "FOR" the proposal.
Risk Factors	If the split-off is completed, stockholders of LEI will face a number of risks and uncertainties including, among others:
• those relating to the tax consequences of the split-off;
• those relating to limits on LEI's ability to control two of its more significant investments;
• those relating to LEI's ability to obtain cash sufficient to service its debt; and
• those relating to LEI's overlapping directors and management with Liberty Media.
Please see "Risk Factors" starting on page 21 for a discussion of these risks and others that should be considered in connection with the redemption proposal and an investment in LEI common stock.

The Redesignation Proposal

        Pursuant to the redesignation proposal, Liberty Media's stockholders are being asked to approve the amendment and restatement of the Liberty Media charter to change the name of (i) the "Entertainment Group" to the "Starz Group" and (ii) the "Liberty Entertainment common stock" to the "Liberty Starz common stock;" modify the definition of the renamed Starz Group to reflect the composition of that group after giving effect to the split-off; and update the definitions of the Capital Group and the Interactive Group to give effect to the change in the attribution of businesses to each of these groups since the effective date of the Liberty Media charter.

        The following summarizes selected terms of the redesignation. For more information, please see "Proposals of the Liberty Media Board—Part I: The Split-off Proposals."

Redesignation	In the redesignation, Liberty Media's Entertainment Group would be redesignated as the Starz Group and shares of Liberty Entertainment common stock would be redesignated as shares of Liberty Starz common stock.
Redesignation Date
Subject to the satisfaction of the conditions to the redesignation, the redesignation will be completed upon the filing of the Liberty Media restated charter with the Secretary of State of the State of Delaware. The redesignation would occur immediately following the effective time of the redemption.
Effect of the Redesignation
From and after the redesignation, all shares of Liberty Entertainment common stock owned by you that are not redeemed will be redesignated as Liberty Starz common stock and will track the businesses, assets and liabilities of the newly redesignated Starz Group.

Holders of certificated shares of Liberty Entertainment common stock who properly surrender their certificates with a duly completed letter of transmittal following the redemption will receive certificates of Liberty Starz common stock representing the portion of their Liberty Entertainment shares that were not redeemed in the split-off.

Holders of Liberty Entertainment shares held in book-entry form will not need to take any action in connection with the redesignation. Their accounts will automatically be credited with shares of Liberty Starz common stock following the completion of the redemption and the redesignation, based on the portion of the former Liberty Entertainment shares not redeemed in the split-off.
Conditions to the Redesignation	The completion of the redesignation is subject to the following conditions:
• the receipt of the requisite stockholder approval of the redesignation proposal at the annual meeting; and
• the completion of the split-off.

Board Discretion Not to Implement the Redesignation	The Liberty Media board reserves the right to not implement the redesignation at any time before the filing of the Liberty Media restated charter. Although the Liberty Media board has no present plan or intention to not implement the redesignation if the conditions to its completion are satisfied, the Liberty Media board has determined to reserve this discretion in the event the occurrence of any unforeseeable event causes the redesignation to no longer fulfill the purposes of its implementation.
Reasons for the Redesignation
The Liberty Media board determined to seek approval for the redesignation in an effort to avoid confusion in the markets following the completion of the split-off. Because analysts and others in the financial community know the businesses of Liberty Media's Entertainment Group as the "Liberty Entertainment" stock, the Liberty Media board believed that naming the new public company "Liberty Entertainment, Inc." would create a smoother transition to independent trading following the split-off. Further, the anchor asset of the remaining portion of the former Entertainment Group following the split-off is Starz Entertainment LLC, which the Liberty Media board believed should be incorporated into the new name of the group and the related tracking stock.
Exchange Agent for the Redesignation	Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940.
Stock Exchange Listing
Liberty Media has applied to change the symbol of the redesignated Series A and Series B Liberty Starz common stock to "LSTZA" and "LSTZB", respectively. These shares would continue trading on the Nasdaq Global Select Market.
Recommendation of the Liberty Media Board	The Liberty Media board has unanimously approved the redesignation proposal and unanimously recommends that Liberty Media's stockholders vote "FOR" the proposal.

The Reverse Split Proposal

        Pursuant to the reverse split proposal, Liberty Media's stockholders are being asked to approve an amendment to Liberty Media's charter to effect a reverse stock split of the outstanding shares of LCAPA, LCAPB, LINTA and LINTB.

        The following summarizes selected terms of the reverse split. For more information, please see "Proposals of the Liberty Media Board—Part II: The Reverse Split Proposal."

Reverse Split Ratios	Subject to the satisfaction of the conditions to the reverse split, the outstanding shares of LCAPA will be reverse split at a ratio of one-for-five, the outstanding shares of LCAPB will be reverse split at a ratio of one-for-five; the outstanding shares of LINTA will be reverse split at a ratio of one-for-five; and the outstanding shares of LINTB will be reverse split at a ratio of one-for-five.

As of February 28, 2009, there were outstanding (1) 90,435,497 LCAPA shares, (2) 6,024,724 LCAPB shares, (3) 568,290,685 LINTA shares, and (4) 29,414,424 LINTB shares (exclusive of any stock options or appreciation rights). Based on the number of such shares outstanding on February 28, 2009, LEI expects 18,087,099 shares of LCAPA, 1,204,944 shares of LCAPB, 113,658,137 shares of LINTA and 5,882,884 shares of LINTB to remain outstanding immediately following the reverse split.
Effective Time
The effective time of the reverse split will be determined by the Liberty Media board following the satisfaction of the conditions to the reverse split. The reverse split will be effective upon the filing of Liberty Media's charter amendment with the Secretary of State of the State of Delaware.
Effect of the Reverse Split
The reverse split would affect all of the holders of Liberty Interactive common stock and Liberty Capital common stock uniformly, except to the extent that the reverse split results in a holder receiving cash in lieu of a fractional share. This could reduce the number of small post-reverse split stockholders of LCAPA, LCAPB, LINTA or LINTB following the reverse split. See "—Treatment of Fractional Shares" below.
The other principal effects of the reverse split will be that:
• the number of outstanding shares of LCAPA, LCAPB, LINTA and LINTB will be reduced proportionately based on the applicable reverse split ratios;
•
the increase in the relative aggregate voting power of the Liberty Capital common stock and the Liberty Interactive common stock that would result from the completion of the split-off would be partially diluted as a result of the reverse split;
•
if the split-off is abandoned, the relative aggregate voting power of the Liberty Capital common stock and the Liberty Interactive common stock would be significantly diluted as a result of the reverse split; and
•
the number of stockholders who own odd lots (less than 100 shares) will likely increase, and such odd lot holders may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Liberty Media will deliver or make available to all holders of certificated Liberty Capital shares or Liberty Interactive shares, from and after the reverse split, a letter of transmittal with which to surrender their certificates in exchange for new certificates representing the shares of Liberty Capital common stock or Liberty Interactive common stock held by such surrendering holders following the reverse split.

Accounts holding shares of Liberty Capital common stock or Liberty Interactive common stock in book-entry form will be debited as of the effective time of the reverse split, and promptly thereafter credited with the applicable series and number of shares of Liberty Capital common stock or Liberty Interactive common stock. Holders of Liberty Capital shares or Liberty Interactive shares held in book-entry form will not need to take any action to receive their reverse split shares.
Treatment of Fractional Shares
Any holder which would otherwise receive a fraction of a share of Liberty Capital common stock or Liberty Interactive common stock in the reverse split will instead receive cash in an amount equal to the product of the applicable fraction multiplied by the closing stock price of the applicable series of common stock as reported on the Nasdaq Global Select Market on the first trading day following the effective time of the reverse split.
Conditions to the Reverse Split	The completion of the reverse split is subject to the following conditions:
• the receipt of the requisite stockholder approval of the reverse split proposal at the annual meeting; and
• the first to occur of the completion or abandonment of the split-off.
Board Discretion Not to Implement the Reverse Split
The Liberty Media board reserves the right to not implement the reverse split at any time prior to the filing of Liberty Media's charter amendment. Although the Liberty Media board has no present plan or intention to not implement the reverse split if the conditions to its completion are satisfied, the Liberty Media board has determined to reserve this discretion in the event the occurrence of any unforeseeable event causes the reverse split to no longer fulfill the purposes of its implementation.
Reasons for the Reverse Split
The Liberty Media board believes that reducing the number of the outstanding shares of LCAPA, LCAPB, LINTA and LINTB will proportionally increase the respective share prices of these tracking stocks, which will improve their marketability and liquidity and encourage interest and trading in these tracking stock. Although no assurance can be given that the reverse split will cause the trading prices of these tracking stocks to initially increase proportionally, as expected, or to maintain the elevated pricing, the Liberty Media board believes the reverse split will benefit the holders of the Liberty Capital common stock and Liberty Interactive common stock.

Treatment of Outstanding Equity Awards	Concurrently with the effective time of the reverse split, the per share exercise price or base price of all outstanding options and stock appreciation rights with respect to any series of Liberty Capital common stock or Liberty Interactive common stock will be increased proportionately, and the number of shares of the applicable series of Liberty Capital common stock or Liberty Interactive common stock subject to such options or stock appreciation rights will be reduced proportionately, in each case, based on the applicable reverse split ratios. These adjustments will result in approximately the same aggregate exercise price or base price being required of the holder upon exercise of the applicable award, although the aggregate number of shares subject to such awards will have been reduced proportionately. Restricted shares of Liberty Capital common stock or Liberty Interactive common stock will be treated in the same manner as unrestricted outstanding shares of the applicable series of common stock in the reverse split.
Material U.S. Federal Income Tax Considerations of the Reverse Split
The reverse split is intended to qualify as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code. Provided the reverse split so qualifies, then except with respect to cash received in lieu of fractional shares, (i) no gain or loss will be recognized by a stockholder upon the exchange of pre-reverse split shares of Liberty Capital common stock for post-reverse split shares of Liberty Capital common stock, and (ii) no gain or loss will be recognized by a stockholder upon the exchange of pre-reverse split shares of Liberty Interactive common stock for post-reverse split shares of Liberty Interactive common stock.

The particular tax consequences of the reverse split to you will depend on the facts of your own situation. Please consult your tax advisors for a full description of the tax consequences of the reverse split to you.
No Appraisal Rights	Under the General Corporation Law of the State of Delaware, you will not have appraisal rights in connection with the reverse split.
Exchange Agent for the Shares	Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940.
Recommendation of the Liberty Media Board	The Liberty Media board has unanimously approved the reverse split proposal and unanimously recommends that Liberty Media's stockholders vote "FOR" the proposal.

Risk Factors	There can be no assurance that following the reverse split the market price of any series of the Liberty Interactive common stock or Liberty Capital common stock will increase in proportion to the reduction in the number of shares of such common stock issued and outstanding before the reverse split. The total market capitalization of the Liberty Capital tracking stock and/or the Liberty Interactive tracking stock after the reverse split may be lower than either tracking stock group's total market capitalization before the reverse split for reasons unrelated to the reverse split.

The Annual Business Matter Proposals

        Additionally, you are being asked to (i) re-elect Donne F. Fisher, Gregory B. Maffei, and M. LaVoy Robison to serve as Class II members of the Liberty Media board until its 2012 annual meeting of stockholders pursuant to the election of directors proposal, and (ii) ratify the selection of KPMG LLP as Liberty Media's independent auditors for the fiscal year ending December 31, 2009 pursuant to the auditors ratification proposal.

        The Liberty Media board has unanimously approved the election of directors proposal and the auditors ratification proposal and unanimously recommends that you vote "FOR" each of these proposals.

Comparative Per Share Market Price and Dividend Information

Market Price

        Liberty Media has three tracking stocks: (i) Series A and Series B Liberty Capital tracking stock, which were originally issued in May 2006 and later recapitalized in March 2008; (ii) Series A and Series B Liberty Interactive tracking stock, which were originally issued in May 2006; and (iii) Series A and Series B Liberty Entertainment tracking stock, which were originally issued in March 2008 when each share of the then-Liberty Capital tracking stock was reclassified (the reclassification) into one share of the same series of new Liberty Capital tracking stock and four shares of the same series of Liberty Entertainment tracking stock. Each series of Liberty Media's tracking stock trades on The Nasdaq Stock Market LLC. The following table sets forth the range of high and low sales prices of shares of our common stock for the years ended December 31, 2008 and 2007 and since January 1, 2009. Such prices have not been adjusted to reflect the proposed reverse split.

	Liberty Capital
	Series A (LCAPA)		Series B (LCAPB)
	High	Low	High	Low
2007
First quarter	$111.31	96.95	111.50	98.50
Second quarter	$120.74	109.09	120.74	110.88
Third quarter	$126.46	107.70	126.44	108.07
Fourth quarter	$129.72	110.03	129.91	110.51
2008
First quarter (through March 3)	$119.75	100.00	121.21	101.25
First quarter (beginning March 4)	$19.25	14.60	17.73	14.64
Second quarter	$16.99	14.03	18.00	14.07
Third quarter	$16.46	13.10	16.23	12.97
Fourth quarter	$13.74	2.33	13.75	2.61
2009
First quarter	$7.46	4.35	10.60	4.46
Second quarter (through April 2)	$7.60	6.61	7.12	6.30

	Liberty Interactive
	Series A (LINTA)		Series B (LINTB)
	High	Low	High	Low
2007
First quarter	$25.05	20.90	25.74	21.05
Second quarter	$25.89	22.15	25.80	22.19
Third quarter	$23.07	17.70	23.13	17.69
Fourth quarter	$23.00	18.95	21.45	19.03
2008
First quarter	$19.17	13.42	18.69	13.53
Second quarter	$17.58	14.55	17.44	14.73
Third quarter	$15.17	11.52	15.91	11.95
Fourth quarter	$13.10	1.97	12.79	2.10
2009
First quarter	$3.99	2.42	3.81	1.75
Second quarter (through April 2)	$3.80	2.83	3.44	3.11

	Liberty Entertainment
	Series A (LMDIA)		Series B (LMDIB)
	High	Low	High	Low
2008
First quarter (beginning March 4)	$27.07	19.65	26.51	20.46
Second quarter	$27.48	22.12	27.41	22.46
Third quarter	$28.64	22.33	28.95	22.48
Fourth quarter	$25.26	9.47	24.95	9.69
2009
First quarter	$20.94	16.03	20.10	15.25
Second quarter (through April 2)	$21.87	19.54	20.00	20.00

        As of December 11, 2008, the last trading day prior to the public announcement of the Liberty Media board's intention to seek the approval of the Liberty Entertainment stockholders to effect the redemption, LCAPA closed at $3.00, LCAPB closed at $3.07, LINTA closed at $2.39, LINTB closed at $2.44, LMDIA closed at $12.16 and LMDIB closed at $12.24. As of [                        ], 2009, the most recent practicable date prior to the mailing of this proxy statement/prospectus, LCAPA closed at $[                        ], LCAPB closed at $[                        ], LINTA closed at $ [                        ], LINTB closed at $ [                        ], LMDIA closed at $[                        ] and LMDIB closed at $ [                        ].

Dividends

        Liberty Media.    Liberty Media has never paid cash dividends on any series of its common stock. All decisions regarding payment of dividends by Liberty Media are made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

        LEI.    LEI has no present intention to pay cash dividends on its stock. All decisions regarding payment of dividends by LEI will be made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

RISK FACTORS

        In addition to the other information contained in, incorporated by reference in or included as an Annex to this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the proposals.

        The risk factors described in this section have been separated into two groups:

  •
  risks that relate to the split-off, which include risks relating to the redemption, risks relating to an investment in LEI and the capital structure of LEI and risks relating to LEI's ownership of an interest in DIRECTV (which have been drawn from the most recent public filings made by DIRECTV); and

  •
  risks that relate to the reverse split.

        The risks described below and elsewhere in this proxy statement/prospectus are not the only ones that relate to the split-off, an investment in LEI and the reverse split. The risks described below are considered to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on LEI or an investment in its common stock. Past financial performance may not be a reliable indicator of future performance and historical trends may not foretell results or trends in future periods especially given the current economic environment.

        If any of the events described below were to occur, the businesses, prospects, financial condition, results of operations and/or cash flows of LEI could be materially adversely affected. In any such case, the price of any or all of the LEI common stock could decline, perhaps significantly.

        For the purposes of these risk factors, unless the context otherwise indicates, we have assumed that the redemption proposal is approved and that the split-off has been completed. The risk factors relating to DIRECTV have been drawn from the most recent public filings made by DIRECTV.

Risk Factors Relating to the Split-Off

Factors Relating to the Redemption

        The split-off could result in significant tax liability.    Liberty Media has applied for a private letter ruling from the IRS to the effect that, among other things, the split-off will qualify as a tax-free distribution for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. The split-off is conditioned upon the receipt by Liberty Media of such private letter ruling and the receipt by Liberty Media and LEI of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Liberty Media, to the effect that, among other things, the split-off will qualify as a tax-free transaction to Liberty Media and to the holders of Liberty Entertainment common stock (except with respect to the receipt of cash in lieu of fractional shares) for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code.

        Although a private letter ruling relating to the qualification of the split-off under Sections 355 and 368(a)(1)(D) of the Code will generally be binding on the IRS, the continuing validity of such ruling will be subject to the accuracy of factual representations and certain assumptions. Also, as part of the IRS's general policy with respect to rulings on split-off transactions under Section 355 of the Code, a private letter ruling obtained by Liberty Media will not represent a determination by the IRS that certain requirements which are necessary to obtain tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code have been satisfied. Rather, such private letter ruling will be based upon representations by Liberty Media that these requirements have been satisfied, and any inaccuracy in such representations could invalidate the ruling. As a result of this IRS policy, Liberty Media has made it a condition to the split-off that Liberty Media and LEI obtain the opinion of counsel described above. The opinion will be based upon various factual representations and assumptions, as well as certain undertakings made by Liberty Media and LEI. Any inaccuracy in the representations or assumptions upon which such tax opinion is based, or failure by Liberty Media or LEI to comply with any undertakings made in connection with such tax opinion, could alter the conclusions reached in such opinion. Opinions of counsel are not binding on the IRS. As a result, the conclusions expressed in the opinion of counsel could be challenged by the IRS. If it is subsequently determined, for whatever reason, that the split-off does not qualify for tax-free treatment, Liberty Media and/or the holders of Liberty Entertainment common stock immediately prior to the split-off could incur significant tax liabilities. Under its tax sharing agreement with LEI, Liberty Media, its subsidiaries and certain related persons will be entitled to indemnification from LEI for any losses, including any taxes of Liberty Media and its subsidiaries, resulting from the failure of the split-off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code, except for any such losses that result primarily from, individually or in the aggregate, the breach of certain covenants made by Liberty Media. For a more complete discussion of the requested private letter ruling, the tax opinion and the tax consequences if the split-off is not tax-free, please see "Proposals of the Liberty Media Board—Part I: The Split-Off Proposals—Material U.S. Federal Income Tax Consequences of the Split-Off."

        Liberty Media may have a significant indemnity obligation to News Corporation, which is not limited in amount or subject to any cap, if the News Exchange or certain restructuring transactions related to the News Exchange are treated as taxable transactions as a result of the split-off.    Liberty Media entered into a tax matters agreement with News Corporation in connection with the News Exchange, pursuant to which Liberty Media agreed, among other things, to indemnify News Corporation, its affiliates and certain related persons for taxes resulting from actions taken by Liberty Media or its affiliates that cause the News Exchange (or related restructuring transactions) not to qualify as tax-free transactions described in Sections 355 and/or 368(a)(1)(D) of the Code. Liberty Media's indemnification obligations to News Corporation, its affiliates and certain related persons are not limited in amount or subject to any cap. If Liberty Media is required to indemnify News Corporation, its affiliates and certain related persons under the circumstances set forth in the tax matters agreement, Liberty Media may be subject to substantial liabilities. In Liberty Media's tax sharing agreement with LEI, LEI has agreed to reimburse Liberty Media for its indemnification obligations to News Corporation under specified circumstances. For more information about LEI's indemnity obligations, see "—LEI may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if the split-off, the News Exchange or certain restructuring transactions related to the News Exchange are treated as taxable transactions" below.

        It is a condition to the split-off that Liberty Media and LEI shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that for U.S. federal income tax purposes, the split-off will not affect the tax-free treatment under Sections 355 and/or 368(a)(1)(D) of the Code of, and will not cause Section 355(e) of the Code to apply to, the News Exchange or any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely upon factual representations and assumptions, as well as certain undertakings made by Liberty Media and LEI. Any inaccuracy in the representations or assumptions upon which such tax opinion is based, or failure by Liberty Media or LEI to comply with any undertakings made in connection with such tax opinion, could alter the conclusions reached in such opinion. Opinions of counsel are not binding on the IRS, and neither Liberty Media nor LEI have requested a ruling from the IRS as to the effect, if any, that the split-off would have on the News Exchange (or any related restructuring transactions). Therefore, there can be no assurance that the IRS will agree with the conclusions in such opinion. If Liberty Media is required to indemnify News Corporation, its affiliates and certain related persons under the circumstances set forth in the tax matters agreement, LEI pursuant to its tax sharing agreement with Liberty Media or Liberty Media may be subject to substantial liabilities, which could materially adversely affect its financial position.

        LEI may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if the split-off, the News Exchange or certain restructuring transactions related to the News Exchange are treated as taxable transactions.    In the tax sharing agreement with Liberty Media, LEI has agreed to indemnify Liberty Media, its subsidiaries and certain related persons for any losses, including any taxes of Liberty Media and its subsidiaries, resulting from (and in the case of clause (iv), resulting primarily from, individually or in the aggregate) (i) the failure of the split-off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code, (ii) the failure of the LEI stock to be treated as "qualified property" for purposes of Section 361(c) of the Code, (iii) Section 355(e) of the Code applying to the News Exchange or to any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange as a result of the split-off or any actions taken by LEI or its subsidiaries following the split-off, or (iv) any breach by LEI of certain covenants (applicable to actions or failures to act by LEI and its subsidiaries following the completion of the split-off) that relate to the qualification of the split-off, the News Exchange and certain restructuring transactions related to the News Exchange as tax-free transactions. Notwithstanding the foregoing, LEI will not be responsible for any such losses that result primarily from, individually or in the aggregate, any breach by Liberty Media of certain covenants (applicable to actions or failures to act by Liberty Media and its subsidiaries following the completion of the split-off) that relate to the qualification of the split-off, the News Exchange and certain restructuring transactions related to the News Exchange as tax-free transactions. LEI's indemnification obligations to Liberty Media, its subsidiaries and certain related persons are not limited in amount or subject to any cap. If LEI is required to indemnify Liberty Media, its subsidiaries and certain related persons under the circumstances set forth in the tax sharing agreement, LEI may be subject to substantial liabilities, which could materially adversely affect its financial position.

        The combined market value of the LEI common stock and the Liberty Entertainment common stock outstanding after the completion of the split-off may not equal or exceed the current market value of the existing Liberty Entertainment common stock.    Although Liberty Entertainment common stock has been publicly traded since the March 2008 reclassification, there is no public market for LEI common stock. Because, among other things, LEI common stock will be a security of LEI, rather than a security of Liberty Media, there can be no assurance that the public market for LEI common stock will be similar to the public market for the Liberty Entertainment common stock. Ultimately, the value of each share of LEI common stock will be principally determined in the trading markets and could be influenced by many factors, including the operations of LEI's subsidiaries and business affiliates, investors' expectations of LEI's prospects, financial estimates by securities analysts, trends and uncertainties affecting the industries in which LEI or its affiliates compete, future issuances and repurchases of LEI common stock and general economic and other conditions. The combined trading value of the LEI common stock and the un-redeemed portion of the Liberty Entertainment common stock outstanding after the completion of the split-off could be higher or lower than the trading value of the existing Liberty Entertainment common stock, and we are unable to estimate whether any such difference, whether favorable or unfavorable, will be material.

        After the split-off, LEI may be controlled by one principal shareholder.    John C. Malone currently beneficially owns shares of Liberty Entertainment common stock (excluding exercisable stock options) representing approximately 30.2% of the aggregate voting power of the outstanding shares of Liberty Entertainment common stock as of February 28, 2009. Following the consummation of the split-off, Mr. Malone is expected to beneficially own shares of LEI common stock (excluding exercisable stock options) representing up to approximately 30.2% of LEI's voting power, based upon the redemption ratio and his beneficial ownership of Liberty Entertainment common stock, as of February 28, 2009 (as reflected under "Proposals of the Liberty Media Board—Part I: The Split-Off Proposals—Management of LEI—Pro Forma Security Ownership of Management" below). By virtue of Mr. Malone's voting power in LEI as well as his position as LEI's Chairman of the Board, Mr. Malone may be deemed to control LEI's operations. Mr. Malone's rights to vote or dispose of his equity interest in LEI will not be subject to any restrictions in favor of LEI other than as may be required by applicable law and except for customary transfer restrictions pursuant to incentive award agreements.

Factors Relating to LEI

        LEI does not have the right to control DIRECTV or GSN, which means LEI will not be able to cause those businesses to operate in a manner that may be preferred by LEI.    Although LEI may exercise influence over the management and policies of DIRECTV and GSN, LEI does not have the right to control the businesses or affairs of these two significant investments. Even though LEI owns a majority stake in DIRECTV, by agreement with DIRECTV, it effectively will exercise the voting rights associated with approximately 48% of DIRECTV's common stock. With respect to GSN, LEI's rights take the form of representation on the board of managers and possession of veto rights over significant or extraordinary actions. Although LEI's rights may enable it to prevent the sale of material assets or prevent the investee from paying dividends or making distributions to its stockholders or partners, these rights will not enable LEI to cause these actions to be taken.

        Because LEI does not control the business management practices of DIRECTV, LEI relies on DIRECTV for the financial information that LEI uses in accounting for its ownership interest in DIRECTV.    Due to certain governance arrangements with DIRECTV, LEI does not control DIRECTV's decision-making process or business management practices, within the meaning of U.S. accounting rules. As a result, LEI accounts for its 54% ownership interest in DIRECTV using the equity method of accounting and records its share of DIRECTV's net income or loss in LEI's financial statements. LEI relies on DIRECTV to provide LEI with financial information prepared in accordance with generally accepted accounting principles, which LEI uses in the application of the equity method. In addition, LEI cannot change the way in which DIRECTV reports its financial results. LEI's management did not participate in the creation of, and has no oversight authority as to, DIRECTV's internal controls or procedures.

        Following the split-off, LEI may not report operating income or net earnings, which could materially and adversely affect the market price of LEI common stock.    LEI's subsidiaries and businesses affiliates, on a combined basis, have a history of reporting operating losses. LEI's combined financial statements report operating losses of $19.5 million and $27.3 million for the years ended December 31, 2008 and 2007, respectively. In light of this historical financial performance, no assurance can be made that LEI will report operating income or net earnings in the near future or at all. Failure to produce profitability in future periods may materially and adversely affect the market price of LEI common stock.

        LEI could be unable in the future to obtain cash in amounts sufficient to service its debt.    As of December 31, 2008, LEI had outstanding approximately $2 billion principal amount of debt. This debt, which was incurred in connection with Liberty Media's incremental acquisition of DIRECTV shares in April 2008, is secured by (x) a pledge of the put components of a "cashless collar" transaction (consisting of a series of 6 puts and calls) Liberty Media effected with an affiliate of the bank holding such debt on 110 million shares of DIRECTV common stock and (y) a pledge of 170 million shares of Liberty Media's DIRECTV common stock. Such debt amortizes over a period commencing in 2009 and ending in 2012. LEI's ability to meet this financial obligation will depend upon its ability to access cash. LEI's sources of cash include its available cash balances, net cash from operating activities, distributions from its investees, borrowings against its DIRECTV shares not otherwise encumbered, proceeds from equity issuances and proceeds from asset sales. There are no assurances that LEI will have access to sufficient cash to service its debt obligations, absent borrowings against or sales of its unencumbered DIRECTV shares or other assets. Were LEI to default under its current debt, the bank holding that debt could accelerate its maturity, set-off any amount due to LEI from the bank's affiliate under the collar transaction and make up any short-fall in principal amount through the sale of Liberty Media's pledged DIRECTV shares.

        LEI's historical financial information may not be representative of LEI's results as a separate company.    The historical financial information included in this proxy statement/prospectus for LEI may not necessarily reflect what LEI's results of operations, financial condition and cash flows would have been had LEI been a separate, stand-alone entity pursuing independent strategies during the periods presented.

        LEI will depend on a limited number of potential customers for carriage of its programming.    The cable television industry has been undergoing a period of consolidation. As a result, the number of potential buyers of the video programming offered by LEI's programming subsidiaries and business affiliates is decreasing. In this more concentrated market, there can be no assurance that LEI's subsidiaries and business affiliates will be able to obtain or maintain carriage of their video programming by cable and direct-to-home (DTH) satellite providers on commercially reasonable terms or at all. As DIRECTV is an independent public company LEI will have no voting right to participate in DIRECTV's programming choices or channel allocations.

        Rapid technological advances could render the products and services offered by LEI's subsidiaries and business affiliates obsolete or non-competitive.    LEI's subsidiaries and business affiliates must stay abreast of rapidly evolving technological developments and offerings to remain competitive and increase the utility of their services. These subsidiaries and business affiliates must be able to incorporate new technologies into their products in order to address the needs of their customers. There can be no assurance that they will be able to compete with advancing technology, and any failure to do so could result in customers seeking alternative service providers, thereby adversely impacting LEI's revenue and operating income.

        Certain of LEI's subsidiaries and business affiliates depend on their relationships with third party distribution channels, suppliers and advertisers and any adverse changes in these relationships could adversely affect LEI's results of operations.    An important component of the success of LEI's subsidiaries and business affiliates will be their ability to maintain their existing, as well as build new, relationships with third party distribution channels, suppliers and advertisers, among other parties. Adverse changes in existing relationships or the inability to enter into new arrangements with these parties on favorable terms, if at all, could negatively impact LEI's revenue, ability to acquire quality programming content and operating margins.

        Adverse events or trends in the industries in which LEI's subsidiaries and business affiliates operate could adversely affect its results of operations.    In general, LEI's subsidiaries and business affiliates could be sensitive to trends and events that are outside their control. For example, adverse trends or events, such as general economic downturns, decreases in consumer spending and natural or other disasters, among other adverse events and trends, could decrease LEI's revenue and/or increase LEI's expenses.

        LEI's businesses are subject to risks of adverse government regulation.    Programming services, cable television systems, the Internet, telephony services and satellite carriers are subject to varying degrees of regulation in the United States by the FCC and other entities and in foreign countries by similar entities. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. Moreover, substantially every foreign country in which LEI's subsidiaries or business affiliates will have, or may in the future make, an investment regulates, in varying degrees, the distribution, content and ownership of programming services and foreign investment in programming companies and wireline and wireless cable communications, satellite and telephony services and the Internet. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that LEI's subsidiaries and business affiliates will not become subject to increased expenses or more stringent restrictions as a result of any future legislation, new regulation or deregulation.

        LEI and certain of its subsidiaries, including DIRECTV, are subject to additional FCC conditions.    In connection with approving the acquisition of an ownership interest in DIRECTV by a Liberty Media subsidiary in February 2008, the FCC imposed a number of regulatory conditions on Liberty Media, its subsidiaries, and DIRECTV. More specifically, the FCC imposed program carriage conditions, intended to prevent discrimination against unaffiliated programmers, program access conditions, intended to ensure non-discriminatory access to programming, and other conditions, including the elimination of overlapping attributable interests in cable and satellite distribution systems in Puerto Rico by February 2009. In order to comply with the FCC's condition regarding overlapping attributable interests in cable and satellite distribution systems in Puerto Rico, effective February 25, 2009, DIRECTV placed its interests in the Puerto Rico systems into a trust and appointed a trustee who is required to oversee the management and operation of these systems in accordance with a trust agreement that has been submitted to the FCC.

        The success of certain of LEI's subsidiaries and business affiliates whose businesses involve the Internet depends on maintaining the integrity of their systems and infrastructure.    A fundamental requirement for online communications is the secure transmission of confidential information, such as credit card numbers or other personal information, over public networks. If the security measures of any of LEI's subsidiaries or business affiliates engaged in online communications were to be compromised, it could have a detrimental effect on their reputation and adversely affect their ability to attract web traffic.

        Computer viruses transmitted over the Internet have significantly increased in recent years, thereby increasing the possibility of disabling attacks on and damage to websites of LEI's subsidiaries and business affiliates whose businesses will be dependent on the Internet. In addition, certain of LEI's subsidiaries and business affiliates rely on third-party computer systems and service providers to facilitate and process a portion of their transactions. Any interruptions, outages or delays in these services, or a deterioration in their performance, could impair the ability of these subsidiaries and business affiliates to process transactions for their customers and the quality of service they can offer to them.

        The success of certain of LEI's subsidiaries and business affiliates depends on audience acceptance of their programs and programming services which is difficult to predict.    Entertainment content production is an inherently risky business because the revenue derived from the production and distribution of a cable program depends primarily upon its acceptance by the public, which is difficult to predict. The commercial success of a cable program depends on the quality and acceptance of other competing programs released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, many of which are difficult to predict. Audience sizes for cable programming are important factors when cable and DTH satellite video providers negotiate affiliation agreements with cable programmers and, in the case of cable programming, when advertising rates are negotiated. Consequently, low public acceptance of cable programs could hurt the ability of LEI's subsidiaries and business affiliates to maintain rates charged to affiliates, subscribers and advertisers.

        No assurance can be made that LEI will be successful in integrating any acquired businesses.    LEI's businesses and those of its subsidiaries may grow through acquisitions in selected markets. Integration of new businesses may present significant challenges, including: realizing economies of scale in programming and network operations; eliminating duplicative overheads; and integrating networks, financial systems and operational systems. No assurances can be made that, with respect to any acquisition, LEI will realize anticipated benefits or successfully integrate any acquired business with its existing operations. In addition, while LEI intends to implement appropriate controls and procedures as it integrates acquired companies, LEI may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting (as required by U.S. federal securities laws and regulations) until LEI has fully integrated them.

        If, following the split-off, LEI is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or LEI's internal control over financial reporting is not effective, the reliability of LEI's financial statements may be questioned and LEI's stock price may suffer.    Section 404 of the Sarbanes- Oxley Act of 2002 requires any company subject to the reporting requirements of the U.S. securities laws to complete a comprehensive evaluation of its and its consolidated subsidiaries' internal control over financial reporting. To comply with this statute, LEI will be required to document and test its internal control procedures; LEI's management will be required to assess and issue a report concerning its internal control over financial reporting; and LEI's independent auditors will be required to issue an attestation regarding its internal control over financial reporting. LEI's compliance with Section 404 of the Sarbanes-Oxley Act will first be tested in connection with the filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2010. Although LEI does not expect the annual costs to comply with Section 404 to be significant (based on its preliminary assessments), the rules governing the standards that must be met for LEI's management to assess its internal control over financial reporting are complex, subject to change, and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, LEI's management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If LEI's management cannot favorably assess the effectiveness of its internal control over financial reporting when it's required to do so or LEI's auditors identify material weaknesses in its internal control, investor confidence in LEI's financial results may weaken, and LEI's stock price may suffer.

        LEI has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests.    Executive officers of Liberty Media will also serve as executive officers of LEI pursuant to a services agreement that will be entered into between Liberty Media and LEI in connection with the completion of the split-off, and the directors of Liberty Media will also serve as the initial directors of LEI. John C. Malone is the Chairman of the Board of Liberty Media and LGI and will serve as the Chairman of the Board of LEI. In addition, three other directors who serve on LGI's board also serve on the Liberty Media board. Immediately following the split-off, neither Liberty Media nor, to its knowledge, LGI will have any ownership interest in LEI, and LEI will not have any ownership interest in Liberty Media or LGI. LGI is an independent, publicly-traded company and the largest international cable operator based on number of subscribers as of December 31, 2008. The executive officers and the members of LEI's board of directors have fiduciary duties to its stockholders. Likewise, any such persons who serve in similar capacities at Liberty Media and/or LGI have fiduciary duties to that company's stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting their respective companies. For example, there may be the potential for a conflict of interest when LEI, LGI or Liberty Media looks at acquisitions and other corporate opportunities that may be suitable for each of them. Moreover, most of LEI's directors and officers will continue to own Liberty Media and/or LGI stock and options to purchase Liberty Media and/or LGI stock. These ownership interests could create, or appear to create, potential conflicts of interest when these individuals are faced with decisions that could have different implications for LEI and/or LGI or Liberty Media. Any potential conflict that could qualify as a "related party transaction" (as defined in Item 404 of Regulation S-K) will be subject to review by an independent committee of the applicable issuer's board of directors in accordance with its corporate governance guidelines. Any other potential conflicts that arise would be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the executive officers and directors of each issuer. From time to time, Liberty Media or LGI or their respective affiliates may enter into transactions with LEI and/or its subsidiaries or other affiliates. Although the terms of any such transactions or agreements will be established based upon negotiations between employees of the companies involved, there can be no assurance that the terms of any such transactions will be as favorable to LEI or its subsidiaries or affiliates as would be the case where the parties are completely at arms' length.

        LEI may compete with Liberty Media and LGI for business opportunities.    Certain of Liberty Media's subsidiaries and business affiliates own or operate domestic or foreign programming services that may compete with the programming services offered by LEI's businesses. Certain of LGI's subsidiaries and business affiliates offer international cable and DTH satellite distribution services in areas outside the U.S. in competition with DIRECTV Latin America (DTVLA). LGI also has subsidiaries or business affiliates that own or operate foreign programming services that may compete with those offered by LEI's businesses. LEI has no rights in respect of U.S. or international programming or international distribution opportunities developed by or presented to the subsidiaries or business affiliates of Liberty Media or LGI, and the pursuit of these opportunities by such subsidiaries or affiliates may adversely affect the interests of LEI and its shareholders. Because LEI and Liberty Media have overlapping officers, and LEI, Liberty Media and LGI have overlapping directors, the pursuit of business opportunities may serve to intensify the conflicts of interest or appearance of conflicts of interest faced by each management team. LEI has renounced its rights to certain business opportunities and LEI's restated charter will provide that no director or officer of LEI will be liable to LEI or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Liberty Media and LGI) instead of LEI, or does not refer or communicate information regarding such corporate opportunity to LEI, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of LEI or as a director or officer of any of LEI's subsidiaries or affiliates, and (y) such opportunity relates to a line of business in which LEI or any of its subsidiaries is then directly engaged. The management teams of each of LEI and Liberty Media intend to exercise vigilence in their avoidance of any actual conflicts of interest while fulfilling their fiduciary duties to their respective stockholders.

        It may be difficult for a third party to acquire LEI, even if doing so may be beneficial to LEI shareholders.    Certain provisions of LEI's restated charter and bylaws may discourage, delay or prevent a change in control of LEI that a shareholder may consider favorable. These provisions include the following:

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  authorizing a capital structure with multiple series of common stock: a Series B that entitles the holders to ten votes per share, a Series A that entitles the holders to one vote per share, and a Series C that, except as otherwise required by applicable law, entitles the holders to no voting rights;

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  classifying LEI's board of directors with staggered three-year terms, which may lengthen the time required to gain control of LEI's board of directors;

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  limiting who may call special meetings of shareholders;

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  prohibiting shareholder action by written consent (subject to certain exceptions), thereby requiring shareholder action to be taken at a meeting of the shareholders;

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  requiring shareholder approval by holders of at least 80% of LEI's voting power or the approval by at least 75% of LEI's board of directors with respect to certain extraordinary matters, such as a merger or consolidation of LEI, a sale of all or substantially all of LEI's assets or an amendment to LEI's restated charter;

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  establishing advance notice requirements for nominations of candidates for election to LEI's board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings;

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  requiring the consent of the holders of at least 75% of the outstanding Series B common stock of LEI (voting as a separate class) to certain share distributions and certain other extraordinary actions that would reduce the relative voting power of the LEI Series B common stock; and

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  the existence of authorized and unissued stock, including "blank check" preferred stock, which could be issued by LEI's board of directors to persons friendly to its then current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of LEI.

        Holders of any single series of LEI common stock may not have any remedies if any action by its directors or officers has an adverse effect on only that series of LEI common stock.    Principles of Delaware law and the provisions of LEI's restated charter may protect decisions of its board of directors that have a disparate impact upon holders of any single series of LEI common stock. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all LEI's shareholders, including the holders of both series of LEI common stock. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all common shareholders regardless of class or series and does not have separate or additional duties to any group of shareholders. As a result, in some circumstances, LEI's directors may be required to make a decision that is adverse to the holders of one series of LEI common stock. Under the principles of Delaware law referred to above and the business judgment rule, you may not be successful in challenging these decisions if a majority of LEI's board of directors is disinterested, independent and adequately informed with respect to decisions of the board and acts in good faith and in the honest belief that the board is acting in the best interests of all of LEI's shareholders.

Factors Relating to DIRECTV

        The risk factors described below relate to the risks involved in LEI's ownership of an interest in DIRECTV and operational risks relating to DIRECTV. The operational risk factors have been reproduced from DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2008.

        DIRECTV's business, financial condition or results of operations could be materially and adversely affected by the following:

        Construction or launch delays on satellites could materially adversely affect DIRECTV's revenue and earnings.    A key component of DIRECTV's business strategy is its ability to expand its offering of new programming and services, including increased local and HD programming. In order to accomplish this goal, DIRECTV needs to construct and launch new satellites. The construction and launch of satellites are often subject to delays, including satellite and launch vehicle construction delays, periodic unavailability of reliable launch opportunities due to competition for launch slots, weather and also due to general delays that result when a launch provider experiences a launch failure, and delays in obtaining regulatory approvals. A significant delay in the future delivery of any satellite would materially adversely affect the use of the satellite and thus could materially adversely affect DIRECTV's anticipated revenue and earnings. If satellite construction schedules are not met, there can be no assurance that a launch opportunity will be available at the time a satellite is ready to be launched. Certain delays in satellite construction could also jeopardize a satellite authorization that is conditioned on timely construction and launch of the satellite.

        DIRECTV's satellites are subject to significant launch and operational risks.    Satellites are subject to significant operational risks relating to launch and while in orbit. Launch and operational risks include launch failure, incorrect orbital placement or improper commercial operation. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites, which can take up to 36 months, and obtain other launch opportunities. DIRECTV estimates the overall historical loss rate for all launches of commercial satellites in the last five years to be approximately 5% but it may be higher. Any significant delays or failures in successfully launching and deploying DIRECTV's satellites could materially adversely affect its ability to generate revenue. While DIRECTV has traditionally purchased insurance covering the launch and, in limited cases, operation of its satellites, such policies typically cover the loss of the satellite itself or a portion thereof, and not the business interruption or other associated direct and indirect costs. For its DIRECTV 12 satellite, scheduled for launch in the second half of 2009, DIRECTV expects to purchase launch insurance covering a portion of the satellite and launch vehicle costs in the event of a total loss of the satellite prior to separation from the launch vehicle. DIRECTV does not currently expect to purchase in-orbit insurance for the DIRECTV 12 satellite.

        In-orbit risks include malfunctions, commonly referred to as anomalies, and collisions with meteoroids, other spacecraft or other space debris. Anomalies occur as a result of various factors, such as satellite manufacturing errors, problems with the power systems or control systems of the satellites and general failures resulting from operating satellites in the harsh space environment. DIRECTV works closely with its satellite manufacturers to determine and eliminate the potential causes of anomalies in new satellites and provide for redundancies of critical components in the satellites as well as having backup satellite capacity. However, DIRECTV cannot assure you that it will not experience anomalies in the future, nor can DIRECTV assure you that its backup satellite capacity will be sufficient for its business purposes. Any single anomaly or series of anomalies could materially adversely affect DIRECTV's operations and revenue and its relationships with its subscribers, as well as its ability to attract new subscribers for its services. Anomalies may also reduce the expected useful life of a satellite, thereby creating additional expenses due to the need to provide replacement or backup satellites and potentially reducing revenue if service is interrupted. Finally, the occurrence of anomalies may materially adversely affect DIRECTV's ability to insure its satellites at commercially reasonable premiums, if at all. While some anomalies are currently covered by existing insurance policies, others are not now covered or may not be covered in the future.

        DIRECTV's ability to earn revenue also depends on the usefulness of its satellites. Each satellite has a limited useful life. A number of factors affect the useful life of a satellite, including, among other things:

  •
  the design;

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  the quality of its construction;

  •
  the durability of its component parts;

  •
  the launch vehicle's insertion of the satellite into orbit;

  •
  any required movement, temporary or permanent, of the satellite;

  •
  the ability to continue to maintain proper orbit and control over the satellite's functions; and

  •
  the remaining on-board fuel following orbit insertion.

        Generally, the minimum design life of the satellites in DIRECTV's fleet is between 12 and 16 years. The actual useful lives of the satellites may be shorter or longer, in some cases significantly. DIRECTV's operating results could be adversely affected if the useful life of any of its satellites were significantly shorter than 12 years from the date of launch.

        In the event of a failure or loss of any of DIRECTV's satellites, it may relocate another satellite and use it as a replacement for the failed or lost satellite. In the event of a complete satellite failure, DIRECTV's services provided via that satellite could be unavailable for several days or longer while backup in-orbit satellites are repositioned and services are moved. DIRECTV is not insured for any resultant lost revenue. The use of backup satellite capacity for DIRECTV's programming may require it to discontinue some programming services due to potentially reduced capacity on the backup satellite. Any relocation of DIRECTV's satellites would require prior FCC approval and, among other things, a demonstration to the FCC that the replacement satellite would not cause additional interference compared to the failed or lost satellite. Such FCC approval may not be obtained.

DIRECTV believes it has or will have in 2009, in-orbit satellite capacity to expeditiously recover transmission of most DIRECTV U.S. programming in the event one of its in-orbit satellites fails. However, programming continuity cannot be assured in the event of multiple satellite losses. DTVLA leases its satellites and may not have a readily available replacement in the event of a failure or loss of any of its satellites. Because DIRECTV currently has no back-up capacity in place for DTVLA, programming continuity in the countries in which DTVLA operates cannot be assured in the event of a single satellite loss

        The cost of commercial insurance coverage on DIRECTV's satellites or the loss of a satellite that is not insured could materially adversely affect its earnings.    DIRECTV uses in-orbit and launch insurance to mitigate the potential financial impact of satellite fleet in-orbit and launch failures unless the premium costs are considered uneconomic relative to the risk of satellite failure. When insurance is obtained, it generally covers all or a portion of the unamortized book value of covered satellites. Although the insurance does not compensate for business interruption or loss of future revenue or subscribers, DIRECTV relies on in-orbit spare satellites and excess transponder capacity at key orbital slots to mitigate the impact that a satellite failure may have on DIRECTV's ability to provide service.

        The price, terms and availability of insurance fluctuate significantly. Launch and in-orbit policies on satellites may not continue to be available on commercially reasonable terms or at all. In addition to higher premiums, insurance policies may provide for higher deductibles, shorter coverage periods and satellite health-related policy exclusions.

        Any launch vehicle failure, or loss or destruction of any of DIRECTV's satellites, even if insured, could have a material adverse effect on DIRECTV's financial condition and results of operations, its ability to comply with FCC regulatory obligations and its ability to fund the construction or acquisition of replacement satellites in a timely fashion, or at all.

        DIRECTV competes with other MVPDs, some of whom have greater resources than DIRECTV does and levels of competition are increasing.    DIRECTV competes in the multi-channel video programming distribution (MVPD) industry against cable television, telephone communications and wireless companies and other land-based and satellite-based system operators with service offerings including video, audio and interactive programming, data and other entertainment services and telephony service. Some of these competitors have greater financial, marketing and other resources than DIRECTV does.

        Some cable television operators have large, established customer bases and many cable operators have significant investments in, and access to, programming. According to the National Cable & Telecommunications Association's 2008 Industry Overview, 96% of the 128.6 million U.S. housing units are passed by cable. Of the 128.6 million U.S. housing units, approximately 97.6 million subscribe to a MVPD service and approximately 66% of MVPD subscribers receive their programming from a cable operator. Cable television operators have advantages relative to DIRECTV, including or as a result of:

  •
  being the incumbent MVPD operator with an established subscriber base in the territories in which DIRECTV competes;

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  bundling their analog video service with expanded digital video services delivered terrestrially or via satellite, or with efficient two-way high-speed Internet access or telephone service on upgraded cable systems;

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  having the ability to provide certain local and other programming, including HD programming, in a larger number of geographic areas where DIRECTV does not currently provide local or local HD programming; and

  •
  having legacy arrangements for exclusivity in certain multiple dwelling units and planned communities.

        In addition, cable television operators have grown their subscriber bases through mergers and acquisitions. Moreover, mergers, joint ventures and alliances among franchise, wireless or private cable television operators, telephone communications companies (telcos) and broadband service providers, and others may result in providers capable of offering bundled television, data and telecommunications services in competition with DIRECTV's services.

        DIRECTV does not currently offer local channel coverage to markets covering approximately five percent of U.S. television households, which places it at a competitive disadvantage in those markets. DIRECTV also has been unable to secure certain international programming, due to exclusive arrangements of programming providers with certain competitors, which has constrained its ability to compete for subscribers who wish to obtain such programming.

        In the United States various telcos and broadband service providers have deployed fiber optic lines directly to customers' homes or neighborhoods to deliver video services, which compete with the DIRECTV service. It is uncertain whether DIRECTV will be able to increase its satellite capacity, offer a significant level of new services in existing markets in which it competes or expand to additional markets as may be necessary to compete effectively. Some of these various telcos and broadband service providers also sell the DIRECTV service as a bundle with its voice and data services. The existence of a new broadly-deployed network with the capability of providing video, voice and data services could present a significant competitive challenge and in the case of the telcos currently selling the DIRECTV service, could result in such company focusing less effort and resources selling the DIRECTV service or declining to sell it at all. DIRECTV may be unable to develop other distribution methods to make up for lost sales through the telephone communications company.

        As a result of these and other factors, DIRECTV may not be able to continue to expand its subscriber base or compete effectively against cable television or other MVPD operators in the future.

        Emerging digital media competition could materially adversely affect DIRECTV.    DIRECTV's business is focused on television, and it faces emerging competition from other providers of digital media, some of which have greater financial, marketing and other resources than it does. Significant changes in consumer behavior with regard to the means by which they obtain video entertainment and information in response to this emerging digital media competition, could materially adversely affect DIRECTV's revenue and earnings or otherwise disrupt DIRECTV's business. For example, Netflix, Inc. recently reported rapid subscriber growth in its core DVD offering and internet streaming through Microsoft's Xbox 360. If services such as these continue to grow rapidly and broadband is readily available, DIRECTV's customers could be less likely to buy pay per view movies and premium packages. If pay per view purchases decrease and DIRECTV's customers do not purchase as many premium packages, its revenue could become compressed which would have a material adverse effect on its earnings and financial performance.

        DIRECTV depends on the Communications Act for access to cable-affiliated programming and changes impacting that access could materially adversely affect DIRECTV.    DIRECTV purchases a substantial percentage of its programming from programmers that are affiliated with cable system operators. Currently, under certain provisions of the Communications Act of 1934, as amended (the Communications Act), governing access to programming, cable-affiliated programmers generally must sell and deliver their programming services to all MVPDs on non-discriminatory terms and conditions. The Communications Act and the FCC rules also prohibit certain types of exclusive programming contracts involving programming from cable-affiliated programmers.

        Any change in the Communications Act or the FCC's rules that would permit programmers that are affiliated with cable system operators to refuse to provide such programming or to impose discriminatory terms or conditions could materially adversely affect DIRECTV's ability to acquire such programming on a cost-effective basis, or at all. The Communications Act prohibitions on certain cable industry exclusive contracting practices with cable-affiliated programmers were recently extended for another four years, through October 2012, though it is currently considering proposals that could shorten the term of this extension to two years if a cable operator could show that competition from new entrant MVPDs at that time had reached a sufficient penetration level in the relevant marketing area.

        In addition, certain cable providers have denied DIRECTV and other MVPDs access to a limited number of channels created by programmers with which the cable providers are affiliated. The cable providers have asserted that they are not required to provide such programming due to the manner in which that programming is distributed, which they argue is not covered by the program access provisions of the Communications Act. Challenges to this interpretation of the Communications Act have not been successful, and DIRECTV may continue to be precluded from obtaining such programming, which in turn could materially adversely affect its ability to compete in regions serviced by those cable providers. Although the FCC recently addressed some of these issues in a limited fashion by placing access conditions on certain regional sports networks affiliated with Time Warner Cable, Inc. and Comcast Corporation, it is not clear that such provisions will be sufficient to assure DIRECTV's continued access to this programming on fair and nondiscriminatory terms.

        Carriage requirements may negatively affect DIRECTV's ability to deliver local broadcast stations, as well as other aspects of its business.    The FCC's interpretation, implementation and enforcement of provisions of the Satellite Home Viewer Improvement Act of 1999 (SHVIA) and the Satellite Home Viewer Extension and Reauthorization Act of 2004 (SHVERA), as well as judicial decisions interpreting and enforcing these laws, could hamper DIRECTV's ability to retransmit distant network and superstation signals, reduce the number of its existing or future subscribers that can qualify for receipt of these signals, impose costs on it in connection with the process of complying with the rules, or subject DIRECTV to fines, monetary damages or injunctions. In implementing SHVIA, the FCC has required satellite carriers to delete certain programming, including sports programming, from the signals of certain distant stations. Compliance with those FCC requirements may require costly upgrades to DIRECTV's broadcast system. Further, a recent FCC order interpreting the requirement that satellite carriers retransmit local digital signals with "equivalent bandwidth" of significantly viewed digital signals may constrain DIRECTV's ability to deliver such significantly viewed digital signals.

        DIRECTV has limited capacity, and the projected number of markets in which it can deliver local broadcast programming will continue to be constrained because of the must carry requirement and may be reduced depending on the FCC's interpretation of its rules in pending and future rulemaking and complaint proceedings, as well as judicial decisions interpreting must carry requirements. DIRECTV may not be able to comply with these must carry rules, or compliance may mean that it is not able to use capacity that could otherwise be used for new or additional local or national programming services. In addition, the FCC is considering an obligation for carriage of local digital broadcast transmissions after the digital television transition scheduled for June 12, 2009. If the FCC were to require DIRECTV to carry all local signals in HD format wherever it carries any local signals in HD format as of that date, DIRECTV would be unable to comply in many markets where it currently carries such signals without ceasing HD local service entirely in such markets, and would be precluded from launching additional markets currently planned for later this year.

        DIRECTV depends on others to produce programming and programming costs are increasing.    DIRECTV depends on third parties to provide it with programming services, including third parties who are its affiliates and third parties controlled by competitors. DIRECTV's ability to compete successfully will depend on its ability to continue to obtain desirable programming and deliver it to its subscribers at competitive prices. DIRECTV's programming agreements generally have remaining terms ranging from less than one to up to ten years and contain various renewal and cancellation provisions. DIRECTV may not be able to renew these agreements on favorable terms, or at all, or these agreements may be cancelled prior to expiration of their original terms. If DIRECTV is unable to renew any of these agreements or the other parties cancel the agreements, DIRECTV may not be able to obtain substitute programming, or if it is able to obtain such substitute programming, the substitute programming may not be comparable in quality or cost to DIRECTV's existing programming.

        In addition, many of DIRECTV's programming agreements are long term agreements and contain fixed annual price increases. When offering new programming, or upon expiration of existing contracts, programming suppliers have historically increased the rates they charge DIRECTV for programming, increasing DIRECTV's costs. DIRECTV expects this practice to continue. Increases in programming costs could cause DIRECTV to increase the rates that it charges its subscribers, which could in turn cause subscribers to terminate their subscriptions or potential new subscribers to refrain from subscribing to DIRECTV's service. Furthermore, due to the economy and other factors, DIRECTV may be unable to pass programming cost increases on to its subscribers, which could have a material adverse effect on its earnings or cash flow.

        The FCC has adopted rules requiring DIRECTV to negotiate in good faith with broadcast stations seeking carriage outside of the mandatory carriage regime. The rules for "retransmission consent" negotiations, which are similar to those that have applied to broadcast stations for years, require DIRECTV to comply with certain indicia of good faith negotiation, as well as to demonstrate good faith under a "totality of the circumstances" test. Failure to comply with these rules could subject DIRECTV to administrative sanctions and other penalties.

        DIRECTV's subscriber acquisition costs could materially increase.    DIRECTV incurs costs relating to subscribers acquired by it and subscribers acquired through third parties. These costs are known as subscriber acquisition costs. For instance, DIRECTV provides installation incentives to its retailers to enable them to offer standard professional installation as part of the subscriber's purchase or lease of a DIRECTV system. In addition, DIRECTV pays commissions to retailers for their efforts in offering a DIRECTV system at a lower cost to consumers. DIRECTV's subscriber acquisition costs may materially increase to the extent it continues or expands current sales promotion activities or introduces other more aggressive promotions, or due to increased competition. Any material increase in subscriber acquisition costs from current levels would negatively impact DIRECTV's earnings and could materially adversely affect its financial performance.

        Increased subscriber churn or subscriber upgrade and retention costs could materially adversely affect DIRECTV's financial performance.    Turnover of subscribers in the form of subscriber service cancellations, or churn, has a significant financial impact on the results of operations of any subscription television provider, including DIRECTV, as does the cost of upgrading and retaining subscribers. Any increase in DIRECTV's upgrade and retention costs for its existing subscribers may adversely affect its financial performance or cause it to increase its subscription rates, which could increase churn. Churn may also increase due to factors beyond DIRECTV's control, including churn by subscribers who are unable to pay their monthly subscription fees, a slowing economy, significant signal theft, consumer fraud, a maturing subscriber base and competitive offers. Any of the risks described herein that could potentially have a material adverse impact on DIRECTV's cost or service quality or that could result in higher prices for its subscribers could also, in turn, cause an increase in churn and consequently have a material adverse effect on DIRECTV's earnings and financial performance.

        DIRECTV's ability to keep pace with technological developments is uncertain.    In the MVPD industry, changes occur rapidly as new technologies are developed, which could cause DIRECTV's services and products that deliver DIRECTV's services to become obsolete. DIRECTV may not be able to keep pace with technological developments. If the new technologies on which DIRECTV intends to focus its investments fail to achieve acceptance in the marketplace or DIRECTV's technology does not work and requires significant cost to replace or fix, DIRECTV could suffer a material adverse effect on its future competitive position, which could cause a reduction in its revenue and earnings. For example, DIRECTV's competitors could be the first to obtain proprietary technologies that are perceived by the market as being superior. Further, after incurring substantial costs, one or more of the technologies under development by DIRECTV or any of its strategic partners could become obsolete prior to its introduction.

        In addition, technological innovation depends, to a significant extent, on the work of technically skilled employees. Competition for the services of these employees is vigorous. DIRECTV cannot assure you that it will be able to continue to attract and retain these employees.

        To access technologies and provide products that are necessary for DIRECTV to remain competitive, particularly in the area of broadband services, it may make future acquisitions and investments and may enter into strategic partnerships with other companies. Such investments may require a commitment of significant capital and human and other resources. The value of such acquisitions, investments and partnerships and the technology accessed may be highly speculative. Arrangements with third parties can lead to contractual and other disputes and dependence on the development and delivery of necessary technology on third parties that DIRECTV may not be able to control or influence. These relationships may commit DIRECTV to technologies that are rendered obsolete by other developments or preclude the pursuit of other technologies which may prove to be superior.

        New technologies could also create new competitors for DIRECTV. Entities such as telcos are implementing and supporting digital video compression over existing telephone lines and building out fiber optic lines to enhance their capabilities to deliver programming services. Satellite operators such as SES have begun offering turn-key packages of digital programming on a wholesale basis for distribution by rural telcos. While these entities are not currently providing MVPD services on a significant basis, many have the capabilities for such services and some have begun rolling out video services. DIRECTV may not be able to compete successfully with new entrants in the market for video services.

        Satellite programming signals have been stolen and may be stolen in the future, which could result in lost revenue and would cause DIRECTV to incur incremental operating costs that do not result in subscriber acquisition.    The delivery of subscription programming requires the use of conditional access technology to limit access to programming to only those who subscribe and are authorized to view it. The conditional access system uses, among other things, encryption technology to protect the transmitted signal from unauthorized access. It is illegal to create, sell or otherwise distribute software or devices to circumvent that conditional access technology. However, theft of cable and satellite programming has been widely reported, and the access or "smart" cards used in DIRECTV's conditional access system have been compromised in the past and could be compromised in the future.

        DIRECTV has undertaken various initiatives with respect to its conditional access system to further enhance the security of the DIRECTV signal. To help combat signal theft, DIRECTV provides its subscribers with more advanced access cards that DIRECTV believes significantly enhance the security of its signal. Currently, DIRECTV believes these access cards have not been compromised. However, DIRECTV cannot guarantee that new cards will prevent the theft of its satellite programming signals in the future. Furthermore, there can be no assurance that DIRECTV will succeed in developing the technology it needs to effectively restrict or eliminate signal theft. If DIRECTV's current access cards are compromised, its revenue and its ability to contract for video and audio services provided by programmers could be materially adversely affected. In addition, DIRECTV's operating costs could increase if it attempts to implement additional measures to combat signal theft.

        DIRECTV's business relies on intellectual property, some of which is owned by third parties, and it may inadvertently infringe patents and proprietary rights of others.    Many entities, including some of DIRECTV's competitors, have or may in the future obtain patents and other intellectual property rights that cover or affect products or services related to those that DIRECTV currently offers or may offer in the future. In general, if a court determines that one or more of DIRECTV's services or the products used to transmit or receive its services infringes on intellectual property owned by others, DIRECTV and the applicable manufacturers or vendors may be required to cease developing or marketing those services and products, to obtain licenses from the owners of the intellectual property or to redesign those services and products in such a way as to avoid infringing the intellectual property rights. If a third party holds intellectual property rights, it may not allow DIRECTV or the applicable manufacturers to use its intellectual property at any price, which could materially adversely affect DIRECTV's competitive position.

        DIRECTV may not be aware of all intellectual property rights that its services or the products used to transmit or receive its services may potentially infringe. In addition, patent applications in the United States are confidential until the Patent and Trademark Office issues a patent. Therefore, DIRECTV cannot evaluate the extent to which its services or the products used to transmit or receive its services may infringe claims contained in pending patent applications. Further, without lengthy litigation, it is often not possible to determine definitively whether a claim of infringement is valid.

        DIRECTV cannot estimate the extent to which it may be required in the future to obtain intellectual property licenses or the availability and cost of any such licenses. Those costs, and their impact on DIRECTV's earnings, could be material. Damages in patent infringement cases may also include treble damages in certain circumstances. To the extent that DIRECTV is required to pay royalties to third parties to whom it is not currently making payments, these increased costs of doing business could materially adversely affect DIRECTV's operating results. DIRECTV is currently being sued in patent infringement actions related to use of technologies in its DTH business. There can be no assurance that the courts will conclude that DIRECTV's services or the products used to transmit or receive its services do not infringe on the rights of third parties, that DIRECTV or the manufacturers would be able to obtain licenses from these persons on commercially reasonable terms or, if DIRECTV were unable to obtain such licenses, that it or the manufacturers would be able to redesign DIRECTV's services or the products used to transmit or receive its services to avoid infringement. The final disposition of these claims is not expected to have a material adverse effect on DIRECTV's consolidated financial position, but could possibly be material to its consolidated results of operations for any one period. Further, no assurance can be given that any adverse outcome would not be material to DIRECTV's consolidated financial position.

        The ability to maintain FCC licenses and other regulatory approvals is critical to DIRECTV's business.    If DIRECTV does not obtain all requisite U.S. regulatory approvals for the construction, launch and operation of any of its existing or future satellites for the use of frequencies at the orbital locations planned for these satellites or for the provision of service, or the licenses obtained impose operational restrictions on it, its ability to generate revenue and profits could be materially adversely affected. In addition, under certain circumstances, existing licenses are subject to revocation or modification and upon expiration, renewal may not be granted. If existing licenses are not renewed, or are revoked or materially modified, DIRECTV's ability to generate revenue could be materially adversely affected.

        In certain cases, satellite system operators are obligated by governmental regulation and procedures of the ITU to coordinate the operation of their systems with other users of the radio spectrum in order to avoid causing interference to those other users. Coordination may require a satellite system operator to reduce power, avoid operating on certain frequencies, relocate its satellite to another orbital location and/or otherwise modify planned or existing operations. For example, the FCC has conditionally granted Spectrum Five authority to provide DBS service using frequencies assigned to it by the Government of the Netherlands from an orbital slot located halfway between slots at which DIRECTV currently operates. Other operators have filed similar requests. DIRECTV believes this closer proximity, if permitted, significantly increases the risk of interference which could adversely affect the quality of service provided to DIRECTV's subscribers. DIRECTV may not be able to successfully coordinate its satellites to the extent it is required to do so, and any modifications DIRECTV makes in the course of coordination, or any inability to successfully coordinate, may materially adversely affect its ability to generate revenue. In addition, the FCC is currently conducting a rulemaking proceeding to consider, among other things, the adoption of operating parameters under which such "tweener" systems would be automatically deemed coordinated.

        Other regulatory risks include, among others:

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  the relocation of satellites to different orbital locations if the FCC determines that relocation is in the public interest;

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  the denial by the FCC of an application to replace an existing satellite with a new satellite or to operate a satellite beyond the term of its current authorization;

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  the loss of authorizations to operate satellites on certain frequencies at certain locations if DIRECTV does not construct, launch and operate satellites into those locations by certain dates; and

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  the authorization by the United States or foreign governments of the use of frequencies by third party satellite or terrestrial facilities that have the potential to interfere with communication to or from DIRECTV's satellites, which could interfere with DIRECTV's contractual obligations or services to subscribers or other business operations.

        All of DIRECTV's FCC satellite authorizations are subject to conditions imposed by the FCC in addition to the FCC's general authority to modify, cancel or revoke those authorizations. Use of FCC licenses and conditional authorizations are often subject to conditions, including technical requirements and implementation deadlines. Failure to comply with such requirements, or comply in a timely manner, could lead to the loss of authorizations and could have a material adverse effect on DIRECTV's ability to generate revenue. For example, loss of an authorization could potentially reduce the amount of programming and other services available to DIRECTV's subscribers. The materiality of such a loss of authorization would vary based upon, among other things, the orbital location at which the frequencies may be used.

        In addition, many of DIRECTV's authorizations and pending applications will be subject to petitions and oppositions filed by several companies, and there can be no assurance that DIRECTV's authorizations will not be cancelled, revoked or modified or that its applications will not be denied. Moreover, the FCC recently adopted new rules for licensing satellites that may limit DIRECTV's ability to file applications and secure licenses in the future.

        Congress has continued to shape the scope of the FCC's regulatory authority and enact legislation that affects DIRECTV's business. In addition, FCC proceedings to implement legislation and enact additional regulations are ongoing. The outcomes of these legislative or regulatory proceedings or their effect on DIRECTV's business cannot be predicted.

        DTVLA is subject to various additional risks associated with doing business internationally, which include political instability, economic instability, and foreign currency exchange rate volatility.    All of DTVLA's operating companies are located outside the continental United States. DTVLA operates and has subscribers located throughout Latin America and the Caribbean Basin, which makes it vulnerable to risks of conducting business in foreign markets, including:

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  difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations;

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  unexpected changes in regulatory environments;

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  longer payment cycles;

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  earnings and cash flows that may be subject to tax withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

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  political and economic instability;

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  import and export restrictions and other trade barriers;

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  difficulties in maintaining overseas subsidiaries and international operations; and

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  difficulties in obtaining approval for significant transactions.

        In the past, the countries that constitute some of DTVLA's largest markets, including Brazil, Argentina, Colombia and Venezuela have experienced economic crises, caused by external and internal factors, and characterized by exchange rate instability, high inflation, high domestic interest rates, economic contraction, a reduction or cessation of international capital flows, a reduction of liquidity in the banking sector and high unemployment. These economic conditions have often been related to political instability, including political violence. If these economic conditions recur, they could substantially reduce the purchasing power of the population in DTVLA's markets and materially adversely affect its business.

        Because DTVLA offers premium pay television programming, its business is particularly vulnerable to economic downturns. DTVLA has experienced, and may in the future experience, decreases or instability in consumer demand for its programming, as well as subscriber credit problems. DTVLA's inability to adjust its business and operations to adequately address these issues could materially adversely affect its revenue and ability to sustain profitable operations.

        DIRECTV may not be able to obtain or retain certain foreign regulatory approvals.    There can be no assurance that any current regulatory approvals held by DIRECTV are, or will remain, sufficient in the view of foreign regulatory authorities, or that any additional necessary approvals will be granted on a timely basis or at all, in all jurisdictions in which DIRECTV operates, or that applicable restrictions in those jurisdictions will not be unduly burdensome. The failure to obtain the authorizations necessary to operate satellites or provide satellite service internationally could have a material adverse effect on DIRECTV's ability to generate revenue and its overall competitive position.

        DIRECTV's results are impacted by the effect of, and changes in, United States and Latin America economic conditions and weakening economic conditions may reduce subscriber spending and DIRECTV's rate of growth of subscriber additions and may increase subscriber churn.    DIRECTV's business may be affected by factors in the United States and other countries in which it operates that are beyond its control, such as downturns in economic activity in a specific country or region, or in the MVPD industry. Factors such as interest rates and the health of the housing market may impact DIRECTV's business. A substantial portion of DIRECTV's revenue comes from residential customers whose spending patterns may be affected by prevailing economic conditions. DIRECTV's market share in multiple dwelling units such as apartment buildings is lower than that of many of its competitors. If unemployment and foreclosures of single family residences increase, DIRECTV's earnings and financial performance will be negatively affected more than those of its competitors. In addition, if DIRECTV's customers seek alternative means to obtain video entertainment, they may choose to purchase fewer services from DIRECTV. Due to the economic and competitive environment, DIRECTV may need to spend more to acquire and retain customers who in turn spend less on its services. If DIRECTV's average revenue per unit, or ARPU, decreases, DIRECTV's margins could become compressed as the long term value of a customer decreases. The weak economy may affect DIRECTV's net subscriber additions and reduce subscriber spending and, if these economic conditions continue or deteriorate further, DIRECTV's subscriber growth could decline and its churn rate could increase which would have a material adverse effect on its earnings and financial performance.

        DIRECTV relies on key personnel.    DIRECTV believes that its future success will depend to a significant extent upon the performance of certain of its key executives. The loss of certain of

DIRECTV's key executives could have a material adverse effect on its business, financial condition and results of operations.

        DIRECTV has significant debt.    DIRECTV has significant amounts of debt. If DIRECT does not have sufficient income or other sources of cash, it could affect DIRECTV's ability to service debt and pay other obligations.

        DIRECTV controls a substantial portion of interaction with its customers and it may not be as efficient or effective as its outsourced providers resulting in higher costs.    DIRECTV has a number of insourced call centers and recently insourced a substantial portion of its installation service providers to handle customer service calls, installations and repairs. DIRECTV may not be as efficient or effective as its outsourced providers resulting in higher costs. Also, there is a risk that DIRECTV's customer satisfaction could be impacted, which may lead to higher subscriber churn and an inability to attract new subscribers. In addition, DIRECTV's outsourced providers could encounter financial difficulties, which may disrupt DIRECTV's ability to make installation service calls or to provide a level of customer service it expects, and which also may lead to higher subscriber churn and an inability to attract new subscribers.

Risk Factor Relating to the Reverse Split

        There can be no assurance that following the reverse split the stock price of any series of Liberty Interactive common stock or Liberty Capital common stock will increase in proportion to the reduction in the number of shares of such stock issued and outstanding before the proposed reverse split.    There can be no assurance that following the reverse split the market price of any of the shares of LCAPA, LCAPB, LINTA or LINTB will increase in proportion to the reduction in the number of shares of such series of common stock issued and outstanding before the reverse split. The total market capitalization of the Liberty Capital tracking stock and/or the Liberty Interactive tracking stock after the reverse split may be lower than either tracking stock group's total market capitalization before the reverse split for reasons unrelated to the reverse split.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this document or in the documents incorporated by reference herein constitute forward-looking statements, including statements regarding business strategies, market potential, future financial performance and other matters. In particular, statements under "Summary," "Risk Factors," "Proposals of the Liberty Media Board—Part I: The Split-Off Proposals—Background and Reasons for the Split-Off Proposals," "—Material U.S. Federal Income Tax Consequences of the Split-Off," "Proposals of the Liberty Media Board—Part II: The Reverse Split Proposal—Purpose of the Reverse Split," "Proposals of the Liberty Media Board—Part II: The Reverse Split Proposal—Material U.S. Federal Income Tax Consequences of the Reverse Split," Annex A: Description of LEI Business and Annex C: LEI, LMC Entertainment and Liberty Media Financial Information contain forward-looking statements. Where, in any forward-looking statement, Liberty Media or LEI expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties, and there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  consumer demand for the products and services of LEI's subsidiaries and business affiliates and their ability to adapt to changes in demand;

  •
  competitor responses to the products and services of LEI's subsidiaries and business affiliates;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

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  LEI's future financial performance, including availability, terms and deployment of capital;

  •
  LEI's ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses it acquires;

  •
  the ability of suppliers and vendors to deliver products, equipment, software and services;

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  the outcome of any pending or threatened litigation;

  •
  availability of qualified personnel;

  •
  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the FCC, conditions imposed by the FCC in license transfer proceedings or otherwise and adverse outcomes from regulatory proceedings;

  •
  changes in the nature of key strategic relationships with partners and joint venturers;

  •
  general economic and business conditions and industry trends, including the current economic downturn;

  •
  consumer spending levels, including the availability and amount of individual consumer debt;

  •
  the regulatory and competitive environment of the industries in which LEI, and the entities in which LEI has interests, operate;

  •
  changes in distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and IP television and their impact on advertising revenue;

  •
  increased digital TV penetration and the impact on channel positioning of LEI's networks;

  •
  rapid technological changes;

  •
  capital spending for the acquisition and/or development of telecommunications networks and services;

  •
  threatened terrorists attacks and ongoing military action in the Middle East and other parts of the world; and

  •
  fluctuations in foreign currency exchange rates and political unrest in international markets.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this document (or, as to documents incorporated by reference, the date of such documents), and Liberty Media and LEI expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

THE ANNUAL MEETING

Time, Place and Date

        The annual meeting of the stockholders is to be held at [          ] a.m., local time, on [                        ,] 2009, at [                                    ], telephone [(      )       -        ].

Purpose

        At the annual meeting, holders of Liberty Entertainment common stock will be asked to consider and vote on the redemption proposal, which would allow Liberty Media to redeem a portion of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of LEI, with LEI holding Liberty Media's 54% interest in DIRECTV, a 100% interest in each of FUN Technologies, PicksPal and Liberty Sports Holdings, a 50% interest in GSN and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to Liberty Media's incremental acquisition of DIRECTV shares in April 2008.

        Additionally, at the annual meeting, you will be asked to consider and vote on each of the following:

  •
  the redesignation proposal, which would allow the amendment and restatement of Liberty Media's charter to change the name of (i) the "Entertainment Group" to the "Starz Group" and (ii) the "Liberty Entertainment common stock" to the "Liberty Starz common stock;" to update the definition of the renamed Starz Group to reflect the composition of that group after giving effect to the split-off; and to update the definitions of the Capital Group and the Interactive Group to give effect to the change in the attribution of businesses to each of these groups since the effective date of Liberty Media's charter;

  •
  the reverse split proposal, which would authorize the amendment of Liberty Media's charter to effect a reverse stock split of (1) the outstanding shares of Series A Liberty Capital common stock at a ratio of one-for-five; (2) the outstanding shares of Series B Liberty Capital common stock at a ratio of one-for-five; (3) the outstanding shares of Series A Liberty Interactive common stock at a ratio of one-for-five; and (4) the outstanding shares of Series B Liberty Interactive common stock at a ratio of one-for-five;

  •
  the election of directors proposal, which would re-elect Donne F. Fisher, Gregory B. Maffei, and M. LaVoy Robison to serve as Class II members of the Liberty Media board until the 2012 annual meeting of Liberty Media stockholders;

  •
  the auditors ratification proposal, which would ratify the selection of KPMG LLP as Liberty Media's independent auditors for the fiscal year ending December 31, 2009; and

  •
  any other business as may properly come before the annual meeting.

        Please see "Proposals of the Liberty Media Board—Part I: The Split-Off Proposals" for more information regarding the split-off proposals, including the split-off and the redesignation. Please see "Proposals of the Liberty Media Board—Part II: The Reverse Split Proposal" for more information regarding the reverse split proposal, including the reverse split. Please see "Proposals of the Liberty Media Board—Part III: Annual Business Matter Proposals" for more information regarding the election of directors proposal and the auditor ratification proposal.

Quorum

        In order to carry on the business of the annual meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of Liberty Media common stock, and with respect to the redemption proposal, the shares of Liberty Entertainment common stock, in each case, outstanding on the record date, must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of LCAPA, LCAPB, LINTA, LINTB, LMDIA and LMDIB, as recorded in Liberty Media's stock register as of 5:00 p.m., New York City time, on [                        ], 2009 (such date and time, the record date for the annual meeting), may vote on each of the redesignation proposal, reverse split proposal, election of directors proposal and auditors ratification proposal at the annual meeting or at any adjournment or postponement thereof. Additionally, holders of shares of LMDIA and LMDIB, as recorded in Liberty Media's stock register as of the record date, may vote together, as a separate class, on the redemption proposal at the annual meeting or at any adjournment or postponement thereof.

Votes Required

        The redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Entertainment common stock, outstanding on the record date, that are present in person or by proxy, voting together as a separate class. Each of the redesignation proposal and the reverse split proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, voting together as a single class. The election of directors proposal requires a plurality of the affirmative votes of the shares of Liberty Media common stock outstanding on the record date, that are voted in person or by proxy, voting together as a single class. The auditor ratification proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, that are present in person or by proxy, voting together as a single class.

Votes You Have

        At the annual meeting:

  •
  holders of shares of LCAPA will have one vote per share;

  •
  holders of shares of LCAPB will have ten votes per share;

  •
  holders of shares of LINTA will have one vote per share;

  •
  holders of shares of LINTB will have ten votes per share;

  •
  holders of shares of LMDIA will have one vote per share; and

  •
  holders of shares of LMDIB will have ten votes per share;

in each case, for each share that Liberty Media's records show they owned as of the record date.

Shares Outstanding

        As of [                                    ,] 2009, the record date for the annual meeting, an aggregate of [                                    ] shares of LCAPA, [                                    ] shares of LCAPB,

[                                    ] shares of LINTA, [                                    ] shares of LINTB, [                                    ] shares of LMDIA and [                                    ] shares of LMDIB were issued and outstanding and entitled to vote at the annual meeting.

Number of Holders

        There were, as of the record date for the annual meeting, approximately                         ] and [                        ] record holders of LCAPA and LCAPB, respectively, approximately [                        ] and [                        ] record holders of LINTA and LINTB, respectively and approximately [                        ] and [                        ] record holders of LMDIA and LMDIB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of Liberty Media common stock as of the record date for the annual meeting may vote in person at the annual meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the enclosed proxy card by mail, or by voting by telephone or through the Internet. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote via the Internet, holders should have their proxy cards available so they can input the required information from the card, and log into the Internet website address shown on the proxy card. When holders log on to the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Unless subsequently revoked, shares of Liberty Media common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

        If a proxy is signed and returned by a record holder without indicating any voting instructions, the shares of Liberty Media common stock represented by the proxy will be voted "FOR" the approval of each of the proposals, as applicable.

        If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the election of directors proposal and the same effect as a vote "AGAINST" each of the split-off proposals, reverse split proposal and auditors ratification proposal.

        If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether any of the proposals is approved (if a quorum is present) other than the redesignation proposal and the reverse split proposal. If you fail to respond with a vote, your shares will count as a vote "AGAINST" the redesignation proposal and the reverse split proposal.

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of Liberty Media common stock or when granting or revoking a proxy.

        Effect of Broker Non-Votes.    Broker non-votes are counted as shares of Liberty Media common stock present and entitled to vote for purposes of determining a quorum but will have no effect on the redemption proposal, the election of directors proposal and the auditors ratification proposal. They will, however, count as a vote "AGAINST" the redesignation proposal and the reverse split proposal.

You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Revoking a Proxy

        Before the start of the annual meeting, you may change your vote by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting.

        Your attendance at the annual meeting will not, by itself, revoke your proxy.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

        The accompanying proxy for the annual meeting is being solicited on behalf of the Liberty Media board. In addition to this mailing, Liberty Media's employees may solicit proxies personally or by telephone. Liberty Media pays the cost of soliciting these proxies. Liberty Media also reimburses brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Other Matters to Be Voted on at the Annual Meeting

        The Liberty Media board is not currently aware of any business to be acted on at the annual meeting other than that which is described in this proxy statement/prospectus. If, however, other matters are properly brought to a vote at the annual meeting, the persons you choose as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise on your proxy. In the event there is a proposal to adjourn or postpone the annual meeting, the persons you choose as proxies will have discretion to vote on such proposal.

PROPOSALS OF THE LIBERTY MEDIA BOARD

        The following proposals will be presented at the annual meeting by the Liberty Media board of directors.

PART I: THE SPLIT-OFF PROPOSALS

General

        Under the terms of the Liberty Media charter, the Liberty Media board may, subject to the approval of the holders of Liberty Entertainment common stock voting as a separate class, redeem all or a portion of the outstanding shares of Liberty Entertainment common stock for the outstanding shares owned by Liberty Media of one or more subsidiaries that hold, directly or indirectly, assets and liabilities attributed to the Entertainment Group. The Liberty Media board has determined to redeem a portion of the outstanding shares of Liberty Entertainment common stock for shares of common stock of LEI, subject to the receipt of the requisite stockholder approval and the satisfaction or, if applicable, waiver of the other conditions described below.

        In addition, the Liberty Media board has determined that, following the split-off and subject to the receipt of the requisite stockholder approval, the designation of the "Entertainment Group" is to be changed to the "Starz Group" and the designation of "Liberty Entertainment common stock" is to be changed to "Liberty Starz common stock" and certain other conforming changes are to be made to the Liberty Media charter.

        Accordingly, the Liberty Media board has determined to submit the redemption proposal for the approval of the Liberty Entertainment stockholders and the redesignation proposal for the approval of the Liberty Media stockholders.

Background and Reasons for the Split-Off Proposals

        In December 2006, Liberty Media entered into an agreement with News Corporation to effect the exchange of stock of News Corporation held by Liberty Media for stock of Greenlady Corp., which held an approximate 40% interest in DIRECTV, three regional sports networks and cash. In August 2007, and in connection with the anticipated closing of the News Exchange, the Liberty Media board determined to seek the approval of its stockholders to reclassify its then-Liberty Capital tracking stock into two tracking stocks: a new Liberty Entertainment common stock and a reclassified Liberty Capital common stock. The new Liberty Entertainment tracking stock would reflect the businesses and operations of the Entertainment Group, which would have attributed to it the interest in DIRECTV, the three regional sports networks and cash to be acquired by Liberty Media in the News Exchange, together with certain other assets previously attributed to the Capital Group. The Liberty Media board believed that formation of the new Entertainment Group was appropriate because the nature of the assets received in the News Exchange was significantly different from the common stock of News Corporation delivered by Liberty Media in the News Exchange. In particular, the 40% interest in DIRECTV represented a significant interest that could potentially constitute a controlling interest in DIRECTV, as opposed to the other assets attributed to the Capital Group, a number of which constituted equity interests of less than 5% of various publicly held entities. The Liberty Media board considered several alternatives to the reclassification, including a spin-off of the assets acquired in the News Exchange, and ultimately decided that Liberty Media should retain these new assets, but that these new assets were so significant and different that the creation of a separate group to which these assets would be attributed was in the best interests of stockholders. This decision was based on, among other things, better transparency among groups, anticipated synergies associated with these businesses remaining part of one parent company, including enhanced consolidated credit ratings, possible tax benefits and shared treasury, finance and other functions. Stockholder approval to effect the reclassification was received in October 2007, the News Exchange was completed at the end of

February 2008 and Liberty Media completed the reclassification of its then-Liberty Capital common stock in the beginning of March 2008. In April 2008, Liberty Media increased its ownership interest in DIRECTV to approximately 48% through the purchase of 78.3 million common shares in a private transaction, which was funded by borrowing $1.98 billion against a newly executed equity collar on 110 million DIRECTV common shares. In April 2008, Liberty Media entered into a "cashless collar" transaction on 110 million shares of DIRECTV common stock. The transaction consisted of six sets of puts and calls entered into with an investment bank, which expire at approximately six month intervals beginning in December 2009. The cashless collar allowed Liberty Media to hedge a portion of its exposure to the DIRECTV stock. At the same time Liberty Media purchased additional DIRECTV shares in a private transaction, increasing its ownership of DIRECTV to approximately 48% of the then outstanding shares. The approximately $2 billion used to purchase these additional shares was obtained under a zero-coupon credit facility that is secured by a pledge of the cashless collar transaction and 170 million shares of DIRECTV stock owned by Liberty Media.

        Following the reclassification and the issuance of the Entertainment Group tracking stock, the Liberty Media board monitored the performance of the new group as compared to the underlying DIRECTV stock held by the Entertainment Group. In analyzing this performance, it was noted that, contrary to the Liberty Media board's expectations, the Liberty Entertainment tracking stock was trading at a significant discount to the value of its underlying assets.

        In September 2008, the Liberty Media board determined to re-evaluate the benefits of keeping the businesses attributed to the Entertainment Group under the same parent company with the businesses attributed to Liberty Media's other two tracking stock groups. The Liberty Media board considered whether the reasons for creating the Liberty Entertainment common stock, such as greater market recognition, better acquisition currency and flexibility in raising capital, could be better achieved were the Entertainment Group to be split-off from the rest of Liberty Media. Among other things, the Liberty Media board focused on the significant discount in the market value of the Entertainment Group common stock to the value of its underlying assets, particularly the implicit discount being applied to the DIRECTV common stock attributed to the Entertainment Group. The Liberty Media board noted that, in the period immediately following the creation of the Liberty Entertainment tracking stock and based on consensus analyst reports, LMDIA was trading at an approximate 25% discount to market estimates of the Entertainment Group's net asset value and that this trading discount increased over the next six months. The Liberty Media board believed the trading discount was being caused by, among other things, the mix of public and private assets in the Entertainment Group compounded by Liberty Media's complex tracking stock structure. Moreover, the Liberty Media board considered that a beneficial outcome to its DIRECTV stock ownership might be a consolidation with DIRECTV, and that the complex nature of Liberty Media's tracking stocks together with the significant market discount applied to the Entertainment Group tracking stock would likely make it more difficult to complete a transaction with DIRECTV than if the Entertainment Group were split off into a separate public company. In that regard, DIRECTV had advised Liberty Media's management that DIRECTV's management and independent directors had expressed a negative view regarding the use of Liberty Media tracking stock as consideration in a potential merger with DIRECTV. As a result, in the beginning of September 2008, the Liberty Media board authorized management to proceed with the development of a plan to split-off all of the businesses, assets and liabilities of the Entertainment Group as a new public company, LEI. Liberty Media announced this authorization to the marketplace.

        In response to the turmoil in the financial markets during October and November of 2008, the Liberty Media board decided to delay pursuing a split-off and to consider structural changes to the proposed split-off, including the composition of LEI's assets and liabilities. Although the Liberty Media board initially considered splitting-off all of the businesses, assets and liabilities of the Entertainment Group, the Liberty Media board determined to reconsider this approach in light of the effect of the split-off on the two tracking stock groups not included in the split-off and the continued growth potential of Liberty Media following such a split-off. In particular, the Liberty Media board noted (i) the deteriorating financial condition of the retail market and its impact on the retail businesses attributed to the Interactive Group, (ii) the effect of the market's downturn on the value of the assets in the Capital Group, and (iii) the $6.5 billion principal amount of debt obligations outstanding under the Liberty Media LLC indenture, which will continue to be obligations of Liberty Media LLC, a wholly owned subsidiary of Liberty Media. The Liberty Media board determined that retaining revenue generating assets and cash with a smaller post-split-off Entertainment Group would enhance the financial position of Liberty Media as a whole which would benefit Liberty Media and the two tracking stocks representing the Capital Group and the Interactive Group. Although these assets and cash would continue to be attributed to the Entertainment Group, the cash flow generated by these assets as well as the cash on hand would be available to Liberty Media as a whole and could be made available to the other groups in the form of loans or the creation of inter-group interests, which may result in terms more favorable to the Capital Group and the Interactive Group than could be obtained from third parties given current conditions in the capital and credit markets.

        The Liberty Media board reviewed all of the assets and businesses then-included in the Entertainment Group with a view to choosing significant assets to remain with Liberty Media and exclude from the split-off. The Liberty Media board focused on Starz Entertainment for several reasons. First, Starz Entertainment provides the Entertainment Group with a 100% owned "anchor" asset which has generated an average of approximately $1.1 billion in revenue during the three-year period ended December 31, 2008. As the anchor asset of the post-split-off Entertainment Group, Starz Entertainment's value is expected to be more transparent, thereby reducing the significant trading discount for this tracking stock following the split-off. Second, Starz Entertainment was recently reorganized in connection with Liberty Media's 2006 acquisition of IDT Entertainment, a subsidiary of IDT Corporation. The former IDT Entertainment was restructured as Starz Media LLC, a 100% owned creator and distributor of media content that is attributed to the Capital Group. Starz Media and Starz Entertainment share a common intermediary parent company, Starz LLC. Because the management teams of each of Starz Media and Starz Entertainment have become closely intertwined since this restructuring, the Liberty Media board believes that retaining Starz Entertainment with the Entertainment Group would allow these companies to continue enjoying the synergistic benefits of the Starz restructuring without the need for inter-company agreements. Third, the Liberty Media board weighed the possibility that LEI might pursue a transaction with DIRECTV and determined that the inclusion of Starz Entertainment, a privately held business, in the split-off likely would create valuation issues which would make any potential transaction with DIRECTV more difficult. The Liberty Media board then determined to allocate enough cash (up to $300 million) to LEI to enable it to support its debt service obligations relating to the DIRECTV collar through the end of 2009, with the rest of the Entertainment Group's cash to remain with the Entertainment Group after the split-off. Lastly, the Liberty Media board determined to exclude Liberty Media's 37% equity interest in WildBlue (which is attributed to the Entertainment Group) from the assets to be contributed to LEI, because the WildBlue equity interest was believed to be a non-strategic asset for LEI and the Liberty Media board did not want to separate this equity interest from Liberty Media's debt investment in WildBlue (which is attributed to the Capital Group).

        In December 2008, the Liberty Media board determined to pursue the split-off with these structural modifications. In making this decision, the Liberty Media board considered a number of benefits to the split-off, including its belief that additional value can be created for the holders of the Liberty Entertainment common stock by separating select businesses of the Entertainment Group into the new public company (while still retaining substantial assets with the post-split-off Entertainment Group). The Liberty Media board believes that the value of the split-off businesses will experience greater market recognition in the hands of a stand-alone issuer than they do as part of the larger Liberty Media organization. The Liberty Media board noted that immediately before the Liberty Media board announced its intention to pursue the restructured split-off in December 2008 and based on consensus analyst reports, LMDIA was trading at an approximate 53% discount to market estimates of the Entertainment Group's net asset value. The Liberty Media board believes the split-off will reduce this trading discount thereby enhancing management's ability to raise capital in the equity markets. The Liberty Media board further believed that the LEI common stock should be more appealing, as an acquisition currency, to potential acquisition candidates in lines of business similar or complementary to those of the businesses to be held by LEI. In addition, representatives of Liberty Media have engaged, from time to time, in discussions with representatives of DIRECTV that could ultimately result in a potential consolidation transaction. Although there are no present agreements with respect to any such transaction, the Liberty Media board believes that the split-off would create a more attractive acquisition currency in the LEI common stock which would facilitate LEI's ability to structure a potential consolidation with DIRECTV that is more appealing to DIRECTV and with less dilution to the holders of LEI common stock. No assurance can be made, however, that any such consolidation would occur promptly following the split-off, if at all. The Liberty Media board also believes increased focus by the market on LEI separate from Liberty Media will provide increased flexibility in structuring equity-based compensation awards, a key component of retaining and incentivizing a quality management team, and enable LEI to grant equity-based compensation awards to its management with less dilution to the holders of LEI common stock.

        The Liberty Media board further considered that the focus on DIRECTV, including the uncertainty which resulted in the financial community over the possibility of a transaction with DIRECTV, might be having an adverse effect on the Capital Group tracking stock and the Interactive Group tracking stock. By splitting off a portion of the Entertainment Group into a separate company, the Liberty Media board believes that the markets would focus more closely on the remaining assets of Liberty Media to the benefit of the holders of the two other tracking stocks and the remainder of the Entertainment Group.

        In deciding to pursue the split-off, the Liberty Media board also evaluated (i) the lost synergistic benefits of one consolidated public company; (ii) the costs of effecting the split-off, including the additional legal, accounting and administrative costs of operating a separate public company; (iii) the potential tax liabilities that could arise as a result of the split-off; and (iv) the interests of Liberty Media's directors and executive officers in the split-off described under "—Interests of Certain Persons" below. The Liberty Media board considered all of these factors in its analysis even though some factors, such as the loss of intangible synergistic benefits and the interests of certain persons in the split-off, were not quantifiable. The costs of effecting the split-off were estimated to be $4 - $5 million, and the additional legal and accounting costs of operating a separate public company were estimated to be $4 - 5 million per year. Administrative costs were not expected to change significantly as Liberty Media and LEI will be entering into a services agreement in connection with the completion of the split-off, pursuant to which Liberty Media personnel will provide service to LEI and LEI will reimburse Liberty Media for an allocable portion of such personnel compensation based upon the percentage of time spent on LEI matters. Liberty Media and LEI expect these allocations to aggregate $2 - $3 million for the first twelve-month period following the split-off. Although the potential, collective tax liabilities that could arise to Liberty Media, LEI and the holders of Liberty Entertainment common stock if the split-off did not qualify as a tax-free transaction for U.S. federal income tax purposes would be substantial, the Liberty Media board did not consider it likely that these liabilities would be incurred due to the non-waivable conditions to the split-off that the opinions of tax counsel and the IRS private letter ruling (in each case, relating to the tax-free treatment of the split-off for U.S. federal income tax purposes) be obtained.

        After considering the positive and negative factors described above, the Liberty Media board unanimously determined that the anticipated benefits of the split-off outweighed the risks and costs and unanimously approved the split-off. Because the split-off would not include all of the assets, businesses and liabilities of the Entertainment Group, the Liberty Media board could not effect a redemption of all of the outstanding shares of Liberty Entertainment common stock under the Liberty Media charter. Rather, the Liberty Media board determined to effect a partial redemption of the Liberty Entertainment common stock, subject to the receipt of the requisite stockholder approval and the other conditions described below. In accordance with the terms of the Liberty Media charter, the Liberty Media board then determined that, if all conditions to the split-off are satisfied or, if applicable, waived, Liberty Media will redeem, on a pro rata basis, 90% of the shares of each series of Liberty Entertainment common stock outstanding on the date designated by the Liberty Media board.

        In light of the number, variety and complexity of the factors that the Liberty Media board considered in determining to effect the split-off, the Liberty Media board did not believe it to be practicable to assign relative weights to the factors it considered. Rather, the Liberty Media board conducted an overall analysis of the factors described above. In doing so, different members of the Liberty Media board may have given different weight to different factors.

        The Liberty Media board subsequently determined to seek approval for the redesignation proposal in an effort to avoid confusion in the markets following the completion of the split-off. Because analysts and others in the financial community know the businesses of Liberty Media's Entertainment Group as the "Liberty Entertainment" stock, the Liberty Media board believed that naming the new public company "Liberty Entertainment, Inc." would create a smoother transition to independent trading following the split-off. Further, because the anchor asset of the remaining portion of the former Entertainment Group following the split-off will be Starz Entertainment, the Liberty Media board determined to include Starz in the new name of the group and the related tracking stock. If the conditions to the redesignation are satisfied, Liberty Media will effect the redesignation immediately following the redemption.

Vote and Recommendation

        The approval of a majority of the aggregate voting power of the shares of Liberty Entertainment common stock, outstanding on the record date, that are present in person or by proxy, voting together as a separate class, is required to approve the redemption proposal.

        The approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, voting together as a single class, is required to approve the redesignation approval.

        The Liberty Media board has unanimously approved the split-off and unanimously recommends that the holders of Liberty Entertainment common stock vote "FOR" the redemption proposal and Liberty Media's stockholders vote "FOR" the redesignation proposal.

The Redemption; Redemption Ratio

        Pursuant to the redemption proposal, holders of Liberty Entertainment common stock are being asked to approve the redemption of a portion of the outstanding shares of Liberty Entertainment common stock for all outstanding shares of LEI common stock. At the time of the redemption, LEI would hold Liberty Media's 54% interest in DIRECTV, a 100% interest in each of FUN Technologies, PicksPal and Liberty Sports Holdings, a 50% interest in GSN and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to Liberty Media's incremental acquisition of DIRECTV shares in April 2008. All of the businesses, assets and liabilities currently attributed to the Entertainment Group that are not held by LEI would remain with Liberty Media and continue to be attributed to the Entertainment Group. These assets consist of a 100% interest in Starz Entertainment, a 37% equity interest WildBlue and cash and cash equivalents. The businesses, assets and liabilities that are currently attributed to each of Liberty Media's other two tracking stock groups, the Capital Group and the Interactive Group, will not change as a result of the redemption. A more complete description of the businesses and assets that will be held by LEI at the time of the split-off can be found in Annex A of this proxy statement/prospectus.

        LEI common stock will be divided into three series with different voting rights; however, only LEI Series A and Series B common stock will be outstanding immediately following the split-off. LEI common stock will not consist of any tracking stocks. LEI's restated charter will contain similar provisions to the Liberty Media charter; however all provisions specific to a tracking stock structure will be removed. For a comparison of rights of holders of LEI common stock and Liberty Entertainment common stock, please see "—Description of LEI Common Stock and Comparison of Stockholder Rights" below.

        If all conditions to the split-off are satisfied or, if applicable, waived, Liberty Media will redeem, on a pro rata basis, 90% of the shares of each series of Liberty Entertainment common stock outstanding on the redemption date for 100% of the outstanding shares of LEI. Accordingly, on the redemption date, (i) 0.9 of each outstanding share of LMDIA will be redeemed for 0.9 of a share of LEI Series A common stock, and 0.1 of each share of LMDIA will remain outstanding as Liberty Entertainment common stock; and (ii) 0.9 of each outstanding share of LMDIB will be redeemed for 0.9 of a share of LEI Series B common stock, and 0.1 of each share of LMDIB will remain outstanding as Liberty Entertainment common stock, subject, in each case, to the payment of cash in lieu of any fractional shares. By way of example, a holder of 100 shares of LMDIA would receive 90 shares of LEI Series A common stock in redemption for 90 shares of LMDIA and would retain the remaining 10 shares of LMDIA, while a holder of 100 shares of LMDIB would receive 90 shares of LEI Series B common stock in redemption for 90 shares of LMDIB and would retain the remaining 10 shares of LMDIB.

        As of February 28, 2009, there were outstanding 494,619,808 shares of LMDIA and 23,705,527 shares of LMDIB (exclusive of any stock options or appreciation rights). Based on the number of shares of Liberty Entertainment common stock outstanding on February 28, 2009, LEI expects to issue up to 445,157,827 shares of its Series A common stock, and 21,334,974 shares of its Series B common stock in the split-off; and Liberty Media expects 49,461,981 shares of LMDIA and 2,370,553 shares of LMDIB to remain outstanding immediately following the split-off.

        The actual redemption date will be established by the Liberty Media board following the satisfaction or, if applicable, waiver of all conditions to the redemption (other than those which by their terms can only be satisfied concurrently with the redemption date). Once established, the redemption date will be publicly announced by Liberty Media. The redemption effective time would be 5:00 p.m., New York City time, on the redemption date.

Effect of the Redemption

        From and after the redemption effective time, you will no longer have any rights as a holder of Liberty Entertainment common stock with respect to those of your shares of Liberty Entertainment common stock that are redeemed, except for the right, to receive the applicable series and whole number of shares of LEI common stock. You will, however, retain all rights of ownership with respect to the whole number of shares of Liberty Entertainment common stock that are not redeemed.

        Liberty Media will deliver or make available to all holders of certificated shares of Liberty Entertainment common stock a letter of transmittal with which to surrender those of their certificated shares to be redeemed in exchange for shares of the appropriate series of LEI common stock. Holders of certificated shares of Liberty Entertainment common stock must surrender their stock certificates together with a duly executed letter of transmittal (and any other documentation required thereby) in order to receive their LEI shares in the split-off. Any shares of Liberty Entertainment common stock not subject to redemption that are represented by a surrendered certificate will be exchanged for a new certificate.

        Accounts holding shares of Liberty Entertainment common stock in book-entry form will be debited for the applicable series and number of shares to be redeemed as of the redemption effective time, and promptly thereafter credited with the applicable series and number of shares of LEI common stock. No letters of transmittal will be delivered to holders of shares in book-entry form, and holders of book-entry shares of Liberty Entertainment common stock will not need to take any action to receive their LEI shares in the split-off.

        After the redemption, an investment in Liberty Entertainment common stock, Liberty Capital common stock or Liberty Interactive common stock will continue to represent an ownership interest in Liberty Media as a whole and not in the businesses or assets attributed to the Entertainment Group, the Capital Group or the Interactive Group, respectively. The number of shares of LCAPA, LCAPB, LINTA and LINTB outstanding prior to the split-off will not change as a result of the split-off.

        If the redesignation is completed, the references above to the Entertainment Group and Liberty Entertainment common stock will apply to the Starz Group and Liberty Starz common stock, respectively. See "—Effect of the Redesignation" below.

Conditions to the Split-Off

        The completion of the split-off is subject to the following conditions:

  •
  the receipt of the requisite stockholder approval of the redemption proposal at the annual meeting;

  •
  the receipt of a private letter ruling from the IRS (which ruling shall not have been withdrawn, invalidated or modified in an adverse manner), and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably acceptable to Liberty Media, in each case to the effect that the split-off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code and that (i) no gain or loss will be recognized by Liberty Media upon the distribution of LEI stock and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Entertainment common stock upon the exchange of their shares of Liberty Entertainment common stock for shares of LEI stock (except with respect to cash received in lieu of fractional shares);

  •
  the receipt of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably acceptable to Liberty Media, to the effect that the split-off will not affect the tax-free treatment under Sections 355 and/or 368(a)(1)(D) of the Code of, and will not cause Section 355(e) of the Code to apply to, (i) the exchange of stock of News Corporation for stock of Greenlady Corp. that was effected between News Corporation and subsidiaries of Liberty Media on February 27, 2008, or (ii) any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange;

  •
  the effectiveness under the Securities Act of the LEI registration statement, of which this proxy statement/prospectus will form a part, and the effectiveness of the registration of the LEI common stock under Section 12(b) of the Exchange Act;

  •
  the approval of Nasdaq for the listing of the LEI common stock;

  •
  the approval of the FCC of the transfer of control of certain FCC licenses held by LEI subsidiaries or investees; and

  •
  any other regulatory approvals that the Liberty Media board determines to obtain.

        The Liberty Media board may not waive any of the conditions described above, other than those listed in the last bullet point above.

 Redesignation; Effective Time

        Pursuant to the redesignation, Liberty Media would amend and restate its charter to change the name of (i) the "Entertainment Group" to the "Starz Group" and (ii) the "Liberty Entertainment common stock" to the "Liberty Starz common stock;" modify the definition of the renamed Starz Group to reflect the composition of that group after giving effect to the split-off; and update the definitions of the Capital Group and the Interactive Group to give effect to the change in the attribution of businesses to each of these groups since the effective date of the Liberty Media charter.

        Subject to the satisfaction of the conditions to the redesignation, the redesignation would be completed upon the filing of the Liberty Media restated charter with the Secretary of State of the State of Delaware. The redesignation would occur immediately following the effective time of the redemption.

Effect of Redesignation

        As a result of the redesignation, the shares of Liberty Entertainment common stock not redeemed in the split-off would be redesignated as shares of Liberty Starz common stock. The redesignated Liberty Starz common stock would track the business, assets and liabilities of the redesignated Starz Group, which would hold all of the business, assets and liabilities currently attributed to Liberty Media's Entertainment Group that are not held by LEI immediately following the split-off. These assets consist of a 100% interest in Starz Entertainment LLC, a 37% equity interest in WildBlue Communications, Inc. and cash and cash equivalents.

        Holders of certificated shares of Liberty Entertainment common stock who properly surrender their certificates with a duly completed letter of transmittal (and any other documentation required thereby) following the redemption will receive certificates of Liberty Starz common stock representing the portion of their Liberty Entertainment shares that were not redeemed in the split-off.

        Holders of Liberty Entertainment shares held in book-entry form will not need to take any action in connection with the redesignation. Their accounts will automatically be credited with shares of Liberty Starz common stock following the completion of the redemption and the redesignation, based on the portion of the former Liberty Entertainment shares not redeemed in the split-off.

Condition to the Redesignation

        The completion of the redesignation is subject to the following conditions:

  •
  the receipt of the requisite stockholder approval of the redesignation proposal at the annual meeting; and

  •
  the completion of the split-off.

Treatment of Fractional Shares

        Unless otherwise determined and announced by Liberty Media and LEI, any holder which would otherwise receive a fraction of a share of LEI common stock or retain a fraction of a share of Liberty Entertainment common stock will instead receive cash in an amount equal to the product of the applicable fraction multiplied by the average of the high and low reported sales prices for the applicable series of Liberty Entertainment common stock on the redemption date.

Board Discretion to Terminate Split-Off and Not Implement Redesignation

        The Liberty Media board reserves the right to terminate the split-off at any time prior to the redemption effective time. The Liberty Media board also reserves the right to not implement the redesignation at any time prior to the filing of the Liberty Media restated charter with the Secretary of

State for the State of Delaware. Although the Liberty Media board has no present plan or intention to terminate the split-off or not implement the redesignation if their respective conditions to completion are satisfied, the Liberty Media board has determined to reserve this discretion in the event the occurrence of any unforeseeable event causes either or both of the transactions to no longer fulfill the purposes of their implementation.

Treatment of Outstanding Equity Awards

        Options to purchase shares of Liberty Entertainment common stock, stock appreciation rights with respect to shares of Liberty Entertainment common stock and restricted shares of Liberty Entertainment common stock have been granted to various directors, officers, employees and consultants of Liberty Media and certain of its subsidiaries pursuant to the 2007 Incentive Plan and various other stock incentive plans administered by the Liberty Media board of directors or the incentive plan committee thereof. Below is a description of the effect of the split-off on these outstanding stock awards.

Option Awards

        As of the redemption effective time, each outstanding option to purchase shares of Liberty Entertainment common stock (which we refer to as an outstanding Liberty Entertainment option) will be split, automatically, into two option awards:

  •
  an option award (which we refer to as an LEI option) to purchase the number and series of whole shares of LEI common stock which the holder would have received on the redemption date with respect to the shares of Liberty Entertainment common stock subject to such outstanding Liberty Entertainment option if the holder had exercised such Liberty Entertainment option immediately prior to the redemption date, with any fraction of a share rounded down to the nearest whole number; and

  •
  an adjusted option award (which we refer to as an adjusted Liberty Entertainment option) to purchase the number and series of whole shares of Liberty Entertainment common stock which the holder would have retained following the split-off had the holder exercised such outstanding Liberty Entertainment option immediately prior to the redemption date, with any fraction of a share rounded down to the nearest whole number.

        The aggregate exercise price of each outstanding Liberty Entertainment option will be allocated between the LEI option and the adjusted Liberty Entertainment option, in each case, with any fraction of a cent rounded up, based upon [                                    ].

        By way of example, an outstanding Liberty Entertainment option to acquire 100 shares of LMDIA at an exercise price of $10 would be converted, as a result of the redemption, into:

  •
  an LEI option to acquire 90 shares of LEI Series A common stock at an exercise price of $[                ]; and

  •
  an adjusted Liberty Entertainment option to acquire 10 shares of LMDIA at an exercise price of $[                ].

        All other terms of the LEI options and related adjusted Liberty Entertainment options (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding outstanding Liberty Entertainment option, except (i) as described above and (ii) that the options will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, LEI or certain other subsidiaries of Liberty Media.

        If the redesignation is completed, all adjusted Liberty Entertainment options will relate to Liberty Starz common stock.

SAR Awards

        As of the redemption effective time, each outstanding stock appreciation right related to Liberty Entertainment common stock (which we refer to as an outstanding Liberty Entertainment SAR) will be split, automatically, into two stock appreciation right awards:

  •
  a stock appreciation right award (which we refer to as an LEI SAR) related to the number and series of whole shares of LEI common stock which the holder would have received on the redemption date with respect to the shares of Liberty Entertainment common stock subject to such outstanding Liberty Entertainment SAR had the holder owned such Liberty Entertainment shares immediately prior to the redemption date, with any fraction of a share rounded down to the nearest whole number; and

  •
  an adjusted stock appreciation right award (which we refer to as an adjusted Liberty Entertainment SAR) related to the number and series of whole shares of Liberty Entertainment common stock which the holder would have retained following the split-off had the holder owned the number and series of shares of Liberty Entertainment common stock subject to such outstanding Liberty Entertainment SAR immediately prior to the redemption date, with any fraction of a share rounded down to the nearest whole number.

        The aggregate base price of each outstanding Liberty Entertainment SAR held will be allocated between the LEI SAR and the adjusted Liberty Entertainment SAR, in each case, with any fraction of a cent rounded up, based upon [                                    ].

        By way of example, an outstanding Liberty Entertainment SAR related to 100 shares of LMDIA at a base price of $10 would be converted, as a result of the redemption, into:

  •
  an LEI SAR related to 90 shares of LEI Series A common stock with a base price of $[                ]; and

  •
  an adjusted Liberty Entertainment SAR related to 10 shares of LMDIA with a base price of $[                ].

        All other terms of a holder's LEI SARs and related adjusted Liberty Entertainment SARs (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding outstanding Liberty Entertainment SAR, except (i) as described above and (ii) that the SARs will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, LEI or certain other subsidiaries of Liberty Media.

        If the redesignation is completed, all adjusted Liberty Entertainment SARs will relate to Liberty Starz common stock.

Restricted Stock Awards

        As of the redemption effective time, Liberty Entertainment shares subject to restricted stock awards will be redeemed in the same proportion as outstanding, unrestricted shares of Liberty Entertainment common stock. As a result, 0.9 of each outstanding restricted share of Liberty Entertainment common stock will be redeemed for 0.9 of a share of the corresponding series of LEI common stock, and the remaining 0.1 of each restricted share of Liberty Entertainment common stock will be retained by the holder, subject to cash, in each case, in lieu of fractional shares. By way of example, with respect to an outstanding award of 100 restricted shares of LMDIA, 90 restricted shares of LMDIA will be redeemed for 90 restricted shares of LEI Series A common stock, and 10 restricted shares of LMDIA will remain outstanding.

        The terms of the LEI restricted shares (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding Liberty Entertainment restricted shares, except that the LEI restricted shares will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, LEI or certain other subsidiaries of Liberty Media.

        If the redesignation is completed, all outstanding restricted shares of Liberty Entertainment common stock will be treated in the same manner as outstanding unrestricted shares of Liberty Starz common stock.

Transitional Plan

        All of the LEI options, LEI SARs and restricted shares of LEI common stock will be issued pursuant to the Liberty Entertainment, Inc. Transitional Stock Adjustment Plan (the transitional plan), a copy of which is being filed as an exhibit to the registration statement of which this proxy statement/prospectus will form a part. The transitional plan will govern the terms and conditions of the foregoing LEI incentive awards but will not be used to make any grants following the split-off.

Description of LEI Common Stock and Comparison of Stockholder Rights

        The following is a description of (i) the terms of the Liberty Entertainment common stock under the Liberty Media charter and (ii) the terms of the LEI common stock under its restated charter, including a comparison between the terms of the two charters. The following discussion of the terms of the Liberty Media charter and LEI's restated charter is qualified by reference to the full text of those charters. LEI's restated charter is included as Annex B to this proxy statement/prospectus. The Liberty Media charter has been filed with the Securities and Exchange Commission. Please see "Additional Information—Where You Can Find Additional Information" for more information regarding Liberty Media's filings. For illustrative purposes, the following description does not give effect to the redesignation.

Liberty Entertainment Common Stock	LEI Common Stock

Authorized Capital Stock

Under the Liberty Media charter, Liberty Media is authorized to issue up to 8.15 billion shares of Liberty Entertainment common stock, of which 4 billion are designated as Series A Liberty Entertainment common stock, 150 million are designated as Series B Liberty Entertainment common stock, and 4 billion are designated as Series C Liberty Entertainment common stock. See Article IV, Section A.1. of the Liberty Media charter.
LEI will be authorized to issue up to [ ] shares of capital stock, consisting of [ ] shares of common stock, of which [ ] shares will be designated as Series A common stock, [ ] shares will be designated as Series B common stock, [ ] shares will be designated as Series C common stock, and [ ] shares of preferred stock that are undesignated as to series. LEI's restated charter authorizes its board of directors to authorize the issuance of one or more series of preferred stock. See Article IV of Annex B.
Dividends and Securities Distributions

Under the Liberty Media charter, Liberty Media is permitted to pay dividends on Liberty Entertainment common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Entertainment Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Entertainment Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Entertainment common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Entertainment Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Entertainment common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Entertainment common stock. See Article IV, Section A.2.(c)(ii) of the Liberty Media charter.

Under the Liberty Media charter, Liberty Media is permitted to make (i) share distributions of (A) Series A Liberty Entertainment common
LEI will be permitted to pay dividends when and as declared by its board. Dividends will only be paid out of assets legally available for the payment of dividends. Whenever a dividend is paid to the holders of one series of common stock, LEI will also pay to the holders of the other series of common stock an equal per share dividend. See Article IV, Section B.3 of Annex B.

Under the LEI restated charter, LEI is permitted to make share distributions of (i) Series C common stock to holders of all series of LEI common stock, on an equal per share basis; (ii) Series A common stock to holders of Series A common stock and, on an equal per share basis, shares of Series B common stock to holders of Series B common stock and, on an equal per share basis, Series C common stock to holders of Series C common stock; and (iii) share distributions of any other class or series of LEI securities or the securities of any other person to holders of all series of LEI common stock, on an equal per share basis, subject to certain limitations and, provided that, with respect to this clause (iii), the holders of LEI Series B common stock have a consent right with respect to certain share distributions of voting

Liberty Entertainment Common Stock	LEI Common Stock

stock or Series C Liberty Entertainment common stock, respectively, to holders of all series of Liberty Entertainment common stock, on an equal per share basis; and (B) share distributions of Series A Liberty Entertainment common stock to holders of Series A Liberty Entertainment common stock and, on an equal per share basis, shares of Series B Liberty Entertainment common stock to holders of Series B Liberty Entertainment common stock and, on an equal per share basis, shares of Series C Liberty Entertainment common stock to holders of Series C Liberty Entertainment common stock; and (ii) share distributions of (A) Series A Liberty Interactive common stock or Series C Liberty Interactive common stock, respectively, to holders of all series of Liberty Entertainment common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty Interactive common stock to holders of Series A Liberty Entertainment common stock and, on an equal per share basis, shares of Series B Liberty Interactive common stock to holders of Series B Liberty Entertainment common stock and, on an equal per share basis, shares of Series C Liberty Interactive common stock to holders of Series C Liberty Entertainment common stock, subject to certain limitations; and (iii) share distributions of (A) Series A Liberty Capital common stock or Series C Liberty Capital common stock, respectively, to holders of all series of Liberty Entertainment common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty Capital common stock to holders of Series A Liberty Entertainment common stock and, on an equal per share basis, shares of Series B Liberty Capital common stock to holders of Series B Liberty Entertainment common stock and, on an equal per share basis, shares of Series C Liberty Capital common stock to holders of Series C Liberty Entertainment common stock, subject to certain limitations; and (iv) share distributions of any other class or series of Liberty Media's securities or the securities of any other person to holders of all series of Liberty Entertainment common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(ii) of the Liberty Media charter.	securities on LEI Series C common stock and certain share distributions pursuant to which the holders of LEI Series B common stock would receive voting securities with lesser voting rights than those of the LEI Series B common stock. See Article IV, Section B.4 of Annex B.

Liberty Entertainment Common Stock	LEI Common Stock

Conversion at Option of Holder

Under the Liberty Media charter, each share of Series B Liberty Entertainment common stock is convertible, at the option of the holder, into one share of Series A Liberty Entertainment common stock. Shares of Series A Liberty Entertainment common stock and shares of Series C Liberty Entertainment common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(B) of the Liberty Media charter.
Each share of LEI Series B common stock will be convertible, at the option of the holder, into one share of LEI Series A common stock. Shares of LEI Series A and Series C common stock will not be convertible. See Article IV, Section B.2 of Annex B.
Conversion at Option of Issuer

Under the Liberty Media charter, Liberty Media can convert each share of Series A Liberty Entertainment common stock, Series B Liberty Entertainment common stock and Series C Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Interactive common stock at a ratio based on the relative trading prices of the Series A Liberty Entertainment common stock (or another series of Liberty Entertainment common stock subject to certain limitations) and the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations) over a specified 60-trading day period. Liberty Media can also convert each share of Series A Liberty Entertainment common stock, Series B Liberty Entertainment common stock and Series C Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Capital common stock at a ratio based on the relative trading prices of the Series A Liberty Entertainment common stock (or another series of Liberty Entertainment common stock subject to certain limitations) and the Series A Liberty Capital common stock (or another series of Liberty Capital common stock subject to certain limitations) over a specified 60-trading day period. See paragraph (b)(iv) and (b)(v) of Article IV, Section A.2. of the Liberty Media charter.

The Liberty Media charter also provides that it can convert each share of Liberty Capital common stock and Liberty Interactive common stock into a number of shares of the corresponding series of Liberty Entertainment common stock at a ratio based on the relative trading prices of the Series A Liberty Capital common stock (or another series of Liberty Capital common stock	None.

Liberty Entertainment Common Stock	LEI Common Stock

subject to certain limitations) or the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations), as applicable, to the Series A Liberty Entertainment common stock (or another series of Liberty Entertainment common stock subject to certain limitations) over a specified 60-trading day period. See paragraphs (b)(iii) and (b)(vii) of Article IV, Section A.2. of the Liberty Media charter.
Optional Redemption for Stock of a Subsidiary

Under its current charter, Liberty Media may redeem outstanding shares of Liberty Entertainment common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Entertainment Group (and may or may not hold assets and liabilities attributed to any other group), provided that its board of directors seeks and receives the approval to such redemption of holders of Liberty Entertainment common stock, voting together as a separate class.
If Liberty Media were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Capital Group and/or the Interactive Group, shares of Liberty Capital common stock and/or Liberty Interactive common stock, as applicable, would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the class vote described above as well as the separate class vote of the holders of Liberty Capital common stock and/or Liberty Interactive common stock, as applicable. See Article IV, Section A.2.(f)(i) of the Liberty Media charter.	None.
Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

Under its current charter, if Liberty Media disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Entertainment Group, it is required to choose one of the following five alternatives, unless its board obtains approval of the holders of Liberty Entertainment common stock to not take such action or the disposition qualifies under a specified exemption (in which case Liberty Media will not be required to take any of the following actions):
• pay a dividend to holders of Liberty Entertainment common stock out of the available net proceeds of such disposition; or	None.

Liberty Entertainment Common Stock	LEI Common Stock

•  if there are legally sufficient assets and the Entertainment Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Entertainment Group, redeem all outstanding shares of Liberty Entertainment common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Entertainment Group, redeem a portion of outstanding shares of Liberty Entertainment common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

 •  convert each outstanding share of each series of Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Interactive common stock at a specified premium; or
•  convert each outstanding share of each series of Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Capital common stock at a specified premium; or
• combine a conversion of a portion of the outstanding shares of Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Interactive common stock or Liberty Capital common stock with either the payment of a dividend on or redemption of shares of Liberty Entertainment common stock, subject to certain limitations. See Article IV, Section A.2.(f)(ii) of the Liberty Media charter.
Voting Rights

Under the Liberty Media charter, holders of Series A Liberty Entertainment common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Entertainment common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C Liberty
Holders of LEI Series A common stock will be entitled to one vote for each share of such stock held and holders of LEI Series B common stock will be entitled to ten votes for each share of such stock held on all matters submitted to a vote of LEI's stockholders. Holders of LEI Series A common stock and Series B common stock vote together as one class, unless a separate series

Liberty Entertainment Common Stock	LEI Common Stock

Entertainment common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Liberty Media charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Entertainment common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of the Liberty Media charter.

 Under the Liberty Media charter, holders of Liberty Entertainment common stock will vote as one class with holders of Liberty Capital common stock and Liberty Interactive common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the Liberty Media charter or Delaware law. In connection with certain dispositions of Entertainment Group assets as described above, the Liberty Media board may determine to seek approval of the holders of Liberty Entertainment common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under its current charter. See Article IV, Section A.2.(a)(iv)(B) of the Liberty Media charter.

 Under its current charter, Liberty Media may not redeem outstanding shares of Liberty Entertainment common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Entertainment Group unless its board of directors seeks and receives the approval to such redemption of holders of Liberty Entertainment common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Capital Group and/or the Interactive Group, the approval to such redemption of holders of Liberty Capital common stock and/or Liberty Interactive common stock, as applicable, with such affected group voting together as a separate class. See Article IV, Section A.2.(a)(v)(B) of the Liberty Media charter.

The Liberty Media charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors	votes is required by the terms of the restated charter or Delaware law or, with respect to any series of preferred stock, by the resolution of the board of directors establishing such series of preferred stock. Holders of LEI Series C common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of LEI's restated charter), except as otherwise required by Delaware law. When so required, holders of LEI Series C common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section B.1 of Annex B.

In addition to the Series B consent right described under "—Dividends and Securities Distributions" above, the consent of holders of 75% of the then-outstanding shares of LEI Series B common stock, voting together as a separate class, is required for certain charter amendments, recapitalizations and reclassifications pursuant to which the holders of LEI Series C common stock would receive voting securities or the holders of LEI Series B common stock would receive voting securities with lesser voting rights than those of the LEI Series B common stock. See Article VII of Annex B. Series B holders are permitted to act by written consent whenever their consent is required under LEI's restated charter. See Article VI, Section B of Annex B.

LEI's restated charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 80% of the aggregate voting power of LEI's outstanding voting securities, voting together as a single class. See Article VII of Annex B. See "—Amendments" and "—Supermajority Voting Provisions" for a description of these requirements.

Liberty Entertainment Common Stock	LEI Common Stock

then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Media's outstanding voting securities, voting together as a single class. See Article IX of the Liberty Media charter.
Inter-Group Interest

Under its current charter, from time to time, the Liberty Media board may determine to create an inter-group interest in the Capital Group or the Interactive Group in favor of the Entertainment Group, or vice versa, subject to the terms of its current charter.
If the Capital Group and/or the Interactive Group has an inter-group interest in the Entertainment Group at such time as any extraordinary action is taken with respect to the Liberty Entertainment common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Entertainment Group's assets), the Liberty Media board will consider what actions are required, or permitted, to be taken under its current charter with respect to such other group(s)' inter-group interest in the Entertainment Group. For example, in some instances, the Liberty Media board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Entertainment common stock must be allocated to the Capital Group and/or the Interactive Group to compensate such other group(s) on a pro rata basis for such other group(s)' proportionate interest in the Entertainment Group.

Similarly, if the Entertainment Group has an inter-group interest in the Capital Group and/or the Interactive Group at such time as any extraordinary action is taken with respect to the Liberty Capital common stock and/or the Liberty Interactive common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the applicable group(s)' assets), the Liberty Media board will consider	None.

Liberty Entertainment Common Stock	LEI Common Stock

what actions are required, or permitted, to be taken under the Liberty Media charter with respect to the Entertainment Group's inter-group interest in the affected group(s).
All such board determinations will be made in accordance with the Liberty Media charter and applicable Delaware law.
None of the Interactive Group, the Capital Group or the Entertainment Group currently has any inter-group interest in the other.
Liquidation

Upon Liberty Media's liquidation, dissolution or winding up, holders of shares of Liberty Entertainment common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Media's assets, if any, remaining for distribution to holders of Liberty Entertainment common stock, Liberty Capital common stock and Liberty Interactive common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(h) of the Liberty Media charter.

As of the date of this proxy statement/prospectus, each share of Liberty Entertainment common stock is entitled to 0.21347 of a liquidation unit.
Upon LEI's liquidation, dissolution or winding up, holders of LEI common stock will be entitled to receive net assets, if any, remaining for distribution to holders of LEI common stock (after payment or provision for all of LEI's liabilities and payment of the preferential amounts to which any series of preferred stock is entitled) on a per share basis. See Article IV, Section B.6 of Annex B.

Other Provisions of LEI's Restated Charter

        LEI's restated charter and bylaws will also contain the following terms.

Preferred Stock

        LEI's restated charter authorizes the board of directors of LEI to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

  •
  the designation of the series;

  •
  the number of authorized shares of the series, which number LEI's board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

  •
  the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

  •
  the rights of the series in the event of LEI's voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

  •
  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of LEI's board of directors;

  •
  the voting rights, if any, of the holders of the series;

  •
  the terms and conditions, if any, for LEI to purchase or redeem the shares; and

  •
  any other relative rights, preferences and limitations of the series.

        LEI believes that the ability of its board of directors to authorize the issuance of one or more series of preferred stock will provide flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs which might arise. The authorized shares of LEI's preferred stock will be available for issuance without further action by its stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which LEI securities may be listed or traded.

        Although LEI has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. LEI's board will make any determination to issue such shares based upon its judgment as to the best interests of its stockholders. LEI's board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of its board of directors, including a tender offer or other transaction that some, or a majority, of its stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Board of Directors

        LEI's restated charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of its directors will not be less than three and the exact number will be fixed from time to time by a resolution of its board. The members of the LEI board, other than those who may be elected by holders of any preferred stock, will be divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the Class I directors of LEI will expire at the annual meeting of stockholders in 2011. The term of office of Class II directors of LEI will expire at the annual meeting of stockholders in 2012. The term of office of Class III directors of LEI will expire at the annual meeting of stockholders in 2010.

        At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.

        LEI's restated charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of LEI's outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

        LEI's restated charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on its board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on its board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting its board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of LEI's preferred stock with respect to any additional director elected by the holders of that series of LEI's preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of LEI's board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of LEI's board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of LEI.

Limitation on Liability and Indemnification

        To the fullest extent permitted by Delaware law, LEI's directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director. In addition, LEI indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of LEI or, at its request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. LEI will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

Corporate Opportunity

        LEI's restated charter acknowledges that LEI may have overlapping directors and officers with other entities that compete with LEI's businesses and that LEI may engage in material business transactions with such entities. LEI has renounced its rights to certain business opportunities and LEI's restated charter provides that no director or officer of LEI will be liable to LEI or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Liberty Media) instead of LEI, or does not refer or communicate information regarding such corporate opportunity to LEI, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of LEI or as a director or officer of any of LEI's subsidiaries or affiliates, and (y) such opportunity relates to a line of business in which LEI or any of its subsidiaries is then directly engaged.

No Shareowner Action by Written Consent; Special Meetings

        LEI's restated charter provides that (except (i) as otherwise provided in the terms of any series of preferred stock or (ii) with respect to an action taken by holders of Series B common stock when voting together as a separate class), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of LEI's preferred stock, special meetings of LEI's stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 80% of the total outstanding voting power or at the request of at least 75% of the members of LEI's board of directors then in office. LEI's bylaws provide that no business other than that stated in the notice of special meeting will be transacted at any special meeting.

Advance Notice Procedures

        LEI's bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of LEI's stockholders.

        All nominations by stockholders or other business to be properly brought before a meeting of stockholders will be made pursuant to timely notice in proper written form to LEI's Secretary. To be timely, a stockholder's notice will be given to LEI's Secretary at LEI's offices as follows:

          (1)   with respect to an annual meeting of LEI's stockholders that is called for a date within 30 days before or after the anniversary date of the immediately preceding annual meeting of LEI's stockholders, such notice must be given no earlier than the close of business on the 90th day and no later than the close of business on the 60th day prior to the meeting date;

          (2)   with respect to an annual meeting of LEI's stockholders that is called for a date not within 30 days before or after the anniversary date of the immediately preceding annual meeting of LEI's stockholders, such notice must be given no later than the close of business on the 10th day following the day on which LEI first provides notice of or publicly announces the date of the current annual meeting, whichever occurs first; and

          (3)   with respect to an election to be held at a special meeting of LEI stockholders, such notice must be given no earlier than the close of business on the 90th day prior to such special meeting and no later than the close of business on the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the proposed nominees.

        The public announcement of an adjournment or postponement of a meeting of LEI stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to LEI's board at any meeting is increased, and LEI does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to LEI's Secretary at LEI's offices not later than the close of business on the 10th day following the day on which LEI first made the relevant public announcement. For purposes of the first annual meeting of

stockholders to be held in 2010, the first anniversary date will be deemed to be [                                    ], 2010.

Amendments

        LEI's restated charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of LEI's outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its restated charter or to add or insert any provision in its restated charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of LEI's stockholders or (2) which has been approved by at least 75% of the members of its board then in office. LEI's restated charter further provides that the affirmative vote of the holders of at least 80% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office.

Supermajority Voting Provisions

        In addition to the supermajority voting provisions discussed under "—Amendments" above, LEI's restated charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

  •
  its merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders, or (2) that at least 75% of the members of its board of directors then in office have approved;

  •
  the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

  •
  its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

Section 203 of the Delaware General Corporation Law

        Section 203 of the General Corporation Law of the State of Delaware prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of two-thirds of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply if, among other things, the corporation's certificate of incorporation contains a provision expressly electing not to be governed by Section 203. In LEI's restated charter, LEI has elected not to be governed by Section 203.

 Conduct of the Business of the Entertainment Group if the Split-Off is Not Completed

        If the split-off is not completed, Liberty Media intends to continue to operate the businesses of the Entertainment Group substantially in the manner they are operated today. From time to time, Liberty Media will evaluate and review its business operations, properties, dividend policy and capitalization, and make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to maximize stockholder value.

Interests of Certain Persons

        In considering the recommendation of the Liberty Media board to vote to approve the redemption proposal, holders of Liberty Entertainment common stock should be aware that the executive officers and directors of Liberty Media will receive stock incentive awards with respect to LEI common stock in exchange for a portion of their existing Liberty Entertainment stock incentives as a result of the split-off. See "—Treatment of Outstanding Equity Awards" above for more information.

        Holders of Liberty Entertainment common stock should also be aware that the initial executive officers and directors of LEI will continue to serve as executive officers and directors of Liberty Media. See "Risk Factors—Factors Relating to LEI—LEI has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests" and "—LEI may compete with Liberty Media and LGI for business opportunities" for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and LEI.

        As of February 28, 2009, Liberty Media's executive officers and directors beneficially owned (i) shares of Liberty Entertainment common stock representing in the aggregate approximately 36.3% of the aggregate voting power of the outstanding shares of Liberty Entertainment common stock and (ii) shares of Liberty Media common stock representing in the aggregate approximately 38.2% of the aggregate voting power of the outstanding shares of Liberty Media common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the split-off proposals.

        The Liberty Media board was aware of these interests and considered them when approving the redemption proposal.

Amount and Source of Funds and Financing of the Transaction; Expenses

        It is expected that Liberty Media will incur an aggregate of $4-5 million in expenses in connection with the split-off and the redesignation. These expenses will be comprised of:

  •
  approximately $750,000 of printing and mailing expenses associated with this proxy statement/prospectus;

  •
  approximately $3,250,000 in legal and accounting fees;

  •
  approximately $323,000 in SEC filing fees; and

  •
  approximately $200,000 in other miscellaneous expenses.

These expenses will be paid by Liberty Media from its existing cash balances.

 Accounting Treatment

        The split-off will be accounted for at historical cost due to the fact that the LEI common stock is to be distributed pro rata to holders of Liberty Entertainment common stock.

No Appraisal Rights

        Under the General Corporation Law of the State of Delaware, holders of Liberty Entertainment common stock will not have appraisal rights in connection with the split-off, and holders of any series of Liberty Media common stock will not have any appraisal rights in connection with the redesignation.

Stock Exchange Listings

        LEI has applied to list its Series A common stock and Series B common stock on the Nasdaq Global Select Market under the same symbols as the Series A and Series B Liberty Entertainment common stock currently trade, "LMDIA" and "LMDIB", respectively. Liberty Media has concurrently applied to change the symbol of the Series A and Series B Liberty Entertainment common stock that will remain outstanding following the split-off to "LSTZA" and "LSTZB." The post-split-off shares of LMDIA, LMDIB, LSTZA and LSTZB would all trade on the Nasdaq Global Select Market. Liberty Media and LEI have been advised that, for a short period following the split-off, LEI's common stock may trade under temporary trading symbols, which will be announced by press release once available.

Stock Transfer Agent and Registrar

        Computershare Trust Company, Inc. is the transfer agent and registrar for all series of Liberty Media common stock and LEI common stock.

Federal Securities Law Consequences

        The issuance of shares of LEI common stock in the split-off will be registered under the Securities Act, and the shares of LEI common stock so issued will be freely transferable under the Securities Act, except for shares of LEI common stock issued to any person who is deemed to be an "affiliate" of LEI after completion of the split-off. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with LEI and may include directors, certain executive officers and significant stockholders of LEI. Affiliates may not sell their shares of LEI common stock, except:

  •
  pursuant to an effective registration statement under the Securities Act covering the resale of those shares;

  •
  in compliance with Rule 144 under the Securities Act; or

  •
  pursuant to any other applicable exemption under the Securities Act.

        LEI's registration statement on Form S-4, of which this document will form a part, will not cover the resale of shares of LEI common stock to be received by its affiliates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPLIT-OFF

        Subject to the limitations and qualifications described herein, the following discussion constitutes the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Liberty Media, as to the material U.S. federal income tax consequences to holders of Liberty Entertainment common stock as a result of the split-off. This discussion is based on the Code, the Treasury regulations promulgated under the Code and interpretations of such authorities by the courts and the IRS, all as in effect as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect. This section is limited to holders of Liberty Entertainment common stock that are U.S. holders, as defined below, that hold their shares of Liberty Entertainment common stock as capital assets, within the meaning of Section 1221 of the Code. Further, this section does not discuss all tax considerations that may be relevant to holders of Liberty Entertainment common stock in light of their particular circumstances, nor does it address the consequences to holders of Liberty Entertainment common stock subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships (including entities treated as partnerships for U.S. federal income tax purposes), persons who acquired such shares of Liberty Entertainment common stock pursuant to the exercise of employee stock options or otherwise as compensation, financial institutions, insurance companies, dealers or traders in securities, and persons who hold their shares of Liberty Entertainment common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes. This section does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or foreign tax consequences. All references in this section to Liberty Entertainment common stock for periods following the completion of the split-off and the redesignation will relate to Liberty Starz common stock.

        Holders of Liberty Entertainment common stock are urged to consult with their tax advisors as to the particular tax consequences to them as a result of the split-off.

        For purposes of this section, a U.S. holder is a beneficial owner of Liberty Entertainment common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or a resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership (including any entity treated as partnership for U.S. federal income tax purposes) holds shares of Liberty Entertainment common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Liberty Entertainment common stock should consult its tax advisor regarding the tax consequences of the split-off.

        The split-off is conditioned upon the receipt by Liberty Media of a private letter ruling from the IRS, and the receipt by Liberty Media and LEI of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Liberty Media, in each case to the effect that the split-off will qualify as a tax-free transaction to Liberty Media and to the holders of Liberty Entertainment common stock who participate in the split-off under Sections 355 and 368(a)(1)(D) of the Code. The private letter ruling is expected to conclude, and it is the opinion of Skadden, Arps, Slate, Meagher & Flom LLP that, for U.S. federal income tax purposes:

  •
  no gain or loss will be recognized by Liberty Media upon the distribution of (i) shares of LEI Series A common stock to holders of LMDIA in the split-off and (ii) shares of LEI Series B common stock to holders of LMDIB in the split-off;

  •
  no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Entertainment common stock upon the receipt of (i) shares of LEI Series A common stock by holders of LMDIA in the split-off and (ii) shares of LEI Series B common stock by holders of LMDIB in the split-off;

  •
  the tax basis of the shares of LEI Series A common stock received by holders of LMDIA in the split-off and the shares of LEI Series B common stock received by holders of LMDIB in the split-off will equal the basis of their shares of Liberty Entertainment common stock surrendered in exchange therefor;

  •
  the holding period of the shares of LEI Series A common stock received by holders of LMDIA in the split-off and the shares of LEI Series B common stock received by holders of LMDIB in the split-off will include the period during which such holders held their shares of Liberty Entertainment common stock surrendered in exchange therefor;

  •
  a holder of LMDIA who receives cash in lieu of a fractional share of LEI Series A common stock and a holder of LMDIB who receives cash in lieu of a fractional share of LEI Series B common stock will recognize gain or loss measured by the difference between the basis of the fractional share deemed received and the amount of cash received. Any gain or loss will be treated as capital gain or loss; and

  •
  a holder of LMDIA who receives cash in lieu of a fractional share of LMDIA and a holder of LMDIB who receives cash in lieu of a fractional share of LMDIB will recognize gain or loss measured by the difference between the basis of such fractional share and the amount of cash received. Any gain or loss will be treated as capital gain or loss.

        Although a private letter ruling relating to the qualification of the split-off under Sections 355 and 368(a)(1)(D) of the Code will generally be binding on the IRS, the continuing validity of such ruling will be subject to the accuracy of factual representations and assumptions. Further, as part of the IRS's general ruling policy with respect to transactions under Section 355 of the Code, the private letter ruling will not represent a determination by the IRS that certain requirements which are necessary to obtain tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code have been satisfied. Rather, the private letter ruling will be based upon representations by Liberty Media that these requirements have been satisfied. If any of the representations or assumptions upon which a private letter ruling obtained by Liberty Media will be based are incorrect or untrue in any material respect, or the facts upon which the ruling is based are materially different from the facts at the time of the split-off, the private letter ruling could be invalidated.

        As a result of this IRS ruling policy with respect to transactions under Section 355 of the Code, Liberty Media has made it a condition to the split-off that Liberty Media and LEI receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP to the effect that the split-off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code. Opinions of counsel are not binding upon the IRS, and the conclusions in the tax opinion could be challenged by the IRS. The opinion of counsel will be based upon the Code, Treasury Regulations, administrative rulings and court decisions, all as in effect as of the date on which the opinion is issued and all of which are subject to change, possibly with retroactive effect. In addition, the opinion of counsel will be based upon certain assumptions, factual representations made by the officers of Liberty Media and LEI, as well as certain undertakings made by Liberty Media and LEI. If any of those factual representations or assumptions is incorrect or untrue in any material respect, any undertaking is not complied with, or the facts upon which the opinion is based are materially different from the facts at the time of the split-off, the split-off may not qualify for tax-free treatment.

        If the split-off does not qualify for tax-free treatment, then Liberty Media would recognize taxable gain in an amount equal to the excess of the fair market value of the LEI common stock held by it immediately before the split-off over Liberty Media's tax basis therein. In addition, the exchange by the holders of Liberty Entertainment common stock in the split-off would be a taxable exchange, and each U.S. holder that participated in the split-off would recognize either (i) a capital gain or loss equal to the difference between the fair market value of the shares of LEI common stock received and the holder's tax basis in Liberty Entertainment common stock surrendered in exchange therefor; or, (ii) in certain circumstances (including whether a holder increased its percentage ownership of Liberty Media common stock (directly or by attribution) as a result of the split-off and certain related transactions), a taxable distribution equal to the fair market value of the shares of LEI common stock received which would be taxed (a) as a dividend to the extent of the holder's share of Liberty Media's current and accumulated earnings and profits (including the gain to Liberty Media described above), then (b) as a non-taxable return of capital to the extent of the holder's tax basis in Liberty Entertainment common stock with respect to which the distribution was made (although there may be certain other alternatives for determining the amount of such non-taxable return of capital if such shareholder owns shares of Liberty Media common stock other than those upon which the distribution was made), and thereafter (c) as a capital gain with respect to the remaining value. An individual U.S. holder would generally be subject to U.S. federal income tax at a preferential rate with respect to the portion of the split-off that was treated as a dividend or capital gain, subject to certain exceptions for certain short term and hedged positions (including positions held for one year or less, in the case of a capital gain), which could instead cause the distribution to be taxed in whole or in part at higher ordinary income rates.

        Even if the split-off otherwise qualifies for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code, the split-off would result in a significant U.S. federal income tax liability to Liberty Media (but not holders of Liberty Media stock) under Section 355(e) of the Code, if there are one or more acquisitions of the stock of Liberty Media or LEI as part of a plan or series of related transactions that includes the split-off and that results in an acquisition of 50% or more of the outstanding common stock of Liberty Media or LEI (by vote or value). For purposes of determining whether the split-off is disqualified as tax-free to Liberty Media under the rules described in this paragraph, current tax law generally creates a presumption that any acquisitions of the stock of Liberty Media or LEI within two years before or after the split-off are part of a plan, although the parties may be able to rebut that presumption. The process for determining whether a prohibited acquisition has occurred under the rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. Liberty Media or LEI might inadvertently cause or permit a prohibited change in the ownership of Liberty Media or LEI to occur, thereby triggering tax to Liberty Media, which could have a material adverse effect. If the split-off is determined to be taxable to Liberty Media, Liberty Media would recognize gain equal to the excess of the fair market value of the LEI common stock held by it immediately before the split-off over Liberty Media's tax basis therein.

        Under the tax sharing agreement between Liberty Media and LEI, Liberty Media, its subsidiaries and certain related persons will be entitled to indemnification from LEI for any losses, including any taxes of Liberty Media and its subsidiaries, resulting from the failure of the split-off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code (including as a result of the application of Section 355(e) of the Code), except for any such losses resulting primarily from, individually or in the aggregate, (i) any action or failure to act by Liberty Media or any of its subsidiaries following the completion of the split-off that would be inconsistent with or prohibit the split-off from qualifying as a tax-free transaction to Liberty Media and to the holders of Liberty

Entertainment common stock under Sections 355 and 368(a)(1)(D) of the Code (except with respect to cash received in lieu of fractional shares) or (ii) any action or failure to act by Liberty Media or any of its subsidiaries following the completion of the split-off that would be inconsistent with, or otherwise cause any person to be in breach of, any representation, covenant or material statement made in connection with any private letter ruling (or supplemental private letter ruling, if any) obtained from the IRS or any tax opinions delivered to Liberty Media or LEI, in each case relating to the qualification of the split-off as a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code.

Backup Withholding

        Payments of cash in lieu of a fractional share of any series of LEI common stock or Liberty Entertainment common stock made in connection with the split-off may, under certain circumstances, be subject to backup withholding, unless a holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

Shareholder Information Reporting

        A holder of Liberty Entertainment common stock who owns at least 5% (by vote or value) of the total outstanding stock of Liberty Media and who receives LEI common stock pursuant to the split-off generally will be required to attach to such holder's federal income tax return for the year in which the split-off occurs a statement setting forth certain information relating to the split-off.

        Holders of Liberty Entertainment common stock are urged to consult their tax advisors as to the particular tax consequences to them as a result of the split-off, including applicable state, local and foreign laws and any changes in federal tax laws that occur after the date of this document.

CAPITALIZATION OF LEI

        The following table sets forth (i) LEI's historical capitalization as of December 31, 2008, and (ii) LEI's adjusted capitalization assuming the split-off was effective on December 31, 2008. The historical financial statements for the assets and businesses to be owned by LEI upon completion of the split-off are included in Annex C of this proxy statement under the heading "LMC Entertainment." The table below should be read in conjunction with LMC Entertainment's historical combined financial statements, including the notes thereto.

	December 31, 2008
	Historical	As Adjusted
	amounts in thousands
Cash(1)	$76,332	376,332

Total liabilities	$3,768,268	3,768,268

Minority interest	452	452
Equity:
Common Stock ($.01 par value)(2):
Series A; 000,000 shares authorized; 443,930,605 shares assumed issued on a pro forma basis	—	4,439
Series B; ,000,000 shares authorized; 21,335,588 shares assumed issued on a pro forma basis	—	213
Series C; ,000,000 shares authorized; zero shares assumed issued on a pro forma basis	—	—
Additional paid-in capital(1)	—	3,891,779
Parent's investment	3,596,431	—
Accumulated other comprehensive loss	(30,896)	(30,896)
Retained earnings	6,931,726	6,931,726

Total equity	10,497,261	10,797,261

Total liabilities and equity	$14,265,981	14,565,981

Notes:

(1)
Liberty Media will contribute up to $300 million in cash to LEI prior to the split-off.

(2)
Each share of LEI Series B common stock is convertible, at the option of the holder, into one share of LEI Series A common stock. LEI Series A common stock and Series C common stock are not convertible.

SELECTED FINANCIAL DATA

Selected Historical Financial Data of LEI

        The following tables present selected combined financial statement information of LEI, which includes certain video programming and distribution subsidiaries and assets of Liberty Media. The selected historical information relating to LEI's combined financial condition and results of operations is presented for each of the years in the five-year period ended December 31, 2008. The financial data for the three years ended December 31, 2008 has been derived from LMC Entertainment's audited combined financial statements for the respective periods. Data for the other periods presented has been derived from unaudited information. The data should be read in conjunction with LMC Entertainment's combined financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Annex C.

	December 31,
	2008	2007	2006	2005	2004
	amounts in thousands
Summary Balance Sheet Data:
Current assets	$142,132	13,443	13,174	—	—
Investment in News Corporation	$—	10,646,814	11,158,084	8,170,786	9,667,327
Investment in DIRECTV	$13,084,571	—	—	—	—
Total assets	$14,265,981	11,141,278	11,618,014	8,448,238	9,938,820
Current liabilities	$280,555	17,709	31,813	—	—
Long-term debt	$1,729,877	—	—	—	—
Parent's investment	$10,497,261	7,698,125	7,884,115	5,944,448	6,872,916

	Years ended December 31,
	2008	2007	2006	2005	2004
	amounts in thousands, except per share amounts
Summary Statement of Operations Data:
Net revenue	$277,621	58,963	31,867	—	—
Operating loss(1)	$(19,500)	(27,269)	(108,824)	(1,478)	(2,198)
Share of earnings (losses) of affiliates	$428,582	5,757	8,220	3,515	(1,393)
Net earnings (loss) from continuing operations(1)(2)(3)	$5,794,116	40,362	(45,771)	(166,946)	595,588
Unaudited pro forma earnings (loss) from continuing operations per common share—Series A and Series B(4)	$12.45	.09	(.10)	(.36)	1.28

(1)
Includes impairment of goodwill and intangible assets of $22,819,000 and $77,151,000 for the years ended December 31, 2008 and 2006, respectively.

(2)
Includes an other than temporary decline in fair value of investment of $351,592,000 for the year ended December 31, 2005.

(3)
Includes a gain of $3,664,800,000 related to the News Exchange, as well as a $1,791,457,000 income tax benefit on such gain, for the year ended December 31, 2008. See note 12 in the LMC Entertainment combined financial statements included in Annex C.

(4)
Unaudited pro forma earnings (loss) from continuing operations per common share for all periods is based on 465,266,193 common shares, which is the number of shares that would have been issued on December 31, 2008 if the split-off had been completed on such date.

 Selected Unaudited Condensed Pro Forma Combined Financial Data of LEI

        The following table presents LEI's unaudited pro forma combined results of operations for the year ended December 31, 2008, after giving effect to the News Exchange as though it had occurred as of January 1, 2008. The unaudited pro forma combined data does not purport to be indicative of the results of operations that may be obtained in the future or that actually would have been obtained had such transaction occurred on such date. The following information should be read in conjunction with and is qualified in its entirety by reference to the Unaudited Condensed Pro Forma Combined Financial Statements of LEI included in Annex C.

Year ended December 31, 2008
(amounts in thousands, except per share amounts)
Revenue	$313,567
Operating expenses	(206,781)
Selling, general and administrative expenses	(60,134)
Depreciation and amortization	(30,181)
Impairment of long-lived asset	(22,819)

Operating loss	(6,348)
Interest expense	(51,844)
Share of earnings of affiliates	477,987
Realized and unrealized gains on financial instruments, net	226,163
Other expense, net	(44)

Earnings from continuing operations before income taxes and minority interests	645,914
Income tax expense	(271,096)
Minority interests in (losses) of subsidiaries	63

Earnings from continuing operations	$374,881

Basic and fully diluted pro forma earnings from continuing operations per common share	$.81

Selected Historical Financial Data of Liberty Media

        The following tables present selected historical information relating to Liberty Media's financial condition and results of operations for the past five years. The following data should be read in conjunction with Liberty Media's consolidated financial statements incorporated herein by reference.

	December 31,
	2008	2007	2006	2005	2004
	amounts in millions
Summary Balance Sheet Data:
Investments in available-for-sale securities and other cost investments	$2,859	17,569	21,622	18,489	21,834
Investment in affiliates	$14,490	1,817	1,842	1,908	784
Assets of discontinued operations	$—	—	512	516	6,258
Total assets	$41,903	45,649	47,638	41,965	50,181
Long-term debt(1)	$11,359	11,524	8,909	6,370	8,566
Stockholders' equity	$19,602	19,586	21,633	19,120	24,586

	Years ended December 31,
	2008	2007	2006	2005	2004
	amounts in millions, except per share amounts
Summary Statement of Operations Data:
Revenue	$10,084	9,423	8,613	7,646	6,743
Operating income (loss)(2)	$(747)	738	1,021	944	788
Realized and unrealized gains (losses) on financial instruments, net	$(34)	1,269	(279)	257	(1,284)
Gains (losses) on dispositions, net	$3,679	646	607	(361)	1,411
Other than temporary declines in fair value of investments	$(441)	(33)	(4)	(449)	(129)
Earnings (loss) from continuing operations(2):
Liberty Entertainment common stock	$(616)	—	—	—	—
Liberty Capital common stock	(524)	—	—	—	—
Liberty Interactive common stock	(781)	441	486	—	—
Old Liberty Capital common stock	5,402	1,524	33	—	—
Liberty common stock	—	—	190	(43)	105
Inter-group eliminations	(2)	—	—	—	—

	$3,479	1,965	709	(43)	105

Basic earnings (loss) from continuing operations per common share(3):
Series A and Series B Liberty Entertainment common stock	$(1.19)	—	—	—	—
Series A and Series B Liberty Capital common stock	$(4.64)	—	—	—	—
Series A and Series B Liberty Interactive common stock	$(1.31)	.70	.73	—	—
Old Series A and Series B Liberty Capital common stock	$41.88	11.55	.24	—	—
Liberty common stock	$—	—	.07	(.02)	.04
Diluted earnings (loss) from continuing operations per common share(3):
Series A and Series B Liberty Entertainment common stock	$(1.18)	—	—	—	—
Series A and Series B Liberty Capital common stock	$(4.64)	—	—	—	—
Series A and Series B Liberty Interactive common stock	$(1.31)	.69	.73	—	—
Old Series A and Series B Liberty Capital common stock	$41.55	11.46	.24	—	—
Liberty common stock	$—	—	.07	(.02)	.04

(1)
Excludes the call option portion of Liberty Media's exchangeable debentures for periods prior to January 1, 2007.

(2)
Liberty Media's 2008 operating loss and loss from continuing operations includes a $1,569 million long-lived asset impairment charge.

(3)
Basic and diluted earnings per share have been calculated for Liberty Capital and Liberty Interactive common stock for periods subsequent to May 9, 2006. Such amounts have not been adjusted for the proposed reverse split. EPS has been calculated for Liberty common stock for all periods prior to May 10, 2006.

 Selected Unaudited Condensed Pro Forma Combined Financial Data of Liberty Media

        The following tables present selected pro forma information relating to Liberty Media's financial condition as of December 31, 2008 and its results of operations for the past three years. The pro forma balance sheet information assumes that the split-off had occurred as of December 31, 2008. The pro forma results of operations data assumes the split-off had occurred as of January 1, 2006. The following data should be read in conjunction with the condensed pro forma consolidated financial statements of Liberty Media included in Annex C to this proxy statement/prospectus.

	December 31,
	2008	2007
	amounts in millions	amounts in millions
Summary Balance Sheet Data:
Investments in available-for-sale securities and other cost investments	$2,857	6,917
Investment in affiliates	$1,136	1,572
Total assets	$27,637	34,507
Long-term debt	$9,629	11,524
Stockholders' equity	$9,105	11,888

	Years ended December 31,
	2008	2007	2006
	amounts in millions, except per share amounts
Summary Statement of Operations Data:
Revenue	$9,804	9,354	8,571
Operating income (loss)	$(727)	789	1,138
Share of earnings (losses) of affiliates	$(1,267)	16	83
Realized and unrealized gains (losses) on financial instruments, net	$(260)	1,269	(279)
Gains on dispositions, net	$18	646	607
Other than temporary declines in fair value of investments	$(441)	(33)	(4)
Earnings (loss) from continuing operations:
Liberty Entertainment common stock	$(949)	—	—
Liberty Capital common stock	(524)	—	—
Liberty Interactive common stock	(781)	441	486
Old Liberty Capital common stock	(56)	1,497	106
Liberty common stock	—	—	168
Inter-group eliminations	(2)	—	—

	$(2,312)	1,938	760

Basic earnings (loss) from continuing operations per common share(1):
Series A and Series B Liberty Entertainment common stock	$(18.25)	—	N/A
Series A and Series B Liberty Capital common stock	$(4.64)	—	N/A
Series A and Series B Liberty Interactive common stock	$(1.31)	.70	N/A
Old Series A and Series B Liberty Capital common stock	$(0.43)	11.35	N/A
Diluted earnings (loss) from continuing operations per common share(1):
Series A and Series B Liberty Entertainment common stock	$(18.25)	—	N/A
Series A and Series B Liberty Capital common stock	$(4.64)	—	N/A
Series A and Series B Liberty Interactive common stock	$(1.31)	.69	N/A
Old Series A and Series B Liberty Capital common stock	$(0.43)	11.26	N/A

(1)
Basic and diluted earnings per share have been calculated for Liberty Capital and Liberty Interactive common stock for periods subsequent to May 9, 2006. Such amounts have not been adjusted for the proposed reverse split. EPS has been calculated for Liberty common stock for all periods prior to May 10, 2006.

Selected Unaudited Historical Attributed Financial Data of the Entertainment Group

        The following tables present selected historical attributed financial information of the Entertainment Group for each of the years in the three-year period ended December 31, 2008. Such data has been derived from the "Attributed Financial Information for Tracking Stock Groups," which was filed as Exhibit 99.1 to Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2008 and is incorporated herein by reference. Such information has been prepared assuming the reclassification had occurred on January 1, 2006.

	December 31,
	2008	2007
	amounts in millions
Summary Balance Sheet Data:
Current assets	$1,631	793
Cost investments	$2	10,652
Equity investments	$13,366	249
Total assets	$16,322	13,808
Long-term debt	$1,777	470
Long-term deferred income tax liabilities	$1,735	3,521
Attributed net assets	$12,180	9,457

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Summary Statement of Operations Data:
Net revenue	$1,391	1,136	1,075
Operating income (loss)	$(1,002)	131	12
Earnings (loss) from continuing operations	$4,852	136	(13)

 Selected Unaudited Pro Forma Attributed Financial Data of the Entertainment Group

        The following tables present selected pro forma attributed financial information relating to the Entertainment Group's financial condition as of December 31, 2008 and its results of operations for the past three years. The pro forma attributed balance sheet information assumes the split-off occurred as of December 31, 2008. The pro forma attributed results of operations data assumes the split-off occurred as of January 1, 2006. The following data should be read in conjunction with the pro forma attributed financial information for tracking stock groups of Liberty Media included in Annex C.

	December 31,
	2008	2007
	amounts in millions	amounts in millions
Summary Balance Sheet Data:
Current assets	$1,489	780
Equity investments	$12	—
Long-term deferred income tax assets	$20	—
Total assets	$2,056	2,666
Long-term debt	$47	470
Long-term deferred income tax liabilities	$—	96
Attributed net assets	$1,683	1,759

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Summary Statement of Operations Data:
Net revenue	$1,111	1,067	1,033
Operating income (loss)	$(982)	182	129
Earnings (loss) from continuing operations	$(939)	109	38

MANAGEMENT OF LEI

Executive Officers and Directors

        The following sets forth certain information concerning the persons who are current officers and directors of Liberty Media and who are expected to serve as LEI's executive officers and directors immediately following the split-off, including their birth dates, directorships held and a description of their business experience, including positions held with Liberty Media.

Name	Positions
John C. Malone Age: 68	Chairman of the Board and a director of LEI.
Chairman of the Board and a director of Liberty Media since March 2006. Chairman of the Board and a director of Liberty Media's predecessor (Old Liberty) from 1994 to May 2006. Chief Executive Officer of Old Liberty from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (the former parent company of Old Liberty, TCI) from November 1996 to March 1999 and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is Chairman of the Board of LGI, Chairman of the Board of DIRECTV and a director of Discovery Communications, Inc. (Discovery), IAC and Expedia, Inc.
Gregory B. Maffei Age: 48	Chief Executive Officer, President and a director of LEI.
Chief Executive Officer, President and a director of Liberty Media since March 2006. Chief Executive Officer and President of Old Liberty since February 2006 and a director of Old Liberty from November 2005 to May 2006. CEO-Elect of Old Liberty from November 2005 through February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until November 2005. Mr. Maffei served as Chairman and Chief Executive Officer of 360networks Corporation from January 2000 until June 2005. Previously, Mr. Maffei was Chief Financial Officer of Microsoft Corporation and Chairman of the Board of Expedia, Inc. Mr. Maffei serves as a director of Electronic Arts, Inc., DIRECTV and Sirius XM Radio Inc. (Sirius).
Charles Y. Tanabe Age: 57	Executive Vice President and General Counsel of LEI.
Executive Vice President of Liberty Media since January 2007, a Senior Vice President of Liberty Media from March 2006 to December 2006, the General Counsel of Liberty Media since March 2006 and the Secretary of Liberty Media from March 2006 to December 2007. Executive Vice President of Old Liberty since January 2007, a Senior Vice President of Old Liberty from January 1999 to December 2006, the Secretary of Old Liberty from April 2001 to March 2008 and the General Counsel of Old Liberty since January 1999.

Name	Positions
David J.A. Flowers Age: 54	A Senior Vice President and the Treasurer of LEI.
A Senior Vice President and the Treasurer of Liberty Media since March 2006. A Senior Vice President of Old Liberty since October 2000 and Treasurer of Old Liberty since April 1997. Mr. Flowers served as a Vice President of Old Liberty from June 1995 to October 2000. Mr. Flowers serves as a director of Interval Leisure Group, Inc.
Albert E. Rosenthaler Age: 49	A Senior Vice President of LEI.
A Senior Vice President of Liberty Media since March 2006. A Senior Vice President of Old Liberty since April 2002. Prior to joining Old Liberty, Mr. Rosenthaler was a tax partner in the accounting firm of Arthur Andersen LLP.
Christopher W. Shean Age: 43	A Senior Vice President and the Controller of LEI.
A Senior Vice President and the Controller of Liberty Media since March 2006. A Senior Vice President of Old Liberty since January 2002 and Controller of Old Liberty since October 2000. Mr. Shean served as a Vice President of Old Liberty from October 2000 to January 2002.
Robert R. Bennett Age: 50	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from September 1994 to May 2006. Chief Executive Officer of Old Liberty from April 1997 to August 2005. President of Old Liberty from April 1997 to February 2006. Previously, Mr. Bennett held various executive positions with Old Liberty since its inception in 1994. Mr. Bennett is a director of Discovery and Sprint Nextel Corporation.
Donne F. Fisher Age: 70	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from October 2001 to May 2006. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.
Paul A. Gould Age: 63	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Gould has been a Managing Director of Allen & Company LLC, an investment banking services company, for more than the last five years. Mr. Gould is a director of Ampco-Pittsburgh Corporation, LGI and Discovery.

Name	Positions
Evan D. Malone Age: 38	A director of LEI.
A director of Liberty Media since August 2008. Dr. Malone has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S, Department of Energy, from 1999 until 2001.
David E. Rapley Age: 67	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from July 2002 to May 2006, having previously served as a director of Old Liberty during 1994. Mr. Rapley has served as President of Rapley Consulting, Inc. since 2002. Mr. Rapley served as Executive Vice President of Engineering of VECO Corp. Alaska from January 1998 to December 2001. Mr. Rapley is a director of LGI.
M. LaVoy Robison Age: 73	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from June 2003 to May 2006. Mr. Robison has been executive director and a board member of The Anschutz Foundation (a private foundation) since January 1998. Mr. Robison is a director of Discovery.
Larry E. Romrell Age: 69	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Romrell served as an Executive Vice President of TCI from January 1994 to March 1999. Mr. Romrell is a director of LGI.

        LEI's executive officers will serve in such capacities until the first annual meeting of LEI's board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of LEI's executive officers or directors, by blood, marriage or adoption, except that Dr. Evan Malone is the son of John C. Malone.

        During the past five years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Director Independence

        It will be LEI's policy that a majority of the members of its board of directors will be independent of its management. For a director to be deemed independent, LEI's board of directors must affirmatively determine that the director has no direct or indirect material relationship with the company. To assist LEI's board of directors in determining which of its directors will qualify as independent, the nominating and corporate governance committee of LEI's board is expected to follow the Corporate Governance Rules of the Nasdaq Stock Market on the criteria for director independence.

        In accordance with these criteria, it is expected that the LEI board of directors will determine that each of Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell qualifies as an independent director of LEI.

Board Committees

        It is expected that LEI's board of directors will form the following committees: audit committee, compensation committee, incentive plan committee (which will be subcommittee of the compensation committee), nominating and corporate governance committee and executive committee. In connection with the split-off, the LEI board will determine the directors to be assigned to each committee.

Compensation Committee Interlocks and Insider Participation

        LEI's board of directors does not currently have a compensation committee. It is expected that no member of LEI's compensation committee (once formed) will be or will have been, during 2008, an officer or employee of LEI or Liberty Media. It is expected that no interlocking relationship will exist between the LEI board and its compensation committee and the board of directors or compensation committee of any other company.

Executive Compensation

Executive Officers of LEI

        The initial executive officers of LEI will be comprised of the current executive officers of Liberty Media. LEI has not paid any compensation to any of its executive officers and, for the foreseeable future, LEI's executive officers will not receive any cash compensation directly from LEI. After the split-off, each of LEI's executive officers will continue to be employed, and provided cash compensation, by Liberty Media. Pursuant to a services agreement to be entered into between Liberty Media and LEI in connection with the split-off, LEI will make payments to Liberty Media based upon the portion of Liberty Media's cost for its executive officers (taking into account wages and benefits) attributable to time they spend on LEI matters. For more information regarding this agreement, please see "Certain Relationships and Related Transactions—Relationships Between LEI and Liberty Media—Services Agreement."

        The amount and timing of any equity-based compensation to be paid to the LEI executive officers following the split-off (other than awards issued pursuant to the transitional plan) will be determined by the incentive plan committee of the LEI board of directors. Any equity incentive awards granted to executive officers of LEI following the split-off will generally be granted pursuant to the Liberty Entertainment, Inc. 2009 Incentive Plan, which is described under "—Equity Incentive Plans" below.

        For information concerning the compensation paid to the "named executive officers" of Liberty Media for the year ended December 31, 2008 and certain related information, see "Executive Compensation" below. The Entertainment Group is a tracking stock group of Liberty Media and is not a separate entity. Accordingly, the historical compensation information included in the section entitled "Executive Compensation" below is not solely attributable to services performed on behalf of the Entertainment Group, rather it reflects the full amount of the compensation paid by Liberty Media to each applicable person during the applicable period.

Directors

        The initial directors of LEI will be comprised of the current directors of Liberty Media. LEI's directors will receive cash compensation directly from LEI in such amounts and at such times as the LEI board of directors shall determine. The amount and timing of any equity-based compensation to be paid to the LEI directors following the split-off (other than awards issued pursuant to the transitional plan) will be determined by the LEI board of directors. Any equity incentive awards granted to nonemployee directors of LEI following the split-off will generally be granted pursuant to the Liberty Entertainment, Inc. 2009 Nonemployee Director Incentive Plan, which is described under "—Equity Incentive Plans" below.

        For information concerning the compensation paid to the directors of Liberty Media for the year ended December 31, 2008 and certain related information, see "Executive Compensation—Compensation of Directors" below.

Equity Incentive Plans

        In connection with the split-off, LEI will adopt the Liberty Entertainment, Inc. 2009 Incentive Plan (the 2009 incentive plan), which will be administered by the incentive plan committee of LEI's board of directors. This committee will have full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2009 incentive plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in LEI. The incentive plan committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the 2009 incentive plan (collectively, awards). The maximum number of shares of LEI common stock with respect to which awards may be granted is [            ] million, subject to anti-dilution and other adjustment provisions of the 2009 incentive plan. With limited exceptions, under the 2009 incentive plan, no person may be granted in any calendar year awards covering more than [            ] million shares of LEI common stock, subject to anti-dilution and other adjustment provisions of the 2009 incentive plan. In addition, no person may receive payment for cash awards during any calendar year in excess of $[            ] million. Shares of LEI common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by LEI.

        Also, in connection with the split-off, LEI will adopt the Liberty Entertainment, Inc. 2009 Nonemployee Director Incentive Plan (the director plan), which will be administered by LEI's entire board of directors. LEI's board will have full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The director plan is designed to provide LEI's nonemployee directors with additional remuneration for services rendered, to encourage their investment in LEI common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of LEI. LEI's board may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the director plan (collectively, director awards). The maximum number of shares of LEI common stock with respect to which director awards may be granted under the director plan is [            ] million, subject to anti-dilution and other adjustment provisions of the plans. Shares of LEI common stock issuable pursuant to director awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by LEI.

        At the time of the split-off, LEI will also have awards outstanding under the transitional plan as described under "Proposals of the Liberty Media Board—Part I: The Split-Off Proposals—Treatment of Outstanding Equity Awards" above.

Equity Compensation Plan Information

        At the time of the split-off, LEI will have three equity compensation plans, each of which is listed below. [The only plan under which awards will be outstanding immediately following the split-off is the transitional plan.]

        The following table reflects the awards that would have been outstanding as of December 31, 2008, assuming (i) the split-off had occurred on that date and (ii) the treatment of the outstanding Liberty Entertainment tracking stock incentive awards described under "Proposals of the Liberty Media Board—Part I: The Split-Off Proposals—Treatment of Outstanding Equity Awards" above.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders(1):

Liberty Entertainment, Inc. 2009 Incentive Plan:					[ ](2)

Series A	—		—

Series B	—		—

Liberty Entertainment, Inc. 2009 Nonemployee Director Incentive Plan:					[ ](2)

Series A	—		—

Series B	—		—

Liberty Entertainment, Inc. Transitional Stock Adjustment Plan:					[	]

Series A	[	]	[	]

Series B	[	]	[	]

Equity compensation plans not approved by security holders—None

Total:

Series A

Series B

					[	]

(1)
Each plan has been approved by Liberty Media in its capacity as the sole stockholder of LEI.

(2)
Each plan permits grants of, or with respect to, shares of any series of LEI common stock, subject to a single aggregate limit.

Pro Forma Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by Liberty Media or ascertainable from public filings, with respect to the estimated beneficial ownership of each person or entity (other than persons who will serve as directors or executive officers of LEI, whose pro forma ownership information follows) who is expected to beneficially own more than five percent of the outstanding shares of any series of LEI common stock, assuming that the redemption date had occurred at 5:00 p.m., New York City time, on February 28, 2009.

        The security ownership information for LEI common stock has been estimated based upon outstanding stock information for Liberty Entertainment common stock as of February 28, 2009, and, in the case of percentage ownership information, has been estimated based upon 445,157,827 shares of LEI Series A common stock and 21,334,974 shares of LEI Series B common stock estimated to have been issued in the split-off.

        So far as is known to Liberty Media, the persons indicated below would have sole voting power with respect to the shares estimated to be owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)

Capital Research and Management	Series A	25,826,922	(1)	5.8	3.9
Company	Series B	—		—
333 South Hope Street Los Angeles, CA 90071

Southeastern Asset Management, Inc.	Series A	102,636,712	(2)	23.1	15.6
6410 Poplar Ave., Suite 900	Series B	—		—
Memphis, TN 38119

Longleaf Partners Fund	Series A	36,413,836	(2)	8.2	5.5
c/o Southeastern Asset	Series B	—		—
Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119

(1)
See footnote (1) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners" below.

(2)
See footnote (3) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners" below.

Pro Forma Security Ownership of Management

        The following table sets forth information with respect to the estimated beneficial ownership by each person who is expected to serve as an executive officer or director of LEI and all of such persons as a group of shares of LEI Series A common stock and LEI Series B common stock, assuming that the redemption date had occurred at 5:00 p.m., New York City time, on February 28, 2009.

        The security ownership information for LEI common stock has been estimated based upon outstanding stock information for Liberty Entertainment common stock as of February 28, 2009, and, in the case of percentage ownership information, has been estimated based upon 445,157,827 shares of

LEI Series A common stock and 21,334,974 shares of LEI Series B common stock estimated to have been issued in the split-off.

        Shares of restricted stock that will be issued pursuant to the transitional plan are included in the outstanding share numbers provided throughout this proxy statement/prospectus. Shares issuable upon exercise or conversion of options, warrants and convertible securities that would have been exercisable or convertible on or within 60 days after February 28, 2009, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of LEI Series B common stock, though convertible on a one-for-one basis into shares of LEI Series A common stock, is reported as beneficial ownership of LEI Series B common stock only, and not as beneficial ownership of LEI Series A common stock, but the voting power of the LEI Series A and Series B common stock have been aggregated.

        The number of shares indicated as owned by the following persons includes interests in shares that would have been held by the Liberty Media defined contribution 401(k) plan (the Liberty 401(k) Savings Plan) as of February 28, 2009. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

        So far as is known to Liberty Media, the persons indicated below would have sole voting power with respect to the shares estimated to be owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)		Percent of Series (%)	Voting Power (%)

John C. Malone	Series A	3,087	(1)	*	32.6
Chairman of the Board	Series B	21,909	(2)	92.8

Gregory B. Maffei	Series A	1,759	(3)	*	*
Director, President and Chief Executive	Series B	—
Officer

Robert R. Bennett	Series A	1,049	(4)	*	4.5
Director	Series B	3,002	(5)	12.3

Donne F. Fisher	Series A	75	(6)	*	*
Director	Series B	101		*

Paul A. Gould	Series A	291	(6)	*	*
Director	Series B	108		*

Evan D. Malone	Series A	—
Director	Series B	—

David E. Rapley	Series A	23	(6)	*	*
Director	Series B	—

M. LaVoy Robison	Series A	23	(6)	*	*
Director	Series B	—

Larry E. Romrell	Series A	63	(6)	*	*
Director	Series B	1		*	*

Charles Y. Tanabe	Series A	800	(7)	*	*
Executive Vice President and	Series B	—
General Counsel

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)		Percent of Series (%)	Voting Power (%)

David J.A. Flowers	Series A	608	(8)	*	*
Senior Vice President and Treasurer	Series B	—

Albert E. Rosenthaler	Series A	372	(8)	*	*
Senior Vice President	Series B	—

Christopher W. Shean	Series A	347	(8)	*	*
Senior Vice President and Controller	Series B	—

All directors and executive officers	Series A	8,494	(9)	1.9	36.3
as a group (13 persons)	Series B	25,121	(10)	94.4

*
Less than one percent

(1)
See footnotes (1), (2), (3), (4), (5), (6) and (7) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(2)
See footnotes (1), (5), (6) and (8) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(3)
See footnotes (2), (4) and (5) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(4)
See footnotes (2), (5) and (9) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(5)
See footnote (5) and (9) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(6)
See footnote (5) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(7)
See footnotes (2), (4), (5) and (10) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(8)
See footnotes (2), (4) and (5) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(9)
See footnotes (2), (3), (4), (5), (6), (7), (9) and (11) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(10)
See footnotes (5), (6), (8), (9) and (11) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

PART II: REVERSE SPLIT PROPOSAL

General

        Pursuant to the reverse split, Liberty Media's charter would be amended to reverse split each outstanding share of LCAPA at a ratio of one-for-five, each outstanding share of LCAPB at a ratio of one-for-five, each outstanding share of LINTA at a ratio of one-for-five, and each outstanding share of LINTB at a ratio of one-for-five. For the reasons described below, the Liberty Media board has determined to submit the reverse split proposal for the approval of the Liberty Media stockholders.

Background and Reasons for the Reverse Split

        In light of the unprecedented decline in the trading prices of stocks in the U.S. capital markets generally and in the trading prices of the Liberty Capital common stock and the Liberty Interactive common stock, in particular, the Liberty Media board determined to seek stockholder approval to effect the reverse split. The reverse split would reduce the number of outstanding shares of LCAPA, LCAPB, LINTA and LINTB which is expected to proportionally increase the respective share prices of these tracking stocks. The Liberty Media board believes that the anticipated increase in stock price may improve the marketability and liquidity of the Liberty Capital common stock and the Liberty Interactive common stock, thereby encouraging interest and trading in these tracking stocks. The Liberty Media board believes that some institutional investors and investment funds may have been reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, the Liberty Media board believes brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks, which may dissuade certain investors from purchasing lower-priced stocks. Although no assurance can be given that the reverse split will cause the trading prices of these tracking stocks to initially increase proportionally, as expected, or to maintain the elevated pricing, the Liberty Media board believes the reverse split will benefit the holders of the Liberty Capital common stock and Liberty Interactive common stock.

Board Discretion to Not Implement the Reverse Split

        The Liberty Media board reserves the right to elect not to proceed with the reverse split at any time prior to the effective time if it determines, in its sole discretion, that the proposal is no longer in the best interests of Liberty Media or its stockholders. For example, if the stock prices of the Liberty Capital common stock and Liberty Interactive common stock were to experience a strong rebound prior to the effective time, the Liberty Media board may decide that the reasons for the reverse split described above are no longer applicable.

Conditions to the Reverse Split

        The completion of the reverse split is subject to the following conditions:

  •
  the receipt of the requisite stockholder approval of the reverse split proposal at the annual meeting; and

  •
  the first to occur of the completion or abandonment of the split-off.

Effective Time of the Reverse Split

        If the conditions to the reverse split are satisfied and the Liberty Media board determines to effect the reverse split, the reverse split will become effective at the time and on the date of the filing of the certificate of amendment to Liberty Media's charter. Once the Liberty Media board determines when to effect the reverse split, the effective time of the reverse split will be publicly announced within a reasonable period of time prior to such effective time.

 Effect of the Reverse Split

        The reverse split would affect all of the holders of Liberty Capital common stock and Liberty Interactive common stock uniformly, except to the extent that the reverse split could result in any holder receiving cash in lieu of a fractional share. This could reduce the number of small post-reverse split stockholders of LCAPA, LCAPB, LINTA or LINTB following the reverse split. See "—Treatment of Fractional Shares" below.

        The other principal effects of the reverse split will be that:

  •
  the number of outstanding shares of LCAPA, LCAPB, LINTA and LINTB will be reduced proportionately based on the applicable reverse split ratios;

  •
  the increase in the relative aggregate voting power of the Liberty Capital common stock and the Liberty Interactive common stock that would result from the completion of the split-off would be partially diluted as a result of the reverse split;

  •
  if the split-off is abandoned, the relative aggregate voting power of the Liberty Capital common stock and the Liberty Interactive common stock would be significantly diluted as a result of the reverse split; and

  •
  the number of stockholders who own odd lots (less than 100 shares) will likely increase, and such odd lot holders may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

In addition, the fraction of a liquidation unit attributable to each share of LCAPA, LCAPB, LINTA and LINTB will be increased proportionately (i.e., by a factor of five).

        Liberty Media will deliver or make available to all holders of certificated shares of Liberty Capital common stock or Liberty Interactive common stock, from and after the effective time of the reverse split, a letter of transmittal with which to surrender their certificates in exchange for new certificates representing the shares of Liberty Capital common stock or Liberty Interactive common stock held by such surrendering holders following the reverse split.

        Accounts holding shares of Liberty Capital common stock or Liberty Interactive common stock in book-entry form will be debited as of the effective time of the reverse split, and promptly thereafter credited with the applicable series and number of shares of Liberty Capital common stock or Liberty Interactive common stock. Holders of Liberty Capital shares or Liberty Interactive shares held in book-entry form will not need to take any action to receive their reverse split shares.

        As of the effective time of the reverse split, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under "—Treatment of Fractional Shares." You should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Treatment of Fractional Shares

        Any holder which would otherwise receive a fraction of a share of Liberty Capital common stock or Liberty Interactive common stock in the reverse split will instead receive cash in an amount equal to the product of the applicable fraction multiplied by the closing stock price of the applicable series of common stock as reported on the Nasdaq Global Select Market on the first trading day following the effective time of the reverse split.

        If you believe that you may not hold sufficient shares of LCAPA, LCAPB, LINTA or LINTB at the effective time of the reverse split to receive at least one share of the applicable series of tracking stock in the reverse split and you want to continue to hold at least one share of the applicable series of tracking stock following the reverse split, you may do so by either:

  •
  purchasing a sufficient number of the applicable series of tracking stock; or

  •
  if you have shares of the applicable series of tracking stock in more than one account, consolidating your accounts,

so that, in each case you hold a number of shares of LCAPA, LCAPB, LINTA or LINTB in a single account or by a single certificate prior to the effective time of the reverse split that would entitle you to receive at least one share of the applicable series of tracking stock on a post-reverse split basis. Shares of LCAPA, LCAPB, LINTA or LINTB held in registered form (that is, stock held by you in your own name in the stock register records maintained for Liberty Media by its transfer agent) and stock held in "street name" (that is, stock held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse split.

Treatment of Outstanding Equity Awards

        Concurrently with the effective time of the reverse split, the per share exercise price or base price of all outstanding options and stock appreciation rights with respect to any series of Liberty Capital common stock or Liberty Interactive common stock will be increased proportionately, and the number of shares of the applicable series of Liberty Capital common stock or Liberty Interactive common stock subject to such options or stock appreciation rights will be reduced proportionately, in each case, based on the applicable reverse split ratios. These adjustments will result in approximately the same aggregate exercise price or base price being required of the holder upon exercise of the applicable award, although the aggregate number of shares subject to such awards will have been reduced proportionately. Restricted shares of Liberty Capital common stock or Liberty Interactive common stock will be treated in the same manner as unrestricted outstanding shares of the applicable series of common stock in the reverse split.

Accounting Consequences

        The par value per share of LCAPA, LCAPB, LINTA or LINTB will remain unchanged at $0.01 per share after the reverse split. As a result, at the effective time of the reverse split, the stated capital on Liberty Media's balance sheet attributable to LCAPA, LCAPB, LINTA or LINTB will be reduced proportionately based on the applicable reverse split ratios, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the reverse split, net income or loss per share, and other per share amounts will be increased because there will be fewer shares of LCAPA, LCAPB, LINTA or LINTB outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse split would be recast to give retroactive effect to the reverse split.

No Appraisal Rights

        Under the General Corporation Law of the State of Delaware, you will not have appraisal rights in connection with the reverse split.

Material U.S. Federal Income Tax Consequences of the Reverse Split

        The following discussion is a summary of the material U.S. federal income tax consequences to holders of Liberty Capital common stock and Liberty Interactive common stock of the reverse split, and is the opinion of Baker Botts L.L.P., insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. The opinion is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. In rendering their opinion, Baker Botts L.L.P. have assumed that the reverse split will be completed strictly in accordance with this proxy statement/prospectus. In addition, Baker Botts L.L.P. have relied upon certain statements, representations, covenants, and other assumptions, including representations and covenants in representation letters provided by Liberty Media, and will assume that all such statements and representations are true, correct and complete without regard to any knowledge limitation and that all such covenants will be complied with. If any of these statements, representations, or assumptions are inaccurate in any way, or any of these covenants are not complied with, the opinion could be adversely affected. In addition, the opinion is subject to the conditions, limitations, and qualifications referenced below and in the opinion.

        This discussion is based upon the Code, Treasury regulations promulgated thereunder (the Treasury Regulations), administrative pronouncements and judicial decisions as of the date of this proxy statement/prospectus, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to the Liberty Capital common stock and the Liberty Interactive common stock, or the Treasury Department could change the current law in future regulations, including regulations issued pursuant to its authority under Section 337(d) of the Code (granting the Treasury regulatory authority with respect to the proper tax treatment of corporate distributions of appreciated property to stockholders). Any future legislation, regulations, or other guidance could be enacted or promulgated so as to apply retroactively to the reverse split and the Liberty Capital common stock and Liberty Interactive common stock. Any such changes could affect the continuing validity of this discussion.

        This discussion addresses only those stockholders who hold their shares of Liberty Capital common stock and Liberty Interactive common stock as capital assets within the meaning of Section 1221 of the Code. This discussion is limited to the U.S. federal income tax consequences of the reverse split and does not purport to be a complete technical analysis or listing of all potential tax consequences that may be relevant to stockholders in light of their particular tax circumstances. Further, this discussion does not address holders of Liberty Media's stock who are subject to special treatment under U.S. federal income tax laws, such as:

  •
  tax-exempt organizations;

  •
  S corporations and other pass-through entities and owners thereof;

  •
  entities taxable as a partnership for U.S. federal income tax purposes and owners thereof;

  •
  insurance companies and other financial institutions;

  •
  mutual funds;

  •
  dealers in stocks and securities;

  •
  traders or investors in Liberty Capital common stock or Liberty Interactive common stock who elect the mark-to-market method of accounting for such stock;

  •
  stockholders who received Liberty Capital common stock or Liberty Interactive common stock from the exercise of employee stock options or otherwise as compensation;

  •
  stockholders who hold Liberty Capital common stock or Liberty Interactive common stock in a tax-qualified retirement plan, individual retirement account or other qualified savings account;

  •
  stockholders who hold their shares of Liberty Capital common stock or Liberty Interactive common stock as part of a hedge, straddle, or a constructive sale or conversion transaction or other risk reduction or integrated investment transaction; and

  •
  individuals who are not citizens or residents of the United States, foreign corporations and other foreign entities.

        This discussion also does not address the effect of any state, local or foreign tax laws that may apply or the application of the U.S. federal estate and gift tax or the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences of the reverse split to holders of options, warrants or other rights to acquire shares of Liberty Capital common stock or Liberty Interactive common stock.

        Stockholders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situation, as well as the applicability of any U.S. federal estate and gift, state, local or foreign tax laws to which they may be subject.

Tax Implications of the Reverse Split

        Subject to the discussion below under "—No IRS Ruling Will be Requested with Respect to the Reverse Split," the reverse split will qualify as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code. As a result:

  •
  except with respect to cash received instead of fractional shares, no gain or loss will be recognized by a stockholder upon the exchange of pre-reverse split shares of Liberty Capital common stock for post-reverse split shares of Liberty Capital common stock;

  •
  except with respect to cash received instead of fractional shares, no gain or loss will be recognized by a stockholder upon the exchange of pre-reverse split shares of Liberty Interactive common stock for post-reverse split shares of Liberty Interactive common stock;

  •
  a stockholder's aggregate basis in post-reverse split shares of a series of Liberty Capital common stock, including any fractional share of such series of Liberty Capital common stock deemed received, will be the same as the aggregate tax basis of the pre-reverse split shares of the corresponding series of Liberty Capital common stock surrendered in exchange therefor;

  •
  a stockholder's aggregate basis in post-reverse split shares of a series of Liberty Interactive common stock, including any fractional share of such series of Liberty Interactive common stock deemed received, will be the same as the aggregate tax basis of the pre-reverse split shares of the corresponding series of Liberty Interactive common stock surrendered in exchange therefor;

  •
  a stockholder's holding period in post-reverse split shares of a series of Liberty Capital common stock will include the holding period of the stockholder's pre-reverse split shares of the corresponding series of Liberty Capital common stock surrendered in exchange therefor; and

  •
  a stockholder's holding period in post-reverse split shares of a series of Liberty Interactive common stock will include the holding period of the stockholder's pre-reverse split shares of the corresponding series of Liberty Interactive common stock surrendered in exchange therefor.

        Special considerations apply to stockholders that have acquired different blocks of a series of Liberty Capital common stock or Liberty Interactive common stock at different times or at different prices, or otherwise have varying holding periods and bases with respect to different blocks of a series of Liberty Capital common stock or Liberty Interactive common stock. Such stockholders should consult their tax advisors regarding the allocation of their aggregate basis among and their holding period of post-reverse split shares of Liberty Capital common stock and Liberty Interactive common stock received in the reverse split.

        If a stockholder receives cash instead of a fractional share of a series of Liberty Capital common stock or Liberty Interactive common stock in the reverse split, such holder will be treated as having received such fractional share in the reverse split and then as having sold such fractional share for the cash received. This sale will generally result in the recognition of gain or loss for U.S. federal income tax purposes, measured by the difference between the amount of cash received for such fractional share and such holder's tax basis in such fractional share (determined as described above), which gain or loss will be capital gain or loss.

        If a holder of Liberty Capital common stock or Liberty Interactive common stock owns at least 5% (by vote or value) of the total outstanding stock of Liberty Media immediately before the reverse split, such stockholder will be required to file with the stockholder's U.S. federal income tax return for the taxable year in which the reverse split occurs a statement setting forth certain information relating to the reverse split, including the date of the reverse split, the fair market value and basis of the stockholder's shares of Liberty Capital common stock and Liberty Interactive common stock immediately before the reverse split, and Liberty Media's employer identification number.

No IRS Ruling Will be Requested with Respect to the Reverse Split

        Liberty Media has not sought any ruling from the IRS, and does not intend to seek any ruling, relating to the reverse split. The IRS has announced that it will not issue advance rulings on the characterization of instruments similar to the Liberty Capital common stock and the Liberty Interactive common stock that have certain voting and liquidation rights in an issuing corporation, but whose dividend rights are determined by reference to the earnings and profits of a segregated portion of the issuing corporation's assets.

        Opinions of counsel are not equivalent to rulings from the IRS, and the conclusions expressed in the opinion of Baker Botts L.L.P. could be challenged by the IRS. In addition, there are no Code provisions, Treasury Regulations, court decisions or published rulings of the IRS bearing directly on the tax effects of the issuance and characterization of stock with characteristics similar to the Liberty Capital common stock and the Liberty Interactive common stock. Therefore, the tax treatment of the reverse split is subject to some uncertainty.

        In view of the absence of authorities directly on point or a private letter ruling from the IRS related to the reverse split, there is a risk that the IRS could successfully assert that the issuance of post-reverse split shares of Liberty Capital common stock or Liberty Interactive common stock in the reverse split is treated as a fully taxable transaction. In such a case, holders of Liberty Capital common stock and/or Liberty Interactive common stock could recognize income, gain or loss with respect to their shares of Liberty Capital common stock and Liberty Interactive common stock held immediately prior to the reverse split.

Backup Withholding

        Payments of cash in lieu of a fractional share of any series of Liberty Capital common stock or Liberty Interactive common stock that are made pursuant to the reverse split may, under certain circumstances, be subject to backup withholding, unless a holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

Vote and Recommendation

        The approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, voting together as a single class, is required to approve the reverse split proposal.

        The Liberty Media board has unanimously approved the reverse split and unanimously recommends that you vote "FOR" the reverse split proposal.

PART III: ANNUAL BUSINESS MATTER PROPOSALS

THE ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Liberty Media board of directors currently consists of nine directors, divided among three classes. Liberty Media's Class II directors, whose term will expire at the annual meeting, are Donne F. Fisher, Gregory B. Maffei and M. LaVoy Robison. These directors are nominated for re-election to the Liberty Media board to continue to serve as Class II directors, and Liberty Media has been informed that each of Messrs. Fisher, Maffei and Robison are willing to continue to serve as directors of Liberty Media. The term of the Class II directors who are elected at the annual meeting will expire at the annual meeting of Liberty Media's stockholders in the year 2012. Liberty Media's Class I directors, whose term will expire at the annual meeting of its stockholders in the year 2011, are Evan D. Malone, David E. Rapley and Larry E. Romrell. Liberty Media's Class III directors, whose term will expire at the annual meeting of its stockholders in the year 2010, are Robert R. Bennett, Paul A. Gould and John C. Malone.

        If any nominee should decline re-election or should become unable to serve as a director of Liberty Media for any reason before re-election, votes will be cast for a substitute nominee, if any, designated by the board of directors, or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

        The following lists the three nominees for re-election as directors and the six directors of Liberty Media whose term of office will continue after the annual meeting, including the age of each person, the positions with the company or principal occupation of each person, certain other directorships held and the year each person became a director of the company. The number of shares of Liberty Media common stock beneficially owned by each director, as of February 28, 2009, is set forth in this proxy statement/prospectus under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

Nominees for Election as Directors

        Donne F. Fisher:    Age: 70. A director of Liberty Media since May 2006. A director of Old Liberty from October 2001 to May 2006. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

        Gregory B. Maffei:    Age: 48. Chief Executive Officer, President and a director of Liberty Media since March 2006. Chief Executive Officer and President of Old Liberty since February 2006 and a director of Old Liberty from November 2005 to May 2006. CEO-Elect of Old Liberty from November 2005 through February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until November 2005. Mr. Maffei served as Chairman and Chief Executive Officer of 360networks Corporation from January 2000 until June 2005. Previously, Mr. Maffei was Chief Financial Officer of Microsoft Corporation and Chairman of the Board of Expedia, Inc. Mr. Maffei serves as a director of Electronic Arts, Inc., DIRECTV and Sirius.

        M. LaVoy Robison:    Age: 73. A director of Liberty Media since May 2006. A director of Old Liberty from June 2003 to May 2006. Mr. Robison has been executive director and a board member of The Anschutz Foundation (a private foundation) since January 1998. Mr. Robison is a director and member of the audit committee of Discovery.

 Directors Whose Term Expires in 2010

        Robert R. Bennett:    Age: 50. A director of Liberty Media since May 2006. A director of Old Liberty from September 1994 to May 2006. Chief Executive Officer of Old Liberty from April 1997 to August 2005. President of Old Liberty from April 1997 to February 2006. Previously, Mr. Bennett held various executive positions with Old Liberty since its inception in 1994. Mr. Bennett is a director of Discovery and Sprint Nextel Corporation.

        Paul A. Gould:    Age: 63. A director of Liberty Media since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Gould has been a Managing Director of Allen & Company LLC, an investment banking services company, for more than the last five years. Mr. Gould is a director of Ampco-Pittsburgh Corporation, LGI and Discovery.

        John C. Malone:    Age: 68. Chairman of the Board and a director of Liberty Media company since March 2006. Chairman of the Board and a director of Old Liberty from 1994 to May 2006. Chief Executive Officer of Old Liberty from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is Chairman of the Board of LGI, Chairman of the Board of DIRECTV and a director of Discovery, IAC and Expedia, Inc.

Directors Whose Term Expires in 2011

        David E. Rapley:    Age: 67. A director of Liberty Media since May 2006. A director of Old Liberty from July 2002 to May 2006, having previously served as a director of Old Liberty during 1994. Mr. Rapley has served as President of Rapley Consulting, Inc. since 2002. Mr. Rapley served as Executive Vice President of Engineering of VECO Corp. Alaska from January 1998 to December 2001. Mr. Rapley is a director of LGI.

        Larry E. Romrell:    Age: 69. A director of Liberty Media since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Romrell served as an Executive Vice President of TCI from January 1994 to March 1999. Mr. Romrell is a director of LGI.

        Evan D. Malone:    Age: 38. A director of Liberty Media since August 2008. Dr. Malone has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S, Department of Energy, from 1999 until 2001.

Vote and Recommendation

        A plurality of the affirmative votes of the shares of Liberty Media common stock outstanding on the record date, that are voted in person or by proxy, voting together as a single class, is required to re-elect Messrs Fisher, Maffei and Robison as Class II members of the Liberty Media board.

        The Liberty Media board unanimously recommends a vote "FOR" the election of each nominee to its board of directors.

THE AUDITORS RATIFICATION PROPOSAL

        Liberty Media is asking its stockholders to ratify the selection of KPMG LLP as its independent auditors for the fiscal year ending December 31, 2009.

        Even if the selection of KPMG LLP is ratified, the audit committee of the Liberty Media board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if Liberty Media's audit committee determines that such a change would be in the best interests of Liberty Media and its stockholders. In the event Liberty Media's stockholders fail to ratify the selection of KPMG LLP, Liberty Media's audit committee will consider it as a direction to select other auditors for the year ending December 31, 2009.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Liberty Media's consolidated financial statements for 2008 and 2007, and fees billed for other services rendered by KPMG LLP:

	2008	2007
Audit fees	$5,466,000	6,016,000
Audit related fees(1)	370,000	236,000

Audit and audit related fees	5,836,000	6,252,000
Tax fees(2)	1,056,000	1,914,000

Total fees	$6,892,000	8,166,000

    (1)
    Audit related fees consist of professional consultations with respect to accounting issues affecting Liberty Media's financial statements, reviews of registration statements and issuance of consents, due diligence related to potential business combinations and audits of financial statements of certain employee benefits plans.

    (2)
    Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Liberty Media's audit committee has considered whether the provision of services by KPMG LLP to Liberty Media other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        On May 5, 2006, Liberty Media's audit committee adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by its independent auditor. Pursuant to this policy, Liberty Media's audit committee has approved the engagement of its independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

  •
  audit services as specified in the policy, including (i) financial audits of Liberty Media and its subsidiaries, (ii) services associated with Liberty Media's periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of Liberty Media management's reports on internal controls and (iv) consultations with management as to accounting or reporting of transactions;

  •
  audit related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Liberty Media's consolidated financial statements, and (v) closing balance sheet audits related to dispositions; and

  •
  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $100,000 requires the specific pre-approval of Liberty Media's audit committee. In addition, any engagement of Liberty Media's independent auditors for services other than the pre-approved services requires the specific approval of Liberty Media's audit committee. Liberty Media's audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Donne F. Fisher currently serves as the chairman of Liberty Media's audit committee.

        Liberty Media's pre-approval policy prohibits the engagement of its independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by Liberty Media's independent auditor during 2008 were approved in accordance with the terms of the policy.

Vote and Recommendation

        The approval of a majority of the aggregate voting power of the shares of Liberty Media common stock, outstanding on the record date, that are present in person or by proxy, voting together as a single class, is required to approve the auditors ratification proposal.

        The Liberty Media board unanimously recommends a vote "FOR" the auditors ratification proposal.

CONCERNING MANAGEMENT OF LIBERTY MEDIA

Executive Officers

        The following lists the executive officers of Liberty Media (other than Gregory B. Maffei, Liberty Media's President and Chief Executive Officer, and John C. Malone, Liberty Media's Chairman of the Board, who also serve as directors of Liberty Media and who are listed under "Proposals of the Liberty Media Board—Part III: Annual Business Matter Proposal—The Election of Directors Proposal"), their ages and a description of their business experience, including positions held with Liberty Media.

Name	Positions
Charles Y. Tanabe Age: 57	Executive Vice President of Liberty Media since January 2007, a Senior Vice President of Liberty Media from March 2006 to December 2006, the General Counsel of Liberty Media since March 2006 and the Secretary of Liberty Media from March 2006 to December 2007. Executive Vice President of Old Liberty since January 2007, a Senior Vice President of Old Liberty from January 1999 to December 2006, the Secretary of Old Liberty from April 2001 to March 2008 and the General Counsel of Old Liberty since January 1999.
David J.A. Flowers Age: 54
A Senior Vice President and the Treasurer of Liberty Media since March 2006. A Senior Vice President of Old Liberty since October 2000 and Treasurer of Old Liberty since April 1997. Mr. Flowers served as a Vice President of Old Liberty from June 1995 to October 2000. Mr. Flowers is a director of the Interval Leisure Group, Inc.
Albert E. Rosenthaler Age: 49	A Senior Vice President of Liberty Media since March 2006. A Senior Vice President of Old Liberty since April 2002.
Christopher W. Shean Age: 43
A Senior Vice President and the Controller of Liberty Media since March 2006. A Senior Vice President of Old Liberty since January 2002 and Controller of Old Liberty since October 2000. Mr. Shean served as a Vice President of Old Liberty from October 2000 to January 2002.

        Liberty Media's executive officers will serve in such capacities until the next annual meeting of the Liberty Media board, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of Liberty Media's executive officers or directors, by blood, marriage or adoption, other than Dr. Evan D. Malone who is the son of John C. Malone.

        During the past five years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Liberty Media's executive officers and directors, and persons who own more than ten percent of a registered class of Liberty Media's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish Liberty Media with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to Liberty Media during its most recent fiscal year, or written representations that no Forms 5 were required, Liberty Media believes that, during the year ended December 31, 2008, all

Section 16(a) filing requirements applicable to Liberty Media's officers, directors and greater than ten-percent beneficial owners were met.

Code of Ethics

        Liberty Media has adopted a code of ethics that applies to all of its employees, directors and officers, which constitutes Liberty Media's "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Liberty Media's code of ethics is available on its website at www.libertymedia.com.

Director Independence

        It is Liberty Media's policy that a majority of the members of its board of directors be independent of its management. For a director to be deemed independent, the Liberty Media board must affirmatively determine that the director has no direct or indirect material relationship with Liberty Media. To assist the Liberty Media board in determining which of its directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of the Liberty Media board follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

        The Liberty Media board has determined that each of Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell qualifies as an independent director of the company. In the process of making this determination, the Liberty Media board considered the engagement during 2008 by Provide Commerce, a wholly owned subsidiary of Liberty Media, of an advertising placement company owned and operated by Mr. Gould's son and daughter with respect to an arms'-length commercial relationship in the ordinary course of their respective businesses. This company was recommended to Provide Commerce by an unrelated third party.

Committees of the Board of Directors

Executive Committee

        The Liberty Media board has established an executive committee, whose members are Paul A. Gould, Gregory B. Maffei and John C. Malone. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of the Liberty Media board in the management of Liberty Media's business and affairs, including the power and authority to authorize the issuance of shares of Liberty Media capital stock.

Compensation Committee

        The Liberty Media board has established a compensation committee, whose chairman is Paul A. Gould and whose other members are Donne F. Fisher, David E. Rapley, M. LaVoy Robison and Larry E. Romrell. See "—Director Independence" above.

        The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of Liberty Media's chief executive officer and its other executive officers. The compensation committee also reviews and approves the compensation of all officers of Liberty Media at the level of senior vice president or above, including Liberty Media's chief executive officer. For a description of Liberty Media's processes and policies for consideration and determination of executive and director compensation, including the role of Liberty Media's Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        The Liberty Media board has adopted a written charter for the compensation committee, which is available on its website at www.libertymedia.com.

Compensation Committee Report

        The compensation committee has reviewed and discussed with Liberty Media's management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to the Liberty Media board that the "Compensation Discussion and Analysis" be included in this proxy statement/prospectus.

Submitted by the Members of the Compensation Committee of Liberty Media

Paul A. Gould
Donne F. Fisher
David E. Rapley
M. LaVoy Robison
Larry E. Romrell

Compensation Committee Interlocks and Insider Participation

        No member of Liberty Media's compensation committee is or has been an officer or employee of Liberty Media, or has engaged in any related party transaction in which Liberty Media was a participant.

Incentive Plan Committee

        The Liberty Media board has also established an incentive plan committee, which is a subcommittee of Liberty Media's compensation committee. The members of the incentive plan committee are Donne F. Fisher and Paul A. Gould. The compensation committee has delegated to the incentive plan committee the authority to administer Liberty Media's employee incentive plans.

Nominating and Corporate Governance Committee

        The Liberty Media board has established a nominating and corporate governance committee, whose members are Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell. See "—Director Independence" above.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by the Liberty Media board from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to Liberty Media and oversees its board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with Liberty Media's bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

  •
  the proposing stockholder's name and address and documentation indicating the number of shares of Liberty Media common stock beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

  •
  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

  •
  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Liberty Media board;

  •
  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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  a representation as to whether the proposing stockholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

  •
  a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and

  •
  a signed consent of the candidate to serve as a director, if nominated and elected.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of Liberty Media's stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

  •
  independence from management;

  •
  education and professional background;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of the existing board of directors.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the Liberty Media board of directors, it may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The members of Liberty Media's nominating and corporate governance committee have determined that Messrs. Fisher, Maffei and Robison, who are nominated for re-election at the annual meeting, continue to be qualified to serve as directors of Liberty Media and such nomination was approved by the entire board of directors.

        The Liberty Media board has adopted a written charter for the nominating and corporate governance committee. The Liberty Media board has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on Liberty Media's website at www.libertymedia.com.

Audit Committee

        The Liberty Media board has established an audit committee, whose chairman is Donne F. Fisher and whose other members are Paul A. Gould, David E. Rapley and M. LaVoy Robison. See "—Director Independence" above.

        The Liberty Media board has determined that Mr. Robison is an "audit committee financial expert" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of Liberty Media. The committee's functions include, among other things:

  •
  appointing or replacing Liberty Media's independent auditors;

  •
  reviewing and approving in advance the scope and the fees of Liberty Media's annual audit and reviewing the results of Liberty Media's audits with its independent auditors;

  •
  reviewing and approving in advance the scope and the fees of non-audit services of Liberty Media's independent auditors;

  •
  reviewing compliance with and the adequacy of Liberty Media's existing major accounting and financial reporting policies;

  •
  reviewing Liberty Media's management's procedures and policies relating to the adequacy of Liberty Media's internal accounting controls and compliance with applicable laws relating to accounting practices;

  •
  reviewing compliance with applicable SEC and stock exchange rules regarding audit committees; and

  •
  preparing a report for Liberty Media's annual proxy statement.

        The Liberty Media board has adopted a written charter for the audit committee, which is available on its website at www.libertymedia.com.

Audit Committee Report

        Each member of the audit committee is an independent director as determined by the Liberty Media board, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. M. LaVoy Robison is the company's "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews Liberty Media's financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Liberty Media's independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of Liberty Media's audited consolidated financial statements with U.S. generally accepted accounting principles.

Liberty Media's independent auditor also expresses its opinion as to the effectiveness of Liberty Media's internal control over financial reporting.

        Liberty Media's audit committee has reviewed and discussed with management and KPMG Liberty Media's most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of Liberty Media's internal control over financial reporting and KPMG's evaluation of the effectiveness of Liberty Media's internal control over financial reporting. Liberty Media's audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications With Audit Committees, plus the additional matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as modified or supplemented, including that firm's judgment about the quality of Liberty Media's accounting principles, as applied in its financial reporting.

        KPMG has provided Liberty Media's audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the audit committee concerning independence, and the audit committee has discussed with KPMG that firm's independence from Liberty Media and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, Liberty Media's audit committee recommended to its board of directors that the audited financial statements be included in Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on February 27, 2009 with the SEC.

Submitted by the Members of the Audit Committee of Liberty Media

Donne F. Fisher
Paul A. Gould
David E. Rapley
M. LaVoy Robison

Section 16 Exemption Committee

        The Liberty Media board has established a Section 16 exemption committee, whose members are Paul A. Gould and Donne F. Fisher. The Section 16 exemption committee has the authority to approve transactions in Liberty Media's equity securities between Liberty Media and its directors or certain of its officers for the purpose of providing an exemption for those transactions under Section 16(b) of the Securities Exchange Act of 1934, as amended.

Other

        The Liberty Media board, by resolution, may from time to time establish certain other committees of its board of directors, consisting of one or more of its directors. Any committee so established will have the powers delegated to it by resolution of the Liberty Media board, subject to applicable law.

Board Meetings

        During 2008, there were 11 meetings of Liberty Media's full board of directors, 8 meetings of Liberty Media's compensation committee, 9 meetings of Liberty Media's incentive plan committee, 2 meetings of Liberty Media's nominating and corporate governance committee, 5 meetings of Liberty Media's audit committee and 4 meetings of Liberty Media's Section 16 exemption committee.

 Director Attendance at Annual Meetings

        The Liberty Media board encourages all members of the board to attend each annual meeting of its stockholders. All of the Liberty Media board members, other than Messrs. Bennett, Fisher and Gould, attended Liberty Media's 2008 annual meeting of stockholders.

Stockholder Communication with Directors

        Liberty Media's stockholders may send communications to its board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to Liberty Media's directors on a timely basis.

Executive Sessions

        In 2008, the independent directors of Liberty Media met at four executive sessions without management participation. Any interested party who has a concern regarding any matter which it wishes to have addressed by Liberty Media's independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Media Corporation, c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of Liberty Media are Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell.

EXECUTIVE COMPENSATION

        Throughout this section (and except where otherwise expressly noted), we do not distinguish between Liberty Media and its predecessor, Old Liberty. Similarly, we do not distinguish between actions taken by Liberty Media's compensation or incentive plan committees and those taken by Old Liberty's compensation and incentive plan committees.

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by Liberty Media to:

  •
  John C. Malone, Liberty Media's Chairman of the Board;

  •
  Gregory B. Maffei, Liberty Media's Chief Executive Officer and President;

  •
  David J.A. Flowers, Liberty Media's principal financial officer; and

  •
  Charles Y. Tanabe, Albert R. Rosenthaler and Christopher W. Shean, Liberty Media's three other most highly compensated executive officers at the end of 2008.

We collectively refer to these persons as Liberty Media's named executive officers.

Compensation Discussion and Analysis

Compensation Overview; Philosophy

        The compensation committee of the Liberty Media board has responsibility for establishing, implementing and regularly monitoring adherence to Liberty Media's compensation philosophy. That philosophy seeks to align the interests of the named executive officers with those of Liberty Media's stockholders, with the ultimate goal of appropriately motivating and rewarding Liberty Media's executives in an effort to increase stockholder value. To that end, the compensation packages provided to the named executive officers include both cash and stock-based incentive compensation, with an emphasis placed on company performance and stock-based compensation outweighing cash.

        The compensation committee of Liberty Media seeks to formulate a compensation package for each named executive officer that is commensurate with the responsibilities and proven performance of that executive, and that is competitive relative to the compensation packages paid to similarly situated executives at companies within Liberty Media's reference group (as listed below). The compensation committee also believes that compensation packages should assist Liberty Media in attracting key executives critical to its long-term success. In determining the 2008 compensation packages for the named executive officers, the compensation committee tasked company representatives with updating the executive compensation data for the companies in Liberty Media's reference group. The compensation committee chose to focus on the same reference group of companies for 2008 as it had focused on for 2007. Based on this information, as well as the general industry knowledge of the members of the compensation committee and the input of Liberty Media's chief executive officer (with respect to the compensation packages for Messrs. Tanabe, Flowers, Rosenthaler and Shean), the compensation committee determined to provide each named executive officer (other than Mr. Malone) with a compensation package comprised primarily of a base salary, a performance-based bonus and equity incentive awards, weighted heavily toward the latter two, longer-term compensation elements.

        From July 2005 until September 2008, the named executive officers (other than Mr. Maffei) were also executive officers of Discovery Holding Company (DHC), a company whose shares Liberty Media distributed to its stockholders in July 2005. In connection with the distribution, DHC and Liberty Media entered into a services agreement pursuant to which DHC paid Liberty Media for an allocated portion of the salary and benefits of the shared executive officers based on an estimate of the percentage of their time that they were expected to spend on DHC matters during the applicable year. During 2008, the allocation of time spent on DHC matters was as follows: Mr. Malone: 15%;

Mr. Tanabe: 20%; Mr. Flowers: 5%; Mr. Rosenthaler: 10%; and Mr. Shean: 20%. In September 2008, DHC completed a restructuring with Advance/Newhouse Programming Partnership pursuant to which, among other things, DHC and Advance/Newhouse combined their interests in Discovery Communications LLC under a new public, parent company, Discovery Communications, Inc. In recognition of the extraordinary efforts put forth by Messrs. Tanabe, Rosenthaler and Shean in negotiating and completing this restructuring, the compensation committee of DHC determined to grant each of these individuals cash bonuses in the amount of $80,000. At DHC's request, Liberty Media paid these bonuses on behalf of DHC and received full reimbursement from DHC, in each case, under the services agreement. Upon the closing of the restructuring, Liberty Media's executive officers ceased providing services to DHC, and the services agreement was assigned by DHC to Ascent Media Corporation, a wholly owned subsidiary of DHC which was spun-off as an independent public company in connection with the restructuring. None of the named executive officers provided services to Ascent Media during 2008 under the services agreement, as so assigned.

Role of Chief Executive Officer in Compensation Decisions

        Although the compensation package of each named executive officer is within the discretion of and determined by the compensation committee, recommendations are obtained from Liberty Media's chief executive officer as to all elements of each named executive officer's compensation package (other than that of Messrs. Malone and Maffei). The chief executive officer's recommendations are based on his evaluation of the performance and contributions of the other named executive officers, given their respective areas of responsibility. When making recommendations, the chief executive officer considers various qualitative factors such as:

  •
  the named executive officer's experience and overall effectiveness;

  •
  the responsibilities assumed by the named executive officer, including any changes to those responsibilities over the year;

  •
  the named executive officer's demonstrated leadership and management ability;

  •
  the named executive officer's compensation relative to other executives at Liberty Media with similar, greater or lesser responsibilities;

  •
  the named executive officer's compensation relative to compensation paid to similarly situated executives at companies within Liberty Media's reference group;

  •
  the named executive officer's years of service with Liberty Media; and

  •
  the performance of any group for which the named executive officer is primarily responsible.

Setting Executive Compensation

        In making its compensation decision for each named executive officer, the compensation committee considers the following:

  •
  each element of the named executive officer's historical compensation, including salary, bonus, equity compensation and perquisites and other personal benefits;

  •
  the financial performance of Liberty Media compared to internal forecasts and budgets;

  •
  the scope of the named executive officer's responsibilities;

  •
  the performance of the group reporting to the named executive officer;

  •
  as to each named executive officer (other than Messrs. Malone and Maffei), the performance evaluations and compensation recommendations given by the chief executive officer; and

  •
  compensation provided to similarly situated executives at companies within Liberty Media's reference group.

        Liberty Media's reference group of companies consists of publicly-traded media, telecommunications and entertainment companies. This reference group includes companies that Liberty Media may compete with for executive talent and stockholder investment. This reference group also includes companies in the above industries that are headquartered in Colorado and companies in those industries that are similar to Liberty Media in size and complexity of operations. Companies included in Liberty Media's reference group are:

Cablevision Systems Corporation	Liberty Global, Inc.
CBS Corporation	News Corporation
Charter Communications, Inc.	Qwest Communications International Inc.
Comcast Corporation	Time Warner Inc.
The DIRECTV Group, Inc.	Time Warner Cable, Inc.
EchoStar Communications Corporation	Viacom Inc.
IAC/InterActiveCorp	The Walt Disney Company

        Although the compensation committee considers the compensation packages awarded by these companies, the compensation committee makes adjustments to these packages based on qualitative factors, such as:

  •
  the size, scope and complexity of the businesses of the companies in Liberty Media's reference group;

  •
  the cost of living and other factors related to the geographic location of these companies; and

  •
  the compensation philosophy of the particular company, including any policies relating to compensation of founders or others with substantial personal wealth.

        In addition, the compensation committee noted that comparisons based on the roles performed by the named executive officers of companies in Liberty Media's reference group and roles performed by the named executive officers may be difficult to draw. That difficulty is attributable, at least in part, to the fact that none of the named executive officers has the title of chief operating officer or chief financial officer, two positions commonly held by named executive officers of other companies. That difficulty is further pronounced when considering those in Liberty Media's reference group whose management has direct responsibility for operating businesses, because their named executive officers have responsibilities different from those of the named executive officers.

Elements of 2008 Executive Compensation

        For 2008 the principal components of compensation for the named executive officers were:

  •
  base salary;

  •
  a performance-based bonus, payable half in cash and half in restricted stock (other than with respect to Mr. Malone, who does not participate);

  •
  equity incentive grants unrelated to the performance-based bonus; and

  •
  perquisites and other limited personal benefits.

        Base Salary.    The compensation committee reviews the base salaries of the named executive officers (other than Mr. Malone) on an annual basis, as well as at the time of any change in responsibilities. Historically, after establishing a named executive officer's base salary, the compensation committee has limited increases to cost-of-living adjustments and adjustments based on an evaluation of a named executive officer's job performance, any changes in the scope of the named executive officer's responsibilities, and the named executive officer's salary level compared to other named executive officers. For 2008, the compensation committee determined to increase the base salaries of the named executive officers (other than Messrs. Malone and Maffei) by 3% or 4% reflecting only a cost-of-living adjustment. The compensation committee believes base salary should be a relatively smaller portion of each named executive officer's overall compensation package, thereby aligning the interests of Liberty Media's executives more closely with those of its stockholders.

  2008 Performance Bonuses.

        Terms.    In the first quarter of 2008, the compensation committee determined to adopt an annual, performance-based bonus program for each of the named executive officers (other than Mr. Malone), which was similar to the program adopted for 2007. This bonus program, which is structured to comply with Section 162(m) of the Code, bases each participant's bonus on the achievement of a combination of corporate and personal performance measures. Pursuant to the 2008 bonus program, the aggregate OIBDA (OIBDA) for fiscal year 2008 of Liberty Media's six subsidiaries (QVC, Inc., Provide Commerce, Inc., Backcountry, Inc., BuySeasons, Inc., Bodybuilding.com, LLC and Starz Entertainment, LLC) and Liberty Media's allocable portion of DIRECTV's 2008 OIBDA must exceed the minimum level of $2.5 billion (the 2008 OIBDA Threshold) before any participant would be entitled to receive any bonus. The compensation committee retained the right to adjust actual 2008 OIBDA for each component under certain circumstances, such as to take into account the effects of an acquisition or disposition. If the prescribed 2008 OIBDA Threshold were exceeded, 1.75% of the excess would be used to establish the available pool from which performance bonuses would be payable under this program. The compensation committee defined OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock and other equity-based compensation).

        Each participant was then assigned a maximum bonus amount, expressed as a multiple of his 2008 base salary: 800%, 200% and 150% for Liberty Media's chief executive officer, executive vice president and each of its senior vice presidents, respectively. If the bonus pool was insufficient to cover the aggregate maximum bonus amounts of all participants, each participant's maximum bonus amount would be reduced pro rata, for all purposes under the program, based upon his respective maximum bonus amount. Assuming the bonus pool was sufficient to cover the aggregate maximum bonus amounts:

  •
  Each participant would be entitled to receive up to 30% of his maximum bonus amount (the Corporate Performance Component), as follows: (i) as to 15%, the achievement of certain prescribed 2008 OIBDA growth targets for the four subsidiaries (QVC, Provide Commerce, Backcountry, BuySeasons and Bodybuilding.com) collectively comprising the Interactive Group component; (ii) as to 6%, the achievement of certain prescribed 2008 OIBDA growth targets for Starz Entertainment; and (iii) as to 9%, the achievement of certain prescribed 2008 OIBDA growth targets for DIRECTV. Below are the targets for each component and the primary applicable pay-out level associated with each such target:

	Target 2008 OIBDA Growth
Primary Pay-Out Levels	Interactive Group	DIRECTV	Starz
200%	9.7%	27.0%	14.0%
100%	5.0%	17.0%	9.0%
0%	0.3%	7.0%	4.0%

    The compensation committee retained the discretion to adjust actual 2008 OIBDA for each component under certain circumstances, such as to take into account the effects of an acquisition or disposition.

  •
  Each participant would be entitled to receive the remaining 70% of his maximum bonus amount (the Individual Performance Component or IPC) subject to the right of the compensation committee to reduce the amount payable based upon its assessment of that participant's individual performance, as follows:

Individual Performance Rating (IPR)	Portion of Maximum Bonus Payable (IPC)
10	Full 70%
9	61.25%
8	52.5%
7	43.75
6	35%
5	26.25%
4	17.5%
3 and below	0%

    The evaluation of each of the named executive officers (other than Mr. Malone) included the extent to which the officer achieved specified annual performance goals. For 2008, those goals were as follows:

Individual	Annual Performance Goals
Gregory B. Maffei	•	Oversee relationship with DIRECTV; evaluate strategic opportunities
	•	Complete new tracker issuance and conduct ongoing analysis of tracker performance
	•	Develop business plans, personnel and reporting strategy for operating businesses
Charles Y. Tanabe	•	Evaluate and develop core competencies of inhouse legal staff
	•	Continue formalizing relationships with inhouse legal staff of operating businesses
	•	Continue implementing Liberty Media's government affairs program
David J.A. Flowers	•	Manage funding requirements (including 2009 debt maturities) and ensure cash positions are protected
	•	Develop financial plans for select operating companies
	•	Manage and restructure financial instruments, minimizing exposure to market conditions
Albert E. Rosenthaler	•	Manage and complete IRS audits, examinations and mediations

Individual	Annual Performance Goals
	•	Evaluate market opportunities and provide transaction support to maximize tax benefits
	•	Monitor industry tax issues and manage training of department personnel
Christopher W. Shean	•	Maintain timely and accurate SEC reporting
	•	Evaluate financial processes and personnel at operating companies
	•	Assist in transaction and structural initiatives

        Fifty percent of each participant's actual bonus amount would be payable in the form of a cash award, with the remaining 50% payable in the form of restricted stock awards. The dollar amount of the restricted stock award for 2008 was divided among Liberty Media's three Series A tracking stocks, as follows: (i) 45% in LMDIA restricted stock, (ii) 35% in LINTA restricted stock and (iii) 20% in LCAPA restricted stock, with the number of shares of each series awarded to be determined based on the closing market price of the shares of that series on the date of the award. The restricted shares would vest quarterly over three years.

        Awards.    Following a review of applicable financial results and preliminary forecasts, the compensation committee determined the following:

  •
  The 2008 OIBDA Threshold was sufficiently exceeded, thereby creating a bonus pool large enough to cover the aggregate maximum bonus amounts of all the participants and enabling each participant to receive a bonus of up to his maximum bonus amount.

  •
  The 2008 OIBDA growth rates for the Interactive Group, Starz Entertainment and DIRECTV resulted in each participant being entitled to receive the following Corporate Performance Component:

	(Est.) 2008 OIBDA Growth Rate	Pay-Out Level	Corporate Performance Component (of possible 30%)
Interactive Group	(1.2)%	0%	0.0%
Starz Entertainment	17.7%	200%	6.0%
DIRECTV	22.0%	140%	6.3%

Total			12.3%

        The compensation committee then reviewed the individual performance of each participant to determine his rating and corresponding Individual Performance Component. The compensation committee took into account a variety of factors, without assigning a numerical value to any single performance measure. This determination was based on reports of Liberty Media's board, the observations of the compensation committee throughout the year and, with respect to the participants other than Mr. Maffei, the observations and input of Mr. Maffei. The following table presents the Corporate Performance Component and Individual Performance Component assigned to each participant together with the aggregate dollar value of each named executive officer's 2008 performance-based bonus (other than Mr. Malone, who does not participate in the program) and the forms of payment:

	Corporate Performance Component (of possible 30%)			Shares of Restricted Stock
		IIPC (of possible 70%)	Total Bonus ($)				Cash Award ($)
Name				LCAPA	LINTA	LMDIA
Gregory B. Maffei	12.3%	52.50%	5,464,000	180,927	396,763	94,861	2,732,000
Charles Y. Tanabe	12.3%	61.25%	1,318,504	43,659	95,742	22,891	659,252
David J.A. Flowers	12.3%	43.75%	597,676	19,791	43,400	10,376	298,838
Albert E. Rosenthaler	12.3%	61.25%	734,176	24,310	53,311	12,746	367,088
Christopher W. Shean	12.3%	52.50%	665,926	22,050	48,356	11,561	332,963

        For more information regarding these bonus awards, please see the "Grants of Plan-Based Awards" table below.

        Equity Incentive Compensation.    Consistent with Liberty Media's compensation philosophy, the compensation committee seeks to align the interests of the named executive officers with those of Liberty Media's stockholders by awarding stock-based incentive compensation. This ensures that Liberty Media's executives have a continuing stake in its long-term success. The compensation committee weighs stock-based compensation more heavily than cash compensation in determining each named executive officer's overall compensation mix (other than Mr. Malone, whose compensation is governed by his employment agreement). In addition, the compensation committtee has considered that the equity incentive portion of the named executive officers' compensation packages generally exceeds that of the executives in Liberty Media's peer group.

        The Liberty Media Corporation 2000 Incentive Plan (as amended and restated, the 2000 Incentive Plan) and the 2007 Incentive Plan provide for the grant of a variety of incentive awards, including stock options, restricted shares, stock appreciation rights and performance awards. Liberty Media's incentive plan committee (a subcommittee of the compensation committee) has historically granted stock options and awards of restricted stock in preference to other awards because of its belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. In this regard, awards under these plan generally vest over a three to five year period.

        Stock options are awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date. Generally, grants are made by the incentive plan committee to Liberty Media's employees once a year. In 2008, annual option grants covering all three of Liberty Media's tracking stocks (LCAPA, LINTA and LMDIA) were made in December and were coupled with a restricted stock award in shares of LMDIA. The restricted stock award was made in recognition of the efforts of the management team in completing the News Exchange and their efforts in connection with the proposed split-off. The incentive plan committee may approve grants to employees of subsidiary companies on a more frequent basis based on the business practices and needs of the subsidiary.

        In addition to the annual grant, the named executive officers (other than Mr. Malone) received a grant of restricted stock in partial payment of their 2008 performance bonuses (as described above under "—2008 Performance Bonuses").

        For more information regarding these equity incentive grants, please see the "Grants of Plan-Based Awards" table below.

        Perquisites and Other Personal Benefits.    The perquisites and other personal benefits available to Liberty Media's executives (that are not otherwise available to all of Liberty Media's salaried employees, such as matching contributions to the Liberty 401(k) Savings Plan and the payment of life insurance premiums) consist of:

  •
  reimbursement of relocation expenses at a level above that given to non-executive, salaried employees;

  •
  limited personal use of corporate aircraft;

  •
  occasional, personal use of an apartment in New York City owned by Liberty Media, which is primarily used for business purposes, and occasional, personal use of a company car and driver;

  •
  a deferred compensation plan that provides above-market preferential returns; and

  •
  in the case of Mr. Malone, an annual allowance of $1 million for personal expenses.

        Taxable income may be incurred by Liberty Media's executives in connection with their receipt of perquisites and personal benefits. Other than in connection with relocation expenses and as contemplated by Mr. Malone's employment agreement, Liberty Media has not provided gross-up payments to its executives in connection with any such taxable income incurred during the past three years.

        On occasion, and with the approval of Liberty Media's chairman or chief executive officer, executives may have family members and other guests accompany them on the Liberty Media corporate aircraft when traveling on business. Under the terms of the employment arrangements with Liberty Media's chairman and chief executive officer, those individuals and their guests may use the Liberty Media corporate aircraft for non-business purposes subject to specified limitations.

        During 2008, Mr. Maffei was entitled to 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment with Liberty Media, (ii) Liberty Media's cessation of aircraft ownership or (iii) December 31, 2011. Mr. Maffei will continue to incur taxable income, calculated in accordance with SIFL, for all personal use of corporate aircraft.

        The aggregate incremental cost to Liberty Media of Mr. Malone's personal use of Liberty Media's aircraft counts toward his $1 million personal expense account (described above). Liberty Media values incremental cost using a method that takes into account:

  •
  landing and parking expenses;

  •
  crew travel expenses;

  •
  supplies and catering;

  •
  aircraft fuel and oil expenses per hour of flight;

  •
  any customs, foreign permit and similar fees; and

  •
  passenger ground transportation.

Because the aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft and costs of maintenance and upkeep.

        For purposes of determining an executive's taxable income, personal use of Liberty Media's aircraft is valued using a method based on the Standard Industry Fare Level (SIFL) rates, as published by the IRS. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount Liberty Media may deduct for a purely personal flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by

Section 162(m) of the Code to the extent that the named executive officer's compensation exceeds $1 million. See "—Deductibility of Executive Compensation" below.

        Deferred Compensation.    To help accommodate the tax and estate planning objectives of the named executive officers, as well as other executives with the title of Senior Vice President and above, the Liberty Media board adopted the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended). Under that plan, participants may elect to defer up to 50% of their base salary and the cash portion of their bonuses. Compensation deferred under the plan that otherwise would have been received in 2008 will earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. For more information on this plan, see "Executive Compensation—Executive Compensation Arrangements—2006 Deferred Compensation Plan" and the "Nonqualified Deferred Compensation Plans" table below. In addition, in response to turmoil in the financial markets during the fourth quarter of 2008, the compensation committee amended the 2006 deferred compensation plan to permit the participants to make a one-time withdrawal, or a change to the timing of the payment, of their previous deferrals. Elections were required to be made prior to December 31, 2008, with all such withdrawals to be paid in January 2009. This amendment was adopted consistent with Section 409A of the Code and its related regulations.

        Liberty Media had also provided Mr. Malone with certain deferred compensation arrangements that were entered into by Liberty Media's predecessors and assumed by Liberty Media in connection with the various restructurings that Liberty Media has undergone. Beginning in February 2009, Mr. Malone began receiving accelerated payments under those deferred compensation arrangements. In December 2008, the compensation committee determined to amend Mr. Malone's deferred compensation arrangements, together with his installment severance arrangement (as described below), to accelerate his right to begin receiving these payments while continuing to be employed by Liberty Media and to provide for a fixed payment schedule. For more information on these amendments see "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" below.

Employment Arrangements with Certain Named Executive Officers

        The only named executive officer with whom Liberty Media has an employment agreement is Mr. Malone. Mr. Malone's employment agreement was first entered into in the 1980s, when he was the chief executive officer of Liberty Media's former parent TCI. Liberty Media assumed that agreement in connection with the merger of AT&T and TCI in 1999. For a more detailed description of the employment agreement of Mr. Malone, including recent amendments thereto, see "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" below.

        Although Mr. Maffei does not have an employment agreement with Liberty Media, various terms of his employment were established under an arrangement approved by the Liberty Media board when he joined Liberty Media as CEO-Elect in November 2005. For a more detailed description of this employment arrangement, see "Executive Compensation—Executive Compensation Arrangements—Maffei Employment Arrangement" below.

Deductibility of Executive Compensation

        In developing the compensation packages for the named executive officers, the compensation committee considered the deductibility of executive compensation under Section 162(m) of the Code. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including stock options granted under the 2000 Incentive Plan and the 2007 Incentive Plan. The compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the Code, in order to maintain flexibility in making compensation decisions. Portions of the compensation paid to certain of the named executive officers may not be deductible due to the application of Section 162(m) of the Code.

Policy on Restatements

        In those instances where Liberty Media grants cash or equity-based incentive compensation, Liberty Media includes in the related agreement with the executive a right, in favor of Liberty Media, to require the executive to repay or return to Liberty Media any cash, stock or other compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any financial statement of Liberty Media is required and (2) in the reasonable judgment of Liberty Media's incentive plan committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, Liberty Media's incentive plan committee may take into account, among other factors its deems relevant, the extent to which the market value of the applicable series of Liberty Media's common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that Liberty Media may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

SUMMARY COMPENSATION TABLE

Summary Compensation

Name and Principal Position (as of 12/31/08)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)(6)		Total ($)
John C. Malone	2008	2,600	—	625,015	2,291,159	—	239,110	1,150,933	(7)	4,308,817
Chairman of the Board	2007	2,600	—	625,015	3,143,100	—	214,323	1,193,812	(7)	5,178,850
	2006	2,600	625,000	—	2,904,084	—	192,186	666,724	(7)	4,390,594
Gregory B. Maffei	2008	1,000,000	—	1,508,334	6,410,701	2,732,000	41,937	496,354	(8)	12,189,326
President and Chief	2007	1,000,000	—	625,015	4,460,593	2,650,000	4,875	463,062	(8)	9,203,545
Executive Officer	2006	1,000,000	625,000	—	3,279,277	1,000,000	—	524,559	(8)	6,428,836
Charles Y. Tanabe	2008	875,500	—	474,952	1,259,057	659,252	13,860	27,903		3,310,524
Executive Vice President	2007	850,000	—	287,234	833,617	563,126	2,450	27,403		2,563,830
and General Counsel	2006	715,000	200,000	87,200	766,433	—	—	23,050		1,791,683
David J.A. Flowers	2008	650,000	—	184,143	845,837	298,838	8,331	25,549		2,012,698
Senior Vice President and	2007	625,000	—	92,333	672,478	275,392	1,996	24,894		1,692,093
Treasurer (principal	2006	575,000	93,000	—	726,219	—	—	22,906		1,417,125
financial officer)
Albert E. Rosenthaler	2008	650,000	—	209,876	852,624	367,088	3,377	24,662		2,107,627
Senior Vice President	2007	625,000	—	106,344	748,016	310,548	907	24,061		1,814,876
	2006	575,000	106,000	—	974,355	—	—	22,906		1,678,261
Christopher W. Shean	2008	650,000	—	315,722	842,571	332,963	2,640	24,108		2,168,004
Senior Vice President and	2007	625,000	—	212,190	682,544	310,548	605	24,455		1,855,342
Controller (principal	2006	575,000	125,000	87,200	675,515	—	—	22,906		1,485,621
accounting officer)

(1)
The dollar amounts recognized for financial statement reporting purposes have been calculated in accordance with FAS 123R. For a description of the assumptions applied in these calculations, see Note 16 to Liberty Media's consolidated financial statements for the year ended December 31, 2008 (which are included in Liberty Media's Annual Report on Form 10-K as filed with the SEC on February 27, 2009).

(2)
With respect to 2008 and 2007, reflects the cash portion of the 2008 and 2007 performance-based bonuses paid to each of the named executive officers (other than Mr. Malone, who does not participate in the program). See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2008 Executive Compensation—2008 Performance Bonuses." With respect to 2006, reflects Mr. Maffei's performance-based bonus.

(3)
Reflects the above-market earnings credited during 2008, 2007 and 2006 to the deferred compensation accounts of each of the named executive officers. See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2008 Executive Compensation—Deferred Compensation," "—Executive Compensation Arrangements—Employment Agreement," and "—Nonqualified Deferred Compensation Plans" below.

(4)
The Liberty 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty 401(k) Savings Plan participants may contribute up to 10% of their compensation, and Liberty Media contributes a matching contribution of 100% of the participants' contributions. Participant contributions to the Liberty 401(k) Savings Plan are fully vested upon contribution.

  Generally, participants acquire a vested right in Liberty Media's contributions as follows:

Years of Service	Vesting Percentage
Less than 1	0%
1-2	33%
2-3	66%
3 or more	100%

  Included in this column, with respect to each named executive officer, is $23,000, $22,500 and $22,000 of matching contributions made by Liberty Media to the Liberty 401(k) Savings Plan in 2008, 2007 and 2006, respectively. With respect to these matching contributions, all of Liberty Media's named executive officers are fully vested.

(5)
Included in this column are the life insurance premiums paid by Liberty Media, on behalf of each of the named executive officers (other than Mr. Malone), as follows:

	Amounts ($)
Name	2008	2007	2006
Gregory B. Maffei	1,710	1,710	1,050
Charles Y. Tanabe	4,903	4,903	1,050
David J.A. Flowers	2,549	2,394	906
Albert E. Rosenthaler	1,662	1,561	906
Christopher W. Shean	1,108	1,041	906
(6)
Liberty Media makes available to its personnel, including its named executive officers, tickets to various sporting events with no aggregate incremental cost attributable to any single person.

(7)
Includes the following:

	Amounts ($)
	2008	2007	2006
Reimbursement for personal estate and tax planning advice	83,800	80,850	60,000
Reimbursement for personal legal services	101,612	111,235	48,246
Compensation related to personal use of corporate aircraft(a)	186,395	227,137	187,596
Tax payments made on behalf of Mr. Malone	601,191	745,832	319,278
Payment of regulatory filing fees	125,000	—	—
Miscellaneous travel expenses	20,701	—	—
Tax gross-up related to income attributed to him with respect to Liberty Media cafeteria plan	380	364	438

  (a)
  Calculated based on aggregate incremental cost of such usage to Liberty Media

  Liberty Media owns an apartment in New York City which is primarily used for business purposes. Mr. Malone makes use of Liberty Media's NYC apartment and its company car and driver for personal reasons. From time to time, Liberty Media also pays the cost of miscellaneous shipping and catering expenses for Mr. Malone.

(8)
Includes the following:

	Amounts ($)
	2008	2007	2006
Compensation related to personal use of corporate aircraft(a)	460,749	234,071	409,475	(b)
Tax gross-up related to income attributed to him as a result of his reimbursement of relocation costs	—	197,281	—
Reimbursement of relocation costs	—	—	91,534

  (a)
  Calculated based on aggregate incremental cost of such usage to Liberty Media

  (b)
  Includes $318,021 of costs for commuting from Seattle to Denver prior to Mr. Maffei's relocation in 2006

  Liberty Media owns an apartment in New York City which is primarily used for business purposes. Mr. Maffei makes occasional use of Liberty Media's NYC apartment and its company car and driver for personal reasons. From time to time, Liberty Media also pays the cost of miscellaneous shipping and catering expenses for Mr. Maffei.

Executive Compensation Arrangements

Malone Employment Agreement

        In connection with the merger of TCI and AT&T Corp. in 1999, an employment agreement between John C. Malone and TCI was assigned to Liberty Media. The term of Mr. Malone's employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of $2,600, subject to increase with board approval. The employment agreement was amended in 2003 to provide for payment or reimbursement of personal expenses, including professional fees and other expenses incurred by Mr. Malone for estate, tax planning and other services, and for personal use of corporate aircraft and flight crew. The aggregate amount of such payments or reimbursements and the value of his personal use of corporate aircraft was originally limited to $500,000 per year but increased to $1 million effective January 1, 2007 by Liberty Media's compensation committee. Although the "Summary Compensation" table above reflects the aggregate incremental cost of Mr. Malone's personal use of Liberty Media's corporate aircraft, the value of his aircraft use for purposes of his employment agreement is determined in accordance with SIFL and aggregated $55,016 for the year ended December 31, 2008. Mr. Malone's employment agreement was further amended in December 2008, as described below.

        Prior to the December 2008 amendment, Mr. Malone had been entitled to a deferred compensation arrangement and an installment severance payment plan in certain circumstances. Mr. Malone had been permitted to defer a portion (not in excess of 40%) of the monthly compensation payable to him for all employment years commencing on or after January 1, 1993. The aggregate deferred amount, plus interest accrued thereon at the rate of 8% per annum compounded annually from the applicable date of deferral to the date of termination, would have been payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment would have included a payment of interest on the amount of such installment computed at the rate of 8% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the 1993 deferred compensation arrangement). Also, upon any termination of Mr. Malone's employment, he or his beneficiaries would have been entitled to receive 240 consecutive monthly payments of $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1998 to the date payment commences), the first of which would have been payable on the first day of the month succeeding the termination of Mr. Malone's employment (the installment severance plan).

        In addition, Mr. Malone had deferred a portion of his monthly compensation under his previous employment agreement, which was entered into as of January 1982, for all employment years ending on or prior to December 31, 1992. Liberty Media assumed the obligation to pay that deferred compensation in connection with the merger of AT&T and TCI. The aggregate deferred amount, plus interest accrued thereon at the rate of 13% per annum compounded annually from the applicable date of deferral to the date of termination, would have been payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment would have included a payment of interest on the amount of such installment computed at the rate of 13% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the 1982 deferred compensation arrangement). (The 13% interest rate was established in 1983 pursuant to the previous agreement.)

        In December 2008, the compensation committee determined to modify Mr. Malone's employment arrangements to permit Mr. Malone to begin receiving fixed monthly payments in 2009, while he remains employed by Liberty Media, in satisfaction of Liberty Media's obligations to him under the 1993 deferred compensation arrangement, the 1982 deferred compensation arrangement and the installment severance plan. The amounts owed to Mr. Malone under these arrangements aggregated approximately $2.4 million, $20 million and $39 million, respectively, in each case, at December 31, 2008. As a result of these modifications, Mr. Malone will receive 240 equal monthly installments, commencing February 2009, of: (1) approximately $20,000 under the 1993 deferred compensation arrangement, (2) approximately $237,000 under the 1982 deferred compensation arrangement; and (3) approximately $164,000 under the installment severance plan. Once payments commenced under the installment severance plan, interest ceased to accrue.

        Under the terms of Mr. Malone's employment agreement, he is entitled to receive upon the termination of his employment at Liberty Media's election for any reason (other than for death or "cause"), a lump sum equal to his salary for a period of 5 full years following termination (calculated on the basis of $2,600 per annum, the lump sum severance payment). The December 2008 amendment did not affect the lump sum severance payment.

        For a description of the effect of any termination event or a change in control of Liberty Media on his employment agreement, see "Executive Compensation—Potential Payments Upon Termination or Change in Control" below.

Maffei Employment Arrangement

        In connection with the acceptance by Gregory B. Maffei of employment with Liberty Media as CEO-Elect in November 2005, the Liberty Media board approved an employment arrangement for Mr. Maffei. Pursuant to the arrangement, Mr. Maffei is entitled to receive a base salary of $1,000,000 per annum. Liberty Media agreed to reimburse Mr. Maffei for his commuting costs from Seattle to Denver through 2006. Liberty Media also agreed to reimburse Mr. Maffei for expenses incurred in relocating his principal residence to the Denver area. Also, Mr. Maffei was granted options to acquire 5,500,000 shares of pre-reclassified Liberty Series A common stock at an exercise price of $7.95, which was the closing price of pre-reclassified Liberty Series A common stock on the grant date. As a result of the restructuring and the reclassification, these options have been converted into options to acquire 275,000 shares of LCAPA at an exercise price of $10.88 per share, 1,375,000 shares of LINTA at an exercise price of $16.91 per share and 1,100,000 shares of LMDIA at an exercise price of $15.89 per share. In the event of Mr. Maffei's involuntary termination without cause, Mr. Maffei will be entitled to continue receiving his base salary for a period of eighteen months after the date of such termination, together with any portion of his performance bonus determined by the Liberty Media board to have been earned prior to his termination. Unvested stock incentive awards held by Mr. Maffei will vest to the extent that they would have vested in that eighteen month period had Mr. Maffei continued to be employed during that period.

        As discussed under "Executive Compensation—Compensation Discussion and Analysis—Elements of 2008 Executive Compensation—Perquisites and Other Personal Benefits" above, in 2008, Liberty Media entered into a letter agreement with Mr. Maffei pursuant to which he is entitled to personal use of corporate aircraft not to exceed 120 hours of flight time per year through the first to occur of December 31, 2011, his termination with Liberty Media or its cessation of aircraft ownership. Mr. Maffei will continue to incur taxable income, calculated in accordance with SIFL, for all personal use of corporate aircraft.

Equity Incentive Plans

        The 2000 Incentive Plan and the 2007 Incentive Plan (together the equity incentive plans) are administered by the incentive plan committee of the Liberty Media board. The incentive plan committee of the Liberty Media board has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The equity incentive plans are designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in Liberty Media.

Liberty Media's incentive plan committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the equity incentive plans (collectively, awards).

        The maximum number of shares of Liberty Media's common stock with respect to which awards may be issued under the 2000 Incentive Plan is 82,200,000 and the 2007 Incentive Plan is 51,375,000, subject, in each case, to anti-dilution and other adjustment provisions of the respective plans. With limited exceptions, under the equity incentive plans, no person may be granted in any calendar year awards covering more than 12,844,000 shares of Liberty Media's common stock nor may any person receive payment for cash awards during any calendar year in excess of $10 million. Shares of Liberty Media's common stock issuable pursuant to awards made under the equity incentive plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by Liberty Media.

2006 Deferred Compensation Plan

        Effective for the year beginning January 1, 2007, officers at the level of Senior Vice President and above are eligible to participate in the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended, the 2006 deferred compensation plan). Each eligible officer, including Liberty Media's chief executive officer, principal financial officer and principal accounting officer, may elect to defer up to 50% of his annual base salary and the cash portion of his performance bonus under the 2006 deferred compensation plan. Elections must be made in advance of certain deadlines and may include (1) the selection of a payment date, which generally may not be later than 30 years from the end of the year in which the applicable compensation is initially deferred, and (2) the form of distribution, such as a lump-sum payment or substantially equal annual installments over two to five years. Compensation deferred under the 2006 deferred compensation plan will earn interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter.

        In addition to the accelerated distribution events described under "Executive Compensation—Potential Payments Upon Termination or Change-in-Control" below, at the eligible officer's request, if the compensation committee determines that such officer has suffered a financial hardship, it may authorize immediate distribution of amounts deferred under the 2006 deferred compensation plan. In addition, a one-time withdrawal or change in payment timing was permitted to made in January 2009 as described in "Executive Compensation—Compensation Discussion and Analysis—Elements of 2008 Executive Compensation—Deferred Compensation."

        The Liberty Media board reserves the right to terminate the 2006 deferred compensation plan at any time. An optional termination by the Liberty Media board will not result in any distribution acceleration.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2008 to the named executive officers.

		Estimated Future Payouts under Non-equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)		All other option awards: Number of securities underlying options (#)(2)
									Grant date fair value of stock and option awards ($)
								Exercise or base price of option awards ($)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
John C. Malone
LCAPA	12/16/08	—	—	—	—		333,747	3.57	393,187
LINTA	12/16/08	—	—	—	—		1,373,132	2.91	1,538,457
LMDIA	12/16/08	—	—	—	—		1,373,656	17.69	7,970,364
LMDIA	12/16/08	—	—	—	304,240	(2)	—	—	5,382,006
Gregory B. Maffei
	3/24/08	—	5,464,000	—	—		—	—	—
LCAPA	12/12/08	—	—	—	180,927	(3)	—	—	546,400
LINTA	12/12/08	—	—	—	396,763	(3)	—	—	956,199
LMDIA	12/12/08	—	—	—	94,861	(3)	—	—	1,229,399
LCAPA	12/16/08	—	—	—	—		333,747	3.57	393,187
LINTA	12/16/08	—	—	—	—		1,373,132	2.91	1,538,457
LMDIA	12/16/08	—	—	—	—		1,373,656	17.69	7,970,364
LMDIA	12/16/08	—	—	—	304,240	(2)	—	—	5,382,006
Charles Y. Tanabe
	3/24/08	—	1,318,504	—	—		—	—	—
LCAPA	12/12/08	—	—	—	43,659	(3)	—	—	131,850
LINTA	12/12/08	—	—	—	95,742	(3)	—	—	230,738
LMDIA	12/12/08	—	—	—	22,891	(3)	—	—	296,667
LCAPA	12/16/08	—	—	—	—		94,625	3.57	111,478
LINTA	12/16/08	—	—	—	—		389,313	2.91	436,186
LMDIA	12/16/08	—	—	—	—		389,462	17.69	2,259,775
LMDIA	12/16/08	—	—	—	86,259	(2)	—	—	1,525,922
David J.A Flowers
	3/24/08	—	597,676	—	—		—	—	—
LCAPA	12/12/08	—	—	—	19,791	(3)	—	—	59,769
LINTA	12/12/08	—	—	—	43,400	(3)	—	—	104,594
LMDIA	12/12/08	—	—	—	10,376	(3)	—	—	134,473
LCAPA	12/16/08	—	—	—	—		50,466	3.57	59,454
LINTA	12/16/08	—	—	—	—		207,633	2.91	232,632
LMDIA	12/16/08	—	—	—	—		207,712	17.69	1,205,207
LMDIA	12/16/08	—	—	—	46,005	(2)	—	—	813,828
Albert E. Rosenthaler
	3/24/08	—	734,176	—	—		—	—	—
LCAPA	12/12/08	—	—	—	24,310	(3)	—	—	73,416
LINTA	12/12/08	—	—	—	53,311	(3)	—	—	128,480
LMDIA	12/12/08	—	—	—	12,746	(3)	—	—	165,188
LCAPA	12/16/08	—	—	—	—		50,466	3.57	59,454
LINTA	12/16/08	—	—	—	—		207,633	2.91	232,632
LMDIA	12/16/08	—	—	—	—		207,712	17.69	1,205,207
LMDIA	12/16/08	—	—	—	46,005	(2)	—	—	813,828

		Estimated Future Payouts under Non-equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)		All other option awards: Number of securities underlying options (#)(2)
									Grant date fair value of stock and option awards ($)
								Exercise or base price of option awards ($)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Christopher W. Shean
	3/24/08	—	665,926	—	—		—	—	—
LCAPA	12/12/08	—	—	—	22,050	(3)	—	—	66,591
LINTA	12/12/08	—	—	—	48,356	(3)	—	—	116,538
LMDIA	12/12/08	—	—	—	11,561	(3)	—	—	149,831
LCAPA	12/16/08	—	—	—	—		50,466	3.57	59,454
LINTA	12/16/08	—	—	—	—		207,633	2.91	232,632
LMDIA	12/16/08	—	—	—	—		207,712	17.69	1,205,207
LMDIA	12/16/08	—	—	—	46,005	(2)	—	—	813,828

(1)
Represents the actual aggregate amount of each named executive officer's 2008 performance-based bonus. See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2008 Compensation—2008 Performance Bonuses" above.

(2)
Vests quarterly over 4 years from grant date.

(3)
Represents 50% of each named executive officer's 2008 performance-based bonus amount. Vests quarterly over 3 years from grant date. See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2008 Compensation—2008 Performance Bonuses Program" above.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of Liberty Media's common stock which were outstanding as of December 31, 2008 and held by the named executive officers, including those awards granted during 2008 and reflected in the "Grants of Plan-Based Awards" table above.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
John C. Malone
Option Awards
LCAPA	36,932	47,496	(1)	15.96	3/29/14	—		—
LCAPA	—	333,747	(2)	3.57	12/16/15	—
LCAPB	574,270	—		15.20	2/28/11	—		—
LCAPB	90,000	—		12.69	6/14/15	—		—
LINTA	50,000	—		19.14	6/14/15	—		—
LINTA	148,918	191,475	(1)	24.06	3/29/14	—		—
LINTA	—	1,373,132	(2)	2.91	12/16/15	—		—
LINTB	2,871,351	—		23.64	2/28/11	—		—
LINTB	450,000	—		19.74	6/14/15
LMDIA	40,000	—		17.99	6/14/15	—		—
LMDIA	147,749	189,963	(1)	23.32	3/29/14	—		—
LMDIA	—	1,373,656	(2)	17.69	12/16/15	—		—
LMDIB	2,297,080	—		21.79	2/28/11	—		—
LMDIB	360,000	—		18.19	6/14/15	—		—
Stock Awards
LCAPA	—	—		—	—	4,224	(3)	19,895
LINTA	—	—		—	—	9,694	(3)	30,245
LMDIA	—	—		—	—	16,896	(3)	295,342
LMDIA	—	—		—	—	304,240	(2)	5,318,115
Gregory B. Maffei
Option Awards
LCAPA	206,244	68,756	(4)	10.88	11/8/12	—		—
LCAPA	10,736	4,889	(5)	11.36	3/2/13	—		—
LCAPA	49,259	63,341	(1)	15.96	3/29/14	—		—
LCAPA	28,648	85,958	(6)	17.26	12/24/14	—		—
LCAPA	—	333,747	(2)	3.57	12/16/15	—		—
LINTA	1,031,244	343,756	(4)	16.91	11/8/12	—		—
LINTA	53,702	24,423	(5)	17.65	3/2/13	—		—
LINTA	198,576	255,324	(1)	24.06	3/29/14	—		—
LINTA	115,692	347,087	(6)	19.96	12/24/14	—		—
LINTA	—	1,373,132	(2)	2.91	12/16/15	—		—
LMDIA	825,000	275,000	(4)	15.89	11/8/12	—		—
LMDIA	42,966	19,534	(5)	16.59	3/2/13	—		—
LMDIA	197,050	253,350	(1)	23.32	3/29/14	—		—
LMDIA	114,604	343,820	(6)	25.21	12/24/14	—		—
LMDIA	—	1,373,656	(2)	17.69	12/16/15	—		—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Stock Awards
LCAPA	—	—		—	—	4,224	(3)	19,895
LCAPA	—	—		—	—	7,481	(7)	35,236
LCAPA	—	—		—	—	180,927	(8)	852,166
LINTA	—	—		—	—	9,694	(3)	30,245
LINTA	—	—		—	—	44,259	(7)	138,088
LINTA	—	—		—	—	396,763	(8)	1,237,901
LMDIA	—	—		—	—	16,896	(3)	295,342
LMDIA	—	—		—	—	29,912	(7)	522,862
LMDIA	—	—		—	—	94,861	(8)	1,658,170
LMDIA	—	—		—	—	304,240	(2)	5,318,115
Charles Y. Tanabe
Option Awards
LCAPA	98,458	—		14.74	2/28/11	—		—
LCAPA	12,500	—		10.92	7/31/13	—		—
LCAPA	9,000	2,250	(9)	9.95	8/6/14	—		—
LCAPA	11,375	2,625	(10)	11.93	8/2/12	—		—
LCAPA	7,018	3,190	(11)	11.27	2/28/13	—		—
LCAPA	13,951	17,949	(1)	15.96	3/29/14	—		—
LCAPA	8,084	24,258	(6)	17.26	12/24/14	—		—
LCAPA	—	94,625	(2)	3.57	12/16/15	—		—
LINTA	492,288	—		22.90	2/28/11	—		—
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	45,000	11,250	(9)	15.46	8/6/14	—		—
LINTA	56,875	13,125	(10)	18.54	8/2/12	—		—
LINTA	35,090	15,952	(11)	17.52	2/28/13	—		—
LINTA	56,259	72,341	(1)	24.06	3/29/14	—		—
LINTA	32,648	97,950	(6)	19.96	12/24/14	—		—
LINTA	—	389,313	(2)	2.91	12/16/15	—		—
LMDIA	393,832	—		21.53	2/28/11	—		—
LMDIA	50,000	—		15.95	7/31/13	—		—
LMDIA	36,000	9,000	(9)	14.53	8/6/14	—		—
LMDIA	45,500	10,500	(10)	17.43	8/2/12	—		—
LMDIA	28,072	12,760	(11)	16.47	2/28/13	—		—
LMDIA	55,825	71,775	(1)	23.32	3/29/14	—		—
LMDIA	32,340	97,028	(6)	25.21	12/24/14	—		—
LMDIA	—	389,462	(2)	17.69	12/16/15	—		—
Stock Awards
LCAPA	—	—		—	—	875	(12)	4,121
LCAPA	—	—		—	—	1,359	(3)	6,401
LCAPA	—	—		—	—	1,592	(7)	7,498
LCAPA	—	—		—	—	43,659	(8)	205,634
LINTA	—	—		—	—	4,375	(12)	13,650
LINTA	—	—		—	—	3,109	(3)	9,700
LINTA	—	—		—	—	9,406	(7)	29,347
LINTA	—	—		—	—	95,742	(8)	298,715

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LMDIA	—	—		—	—	3,500	(12)	61,180
LMDIA	—	—		—	—	5,416	(3)	94,672
LMDIA	—	—		—	—	6,360	(7)	111,173
LMDIA	—	—		—	—	22,891	(8)	400,135
LMDIA	—	—		—	—	86,259	(2)	1,507,807
David J.A. Flowers
Option Awards
LCAPA	73,843	—		14.74	2/28/11	—		—
LCAPA	10,000	—		10.92	7/31/13	—		—
LCAPA	10,000	2,500	(9)	9.95	8/6/14	—		—
LCAPA	12,181	2,819	(10)	11.93	8/2/12	—		—
LCAPA	6,215	2,827	(11)	11.27	2/28/13	—		—
LCAPA	7,392	9,508	(1)	15.96	3/29/14	—		—
LCAPA	4,284	12,857	(6)	17.26	12/24/14	—		—
LCAPA	—	50,466	(2)	3.57	12/16/15	—		—
LINTA	369,216	—		22.90	2/28/11	—		—
LINTA	50,000	—		16.97	7/31/13	—		—
LINTA	50,000	12,500	(9)	15.46	8/6/14	—		—
LINTA	60,931	14,069	(10)	18.54	8/2/12	—		—
LINTA	31,075	14,133	(11)	17.52	2/28/13	—		—
LINTA	29,792	38,308	(1)	24.06	3/29/14	—		—
LINTA	17,300	51,914	(6)	19.96	12/24/14	—		—
LINTA	—	207,633	(2)	2.91	12/16/15	—		—
LMDIA	295,372	—		21.53	2/28/11	—		—
LMDIA	40,000	—		15.95	7/31/13	—		—
LMDIA	40,000	10,000	(9)	14.53	8/6/14	—		—
LMDIA	48,750	11,250	(10)	17.43	8/2/12	—		—
LMDIA	24,860	11,308	(11)	16.47	2/28/13	—		—
LMDIA	29,575	38,025	(1)	23.32	3/29/14	—		—
LMDIA	17,140	51,424	(6)	25.21	12/24/14	—		—
LMDIA	—	207,712	(2)	17.69	12/16/15	—		—
Stock Awards
LCAPA	—	—		—	—	631	(3)	2,972
LCAPA	—	—		—	—	778	(7)	3,664
LCAPA	—	—		—	—	19,791	(8)	93,216
LINTA	—	—		—	—	1,436	(3)	4,480
LINTA	—	—		—	—	4,603	(7)	14,361
LINTA	—	—		—	—	43,400	(8)	135,408
LMDIA	—	—		—	—	2,504	(3)	43,770
LMDIA	—	—		—	—	3,112	(7)	54,398
LMDIA	—	—		—	—	10,376	(8)	181,372
LMDIA	—	—		—	—	46,005	(2)	804,167

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Albert E. Rosenthaler
Option Awards
LCAPA	25,640	—		12.38	4/1/12	—		—
LCAPA	12,500	—		10.92	7/31/13	—		—
LCAPA	10,000	2,500	(9)	9.95	8/6/14	—		—
LCAPA	12,181	2,819	(10)	11.93	8/2/12	—		—
LCAPA	6,215	2,827	(11)	11.27	2/28/13	—		—
LCAPA	7,392	9,508	(1)	15.96	3/29/14	—		—
LCAPA	4,284	12,857	(6)	17.26	12/24/14	—		—
LCAPA	—	50,466	(2)	3.57	12/16/15	—		—
LINTA	128,200	—		19.25	4/1/12	—		—
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	50,000	12,500	(9)	15.46	8/6/14	—		—
LINTA	60,931	14,069	(10)	18.54	8/2/12	—		—
LINTA	31,075	14,133	(11)	17.52	2/28/13	—		—
LINTA	29,792	38,308	(1)	24.06	3/29/14	—		—
LINTA	17,300	51,914	(6)	19.96	12/24/14	—		—
LINTA	—	207,633	(2)	2.91	12/16/15	—		—
LMDIA	102,560	—		18.09	4/1/12	—		—
LMDIA	50,000	—		15.95	7/31/13	—		—
LMDIA	40,000	10,000	(9)	14.53	8/6/14	—		—
LMDIA	48,750	11,250	(10)	17.43	8/2/12	—		—
LMDIA	24,860	11,308	(11)	16.47	2/28/13	—		—
LMDIA	29,575	38,025	(1)	23.32	3/29/14	—		—
LMDIA	17,140	51,424	(6)	25.21	12/24/14	—		—
LMDIA	—	207,712	(2)	17.69	12/16/15	—		—
Stock Awards
LCAPA	—	—		—	—	720	(3)	3,391
LCAPA	—	—		—	—	879	(7)	4,140
LCAPA	—	—		—	—	24,310	(8)	114,500
LINTA	—	—		—	—	1,661	(3)	5,182
LINTA	—	—		—	—	5,187	(7)	16,183
LINTA						53,311	(8)	166,330
LMDIA	—	—		—	—	2,872	(3)	50,203
LMDIA	—	—		—	—	3,508	(7)	61,320
LMDIA	—	—		—	—	12,746	(8)	222,800
LMDIA	—	—		—	—	46,005	(2)	804,167
Christopher W. Shean
Option Awards
LCAPA	14,102	—		14.74	9/21/10	—		—
LCAPA	2,820	—		14.74	2/28/11	—		—
LCAPA	12,500	—		10.92	7/31/13	—		—
LCAPA	10,000	2,500	(9)	9.95	8/6/14	—		—
LCAPA	10,556	2,444	(10)	11.93	8/2/12	—		—
LCAPA	7,018	3,190	(11)	11.27	2/28/13	—		—
LCAPA	7,392	9,508	(1)	15.96	3/29/14	—		—
LCAPA	4,284	12,857	(6)	17.26	12/24/14	—		—
LCAPA	—	50,466	(2)	3.57	12/16/15	—		—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LINTA	70,510	—		22.90	9/21/10	—		—
LINTA	14,102	—		22.90	2/28/11	—		—
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	50,000	12,500	(9)	15.46	8/6/14	—		—
LINTA	52,806	12,194	(10)	18.54	8/2/12	—		—
LINTA	35,090	15,952	(11)	17.52	2/28/13	—		—
LINTA	29,792	38,308	(1)	24.06	3/29/14	—		—
LINTA	17,300	51,914	(6)	19.96	12/24/14	—		—
LINTA	—	207,633	(2)	2.91	12/16/15	—		—
LMDIA	56,408	—		21.53	9/21/10	—		—
LMDIA	11,280	—		21.53	2/28/11	—		—
LMDIA	50,000	—		15.95	7/31/13	—		—
LMDIA	40,000	10,000	(9)	14.53	8/6/14	—		—
LMDIA	42,250	9,750	(10)	17.43	8/2/12	—		—
LMDIA	28,072	12,760	(11)	16.47	2/28/13	—		—
LMDIA	29,575	38,025	(1)	23.32	3/29/14	—		—
LMDIA	17,140	51,424	(6)	25.21	12/24/14	—		—
LMDIA	—	207,712	(2)	17.69	12/16/15	—		—
Stock Awards
LCAPA	—	—		—	—	875	(12)	4,121
LCAPA	—	—		—	—	848	(3)	3,994
LCAPA	—	—		—	—	879	(7)	4,140
LCAPA	—	—		—	—	22,050	(8)	103,856
LINTA	—	—		—	—	4,375	(12)	13,650
LINTA	—	—		—	—	1,943	(3)	6,062
LINTA	—	—		—	—	5,187	(7)	16,183
LINTA	—	—		—	—	48,356	(8)	150,871
LMDIA	—	—		—	—	3,500	(12)	61,180
LMDIA	—	—		—	—	3,384	(3)	59,152
LMDIA	—	—		—	—	3,508	(7)	61,320
LMDIA	—	—		—	—	11,561	(8)	202,086
LMDIA	—	—		—	—	46,005	(2)	804,167

(1)
Vests quarterly (based on original amount of grant) over 4 years from March 29, 2007 grant date.

(2)
Vests quarterly (based on original amount of grant) over 4 years from December 16, 2008 grant date.

(3)
Vests quarterly (based on original amount of grant) over 3 years from December 15, 2006 grant date.

(4)
Vests quarterly (based on original amount of grant) over 4 years from November 8, 2005 grant date.

(5)
Vests quarterly (based on original amount of grant) over 4 years from March 2, 2006 grant date.

(6)
Vests quarterly (based on original amount of grant) over 4 years from December 24, 2007 grant date.

(7)
Vests quarterly (based on original amount of grant) over 3 years from December 15, 2007 grant date.

(8)
Vests quarterly (based on original amount of grant) over 3 years from December 12, 2008 grant date.

(9)
Vests on August 6, 2009.

(10)
Vests on August 2, 2009.

(11)
Vests quarterly (based on original amount of grant) over 4 years from February 28, 2006 grant date.

(12)
Vests quarterly (based on original amount of grant) over 5 years from August 2, 2005 grant date.

Option Exercises and Stock Vested

        The following table sets forth information regarding the exercise of vested options and the vesting of restricted stock held by Liberty Media's named executive officers, in each case, during the year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
John C. Malone
LCAPA	10,000	20,800	4,224	50,899
LCAPB	90,000	155,700	—	—
LINTA	—	—	9,692	118,145
LMDIA	—	—	16,896	381,723
Gregory B. Maffei
LCAPA	—	—	7,960	95,918
LINTA	—	—	31,816	387,837
LMDIA	—	—	31,852	719,616
Charles Y. Tanabe
LCAPA	—	—	2,640	44,285
LINTA	—	—	10,300	126,359
LMDIA	—	—	10,588	227,642
David J.A Flowers
LCAPA	—	—	1,008	12,146
LINTA	—	—	3,728	45,444
LMDIA	—	—	4,052	91,545
Albert E. Rosenthaler
LCAPA	—	—	1,152	13,882
LINTA	—	—	4,244	51,734
LMDIA	—	—	4,624	104,468
Christopher W. Shean
LCAPA	—	—	1,780	33,922
LINTA	—	—	7,024	86,425
LMDIA	—	—	7,136	149,653

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

Nonqualified Deferred Compensation Plans

        The following table sets forth information regarding the nonqualified deferred compensation plans in which Liberty Media's named executive officers participated during the year ended December 31, 2008. Liberty Media's named executive officers, other than Mr. Malone, participate in the 2006 Deferred Compensation Plan. See "Executive Compensation—Executive Compensation Arrangements—2006 Deferred Compensation" for more information. Mr. Malone's deferred compensation arrangements are described under "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement."

Name	Executive contributions in 2008 ($)	Registrant contributions in 2008 ($)	Aggregate earnings in 2008 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/08 ($)(2)
John C. Malone	—	—	2,476,722	—	22,377,810
Gregory B. Maffei	1,825,000	—	190,691	—	2,538,062
Charles Y. Tanabe	584,212	—	63,085	—	913,547
David J.A. Flowers	305,379	—	37,926	—	558,719
Albert E. Rosenthaler	146,000	—	15,402	—	259,317
Christopher W. Shean	104,055	—	12,021	—	181,353

(1)
Of these amounts, the following were reported in the "Summary Compensation" table as above-market earnings that were credited to the named executive officer's deferred compensation account during 2008:

Name	Amount ($)
John C. Malone	239,110
Gregory B. Maffei	41,937
Charles Y. Tanabe	13,860
David J.A. Flowers	8,331
Albert E. Rosenthaler	3,377
Christopher W. Shean	2,640
(2)
In Liberty Media's prior year proxy statements, Liberty Media reported the following above-market earnings that were credited as interest to the applicable officer's deferred compensation accounts during the years reported:

	Amount ($)
Name	2007	2006	2005
John C. Malone	214,323	192,186	1,734,298
Gregory B. Maffei	4,875	—	—
Charles Y. Tanabe	2,450	—	—
David J.A. Flowers	1,196	—	—
Albert E. Rosenthaler	907	—	—
Christopher W. Shean	605	—	—

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to Liberty Media's named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2008. The actual amounts may be different at the time of termination due to various factors. In addition, Liberty Media may enter into new arrangements or modify these arrangements from time to time.

        The amounts provided in the tables are based on the closing market prices on December 31, 2008 for each series of Liberty Media common stock then-outstanding: LMDIA—$17.48, LMDIB—$17.23, LINTA—$3.12, LINTB—$2.99, LCAPA—$4.71 and LCAPB—$4.65. The value of options and SARs shown in the tables is based on the spread between the exercise or base price of the award and the applicable closing market price. The value of the restricted stock shown in the tables is based on the applicable closing market price and the number of shares vested.

        Each of Liberty Media's named executive officers has received awards and payments under the 2000 Incentive Plan and the 2007 Incentive Plan, and each of Liberty Media's named executive officers is eligible to participate in Liberty Media's deferred compensation plans. Additionally, each of Messrs. Malone and Maffei is entitled to certain payments upon termination under his respective employment arrangement. See "Executive Compensation—Executive Compensation Arrangements."

        Set forth below is a description of the circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout:

        Voluntary Termination.    Under the equity incentive plans, each named executive officer would only have a right to the equity grants which vested prior to his termination date.

        Under the 2006 deferred compensation plan, Liberty Media does not have an acceleration right to pay out account balances to the participants upon this type of termination. For purposes of the tabular presentation below, we have assumed that Liberty Media was permitted to make payments to the executive officers in accordance with their respective standing elections under the plans, subject to compliance with Section 409A of the Code.

        Termination for Cause.    All equity grants (whether vested or unvested) under the equity incentive plans would be forfeited by any named executive officer who is terminated for "cause." The equity incentive plans define "cause" as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), "cause" means a felony conviction for fraud, misappropriation or embezzlement.

        No immediate distributions under the 2006 deferred compensation plan are permitted as a result of this type of termination (other than pursuant to the compensation committee's right to distribute out certain de minimus amounts in an officer's deferred compensation account).

        Termination Without Cause.    Certain of the employment agreements and arrangements provide for benefits in the case of termination by Liberty Media not for cause. See "Executive Compensation—Executive Compensation Arrangements" above. Pursuant to the equity incentive plans and the related award agreements, if a named executive officer were terminated without cause, in addition to his vested equity awards, he would be entitled to vesting in full with respect to any outstanding options or SARs that would have vested during the calendar year in which the termination occurs and the lapse of restrictions with respect to any restricted share awards that would have vested during such calendar year.

        No immediate distributions under the 2006 deferred compensation plan are permitted as a result of this type of termination (other than pursuant to the compensation committee's right to distribute out certain de minimus amounts in an officer's deferred compensation account).

        Death.    In the event of death, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

        No amounts are shown for payments pursuant to life insurance policies, which Liberty Media makes available to all its employees.

        The beneficiary of a deceased executive has the option to accelerate distributions under the 2006 deferred compensation plan (which option is assumed to have been exercised for purposes of the tabular presentation below).

        Disability.    In the event of a disability, which is generally the inability to perform gainful activity for at least 12 months, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

        No amounts are shown for payments pursuant to short-term and long-term disability policies, which Liberty Media makes available to all its employees.

        A disabled executive has the option to accelerate distributions under the 2006 deferred compensation plan (which option is assumed to have been exercised for purposes of the tabular presentation below).

        Termination After a Change in Control.    In case of a change in control, the incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards. A change in control is generally defined as:

  •
  The acquisition of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of Liberty Media ordinarily having the right to vote in the election of directors.

  •
  Any non-exempt person purchases Liberty Media common stock pursuant to a tender offer or exchange offer, without the prior consent of the Liberty Media board.

  •
  The individuals constituting the Liberty Media board over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of Liberty Media immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

        In the case of a change in control described in the last bullet point, Liberty Media's incentive plan committee may determine to not accelerate the existing equity awards if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed no such determination was made.

        The 2006 deferred compensation plan provides Liberty Media's compensation committee with the option of terminating the plan within 12 months of a change of control and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation below.

Benefits Payable Upon Termination or Change in Control

Name	Voluntary Termination ($)		Termination for Cause ($)	Termination Without Cause ($)		Death ($)		Disability ($)		After a Change in Control ($)
John C. Malone
Lump Sum Severance(1)	—		—	13,000		—		13,000		—
Installment Severance Plan(2)	39,290,251		39,290,251	39,290,251		39,290,251		39,290,251		39,290,251
1993 Deferred Compensation Arrangement(3)	4,820,450		4,820,450	4,820,450		2,401,273		4,820,450		4,820,450
1982 Deferred Compensation Arrangement(4)	56,835,905		56,835,905	56,835,905		20,213,484		56,835,905		56,835,905
Options/SARs	—	(5)	—	—	(5)	668,829	(6)	668,829	(6)	668,829	(6)
Restricted Stock	—		—	—		5,663,598	(6)	5,663,598	(6)	5,663,598	(6)

Total	100,946,606		100,946,606	100,959,606		68,237,435		107,292,033		107,279,033

Gregory B. Maffei
Severance(7)	—		—	1,500,000		1,500,000		1,500,000		1,500,000
Deferred Compensation	2,538,062		2,538,062	2,538,062		2,538,062	(8)	2,538,062	(8)	2,538,062	(8)
Options/SARs	1,349,990	(5)	—	2,055,436	(9)	2,473,454	(6)	2,473,454	(6)	2,473,454	(6)
Restricted Stock	—		—	4,794,049	(9)	10,108,020	(6)	10,108,020	(6)	10,108,020	(6)

Total	3,888,052		2,538,062	10,887,547		16,619,536		16,619,536		16,619,536

Charles Y. Tanabe
Deferred Compensation	913,547		913,547	913,547		913,547	(8)	913,547	(8)	913,547	(8)
Options/SARs	213,328	(5)	—	213,328	(5)	442,918	(6)	442,918	(6)	442,918	(6)
Restricted Stock	—		—	—		2,750,033	(6)	2,750,033	(6)	2,750,033	(6)

Total	1,126,875		913,547	1,126,875		4,106,498		4,106,498		4,106,498

David J.A Flowers
Deferred Compensation	558,719		558,719	558,719		558,719	(8)	558,719	(8)	558,719	(8)
Options/SARs	206,746	(5)	—	206,746	(5)	349,364	(6)	349,364	(6)	349,364	(6)
Restricted Stock	—		—	—		1,337,809	(6)	1,337,809	(6)	1,337,809	(6)

Total	765,465		558,719	765,465		2,245,892		2,245,892		2,245,892

Albert E. Rosenthaler
Deferred Compensation	259,317		259,317	259,317		259,317	(8)	259,317	(8)	259,317	(8)
Options/SARs	222,046	(5)	—	222,046	(5)	364,664	(6)	364,664	(6)	364,664	(6)
Restricted Stock	—		—	—		1,448,217	(6)	1,448,217	(6)	1,448,217	(6)

Total	481,363		259,317	481,363		2,072,198		2,072,198		2,072,198

Christopher W. Shean
Deferred Compensation	181,353		181,353	181,353		181,353	(8)	181,353	(8)	181,353	(8)
Options/SARs	224,965	(5)	—	224,965	(5)	368,974	(6)	368,974	(6)	368,974	(6)
Restricted Stock	—		—	—		1,490,783	(6)	1,490,783	(6)	1,490,783	(6)

Total	406,318		181,353	406,318		2,041,110		2,041,110		2,041,110

(1)
Under Mr. Malone's employment agreement, if his employment had been terminated, as of December 31, 2008, at Liberty Media's election (other than for death or cause), he would have been entitled to a lump sum severance payment of $13,000 payable upon termination, which is equal to five years' of his current annual salary of $2,600. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" above.

(2)
Under Mr. Malone's employment agreement, if his employment had been terminated, as of December 31, 2008, for any reason, he (or, in the event of his death, his beneficiaries) would have been entitled to 240 consecutive monthly installment severance payments commencing January 1, 2009. As described above,

  Mr. Malone's employment agreement was recently amended to accelerate these payments in exchange for a discounted, fixed payment schedule, which provided for interest to accrue through January 31, 2009 only. The number included in the table represents the aggregate amount of these payments (i.e., 240 times the actual monthly payment amount that Mr. Malone began receiving in February 2009). With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" above.

(3)
Under Mr. Malone's 1993 deferred compensation arrangement, had Mr. Malone's employment been terminated for any reason (other than death), as of December 31, 2008, he would have been entitled to 240 consecutive monthly payments of his deferred compensation, plus interest, commencing January 1, 2009. As described above, Mr. Malone's employment agreement was recently amended to accelerate these payments and to provide for a fixed payment schedule. The number included in the table represents the aggregate amount of these payments (i.e., 240 times the actual monthly payment amount that Mr. Malone began receiving in February 2009). With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2008, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the unamortized principal balance of the remaining deferred compensation payments, and the compliance conditions described above would be inapplicable. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" above.

(4)
Under Mr. Malone's 1982 deferred compensation arrangement, had Mr. Malone's employment been terminated for any reason (other than death), as of December 31, 2008, he would have been entitled to 240 consecutive monthly payments of his deferred compensation, plus interest, commencing January 1, 2009. As described above, Mr. Malone's employment agreement was recently amended to accelerate these payments and to provide for a fixed payment schedule. The number included in the table represents the aggregate amount of these payments (i.e., 240 times the actual monthly payment amount that Mr. Malone began receiving in February 2009). With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his previous employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2008, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the unamortized principal balance of the remaining deferred compensation payments, and the compliance conditions described above would be inapplicable. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" above.

(5)
Based on the number of vested options and SARs held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(6)
Based on (i) the number of vested options and SARs and (ii) the number of unvested options and SARs and the number of shares of restricted stock, in each case, held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(7)
If Mr. Maffei's employment had been terminated at Liberty Media's election for any reason (other than cause), as of December 31, 2008, he would have been entitled to receive $1,500,000 (which consists of 18 months of his base salary). See "Executive Compensation—Executive Compensation Arrangements—Maffei Employment Arrangement" above.

(8)
Under these circumstances (and subject to the assumptions described above), the named executive officer would receive an immediate distribution of the balance of his deferred compensation account (rather than receiving distributions under the plan in accordance with the elections previously filed by such named executive officer).

(9)
Based on (i) the number of vested options and SARs held by Mr. Maffei at year-end and (ii) the number of unvested options and SARs and the number of shares of restricted stock held by Mr. Maffei that were unvested at year-end but would vest during his 18-month severance period (January 1, 2009 through June 30, 2010), pursuant to his employment arrangements. See "Executive Compensation—Executive Compensation Arrangements—Maffei Employment Arrangements" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

Compensation of Directors

Nonemployee Directors

        Director Fees.    Prior to April 1, 2008, each of Liberty Media's directors who was not an employee of Liberty Media was paid an annual fee of $52,500 (which we refer to as the director fee). On and following April 1, 2008, the director fee was increased to $54,350. The chairman of the audit committee of the Liberty Media board and each other member of that committee is paid an additional annual fee of $20,000 and $10,000, respectively. With respect to Liberty Media's executive committee, compensation committee, Section 16 exemption committee and nominating and corporate governance committee, each member thereof who is not an employee of Liberty Media receives an additional annual fee of $5,000 for his participation on each such committee, except that any committee member who is also the chairman of that committee instead receives an additional annual fee of $10,000 for his participation on that committee. Director fees are payable quarterly in arrears in cash or, at the election of the director, in shares of Liberty Media common stock. Fees for participation on committees are payable quarterly in arrears in cash only.

        Equity Incentive Plan.    The Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007) (the Liberty Media director plan) is administered by Liberty Media's entire board of directors. The Liberty Media board has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Liberty Media director plan is designed to provide Liberty Media's non-employee directors with additional remuneration for services rendered, to encourage their investment in Liberty Media common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of Liberty Media. The Liberty Media board may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the Liberty Media director plan (collectively, director awards).

        The maximum number of shares of Liberty Media common stock with respect to which awards may be issued under the Liberty Media director plan is 8,563,000, subject to anti-dilution and other adjustment provisions of the respective plans. Shares of Liberty Media common stock issuable pursuant to awards made under the Liberty Media director plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by Liberty Media.

        Director Options.    Pursuant to the Liberty Media director plan, on December 16, 2008, the Liberty Media board granted (the annual director grant) each of the nonemployee directors options to purchase (i) 3,800 shares of Series A Liberty Capital common stock at an exercise price equal to $3.57, which was the closing price of such stock on the grant date, (ii) 16,000 shares of Series A Liberty Interactive common stock at an exercise price equal to $2.91, which was the closing price of such stock on the grant date, and (iii) 11,600 shares of Series A Liberty Entertainment common stock at an exercise price equal to $17.69, which was the closing price of such stock on the grant date. The grant date fair value of these options for each director was $0.97, $0.94 and $4.09, respectively. These options will become exercisable on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and will terminate without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. The options will, upon becoming exercisable, be exercisable until the seventh anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director (or, if the grantee dies within that period, until the first business day following the expiration of the one-year period beginning on the date of the grantee's death).

        In connection with his election to the Liberty Media board, as of August 13, 2008, Dr. Evan Malone received a grant of options under the Liberty Media director plan to purchase (i) 685 LCAPA shares at an exercise price equal to $15.81, which was the closing price of such stock on the grant date, (ii) 3,680 LINTA shares at an exercise price equal to $13.69, which was the closing price of such stock on the grant date, and (iii) 2,470 LMDIA shares at an exercise price equal to $26.30, which was the closing price of such stock on the grant date. The grant date fair value of these options was $3.63, $3.67 and $5.68, respectively. Except as described above, these options are subject to the same terms and conditions as the annual director grant.

Robert R. Bennett

        Employment Agreement.    Pursuant to an employment agreement Liberty Media entered into with Robert R. Bennett when he retired as the former President and Chief Executive Officer, Mr. Bennett remained employed by Liberty Media during 2007 and the first quarter of 2008 at a base salary of $500,000 per annum. Also through March 31, 2008, he was entitled to office support services and to use of Liberty Media's New York City apartment. From April 1, 2008 through March 27, 2009 (the date on which Mr. Bennett's employment with Liberty Media terminated), Mr. Bennett was entitled to receive a base salary at the rate of $3,000 per annum and an additional amount of cash compensation based on the hours of service he provided to Liberty Media. Mr. Bennett was also entitled to continue his participation in Liberty Media's savings and welfare benefit plans and programs, subject to the terms and conditions of those plans. Mr. Bennett's employment agreement further provided for the payment of severance upon termination of employment following his death or disability. In either such event, Mr. Bennett or his beneficiaries would have been entitled to receive, in a lump sum, his salary through his scheduled termination date of August 31, 2014 (calculated on the basis of $3,000 per annum). Under Mr. Bennett's employment agreement, Liberty Media did not have the right to terminate Mr. Bennett other than for death, disability or "cause."

        Termination Agreement.    On March 27, 2009, Mr. Bennett entered into a termination agreement with Liberty Media pursuant to which he voluntarily terminated his employment agreement. Pursuant to the termination agreement, Liberty Media accelerated Mr. Bennett's stock incentive awards and paid Mr. Bennett $38,513 for services that had been rendered at the request of Liberty Media. Mr. Bennett waived his rights to any severance benefits but remains entitled to continue his participation in Liberty Media's health and welfare benefit plans and programs (subject to the terms and conditions of those plans) through August 31, 2014.

        Deferred Compensation.    In connection with Mr. Bennett's employment with the company, Liberty Media entered into three separate deferred compensation arrangements with him. In 2004, Liberty Media's compensation committee awarded Mr. Bennett an annual bonus of $1,000,000 to be credited to a deferred compensation account and determined to credit the account with an 8% per annum investment return, compounded quarterly. Also in 2004, the compensation committee determined to credit quarterly compensation payments in the amount of $12,500 to a deferred compensation account through the first quarter of 2006 and determined to credit the account with an 8% per annum investment return, compounded quarterly. In 2005, Liberty Media's compensation committee awarded Mr. Bennett a bonus of $1,000,000 to be credited to a deferred compensation account and determined to credit the account with an 8% per annum investment return, compounded quarterly. The amount in these accounts, including the investment return accrued thereon through March 31, 2008, was paid to Mr. Bennett within ten business days following March 31, 2008. Liberty Media owes Mr. Bennett no further obligations under these deferred compensation arrangements.

        Annual Option Grant.    On December 16, 2008, concurrent with the annual director grant to the nonemployee directors, Mr. Bennett received a grant of options to purchase (i) 3,800 shares of Series A Liberty Capital common stock at an exercise price equal to $3.57, which was the closing price of such stock on the grant date, (ii) 16,000 shares of Series A Liberty Interactive common stock at an exercise price equal to $2.91, which was the closing price of such stock on the grant date, and (iii) 11,600 shares of Series A Liberty Entertainment common stock at an exercise price equal to $17.69, which was the closing price of such stock on the grant date. The grant date fair value of these options for each director was $0.97, $0.94 and $4.09, respectively. These options are subject to the same terms and conditions as the annual director grant, except that they were issued under the 2007 Incentive Plan rather than the Liberty Media director plan.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Nonqualified Deferred Compensation Earnings ($)		All other compensation ($)		Total ($)
Robert R. Bennett	—		—	76,833	33,528	(4)	152,651	(5)	263,012
Donne F. Fisher	88,887	(7)	—	105,488	—		—		194,375
Paul A. Gould	88,887		—	105,488	—		—		194,375
Evan D. Malone	20,381	(7)	—	12,518	—		—		32,899
David E. Rapley	73,887		—	105,488	—		12,399	(6)	191,774
M. LaVoy Robison	73,887		—	105,488	—		—		179,375
Larry E. Romrell	63,887	(7)	—	105,488	—		12,399	(6)	181,774

(1)
John C. Malone and Gregory B. Maffei, each of whom is a director of Liberty Media and a named executive officer, received no compensation for serving as directors of Liberty Media during 2008.

(2)
The dollar amounts recognized for financial statement purposes have been calculated in accordance with FAS 123R. For a description of the assumptions applied in these calculations, see Note 16 to Liberty Media's consolidated financial statements for the year ended December 31, 2008 (which are included in Liberty Media's Annual Report on Form 10-K as filed with the SEC on February 27, 2009).

(3)
As of December 31, 2008, Liberty Media's directors (other than Messrs. Malone and Maffei, whose stock incentive awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following stock incentive awards:

	Robert R. Bennett		Donne F. Fisher	Paul A. Gould	Evan D. Malone	David E. Rapley	M. LaVoy Robison	Larry E. Romrell
Stock Options
LCAPA	5,450		8,260	8,698	4,485	8,260	8,260	8,260
LCAPB	833,993	(a)	—	—	—	—	—	—
LINTA	22,400		35,610	37,798	19,680	35,610	35,610	35,610
LINTB	4,169,963	(b)	—	—	—	—	—	—
LMDIA	18,200		29,440	31,192	14,070	29,440	29,440	29,440
LMDIB	3,335,972	(c)	—	—	—	—	—	—
SARs
LCAPA	100,000		1,650	1,650	—	1,650	1,650	1,650
LINTA	500,000		8,250	8,250	—	8,250	8,250	8,250
LMDIA	400,000		6,600	6,600	—	6,600	6,600	6,600

  (a)
  Options may be exercised, at the option of the holder, for shares of LCAPA instead of LCAPB.

  (b)
  Options may be exercised, at the option of the holder, for shares of LINTA instead of LINTB.

  (c)
  Options may be exercised, at the option of the holder, for shares of LMDIA instead of LMDIB.

(4)
Reflects the above-market earnings credited during 2008 to the deferred compensation accounts of Mr. Bennett. See "—Compensation of Directors—Robert R. Bennett" above.

(5)
Consists of (i) $129,162 in salary, (ii) $23,000 of matching contributions made by Liberty Media to the Liberty 401(k) Savings Plan and (iii) $489 in life insurance premiums paid by Liberty Media on behalf of Mr. Bennett, in all cases as a result of Mr. Bennett serving as an employee of Liberty Media during 2008. Mr. Bennett ceased to be an employee of Liberty Media on March 27, 2009. See "—Compensation of Directors—Robert R. Bennett" above.

(6)
Represents health insurance premiums paid by Liberty Media for the benefit of Mr. Rapley and Mr. Romrell.

(7)
Includes $22,327, $6,780 and $15,621 paid in Liberty Media common stock to Mr. Fisher, Mr. Malone and Mr. Romrell, respectively.

Equity Compensation Plan Information

        The following table provides certain information regarding Liberty Media's equity compensation plans, as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders:
Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007):			36,976,000
LCAPA	2,387,526	$13.79
LCAPB	1,408,263	$15.20
LINTA	18,514,448	$20.18
LINTB	7,491,314	$23.41
LMDIA	9,285,988	$20.14
LMDIB	5,993,052	$21.57
Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007):			2,156,000
LCAPA	58,475	$9.43
LCAPB	—	—
LINTA	258,181	$12.45
LINTB	—	—
LMDIA	208,430	$19.69
LMDIB	—	—
Liberty Media Corporation 2007 Incentive Plan			27,765,000
LCAPA	1,584,869	$6.43
LCAPB	—	—
LINTA	12,587,959	$11.11
LINTB	—	—
LMDIA	6,483,335	$19.23
LMDIB	—	—
Equity compensation plans not approved by security holders—None

Total:
LCAPA	4,030,870

LCAPB	1,408,263

LINTA	31,360,588

LINTB	7,491,314

LMDIA	15,977,753

LMDIB	5,993,052

			66,897,000

(1)
Each plan permits grants of, or with respect to, shares of any series of Liberty Media common stock, subject to a single aggregate limit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by Liberty Media or ascertainable from public filings, concerning shares of Liberty Media common stock beneficially owned by each person or entity (excluding any of Liberty Media's directors and executive officers) known by Liberty Media to own more than five percent of the outstanding shares of any series of Liberty Media common stock.

        The security ownership information is given as of February 28, 2009, and, in the case of percentage ownership information, is based upon (1) 90,435,497 LCAPA shares, (2) 6,024,724 LCAPB shares, (3) 565,290,685 LINTA shares, (4) 29,414,424 LINTB shares, (5) 494,619,808 LMDIA shares and (6) 23,705,527 LMDIB shares, in each case, outstanding on that date.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research and Management Company	LCAPA	7,174,145	(1)	8.0	2.1
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	—		—
	LINTB	—		—
	LMDIA	28,696,580	(1)	5.8
	LMDIB	—		—
Southeastern Asset Management, Inc.	LCAPA	—		—
6410 Poplar Ave., Suite 900	LCAPB	—		—
Memphis, TN 38119	LINTA	101,817,724	(2)	18.0	12.4
	LINTB	—		—
	LMDIA	114,040,792	(3)	23.1
	LMDIB	—		—
Longleaf Partners Fund	LCAPA	—		—	4.5
c/o Southeastern Asset Management, Inc.	LCAPB	—		—
6410 Poplar Ave., Suite 900	LINTA	38,289,181	(2)	6.8
Memphis, TN 38119	LINTB	—		—
	LMDIA	40,459,818	(3)	8.2
	LMDIB	—		—
The Growth Fund of America, Inc.	LCAPA	—		—	2.2
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	38,167,500	(4)	6.8
	LINTB	—		—
	LMDIA	—		—
	LMDIB	—		—
ClearBridge Advisors, LLC	LCAPA	10,252,032	(5)	11.3	2.2
399 Park Avenue	LCAPB	—		—
New York, NY 10022	LINTA	27,439,601	(6)	4.9
	LINTB	—		—
	LMDIA	—		—
	LMDIB	—		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Dodge & Cox	LCAPA	—		—	3.3
555 California Street, 40th Floor	LCAPB	—		—
San Francisco, CA 94104	LINTA	57,920,441	(7)	10.3
	LINTB	—		—
	LMDIA	—		—
	LMDIB	—		—
Comcast QVC, Inc.	LCAPA	5,000,000	(8)	5.5	0.3
	LCAPB	—		—
	LINTA	—		—
	LINTB	—		—
	LMDIA	—		—
	LMDIB	—		—

(1)
The number of shares of LCAPA is based upon the Schedule 13G/A, dated February 10, 2006, filed by Capital Research and Management Company (CRMC) with respect to the Series A common stock of Liberty Media's predecessor issuer Liberty Media LLC (formerly named Liberty Media Corporation (Old Liberty)). The figures included in the Schedule 13G/A have been adjusted to reflect (i) the May 9, 2006 restructuring of Old Liberty, pursuant to which Liberty Media became the new publicly traded parent company of Old Liberty and all of the outstanding shares of Old Liberty common stock were exchanged for shares of Liberty Capital common stock and Liberty Interactive common stock (the restructuring) and (ii) the reclassification in March 2008. CRMC, as a result of acting as investment adviser to various investment companies, is deemed to be the beneficial owner of (i) 7,174,145 shares of LCAPA and (ii) 28,696,580 shares of LMDIA, but disclaims beneficial ownership pursuant to Rule 13d-4. As per the adjustment to the Schedule 13G/A figures, CRMC is estimated to have sole voting power over (i) 2,241,395 shares of LCAPA and (ii) 8,965,580 shares of LMDIA. With respect to its shares of LINTA, CRMC has filed a Schedule 13G/A dated February 13, 2008 which states that CRMC manages assets subject to reporting on Schedule 13G through two investment divisions, Capital Research Global Investors and Capital World Investors. These divisions make independent investment and proxy voting decisions and have begun filing separate ownership reports on Schedule 13G. See footnotes (5) and (6) below.

(2)
The number of shares of LINTA is based upon the Amendment No. 4 to Schedule 13G, dated February 6, 2009, filed by Southeastern Asset Management, Inc. (Southeastern) an investment advisor, Longleaf Investment Partners (Longleaf), an investment company of which Southeastern is the investment advisor, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern, with respect to shares of LINTA. All of the 101,817,724 shares of LINTA covered by the Schedule 13G/A are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 52,097,502 shares of LINTA, shared voting power over 38,289,181 shares of LINTA and no voting power over 11,431,041 shares of LINTA. Longleaf has shared voting power over 38,289,181 shares.

(3)
The number of shares of LMDIA is based upon the Amendment No. 2 to Schedule 13G, dated February 6, 2009, filed by Southeastern, Longleaf and O. Mason Hawkins with respect to shares of

  LMDIA. All of the 114,040,792 shares of LMDIA reported by Southeastern in the Schedule 13G/A are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 63,149,742 shares of LMDIA, shared voting power over 40,459,818 shares of LMDIA and no voting power over 10,431,232 shares of LMDIA. Longleaf has shared voting power over 34,105,000 shares of LMDIA.

(4)
The number of shares of LINTA is based upon the Schedule 13G/A, dated December 10, 2007, filed by The Growth Fund of America, an investment company, with respect to shares of LINTA. The Schedule 13G/A states that The Growth Fund has sole voting power over 38,167,500 shares of LINTA. The Schedule 13G/A also states that The Growth Fund is advised by CRMC and an agreement between The Growth Fund and CRMC on the joint filing of Schedule 13G is filed as an exhibit.

(5)
The number of shares of LCAPA is based on the Schedule 13G/A filed on February 13, 2009 by ClearBridge Advisors, LLC, an investment advisor (ClearBridge). The Schedule 13G states that ClearBridge has sole voting power over 7,195,192 shares of LCAPA.

(6)
The number of shares of LINTA is based upon the Schedule 13G/A, dated February 10, 2009, filed by ClearBridge with respect to shares of LINTA. The Schedule 13G/A states that ClearBridge has sole voting power over 19,600,089 shares of LINTA.

(7)
The number of shares of LINTA is based upon the Schedule 13G/A, dated February 10, 2009, filed by Dodge & Cox respect to shares of LINTA. The Schedule 13G states that the aggregate amount of shares of LINTA beneficially owned by Dodge & Cox is 57,920,441. Dodge & Cox has sole voting power over 54,304,016 shares of LINTA and shared voting power over 168,275 shares of LINTA.

(8)
The number of shares of LCAPA is based upon the Schedule 13G, dated February 17, 2009, filed by Comcast QVC, Inc. (Comcast QVC), Comcast Programming Holdings, Inc. (Comcast Programming), Comcast Holdings Corporation (Comcast Holdings) and Comcast Corporation (Comcast) with respect to shares of LCAPA. The Schedule 13G states each of Comcast QVC, Comcast Programming, Comcast Holdings and Comcast have shared voting power over 5,000,000 shares of LCAPA. The Schedule 13G states that Comcast QVC is a direct wholly-owned subsidiary of Comcast Programming, which is a direct, wholly-owned subsidiary of Comcast Holdings, which is a direct, wholly-owned subsidiary of Comcast.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of Liberty Media's directors and each of Liberty Media's named executive officers and by all of Liberty Media's directors and named executive officers as a group of shares of LCAPA, LCAPB, LINTA, LINTB, LMDIA and LMDIB. The security ownership information is given as of February 28, 2009, and, in the case of percentage ownership information, is based upon (1) 90,435,497 LCAPA shares, (2) 6,024,724 LCAPB shares, (3) 565,290,685 LINTA shares, (4) 29,414,424 LINTB shares, (5) 494,619,808 LMDIA shares, and (6) 23,705,527 LMDIB shares, in each case outstanding on that date.

        Shares of restricted stock that have been granted pursuant to Liberty Media's incentive plans are included in the outstanding share numbers provided throughout this proxy statement/prospectus. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 28, 2009, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of LCAPB, LINTB and LMDIB, though convertible on a one-for-one basis into shares of LCAPA, LINTA and LMDIA, respectively, is reported as beneficial ownership of LCAPB, LINTB and LMDIB only, and not as beneficial ownership of LCAPA, LINTA or LMDIA. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the following persons includes interests in shares held by the Liberty 401(k) Savings Plan as of February 28, 2009. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LCAPA	2,893	(1)(2)(3)(4)(5)(6)(7)	3.2	34.4
Chairman of the Board	LCAPB	6,131	(1)(5)(6)(8)	92.9
	LINTA	4,481	(1)(2)(3)(4)(5)(6)(7)	*
	LINTB	30,579	(1)(5)(6)(8)	93.4
	LMDIA	3,430	(1)(2)(3)(4)(5)(6)(7)	*
	LMDIB	24,343	(1)(5)(6)(8)	92.8
Gregory B. Maffei	LCAPA	570	(2)(4)(5)	*	*
Director, President and	LCAPB	—
Chief Executive Officer	LINTA	2,088	(2)(4)(5)	*
	LINTB	—
	LMDIA	1,954	(2)(4)(5)	*
	LMDIB	—
Robert R. Bennett	LCAPA	441	(2)(5)(9)	*	4.7
Director	LCAPB	834	(5)(9)	12.2
	LINTA	853	(2)(5)(9)	*
	LINTB	4,170	(5)(9)	12.4
	LMDIA	1,166	(2)(5)(9)	*
	LMDIB	3,336	(5)(9)	12.3
Donne F. Fisher	LCAPA	21	(5)	*	*
Director	LCAPB	28		*
	LINTA	104	(5)	*
	LINTB	140		*
	LMDIA	83	(5)	*
	LMDIB	112		*
Paul A. Gould	LCAPA	1,089	(5)	1.2	*
Director	LCAPB	30		*
	LINTA	421	(5)	*
	LINTB	150		*
	LMDIA	323	(5)	*
	LMDIB	120		*

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Evan D. Malone	LCAPA	—			*
Director	LCAPB	—
	LINTA	1		*
	LINTB	—
	LMDIA	—
	LMDIB	—		—
David E. Rapley	LCAPA	6	(5)	*	*
Director	LCAPB	—
	LINTA	30	(5)	*
	LINTB	—
	LMDIA	26	(5)	*
	LMDIB	—
M. LaVoy Robison	LCAPA	6	(5)	*	*
Director	LCAPB	—
	LINTA	30	(5)	*
	LINTB	—
	LMDIA	26	(5)	*
	LMDIB	—
Larry E. Romrell	LCAPA	18	(5)	*	*
Director	LCAPB	—
	LINTA	31	(5)	*
	LINTB	1
	LMDIA	70	(5)	*
	LMDIB	1
Charles Y. Tanabe	LCAPA	239	(2)(4)(5)(10)	*	*
Executive Vice President and	LCAPB	—
and General Counsel	LINTA	1,037	(2)(4)(5)(10)	*
	LINTB	—
	LMDIA	889	(2)(4)(5)(10)	*
	LMDIB	—
David J.A. Flowers	LCAPA	255	(2)(4)(5)	*	*
Senior Vice President and Treasurer	LCAPB	—
	LINTA	732	(2)(4)(5)	*
	LINTB	—
	LMDIA	676	(2)(4)(5)	*
	LMDIB	—
Albert E. Rosenthaler	LCAPA	113	(2)(4)(5)	*	*
Senior Vice President	LCAPB	—
	LINTA	480	(2)(4)(5)	*
	LINTB	—
	LMDIA	413	(2)(4)(5)	*
	LMDIB	—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Christopher W. Shean	LCAPA	104	(2)(4)(5)	*	*
Senior Vice President and Controller	LCAPB	—
	LINTA	441	(2)(4)(5)	*
	LINTB	—
	LMDIA	385	(2)(4)(5)	*
	LMDIB	—
All directors and executive officers as a group (13 persons)	LCAPA	5,755	(2)(3)(4)(5)(6)(7)(9)(11)	6.3	38.2
	LCAPB	7,023	(5)(6)(8)(9)(11)	94.5
	LINTA	10,729	(2)(3)(4)(5)(6)(7)(9)(11)	1.9
	LINTB	35,040	(5)(6)(8)(9)(11)	95.0
	LMDIA	9,441	(2)(3)(4)(5)(6)(7)(9)(11)	1.9
	LMDIB	27,912	(5)(6)(8)(9)(11)	94.4

*
Less than one percent

(1)
Includes 75,252 LCAPA shares, 170,471 LCAPB shares, 376,260 LINTA shares, 852,358 LINTB shares, 301,008 LMDIA shares and 681,884 LMDIB shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty 401(k) Savings Plan as follows:

	LCAPA	LINTA	LMDIA
John C. Malone	694	7,726	1,326
Gregory B. Maffei	1,901	4,099	4,810
Robert R. Bennett	2,190	9,034	8,563
Charles Y. Tanabe	955	7,721	2,950
David J.A. Flowers	1,261	9,260	4,161
Albert E. Rosenthaler	900	7,437	2,734
Christopher W. Shean	920	7,525	2,813

Total	8,821	52,802	27,357

(3)
Includes 165 LCAPA shares, 1,000,825 LINTA shares and 660 LMDIA held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(4)
Includes restricted shares, none of which is vested, as follows:

	LCAPA	LINTA	LMDIA
John C. Malone	4,224	9,694	321,136
Gregory B. Maffei	192,632	450,716	445,909
Charles Y. Tanabe	47,360	112,007	123,926
David J.A. Flowers	21,200	49,439	61,997
Albert E. Rosenthaler	25,909	60,159	65,131
Christopher W. Shean	24,527	59,236	67,458

Total	315,852	741,251	1,085,557

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after February 28, 2009.

  Messrs. Malone and Bennett have the right to convert the options to purchase LCAPB shares, LINTB shares and LMDIB shares into options to purchase LCAPA shares, LINTA shares and LMDIA shares, respectively.

	LCAPA	LCAPB	LINTA	LINTB	LMDIA	LMDIB
John C. Malone	63,067	574,270	306,012	3,321,351	294,709	2,537,080
Gregory B. Maffei	348,108	—	1,633,144	—	1,394,930	—
Robert R. Bennett	101,650	833,993	506,400	4,169,963	406,600	3,335,972
Donne F. Fisher	6,110	—	27,860	—	24,440	—
Paul A. Gould	6,548	—	30,048	—	26,192	—
David E. Rapley	6,110	—	27,860	—	24,440	—
M. LaVoy Robison	6,110	—	27,860	—	24,440	—
Larry E. Romrell	6,110	—	27,860	—	24,440	—
Charles Y. Tanabe	171,827	—	828,756	—	688,022	—
David J.A. Flowers	130,698	—	637,384	—	523,199	—
Albert E. Rosenthaler	84,995	—	408,868	—	340,387	—
Christopher W. Shean	75,403	—	360,910	—	302,019	—

Total	1,006,736	1,408,263	4,822,962	7,491,314	4,073,818	5,873,052

(6)
Includes 25,700 shares of LCAPA, 91,789 shares of LCAPB, 128,500 shares of LINTA, 458,946 shares of LINTB, 102,800 shares of LMDIA and 367,156 shares of LMDIB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts.

(7)
Includes 2,723,018 shares of LCAPA, 2,650,308 shares of LINTA and 2,405,310 shares of LMDIA pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity to Mr. Malone.

(8)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of TCI, TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T Corp. (AT&T) of TCI, TCI assigned to Old Liberty its rights under this call agreement. Liberty Media succeeded to these rights in the restructuring. As a result, Liberty Media has the right, under certain circumstances, to acquire LCAPB shares, LINTB shares and LMDIB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their LCAPB shares, LINTB shares and LMDIB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of LCAPB, LINTB or LMDIB after conversion to shares of LCAPA, LINTA or LMDIA, respectively) and except for a transfer made in compliance with Liberty Media's call rights. The call agreement does not apply to any shares of LEI common stock that the Malones acquire in the split-off or otherwise.

(9)
Includes 212,329 LCAPA shares, 20 LCAPB shares, 299,567 LINTA shares, 100 LINTB shares, 249,316 LMDIA shares and 80 LMDIB shares owned by Hilltop Investments, LLC which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(10)
Includes 153 LCAPA shares, 767 LINTA shares and 612 LMDIA shares held by Mr. Tanabe's wife, Arlene Bobrow, as to which shares Mr. Tanabe has disclaimed beneficial ownership.

(11)
Includes 75,405 LCAPA shares, 170,471 LCAPB shares, 377,027 LINTA shares, 852,358 LINTB shares, 301,620 LMDIA shares and 681,884 LMDIB shares held by relatives of certain directors and executive officers, as to which shares beneficial ownership by such directors and executive officers has been disclaimed.

Ownership of Subsidiary Securities

        To Liberty Media's knowledge, none of Liberty Media's executive officers or directors beneficially owns any equity securities of any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Between LEI and Liberty Media

        Following the split-off, Liberty Media and LEI will operate independently, and neither will have any ownership interest in the other. In order to govern certain of the ongoing relationships between Liberty Media and LEI after the split-off and to provide mechanisms for an orderly transition, Liberty Media and LEI are entering into certain agreements, the terms of which are summarized below.

        In addition to the agreements described below, Liberty Media anticipates entering into, from time to time, agreements and arrangements with LEI and certain of its related entities, in connection with, and in the ordinary course of, its business.

Reorganization Agreement

        Prior to the redemption date, LEI will enter into a reorganization agreement with Liberty Media to provide for, among other things, the principal corporate transactions required to effect the split-off, certain conditions to the split-off and provisions governing the relationship between LEI and Liberty Media with respect to and resulting from the split-off.

        The reorganization agreement will provide that, prior to the redemption date, Liberty Media will transfer to LEI, or cause its other subsidiaries to transfer to LEI, directly or indirectly, all of Liberty Media's interests in DIRECTV, GSN, FUN Technologies, PicksPal, Liberty Sports Holdings and up to $300 million in cash and cash equivalents. The reorganization agreement will also provide for mutual indemnification obligations, which are designed to make LEI financially responsible for substantially all liabilities that may exist relating to the businesses included in LEI at the time of the split-off, as well as for all liabilities incurred by LEI after the split-off, and to make Liberty Media financially responsible for all potential liabilities of LEI which are not related to LEI's businesses, including, for example, any liabilities arising as a result of LEI having been a subsidiary of Liberty Media. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see "—Tax Sharing Agreement" below.

        In addition, the reorganization agreement will provide for each of LEI and Liberty Media to preserve the confidentiality of all confidential or proprietary information of the other party for five years following the split-off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

        The reorganization agreement may be terminated and the split-off may be abandoned, at any time prior to the effective time of the redemption, by and in the sole discretion of the Liberty Media board of directors, and irrespective of the receipt of the requisite stockholder approval to the redemption proposal. In such event, Liberty Media will have no liability to any person under the reorganization agreement or any obligation to effect the split-off.

        This summary is qualified by reference to the full text of the reorganization agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus will form a part.

Services Agreement

        Prior to the redemption date, LEI will enter into a services agreement with Liberty Media, pursuant to which, following the split-off, Liberty Media will provide LEI with specified services and benefits, including:

  •
  shared office space, including furniture, furnishings and building services, at Liberty Media's executive headquarters;

  •
  technical assistance (including management information systems, network maintenance and data storage), computers, office supplies, postage, courier service and other office services;

  •
  insurance administration and risk management services;

  •
  other services typically performed by Liberty Media's treasury, legal, investor relations, tax and accounting personnel; and

  •
  such other services as LEI and Liberty Media may from time to time mutually determine to be necessary or desirable.

        LEI will make payments to Liberty Media under the services agreement based upon a portion of Liberty Media's personnel costs (taking into account wages and benefits) of the Liberty Media officers and employees who are expected to provide services to LEI, including the executive officers of Liberty Media who will also act as LEI's executive officers. These personnel costs will be based upon the anticipated percentages of time to be spent by Liberty Media personnel performing services for LEI under the services agreement. LEI will also reimburse Liberty Media for direct out-of-pocket costs incurred by Liberty Media for third party services provided to LEI. LEI and Liberty Media will evaluate all charges for reasonableness semi-annually and make any adjustments to these charges as LEI and Liberty Media mutually agree upon. Based upon the current personnel costs of the affected Liberty Media personnel and LEI's anticipated percentage usage thereof, the fees payable to Liberty Media for the first year of the services agreement are expected to be approximately $2-3 million.

        The services agreement will continue in effect until the close of business on December 31, 200[    ], unless earlier terminated (1) by LEI at any time on at least 30 days' prior written notice, (2) by Liberty Media upon written notice to LEI, following certain changes in control of LEI or LEI being the subject of certain bankruptcy or insolvency-related events or (3) by LEI upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events.

        This summary is qualified by reference to the full text of the services agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus will form a part.

Tax Sharing Agreement

        Prior to the effective time of the redemption, LEI will enter into a tax sharing agreement with Liberty Media that governs Liberty Media's and LEI's respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the tax sharing agreement to the terms "tax" or "taxes" mean U.S. federal, state, local and foreign taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes. In addition, references to the "LEI group" mean:

  •
  with respect to any tax year (or portion thereof) ending at or before the effective time of the split-off, LEI and each of its subsidiaries at the effective time of the split-off, and

  •
  with respect to any tax year (or portion thereof) beginning after the effective time of the split-off, LEI and its subsidiaries; and

references to "LEI's business" mean, with certain exceptions, the assets, liabilities, businesses and equity interests of each member of the LEI group for such tax year (or portion thereof). References to the "Liberty Media group" mean Liberty Media and its subsidiaries, other than any person that is a member of the LEI group, and references to "Liberty Media's business" mean the assets, liabilities, and businesses of Liberty Media and its subsidiaries, other than the assets, liabilities, and businesses that constitute LEI's business for such tax year (or portion thereof).

        LEI and eligible members of the LEI group currently join with Liberty Media in the filing of a consolidated return for U.S. federal income tax purposes and also join with Liberty Media in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, generally for tax periods beginning after the split-off, LEI and the members of its group will not join with Liberty Media in the filing of federal, state, local or foreign consolidated, combined or unitary tax returns.

        Under the tax sharing agreement, Liberty Media is liable for paying the taxes (determined without regard to tax benefits) allocated to it, reduced by any tax benefits allocated to it and any tax benefits allocated to LEI (to the extent such benefits are not first used by LEI), to the applicable tax authority or to LEI (if LEI is responsible for preparing the applicable tax return), and Liberty Media is liable for paying LEI for any tax benefits allocated to LEI that are used by Liberty Media to reduce the taxes allocated to it. Similarly, LEI is liable for paying the taxes (determined without regard to tax benefits) allocated to LEI, reduced by any tax benefits allocated to it and any tax benefits allocated to Liberty Media (to the extent such benefits are not first used by Liberty Media), to the applicable tax authority or to Liberty Media (if Liberty Media is responsible for preparing the applicable tax return), and LEI is liable for paying Liberty Media for any tax benefits allocated to Liberty Media that are used by LEI to reduce the taxes allocated to it.

        Generally, taxes (determined without regard to tax benefits) for any tax year (or portion thereof) are allocated between LEI and Liberty Media in proportion to the taxable income or other applicable items of LEI's business and Liberty Media's business that contribute to such taxes, and tax benefits are allocated between LEI and Liberty Media in proportion to the losses, credits or other applicable items of LEI's business and Liberty Media's business that contribute to such tax benefits. Tax items allocable to LEI's business that are carried forward or back and used as a tax benefit in another tax year generally will be allocated to LEI, and tax items allocable to Liberty Media's business that are carried forward or back and used as a tax benefit in another tax year will be allocated to Liberty Media. Special allocation rules apply, however, as follows:

  •
  LEI will be allocated any taxes and tax items resulting from the split-off, except that Liberty Media will be allocated any taxes or tax items that result primarily from, individually or in the aggregate, a breach of any of Liberty Media's covenants relating to the split-off as described below;

  •
  Liberty Media will be allocated any taxes and tax items resulting from the News Exchange and certain related restructuring transactions, except that (i) LEI will be allocated any taxes or tax items that result primarily from, individually or in the aggregate, a breach of any of LEI's covenants relating to the News Exchange and certain related restructuring transactions as described below, and (ii) LEI will be responsible for any losses resulting from Section 355(e) of the Code applying to the News Exchange, or to any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange, as a result of the split-off or actions taken by LEI or its subsidiaries following the split-off (except to the extent that such losses result primarily from, individually or in the aggregate, a breach of any of Liberty Media's covenants relating to the News Exchange and certain related restructuring transactions as described below);

  •
  Liberty Media will be allocated any taxes and tax items resulting from the treatment of the Liberty Interactive common stock, the Liberty Capital common stock or the Liberty Entertainment common stock as other than stock of Liberty Media, or the actual or deemed disposition of any assets caused by the issuance of the Liberty Interactive common stock, the Liberty Capital common stock or the Liberty Entertainment common stock; however, in each case, any taxes or tax items resulting from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to LEI, will be allocated to LEI;

  •
  Liberty Media will be allocated any tax benefit that results from the carryback of a tax item that is allocated to LEI's business during a tax year beginning after the effective time of the split-off to a tax return that Liberty Media is responsible for filing for a tax year beginning before the split-off to the extent (and only to such extent) that such carryback increases the taxes or reduces the tax benefits that would otherwise be allocable to Liberty Media;

  •
  for any tax year or portion thereof ending at or before the effective time of the split-off, taxes and tax items arising from employee or director compensation or employee benefits (other than any taxes or tax items arising from the issuance or vesting of any series of Liberty Media stock (or the issuance, exercise or vesting of options, stock appreciation rights or other rights with respect to any series of Liberty Media stock)) will be allocated to LEI to the extent that such compensation or benefits are paid with respect to employment by a member of the LEI group or to a person for services rendered as a director of a member of the LEI group, and all other taxes and tax items arising from employee or director compensation or employee benefits (including taxes or tax items arising from the issuance or vesting of any series of Liberty Media stock (or the issuance, exercise or vesting of options, stock appreciation rights or other rights with respect to any series of Liberty Media stock)) will be allocated to Liberty Media;

  •
  for any tax year or portion thereof beginning after the effective time of the split-off, taxes and tax items arising from the issuance or vesting of any series of Liberty Media stock or LEI stock (or the issuance, exercise or vesting of options, stock appreciation rights or other rights with respect to any series of Liberty Media stock or LEI stock)) in connection with employee or director compensation or other employee benefits will be allocated: (a) in the case of any active employee, to LEI or Liberty Media (as applicable) if a member of its respective group employs such person at the time of such issuance, exercise or vesting (as applicable), (b) in the case of any former employee, to LEI or Liberty Media (as applicable) if a member of its respective group was the last to employ such person, and (c) in the case of a director or former director (who was not an employee at the time of grant), to LEI if such taxes or tax items arise with respect to any series of LEI stock (or options, stock appreciation rights or other rights with respect to any series of LEI stock) and such person is or was a director of any member of the LEI group at any time following the split-off, and to Liberty Media in all other cases; and all other taxes and tax items arising from employee or director compensation or employee benefits will be allocated to LEI to the extent that LEI's business is or was responsible for the underlying obligation and to Liberty Media to the extent that Liberty Media's business is or was responsible for the underlying obligation, provided that, Liberty Media will be allocated any such taxes or tax items related to any officer or employee of a member of the Liberty Media group, regardless of whether such officer or employee also performs services for a member of the LEI group following the split-off;

  •
  any alternative minimum federal tax credit will be allocated between LEI and Liberty Media in a manner that offsets the excess of the net payments previously made between the parties with respect to the tax return in which the corresponding alternative minimum federal tax liability was reported and the net payments that would have been made between the parties if no alternative minimum federal tax liability had been owed with respect to such tax return (treating any payment received as a negative amount of net payments made for this purpose); and

  •
  for any tax period (whether beginning before, on or after the split-off date), taxes and tax items of any subsidiary that is acquired, directly or indirectly, after the split-off by any member of the LEI group or by any member of the Liberty Media group will generally be allocated to LEI or Liberty Media, respectively.

        Payments will initially be made between Liberty Media and LEI on the basis of the tax returns as filed, or if the tax is not reported on a tax return, on the basis of the amount of tax initially paid to the tax authority. Additional payments will then be made if additional taxes are subsequently paid, refunds or tax benefits are subsequently received or utilized, or the amount or character of any tax item is adjusted or redetermined. Payments that are not made within the time period prescribed by the tax sharing agreement will bear interest until they are made.

        Liberty Media will be responsible for preparing and filing all tax returns which include tax items allocable to both LEI's business and Liberty Media's business (determined without regard to tax items carried forward or back to such tax year). In addition, Liberty Media will be responsible for preparing and filing any tax returns that include only tax items allocable to Liberty Media's business, and LEI will be responsible for preparing and filing any tax returns that include only tax items allocable to LEI's business (in each case, determined without regard to tax items carried forward or back to such tax year).

        On any tax return that LEI is responsible for filing, LEI may not take (and shall cause the members of the LEI group not to take) any position that it knows, or reasonably should know, would adversely affect the Liberty Media group, and LEI and the members of the LEI group must allocate tax items between any tax returns for which LEI is responsible and any related tax return for which Liberty Media is responsible that are filed with respect to the same tax year in a manner that is consistent with the reporting of such tax items on the tax return prepared by Liberty Media. LEI has also agreed to make any applicable elections under applicable tax law necessary to effect such allocation. LEI's ability to obtain a refund from the carryback of a tax benefit that is allocable to LEI's business in a tax year beginning after the split-off to a tax return for which Liberty Media is responsible for preparing in a tax year beginning prior to the split-off will be at the discretion of Liberty Media. Moreover, any refund that LEI may obtain will be net of any portion of such tax benefit that is allocated to Liberty Media under the special allocation rules described above.

        Liberty Media will generally have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Liberty Media is responsible for preparing and filing, and LEI will have the right to participate, at LEI's own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable to LEI. LEI will generally have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which LEI is responsible for preparing and filing, and Liberty Media will have the right to participate, at its own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable Liberty Media. Notwithstanding the foregoing, Liberty Media and LEI will have the authority to jointly control all tax proceedings, including tax audits, involving any taxes arising from the split-off, the News Exchange, or related restructuring transactions. The tax sharing agreement further provides for the exchange of information for tax matters (and confidentiality protections related to such exchanged information), the retention of records that may affect the tax liabilities of the parties to the agreement, and cooperation between Liberty Media and LEI with respect to tax matters and in obtaining any supplemental private letter ruling from the IRS related to the split-off that may be reasonably requested by a party.

        To the extent permitted by applicable tax law, LEI and Liberty Media will treat any payments made under the tax sharing agreement as a capital contribution or distribution (as applicable) immediately prior to the split-off, and accordingly, as not includible in the taxable income of the recipient. However, if any payment causes, directly or indirectly, an increase in the taxable income of the recipient (or its group), the payor's payment obligation will be grossed up to take into account the deemed taxes owed by the recipient (or its group).

        Finally, the tax sharing agreement requires that neither Liberty Media, LEI nor any member of their respective group will take, or fail to take, any action following the split-off where such action, or failure to act:

  •
  would be inconsistent with or prohibit the split-off from qualifying as a tax-free transaction to Liberty Media and to the holders of Liberty Entertainment common stock under Sections 355 and 368(a)(1)(D) of the Code (except with respect to cash received in lieu of fractional shares);

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation, covenant, or material statement made in connection with (i) any private letter ruling (or supplemental private letter ruling, if any) obtained from the IRS or any tax opinions delivered to Liberty Media and LEI, in each case relating to the qualification of the split-off as a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code or (ii) any tax opinions delivered to Liberty Media and LEI to the effect that the split-off will not affect the tax-free treatment under Sections 355 and/or 368(a)(1)(D) of the Code of, and will not cause Section 355(e) of the Code to apply to, the News Exchange or to any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange;

  •
  would be inconsistent with or prohibit the News Exchange from qualifying as a tax-free transaction to News Corporation and to Liberty Media, or any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange from qualifying as a tax-free transaction to News Corporation and/or its subsidiaries, in each case under Sections 355 and/or 368(a)(1)(D) of the Code; or

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, (i) any representation, covenant or material statement made in connection with the private letter rulings and tax opinions obtained by Liberty Media and News Corporation relating to the qualification of the News Exchange and certain related transactions as tax-free transactions described under Sections 355 and/or 368(a)(1)(D) of the Code, or (ii) any representation or covenant made in the Tax Matters Agreement entered into between Liberty Media and News Corporation in connection with the News Exchange.

Moreover, Liberty Media has agreed to indemnify the LEI group and certain related persons for any losses, including any taxes of the LEI group, resulting primarily from, individually or in the aggregate, any such action or failure to act by any member of the Liberty Media group, and LEI has agreed to indemnify the Liberty Media group and certain related persons for any losses, including any taxes of the Liberty Media group, resulting primarily from, individually or in the aggregate, any such action or failure to act by any member of the LEI group.

        Further, LEI has agreed to indemnify the Liberty Media group and certain related persons for any losses, including any taxes of the Liberty Media group, resulting from (i) the failure of the split-off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code, (ii) the failure of the LEI stock to be treated as "qualified property" for purposes of Section 361(c) of the Code, or (iii) Section 355(e) of the Code applying to the News Exchange or to any of the internal distributions of the stock of Greenlady Corp. effected by subsidiaries of News Corporation in connection with the News Exchange as a result of the split-off or any actions taken by LEI or its subsidiaries following the split-off, except that, in each case, LEI will not be obligated to indemnify any person for any losses resulting primarily from, individually or in the aggregate, a breach of Liberty Media's covenants relating to the split-off, the News Exchange and certain related restructuring transactions as described above.

        Notwithstanding the tax sharing agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods prior to the split-off in which LEI (or its subsidiaries) have been included in Liberty Media's consolidated group or another company's consolidated group, LEI (or its subsidiaries) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, LEI would generally be entitled to be indemnified by Liberty Media for tax liabilities allocated to Liberty Media under the tax sharing agreement.

        This summary is qualified by reference to the full text of the tax sharing agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus will form a part.

Relationships between DIRECTV and Liberty Media

        Prior to the split-off, Liberty Media owns a 100% equity interest in LEI and a 54% equity interest in DIRECTV. Following the split-off, LEI will own the 54% equity interest in DIRECTV. As a result of these ownership interests, presented below is a summary of the terms of certain existing relationships between DIRECTV and its subsidiaries, on the one hand, and Liberty Media and its subsidiaries, on the other hand.

Business Arrangements

        Programming.    DIRECTV's two business segments, DIRECTV Holdings LLC and its subsidiaries (which we refer to collectively as DIRECTV U.S.) and DTVLA, purchase programming created, owned or distributed by Liberty Media and its subsidiaries. DIRECTV U.S. has programming agreements with GSN, QVC and Starz Entertainment. DTVLA has programming agreements with Starz Entertainment.

        Interactive Games.    DIRECTV U.S. has an agreement with SkillJam Technologies Corporation (SkillJam) pursuant to which SkillJam has developed interactive games for DIRECTV U.S. and provides related services and support. SkillJam is a subsidiary of FUN Technologies, which is a subsidiary of Liberty Media that will be included in LEI at the time of the split-off.

        Payments.    The following table summarizes payments made between DIRECTV U.S. and DTVLA, on the one hand, and Liberty Media and its subsidiaries, on the other hand, with respect to the foregoing business arrangements for the period from February 27, 2008 through December 31, 2008.

Payments
(in Millions)
DIRECTV
From Liberty Media and its subsidiaries	$31
Made to Liberty Media and its subsidiaries	$264

Arrangements Relating to the DIRECTV Ownership Interests

        DIRECTV's Amended and Restated Certificate of Incorporation (the DTV Charter) contains certain restrictions on the ability of a member of the "Purchaser Group" or a "Purchaser Successor" to acquire ownership of over 50% of DIRECTV's common stock. In connection with the News Exchange, Liberty Media and DIRECTV entered into a letter agreement dated December 21, 2006, which became effective on the consummation of the News Exchange. In this letter agreement, Liberty Media acknowledged that Liberty Media and certain other "Persons" (as defined in the DTV Charter) each constitute a "Purchaser Successor" and will accordingly be subject to the provisions of Sections 5 and 6 of Article V of the DTV Charter as well as other applicable provisions of the DTV Charter, DIRECTV's Amended and Restated By-Laws, and the Related Party Policies and Procedures adopted by the board or the audit committee of DIRECTV from time to time.

        As a result, Liberty Media, the subsidiaries of Liberty Media which hold the DIRECTV shares and any other applicable "Person" (Liberty Media, such subsidiaries and the other applicable Persons, collectively the Liberty Group) are prohibited from entering into any transaction or series of transactions which would result in the Liberty Group collectively owning beneficially 50% or more of DIRECTV's outstanding voting securities. However, this standstill provision does not apply if:

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  any member of the Liberty Group commences a tender or exchange offer for all of DIRECTV's outstanding voting securities (at a price at least equal to the market price thereof immediately prior to the earlier of the public announcement or commencement thereof) or enters into an agreement to acquire all of such voting securities pursuant to a merger or other business combination transaction with DIRECTV;

  •
  the Liberty Group acquires shares in a transaction that is approved by an affirmative vote of a majority of DIRECTV's independent directors; or

  •
  a person that is not affiliated with any member of the Liberty Group acquires, or has announced its intention to acquire, 25% or more of DIRECTV's outstanding voting securities or has announced its intention to effect a merger or other business combination transaction with DIRECTV as a result of which such party would become the beneficial owner of 25% or more of the outstanding voting securities of the company surviving the merger or business combination, which merger or other business combination has been approved by DIRECTV's board of directors.

In addition, this standstill provision will cease to apply if:

  •
  a majority of DIRECTV's independent directors so determines;

  •
  the Liberty Group acquires 50% or more of DIRECTV's outstanding voting securities in a tender or exchange offer, merger, business combination transaction or other transaction under the circumstances described in the first two bullets above; or

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  the Liberty Group acquires 80% or more of DIRECTV's outstanding voting securities.

        In connection with DIRECTV's determination to engage in a share repurchase program, Liberty Media and DIRECTV entered into a subsequent letter agreement, dated May 6, 2008, which provided, among other things, that the shares repurchased by DIRECTV would continue to be deemed outstanding for purposes of the standstill provisions of the DTV Charter. The subsequent purchases by DIRECTV of its shares has resulted in the Liberty Group owning in excess of 50% of DIRECTV's outstanding shares; however, the standstill provisions of the DTV Charter have not become effective.

        Also, pursuant to the May 2008 letter agreement, Liberty Media's voting rights were limited to a specified voting interest (its voting interest on the date of this letter agreement, 47.888%), with any shares in excess thereof to be voted in the same manner as, and in the same proportion to, the votes of DIRECTV's shareholders other than Liberty Media. In addition, if proposed, Liberty Media will be required to vote in favor of an amendment to the DTV Charter to conform the calculation of Liberty Media's equity ownership to the method used in the May 2008 letter agreement by including shares repurchased by DIRECTV in the calculation of its issued and outstanding shares for purposes of the DTV Charter standstill provisions.

        In connection with an internal restructuring at Liberty Media to effect the split-off, LEI will become the beneficial owner of Liberty Media's approximate 54% equity interest in DIRECTV. As such, LEI will become a "Purchaser Successor" under the DTV Charter and will be bound by the terms of the May 2008 letter agreement.

Separation Agreement

        On February 25, 2008, the FCC announced that it had approved the consolidated application of News Corporation, Liberty Media and DIRECTV to transfer de facto control, under applicable FCC regulations, of various FCC licenses and authorizations held by DIRECTV and its subsidiaries from News to Liberty Media, subject to certain conditions.

        As one of the conditions, the FCC is requiring that, within one year of the close of the News Exchange, all of the attributable interests connecting the separate operations in Puerto Rico of DIRECTV and of a subsidiary of LGI must be severed through divestiture or by otherwise making the interest non-attributable, in accordance with applicable FCC regulations (we refer to this as the FCC Puerto Rico Condition). LGI was not a party to the application, but John Malone is deemed to have an attributable interest (under FCC regulations) in both LGI and Liberty Media, and, upon completion of the News Exchange, is also deemed to have such an attributable interest in DIRECTV, due to his direct or indirect ownership interests, and positional interests, in each company.

        Since neither News Corporation nor Liberty Media may be able to satisfy the FCC Puerto Rico Condition in accordance with its terms, they had requested DIRECTV to agree to do so, and the parties negotiated the Separation Agreement summarized below. DIRECTV reports that it evaluated these arrangements as related-party transactions subject to review and approval by DIRECTV's Audit Committee in accordance with its charter and bylaws, and such request was also subject to review and approval by the Special Committee (also comprised entirely of independent directors) of the Board of Directors of DIRECTV which was established in August 2006 to consider any actions to be taken by DIRECTV in connection with the News Exchange. Such committees approved the arrangements summarized in the following paragraph.

        After the issuance of the FCC Notice, DIRECTV and News Corporation entered into a Separation Agreement dated as of February 26, 2008 (the Separation Agreement), which will be incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus will form a part. Pursuant to the Separation Agreement, the subsidiary of News Corporation transferred to Liberty Media in the News Exchange agreed to make a capital contribution to DIRECTV in cash in the amount of $160 million. In addition, at the closing of the News Exchange, the parties entered into the other arrangements provided for in the Separation Agreement, including cost reimbursement, indemnities and commercial arrangements relating to the separation of DIRECTV from News Corporation. Also, DIRECTV agreed, subject to applicable laws, that the FCC Puerto Rico Condition would be satisfied, modified or waived within the one year period specified in the FCC Notice. In that regard, effective February 25, 2009, DIRECTV placed its interests in the Puerto Rico systems into a trust and appointed an independent trustee who will be required to oversee the management and operation of these systems and will have the authority, subject to certain conditions, to divest ownership of these interests.

ADDITIONAL INFORMATION

Legal Matters

        Legal matters relating to the validity of the securities to be issued in the split-off and the material U.S. federal income tax consequences of the reverse split will be passed upon by Baker Botts L.L.P. Legal matters relating to the material U.S. federal income tax consequences of the split-off will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

Stockholder Proposals

Liberty Media

        Liberty Media currently expects that its annual meeting of stockholders for the calendar year 2010 will be held during the second quarter of 2010. In order to be eligible for inclusion in Liberty Media's proxy materials for the 2010 annual meeting, any stockholder proposal must have been submitted in writing to Liberty Media's Corporate Secretary and received at Liberty Media's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December [    ], 2009 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2010 annual meeting, any stockholder proposal must have been received at Liberty Media's executive offices at the foregoing address on or before the close of business on March [    ], 2010 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in Liberty Media's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder (regardless of whether it is included in Liberty Media's proxy materials), Liberty Media's charter and bylaws and Delaware law.

LEI

        LEI's first annual meeting of stockholders is currently expected to be held during the second quarter of 2010. In order to be eligible for inclusion in LEI's proxy materials for its first annual meeting, any stockholder proposal must have been submitted in writing to LEI's Corporate Secretary and received at LEI's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on [                        ], 2009, unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at LEI's first annual meeting, any stockholder proposal must have been received at LEI's executive offices at the foregoing address on or before the close of business on [                        ], 2009, or such later date as LEI may determine and announce in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in LEI's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in LEI's proxy materials), LEI's restated charter, bylaws and Delaware law.

Where You Can Find More Information

        LEI will file with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the shares of common stock of LEI to be offered by this proxy statement/prospectus. This proxy statement/prospectus, which will form a part of the registration statement, does not contain all the information that will be included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about LEI and the securities being offered hereby.

        Liberty Media is, and LEI will become, subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, Liberty Media files, and LEI will file, periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that Liberty Media or LEI files at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on Liberty Media's website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement/prospectus is not incorporated by reference in this proxy statement/prospectus.) In addition, copies of Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2008, or any of the exhibits listed therein, or copies of documents filed by Liberty Media or LEI with the Securities and Exchange Commission are also available by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5408

        The Securities and Exchange Commission allows Liberty Media to "incorporate by reference" information into this document, which means that Liberty Media can disclose important information about itself to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Documents incorporated by reference herein will be made available to you, at no cost, upon your oral or written request to the Investor Relations office. Any statement, including financial statements, contained in Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2008 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this proxy statement/prospectus or in any other later incorporated document modifies or supersedes that statement. Liberty Media incorporates by reference the documents listed below and any future filings it makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date on which the annual meeting is held:

  •
  Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 27, 2009; and

  •
  Current Report on Form 8-K filed on February 25, 2009 (Items 8.01 and 9.01).

        This proxy statement/prospectus includes information concerning DIRECTV, which is a public company and files reports and other information with the SEC in accordance with the requirements of the Securities Act and the Exchange Act. Information included in this proxy statement/prospectus concerning DIRECTV has been derived from the reports and other information filed by it with the SEC. Neither Liberty Media nor LEI had a part in the preparation of those reports and other information, nor are they incorporated by reference in this proxy statement/prospectus. You may read and copy any reports and other information filed by these companies as set forth above.

ANNEX A

DESCRIPTION OF LEI BUSINESS

        LEI is currently a wholly owned subsidiary of Liberty Media. Prior to the split-off, Liberty Media will effect an internal restructuring, (the internal restructuring), following which the businesses and ownership interests described below will be held by LEI. As of the redemption date, LEI will be a holding company which, through ownership of interests in subsidiaries and other companies, will be primarily engaged in the multi-channel video distribution, programming and communications businesses.

        The following description of LEI's businesses assumes that LEI was formed, and the internal restructuring was completed, as of December 31, 2008.

The DIRECTV Group, Inc.

        DIRECTV is a leading provider of digital television entertainment in the United States and Latin America. DIRECTV operates through its two business segments, DIRECTV U.S. and DIRECTV Latin America, which primarily engage in acquiring, promoting, selling and/or distributing digital entertainment programming via satellite to residential and commercial subscribers. DIRECTV's common stock trades on The NASDAQ Global Select Market under the ticker symbol "DTV."

        DIRECTV U.S.    DIRECTV Holdings LLC and its subsidiaries (collectively, DIRECTV U.S.) is the largest provider of DTH digital television services and the second largest provider in the MVPD industry in the United States, in each case, based on the number of subscribers. As of December 31, 2008, DIRECTV U.S. distributed to its more than 17.6 million subscribers approximately 2,000 digital video and audio channels, including about 200 basic entertainment and music channels, 40 premium movie channels, over 50 regional and specialty sports networks, over 125 Spanish and other foreign language special interest channels, over 31 pay-per-view movie and event choices, and about 130 national high definition (HD) television channels. Although DIRECTV U.S. distributes over 1,500 local channels—over 500 in HD—a subscriber generally receives only the local channels in the subscriber's home market. As of December 31, 2008, DIRECTV U.S. provided local channel coverage in standard definition to approximately 150 markets, covering about 95% of U.S. television households. In addition, DIRECTV U.S. distributes HD local channels in 119 markets representing approximately 89% of U.S. television households. To subscribe to the DIRECTV® service, customers acquire a small receiving satellite dish antenna, a digital set-top receiver and a remote control from DIRECTV or a third-party provider and, after installing such equipment, activate the service by subscribing to one of DIRECTV's programming packages.

        DIRECTV U.S. also provides premium professional and collegiate sports programming such as the NFL SUNDAY TICKET™ package, which allows subscribers to view the largest selection of National Football League (NFL) games available each Sunday during the regular season, most of which are offered in HD. Under its contract with the NFL, DIRECTV has exclusive rights to provide this service through the 2010 season, including rights to provide related HD, interactive and mobile services.

        DIRECTV's video and audio programming is 100% digitally delivered, providing subscribers with digital-quality video and CD-quality audio programming that it transmits directly to subscribers' homes or businesses via high-powered geosynchronous satellites. DIRECTV believes this compares favorably with cable providers that frequently offer popular programming in an analog format and offer a limited selection of digital channels for an additional fee. In addition, DIRECTV believes that it currently offers the nation's most comprehensive selection of HD programming. As of December 31, 2008, DIRECTV U.S. delivered its services to subscribers via its fleet of eleven geosynchronous satellites, including ten owned satellites and one leased satellite. With the expected launch of its twelfth satellite, DIRECTV 12, in the second half of 2009, DIRECTV expects to further expand its offering of HD channels to over 90% of television households in 2009 and have the capacity to broadcast approximately 200 national HD channels.

        DIRECTV uses launch and in-orbit insurance to mitigate the potential financial impact of satellite fleet launch and in-orbit failures unless the premium costs are considered to be uneconomical relative to the risk of satellite failure. The insurance generally does not compensate for business interruption or loss of future revenues or subscribers. DIRECTV relies on in-orbit spare satellites and excess transponder capacity at key orbital slots to mitigate the impact of a potential satellite failure on its ability to provide service. However, programming continuity cannot be assured in all instances or in the event of multiple satellite losses. Launch insurance typically covers the time frame from ignition of the launch vehicle through separation of the satellite from the launch vehicle. In the past, DIRECTV has generally launched satellites without insurance. DIRECTV U.S. expects to purchase launch insurance for DIRECTV 12 covering a portion of the satellite and launch vehicle costs in the event of a total failure. As of December 31, 2008, the net book value of in-orbit satellites was $1,688 million, of which $1,489 million was uninsured.

        To gather programming content, ensure its digital quality, and transmit content to its satellites, DIRECTV has built two digital broadcast centers, located in Castle Rock, Colorado and Los Angeles, California. These facilities provide the majority of DIRECTV U.S.'s national and local standard-definition and HD programming. As of December 31, 2008, DIRECTV had also built five uplink facilities which are used to provide HD local channels. DIRECTV's broadcast centers receive programming from content providers via satellite, fiber optic cable and/or special tape. Most satellite-delivered programming is then digitized, encoded and transmitted to DIRECTV's satellites. DIRECTV designed each broadcast center and uplink facility with redundant systems to minimize service interruptions.

        In 2008, AT&T announced that, beginning in February 2009, it would market a bundle of broadband Internet, telephone services and DIRECTV video service to new and existing customers. AT&T's territories include 22 states and cover approximately 44 million households. DIRECTV believes that this distribution agreement with AT&T has the potential to increase the number of its gross subscriber additions in 2009. With the AT&T relationship, DIRECTV now has agreements with the three major telecommunications companies covering approximately 90 million homes.

        DIRECTV Latin America.    DIRECTV Latin America (DTVLA) is a leading provider of DTH digital television services throughout Latin America. DTVLA is comprised of: PanAmericana, which provides services in Venezuela, Argentina, Chile, Colombia, Puerto Rico and certain other countries in the region through DIRECTV's wholly-owned subsidiary, DirecTV Latin America, LLC, (DLA LLC); DIRECTV's 74% owned subsidiary, Sky Brasil Servicos Ltda., (Sky Brazil); and DirecTV's 41% equity method investment in Innova, S. de R.L. de C.V. (Sky Mexico). As of December 31, 2008, PanAmericana had approximately 2.2 million subscribers, Sky Brazil had approximately 1.6 million subscribers, and Sky Mexico had approximately 1.8 million subscribers.

        DTVLA's video and audio programming is 100% digitally delivered, providing subscribers with digital-quality video and CD-quality sound, as well as interactive features. DTVLA believes that this compares favorably with cable providers in Latin America, who typically continue to broadcast only analog services or a combination of analog and digital services to a large percentage of their subscribers. In addition, DTVLA believes that its relationship with DIRECTV U.S. is a key strength. PanAmericana has aligned its set-top box specifications and middleware technologies with those of DIRECTV U.S., allowing them to take advantage of DIRECTV U.S.'s economies of scale. DIRECTV believes this will allow DTVLA to launch new features and services at a lower cost and move more rapidly than its competitors in Latin America. DIRECTV expects that Sky Brazil and Sky Mexico will align their set-top box technology with DIRECTV U.S. later in 2009. DTVLA also distributes some of

DIRECTV U.S.'s most popular programming, such as the NFL SUNDAY TICKET and MLB Extra Innings.

        DTVLA seeks to provide unique content to its subscribers. For example, Sky Brazil, Sky Mexico and PanAmericana have licensed exclusive rights to the Spanish soccer league through the 2011-2012 season, which in most countries is the second most popular soccer league, after the local country leagues. As a result, DTVLA's service is the only one that allows subscribers to see all of the Spanish league games. In addition, DTVLA has participated in creating an exclusive golf channel for Latin America, in an effort to provide programming that it expects to be highly attractive to an important customer niche.

        A key aspect of DTVLA's strategy is to use the availability of high quality, reasonably priced digital video recorders (DVRs) to distinguish its services from those of its competitors. Generally speaking, DVRs are not prevalent in Latin America. DTVLA believes that its technology and pan-regional scale, as well as its relationship with DIRECTV U.S., can be leveraged to provide DVRs that will be more functional and less costly than those DTVLA's competitors may introduce. DTVLA also believes it can differentiate its services through the use of enhanced features such as interactivity. For example, DTVLA offered interactive services for soccer matches from the 2006 World Cup and since then, has offered similar interactive services for the U.S. Open and Major League Baseball. Furthermore, in 2008, PanAmericana launched HD services and DTVLA expects that Sky Brazil will launch HD services in mid-2009. Although anticipating that the HD content will be more limited and the uptake of HD services much slower than in the United States, DTVLA believes that its ability to offer high quality HD services will provide yet another opportunity to differentiate the quality of its services from those of its competitors.

        DTVLA provides its PanAmericana and Sky Brazil services from leased transponders on two satellites. In January 2008, DTVLA successfully transferred the broadcast of its Sky Brazil service to leased transponders on a new satellite, as the prior satellite was nearing the end of its useful life. Sky Mexico provides its services from leased transponders on a separate satellite. Currently, none of these satellites has a backup, although DTVLA recently completed negotiations for the construction and launch of a backup satellite that would serve Brazil and Mexico. DTVLA anticipates that this satellite will be available for operations no later than mid-2010.

        DTVLA's principal digital broadcast centers are located in the United States and Brazil. DTVLA also has several smaller satellite uplink facilities in the region.

        In connection with the approval of the News Exchange transaction with News Corporation in February 2008, the FCC required DTVLA to sever the "attributable interests" between its DIRECTV-Puerto Rico subsidiary and Liberty Cablevision of Puerto Rico, Ltd. (LCPR), a subsidiary of LGI, by February 25, 2009. DIRECTV assumed responsibility for satisfaction, modification or waiver of this condition. In order to comply with terms of this FCC order, effective February 25, 2009, DIRECTV has placed the shares of DIRECTV Puerto Rico into a trust and appointed an independent trustee who will be required to oversee the management and operation of DIRECTV Puerto Rico, and will have the authority, subject to certain conditions, to divest ownership of DIRECTV Puerto Rico. DIRECTV will continue to consolidate the results of DIRECTV Puerto Rico.

        Ownership Interest.    As of December 31, 2008, LEI owns a 54% equity interest in DIRECTV; however, LEI's voting control is limited to 47.888% pursuant to certain governance arrangements with DIRECTV. LEI is also subject to certain standstill obligations with respect to DIRECTV. Please see "Certain Relationships and Related Transactions—Relationships between Liberty Media and DIRECTV—Arrangements Relating to the DIRECTV Ownership Interests" for more information.

 GSN, LLC

        GSN owns and operates the GSN television network. With approximately 68 million Nielsen subscribers as of December 31, 2008, GSN is a basic cable network dedicated to game-related programming and online casual games. GSN offers 24-hours per day of original and acquired programming, featuring game shows and game-related programs, including live and pre-produced participatory programs in which viewers can win prizes by playing along at home. GSN.com is an ad-supported website featuring many of the most popular casual games, online versions of game shows, and the free and skill games offered by FUN Games, a division of Fun Technologies, Inc.

        GSN's revenue is primarily derived from the delivery of its programming to subscribers under long-term affiliation agreements with cable systems, direct broadcast satellite systems and Telco video providers and from the sale of advertising on its network. GSN's affiliation agreements provide for payments based on the number of subscribers that receive GSN and expire between now and 2012. While they continue to distribute GSN to subscribers, GSN is currently out of contract with DIRECTV and Cablevision Systems Corp. distributors that account for approximately 25% and 5%, respectively, of GSN's current subscriber base. GSN is in negotiations for the renewal of the DIRECTV and Cablevision contracts.

        Ownership Interest.    As of December 31, 2008, LEI owns 50% of the membership interests of GSN. Sony Pictures Entertainment (Sony), a division of Sony Corporation of America (which is a subsidiary of Sony Corporation), owns the remaining 50% of GSN. Pursuant to GSN's operating agreement, LEI and Sony each have the right to designate half of the members of GSN's management committee. Also pursuant to the operating agreement, LEI and Sony have agreed that direct transfers of their respective interests in GSN and certain indirect transfers that result in a change of control of the transferring party are subject to a right of first refusal in favor of the other, non-transferring member.

FUN Technologies, Inc.

        FUN, a wholly owned subsidiary of LEI, develops and distributes online skill, casual and fantasy sports games. FUN's Games division operates a skill game offering, which includes pay-for-play, person-to-person and tournament-based interactive skill and free games. FUN's Fantasy Sports division develops and provides fantasy sports services, which include fantasy sports games, editorial content and games provided to third parties under private-label distribution arrangements.

        FUN's Games division offers a range of free and tournament games of skill through its own websites, including WorldWinner.com and Teagames.com, and through its distribution partners. Skill games are games in which a participant pays an entry fee to compete in tournaments against other participants for a prize, and in which the winner is determined based on the skill of the competitor rather than on random elements of chance. FUN offers versions of common casual games such as Bejeweled® 2, branded content such as SCRABBLE® Cubes as well as internally developed games. FUN also provides co-branded tournament platforms to large interactive entertainment groups, including AOL, EA Pogo, MyPoints, MSN and GSN. FUN's Games division generates revenue through fees charged for hosting online tournaments and digital advertising sales.

        FUN's Fantasy Sports division develops, operates and licenses fantasy sports games, fantasy sports league-hosting software and fantasy sports content delivered via broadband. Through FUN's own websites, including Fanball.com, CDMSports.com, RotoTimes.com and Fantasycup.com, FUN Fantasy Sports operates over 50 salary-cap and draft-style fantasy games for football, baseball, basketball, hockey, golf and auto racing enthusiasts and has game distribution agreements with Comcast, The Golf Channel and NBC/Rotoworld, among others. FUN Fantasy Sports also has content distribution agreements with Comcast, Fox Sports, AOL, SI.com, and The Golf Channel, among others. FUN's Fantasy Sports division derives revenue through fees collected from participants in online fantasy sports contests, licensing of premium content, advertising and the design and operation of fantasy sports websites for third parties.

        Ownership Interest.    LEI owns 100% of FUN.

Liberty Sports Holdings LLC

        Liberty Sports Holdings, LLC holds all of the interests in three regional sports networks (RSNs): Fox Sports Net Rocky Mountain, LLC (FSN Rocky Mountain), Fox Sports Net Northwest, LLC (FSN Northwest), and Fox Sports Net Pittsburgh, LLC (FSN Pittsburgh). Each RSN is currently affiliated with Fox Sports Net, Inc. (Fox Sports), a subsidiary of News Corporation, and receives "backdrop" national programming from Fox Sports such as The Best Damn Sports Show Period and Chris Myers Interviews. The RSNs will continue to receive national programming from Fox Sports under agreements which last through 2011.

        Each RSN operates a regional video programming network devoted to local professional sports teams and college sporting events, and produces its own local programming employing or hiring the necessary on-air talent and technical personnel to produce and uplink game telecasts. Local programming is supplemented with the national "back drop" programming of Fox Sports. Each RSN is party to regional professional team rights agreements that provide for exclusive regional distribution of various games under agreements which last from 2012 to 2020.

        FSN Rocky Mountain reaches approximately 2.6 million subscribers in Colorado, Utah, Wyoming, Montana, southern Idaho, western Nebraska, western Kansas and northeastern Nevada. It has regional rights to the Colorado Rockies and Utah Jazz games, to sporting events at the University of Colorado, Colorado State and the University of Denver and to Big 12 Conference football and women's basketball.

        FSN Northwest reaches approximately 3.3 million subscribers in Washington, Oregon, Idaho, Montana, Alaska, parts of Wyoming and parts of northern Nevada. Its programming includes the games of the Seattle Mariners, the University of Washington, Washington State University, Oregon State University and Gonzaga University and other PAC-10 Conference football and basketball games.

        FSN Pittsburgh reaches approximately 2.3 million subscribers in Pennsylvania, West Virginia, Ohio, and western Maryland. Its programming includes the games of the Pittsburgh Pirates and Pittsburgh Penguins, collegiate games of the University of Pittsburgh and West Virginia University and various local programming.

        The RSNs derive revenue from fees paid by cable and DTH operators pursuant to affiliation agreements entered into with the RSNs and the sale of advertising time to local and national advertisers. The RSNs' material affiliation agreements expire between now and 2011. For the year ended December 31, 2008, each of FSN Rocky Mountain and FSN Northwest derived more than 10% of its total revenues from affiliation agreements with each of Comcast, DIRECTV and DISH Network, and FSN Pittsburgh derived more than 10% of its revenue from its affiliation agreement with Comcast.

        Ownership Interest.    LEI owns 100% of Liberty Sports Holdings LLC.

PicksPal, Inc.

        PicksPal Inc. (PicksPal) provides free online games, information and entertainment for sports fans. PicksPal operates PicksPal.com, a website created as a virtual gathering place for sports fans that focuses on major national sports. PicksPal.com uses elements of social networking to create a competitive outlet for sports fans and their friends. PicksPal also operates three interactive regional sports portals similar to PicksPal.com for Liberty Sports Holdings (northwest.fsninsider.com, rockymountain.fsninsider.com, and pittsburgh.fsninsider.com). PicksPal's revenue comes from advertising and sponsorship on its websites and the development and operation of sports websites for third parties.

        Ownership Interest.    LEI owns 100% of PicksPal.

Regulatory Matters

Direct Broadcast Satellite (DBS)

        On February 26, 2008, the FCC released its Memorandum Opinion and Order (the FCC Order) approving the Consolidated Application for Authority to transfer de facto control of DIRECTV from News Corporation to Liberty Media. The FCC Order included certain conditions modeled on similar conditions imposed in 2003 when the FCC approved the transfer of control of DIRECTV to News Corporation, including program access and nondiscrimination, program carriage, RSN arbitration and retransmission consent arbitration conditions. In addition, the FCC required that, within one year of the date of adoption of the FCC Order, all of the attributable interests connecting the separate operations in Puerto Rico of DTVLA and of a subsidiary of LGI, an independent publicly-traded company, must be severed through divestiture or by otherwise making the interests non-attributable, in accordance with applicable FCC regulations, at which point the companies must certify that they have complied with this condition or filed applications necessary to achieve compliance. In order to comply with the FCC Order, effective February 25, 2009, DIRECTV placed the shares of DIRECTV Puerto Rico into a Trust and appointed a Trustee who is required to oversee the management and operation of DIRECTV Puerto Rico in accordance with a Trust Agreement that has been submitted to the FCC.

        DBS operators are subject to extensive FCC regulation, including: (1) licensing of DBS satellites, earth stations and ancillary communications authorizations; (2) assignment of frequencies and orbital slots, relocation of satellites to different orbital locations or the replacement of an existing satellite with a new satellite; (3) compliance with the terms and conditions of assignments and authorizations, including required timetables for construction and operation of satellites; and (4) avoidance of interference with the operations of other entities that use the radio spectrum.

        DBS operators also must comply with Communications Act and FCC requirements, including the following:

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  Carriage of Local Broadcast Stations.  The Satellite Home Viewer Improvement Act of 1999 (SHVIA) allows satellite carriers to retransmit the signals of local broadcast television stations in the stations' local markets without obtaining authorization from the holders of copyrights in the individual programs carried by those stations. However, SHVIA also imposes a must carry obligation on satellite carriers. This must carry obligation requires satellite carriers that choose to take advantage of the statutory copyright license in a local market to carry upon request the signals of all qualifying television broadcast stations within that local market, subject to certain limited exceptions. In addition, the FCC issued an order requiring mandatory carriage of HD digital signals in an increasing number of markets each year, requiring so-called "HD carry-one, carry-all" in all local markets served by 2013. Moreover, Congress may amend the must carry rules when it considers SHVERA (as defined below) reauthorization this year.

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  Limitations On the Retransmission of Distant Television Signals.  Another portion of SHVIA, as amended by the Satellite Home Viewer Extension and Reauthorization Act of 2004 (SHVERA) permits satellite retransmission of distant network stations (those that originate outside of a satellite subscriber's local television market) only to "unserved households." The distant-signal provisions of SHVERA expire at the end of 2009. Congress may decline to renew those provisions, which could severely restrict DIRECTV U.S.'s ability to retransmit distant signals. Congress could also adopt amendments to SHVERA, including those suggested by the Copyright Office, that would limit the provision of distant signals.

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  Public Interest Requirements.  The FCC has imposed certain public interest obligations on DBS operators, including a requirement that such providers set aside four percent of channel capacity exclusively for noncommercial programming of an educational or informational nature, for which DIRECTV U.S. must charge programmers below-market rates and for which it may not impose additional charges on subscribers. FCC rules also require DIRECTV U.S. to comply with a number of political broadcasting requirements to which broadcasters are subject under the Communications Act, as well as limits on the commercialization of children's programming applicable to cable operators.

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  National Emergency Alert System.  The Emergency Alert System (EAS) requires participants to interrupt programming during nationally-declared emergencies and to pass through emergency-related information. FCC rules require satellite carriers to participate in the "national" portion of EAS.

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  Spectrum Allocation and License Assignment.  DBS frequencies and available DBS orbital locations capable of supporting DIRECTV's business have become increasingly scarce. While DIRECTV has obtained additional DTH service capacity and continues to explore new sources of DBS/DTH capacity, there can be no assurance that DIRECTV will obtain further capacity. In 2007, the FCC adopted new service and licensing rules for the Broadcasting Satellite Service (BSS) in the 17.3-17.8 GHz and 24.75-25.25 GHz bands, or 17/24 GHz BSS. This spectrum, also known as the "reverse band" (in that transmissions from these satellites to consumers would occur in spectrum currently used for uplinking programming to traditional DBS satellites), could provide a new source of additional DTH capacity.

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  Rules Governing Co-Existence With Other Satellite and Terrestrial Services and Service Providers in the MVPD Industry. The FCC has adopted rules to allow non-geostationary orbit fixed satellite services to operate on a co-primary basis in the same frequency band as the one used by direct broadcast satellite and Ku-Band-based fixed satellite services. In the same proceeding, the FCC concluded that multi-channel video and data distribution services (MVDDS) can share spectrum with DBS operators on a non-interference basis, and adopted rules and a method for assigning licenses in that service. While the FCC has established service and technical rules to govern the non-geostationary orbit and MVDDS services to protect DBS operations from harmful interference, these rules may not be sufficient to prevent such interference, and the introduction of such services into spectrum used by DIRECTV for DBS service may have a material adverse impact on its operations. A number of aspects of these rules remain subject to judicial review. In addition, one MVDDS operator recently requested a waiver of the applicable rules so that it could operate systems at substantially higher power levels in 80 markets where it holds MVDDS licenses. If granted, such a waiver may have a material adverse impact on DIRECTV's operation in the affected markets. Although DIRECTV has opposed that waiver request, there can be no assurance that the FCC will deny it.

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  Orbital Debris.  The FCC also recently adopted rules that require satellite operators to take certain measures to mitigate the dangers of collision and orbital debris. Among other things, these rules impose certain requirements for satellite design and end-of-life disposal maneuvers for all satellites launched after March 18, 2002, which apply to seven of DIRECTV's in-orbit satellites. The requirements for end-of-life disposal could result in a slight reduction in the operational life of each new satellite.

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  Geographic Service.  The FCC requires DBS licensees to comply with certain geographic service obligations intended to foster the provision of DBS service to subscribers residing in the states of Alaska and Hawaii. The state of Hawaii has filed a Petition for Administrative Sanctions and a third party has requested that the FCC examine DIRECTV's compliance with the rules. Although DIRECTV believes that it is in compliance with the FCC rules, it cannot be certain that the FCC will not require it to make potentially cumbersome and costly changes to its offerings.

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  International Telecommunications Union Rules.  DIRECTV is required by international rules to coordinate the use of the frequencies on its satellites with other satellite operators who may interfere with DIRECTV or who may suffer interference from DIRECTV's operations.

        DBS/DTH providers are subject to other federal and state regulatory requirements, such as Federal Trade Commission, FCC and state telemarketing and advertising rules, and subscriber privacy rules similar to those governing other MVPDs. DIRECTV has agreed with the Federal Trade Commission to (1) review and monitor compliance with telemarketing laws by any companies it authorizes to do telemarketing as well as by independent retailers, (2) investigate and respond to complaints about alleged improper telemarketing and (3) terminate its relationship with marketers or retailers found in violation. Similarly, it has agreed with certain state attorneys general to comply with advertising disclosure requirements and monitor compliance by independent retailers.

        Although Congress has granted the FCC exclusive jurisdiction over the provision of DTH satellite services, aspects of DBS/DTH service remain regulated at the state and local level. For example, the FCC has promulgated rules prohibiting restrictions by local government agencies, such as zoning commissions, and private organizations, such as homeowners associations, on the placement of DBS receiving antennas. Local governments and homeowners associations, however, may continue to regulate the placement of such antennas if necessary to accomplish a clearly defined public safety objective or to preserve a recognized historic district, and may also apply to the FCC for a waiver of FCC rules if there are other local concerns of a special or unusual nature. In addition, a number of state and local governments have attempted to impose consumer protection, customer service and other types of regulation on DBS operators. Although Congress has prohibited local taxation of the provision of DBS service, taxation at the state level is permissible, and many states have imposed such taxes.

        In Latin America, DTVLA and its subsidiaries are subject to laws and regulations in each country in which they operate that govern many of the same aspects of DIRECTV's operations as in the United States, such as landing rights for satellites; spectrum, earth station and other licenses; must carry and other requirements with respect to the channels carried by DTVLA; regulations governing telemarketing and customer service, etc. Regulatory regimes in Latin America are generally less developed than in the United States, as a result of which the application of existing laws and regulations to DBS providers is at times uncertain. In addition, there are certain areas where regulations in Latin America are stricter than in the United States, including certain labor and consumer protection laws. Foreign exchange laws in some countries can have a material impact on DIRECTV's ability to repatriate funds to the United States. Also, recently in several countries such as Brazil laws have been proposed that would require DTVLA or its subsidiaries to carry certain thresholds of domestic or "national" content which, if approved, could have a material impact on DTVLA's subsidiaries operating in those countries.

Programming Services

        In the United States, the FCC regulates the providers of satellite communications services and facilities for the transmission of programming services, the cable television systems and other MVPDs that distribute such services, and, to some extent, the availability of the programming services themselves through its regulation of program licensing. Cable television systems are currently subject to federal rate regulation on the provision of basic service, except where subject to effective competition under FCC rules, and continued rate regulation or other franchise conditions could place downward pressure on the fees cable television companies are willing or able to pay for programming services in which LEI has interests. Regulatory carriage requirements also could adversely affect the number of channels available to carry the programming services in which LEI has an interest.

        Regulation of Program Licensing.    FCC rules preclude virtually all exclusive programming contracts between cable operators and satellite programmers affiliated with any cable operator (unless the FCC first determines that the contract serves the public interest) and generally prohibit a cable operator that has an attributable interest in a satellite programmer from improperly influencing the terms and conditions of sale to unaffiliated MVPDs. FCC regulations also require that affiliated programmers make their programming services available to cable operators and competing MVPDs on terms and conditions that do not unfairly discriminate among distributors. Although Liberty Media no longer owns LCPR, FCC rules continue to attribute an ownership interest in LCPR to Liberty Media and therefore LEI, thereby subjecting Liberty Media and LEI and satellite-delivered programming services in which either has an interest to the program access rules. In 2007, the FCC extended the prohibition on exclusive programming contracts until 2012 and amended the program access rules. The FCC Order also imposed program carriage conditions intended to prevent discrimination against unaffiliated programmers, program access conditions intended to ensure non-discriminatory access to programming, and specific conditions for the RSNs, such as mandatory arbitration.

        Regulation of Ownership.    In 1993, the FCC adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest. The United States Court of Appeals for the District of Columbia Circuit vacated and remanded these rules in 2001. In response to the Court's decision, the FCC issued further notices of proposed rulemaking in 2001 and in 2005 to consider channel occupancy limitations. Even if these rules were readopted by the FCC, they would have little impact on programming companies in which LEI has interests based upon its current attributable interests in cable systems.

        Regulation of Carriage of Broadcast Stations.    The 1992 Cable Act granted broadcasters a choice of must carry rights or retransmission consent rights. The rules adopted by the FCC coupled with the provisions of the Cable Communications Policy Act of 1984, which require cable television systems with 36 or more "activated" channels to reserve a percentage of such channels for commercial use by unaffiliated third parties and permit franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and government access channels, could adversely affect some or substantially all of the programming services in which LEI has interests by limiting the carriage of such services in cable systems with limited channel capacity.

        A-La-Carte-Proceeding.    In 2004, the FCC's Media Bureau conducted a notice of inquiry proceeding regarding the feasibility of selling video programming services "a-la-carte," i.e. on an individual or small tier basis. The Media Bureau released a report in 2004, which concluded that a-la-carte sales of video programming services would not result in lower video programming costs for most consumers and that they would adversely affect video programming networks. In 2006, the Media Bureau released a new report which stated that the 2004 report was flawed and which concluded that a-la-carte sales could be in the best interests of consumers. Although the FCC's authority to mandate a-la-carte sales has been questioned, its endorsement of the concept could encourage Congress to consider proposals to mandate a-la-carte sales or otherwise seek to impose greater regulatory controls on how programming is sold by MVPDs. GSN and the RSNs, which are distributed in tiers or packages of programming services, could experience decreased distribution if a-la-carte carriage were mandated.

        Copyright Regulation.    Programming services must obtain any necessary music performance rights from the rights holders. These rights generally are controlled by the music performance rights organizations of the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and the Society of European Stage Authors and Composers, each with rights to the music of various artists.

Internet Services

        The Internet businesses in which LEI has interests are subject, both directly and indirectly, to various laws and governmental regulations. Certain of LEI's subsidiaries engaged in the provision of services over the Internet must comply with federal and state laws and regulations applicable to online communications and commerce. For example, the Children's Online Privacy Protection Act prohibits web sites from collecting personally identifiable information online from children under age 13 without parental consent and imposes a number of operational requirements. Certain email activities are subject to the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, commonly known as the CAN-SPAM Act. The CAN-SPAM Act regulates the sending of unsolicited commercial email by requiring the email sender, among other things, to comply with specific disclosure requirements and to provide an "opt-out" mechanism for recipients. Both of these laws include statutory penalties for non-compliance. Various states also have adopted laws regulating certain aspects of Internet communications.

        Congress and individual states may consider additional online privacy legislation. Other Internet-related laws and regulations enacted in the future may cover issues such as defamatory speech, copyright infringement, pricing and characteristics and quality of products and services. The future adoption of such laws or regulations may slow the growth of commercial online services and the Internet, which could in turn cause a decline in the demand for the services of the Internet companies in which LEI has interests and increase such companies' costs of doing business or otherwise have an adverse effect on their businesses, operating results and financial conditions. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues such as libel, personal privacy and taxation is uncertain and could expose these companies to substantial liability.

Proposed Changes in Regulation

        The regulation of DBS providers, programming services, and Internet services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that LEI's business will not be adversely affected by future legislation, new regulation or deregulation.

Competition

        DIRECTV faces substantial competition from other MVPDs and from emerging digital media distribution providers. Competitors include companies that offer video, audio, interactive programming, telephony, data and other entertainment services, including cable television, other DTH companies, telcos, wireless companies and companies that are developing new technologies (such as video over internet). Many competitors have access to substantially greater financial and marketing resources. LEI believes DIRECTV's brand, the quality and variety of video, audio and interactive programming, access to service, availability of HD and DVR services, customer service and price are the key elements for attaining and retaining subscribers.

        The pay television and other emerging broadband video and data markets in Latin America are highly competitive. In each of the markets in which DTVLA operates, DTVLA competes primarily with other providers of pay television, who distribute their programming by satellite, cable, terrestrial microwave systems, traditional over the air broadcasting or the Internet. In a number of the markets, existing wireline telephony operators have announced their intention to upgrade their infrastructure in order to provide new and enhanced services, and these and other companies have announced plans to build wireless broadband networks that will also be capable of delivering broadband, telephony and video services. In addition, in certain markets DTVLA faces significant competition from illegal and informal sector pay television operations. DTVLA competes primarily on the basis of programming selection, price, technology and quality.

        LEI's programming businesses compete with other programmers for distribution on a limited number of cable and satellite television channels. Increasing concentration in the MVPD industry could adversely affect the programming companies in which LEI has interests by reducing the number of distributors to whom they sell their programming, subjecting more of their programming sales to volume discounts and increasing the distributors' bargaining power in negotiating new affiliation agreements. Once distribution is obtained, the LEI's programming services compete for viewers and advertisers with other cable and off-air broadcast television programming services as well as with other entertainment media, including home video, pay-per-view services, online activities and other forms of news, information and entertainment. LEI's programming businesses also compete for creative talent and programming content. LEI believes that the principal competitive factors for its programming businesses are prices charged for programming and advertising, the quantity, quality and variety of the programming offered and the effectiveness of marketing efforts.

        LEI's Internet-based communications businesses compete for web traffic with a multitude of other web-based venues and many of the offline entertainment options described above. LEI believes that the principal competitive factors are quality content and user-friendly interfaces.

Employees

        LEI currently has no corporate employees. LEI anticipates that, subsequent to the split-off, Liberty Media will provide LEI with certain management and administrative services pursuant to the services agreement, which will include the services of LEI executive officers who will remain executive officers of Liberty Media after the spin off. See "Certain Relationships and Related Transactions—Relationships between LEI and Liberty Media—Services Agreement."

        As of December 31, 2008 (and assuming the internal restructuring had been effected on that date), LEI's consolidated subsidiaries had an aggregate of approximately 295 full-time and part-time employees. Except for certain employees of Liberty Sports Holdings, none of these employees is represented by a labor union or covered by a collective bargaining agreement. LEI believes that these employee relations are good.

Properties

        LEI leases office space for its corporate headquarters in Englewood, Colorado from Liberty Media. All of LEI's other real or personal property is owned or leased by its subsidiaries and business affiliates.

        LEI's subsidiaries and business affiliates own or lease the fixed assets necessary for the operation of their respective businesses, including office space, transponder space, headends, cable television and telecommunications distribution equipment, telecommunications switches and customer equipment (including converter boxes). LEI's management believes that the current facilities of LEI's subsidiaries and business affiliates are suitable and adequate for their business operations for the foreseeable future.

Annex B

[To come]

B-1

Annex C—Liberty Entertainment, Inc., LMC Entertainment and Liberty Media Corporation
Financial Statements

INDEX TO FINANCIAL STATEMENTS

Liberty Entertainment, Inc.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following discussion and analysis provides information concerning Liberty Entertainment, Inc.'s ("LEI") combined results of operations and financial condition. The historical financial statements for the assets and businesses to be owned by LEI upon completion of the split off are included in this Annex C under the heading "LMC Entertainment." Any reference to "we," "us" or "our" refers to LEI in this section only. This discussion should be read in conjunction with LMC Entertainment's combined financial statements for the years ended December 31, 2008, 2007 and 2006.

Overview

        We are currently a wholly-owned subsidiary of Liberty Media Corporation ("Liberty Media"). Upon completion of the split off, we will become an independent, publicly-traded company and will own controlling and non-controlling interests in video programming and direct-to-home satellite distribution companies. Our most significant asset is our approximate 54% ownership interest in The DIRECTV Group, Inc. ("DIRECTV"), which we account for as an equity method investment due to a voting arrangement with DIRECTV which limits our ability to control DIRECTV. Our operating subsidiaries include Liberty Sports Holdings, LLC ("Liberty Sports Group"), which we acquired in February 2008, FUN Technologies, Inc. ("FUN"), which we acquired in March 2006, and PicksPal, Inc. ("PicksPal"), which we acquired in August 2008. In addition to the foregoing businesses, we hold a 50% interest in GSN, which we account for as an equity method investment.

Investment in DIRECTV

        On February 27, 2008, we completed a transaction with News Corporation (the "News Exchange") in which we exchanged all of our 512.6 million shares of News Corporation common stock valued at $10,143 million on the closing date for a subsidiary of News Corporation that held an approximate 41% interest in DIRECTV, Liberty Sports Group and $463 million in cash. We recognized a pre-tax gain of $3,665 million based on the difference between the fair value and the cost basis of the News Corporation shares exchanged.

        On April 3, 2008, we purchased 78.3 million additional shares of DIRECTV common stock in a private transaction for cash consideration of approximately $1,977 million. We funded the purchase with borrowings against a newly executed equity collar (the "DIRECTV Collar") on 110 million shares of DIRECTV common stock. As of May 5, 2008, our ownership in DIRECTV was approximately 47.9%, and we and DIRECTV entered into a standstill agreement. Pursuant to the standstill agreement, in the event our ownership interest goes above 47.9% due to stock repurchases by DIRECTV we have agreed to vote our shares of DIRECTV which represent our excess ownership interest above 47.9% in the same proportion as all DIRECTV shareholders other than our Company. As a result of DIRECTV's stock buyback program, our ownership interest in DIRECTV was approximately 54% as of December 31, 2008. Accordingly, although our economic ownership in DIRECTV is now above 50%, we continue to account for such investment using the equity method of accounting.

        Financial statements and management's discussion and analysis previously included in DIRECTV's public filing for the year ended December 31, 2008 can be found in Annex D of this proxy statement/prospectus.

Description of Business Units

        Liberty Sports Group.    Liberty Sports Group, a subsidiary which we acquired in February 2008, is comprised of three regional sports television networks—FSN Rocky Mountain, FSN Northwest and FSN Pittsburgh. Each network provides programming devoted to local professional sports teams and college sporting events and produces its own local programming. Liberty Sports Group derives a substantial portion of its revenue from fees paid by cable and DTH satellite operators pursuant to affiliation agreements and, to a lesser extent, from the sale of advertising time on its networks. Its primary expense is program rights paid to the sports teams whose games it broadcasts.

        FUN.    FUN, a subsidiary which we acquired in March 2006, operates websites that offer casual skill games and fantasy sports services. FUN derives revenue from fees collected from participants in skill game tournaments and online fantasy sports contests, advertising and the operation of websites for third parties. FUN's primary expenses are tournament fees and prizes, license fees for new games and content and costs for game and website development.

        PicksPal.    PicksPal, a 73% owned subsidiary we acquired in September 2008, operates a website where sports enthusiasts test their knowledge of American sports by predicting the outcome of sporting events. PicksPal generates revenue from advertising and sponsorship on its website and from the development and operation of sports websites for third parties.

        DIRECTV.    DIRECTV, an equity affiliate and our largest asset, is a provider of digital television entertainment distributed by satellite in the United States and Latin America. DIRECTV earns revenue primarily from fees paid by subscribers for monthly basic and premium programming, pay-per-view programming, seasonal and live sporting events, and the purchase, lease and installation of set top receivers and other equipment. DIRECTV's primary expenses are rights for programming and subscriber acquisition costs.

        GSN.    GSN, an equity affiliate, owns and operates the GSN television network which is dedicated to game-related programming and online casual games. GSN's revenue is primarily derived from the delivery of its programming to subscribers and from the sale of advertising on its network.

Results of Operations

        We acquired a controlling interest in FUN in March 2006. Prior to that time we had no consolidated operating subsidiaries. As more fully described below, many of the changes in our results of operations in 2006 and 2007 are due to our 2006 acquisition of FUN.

        We acquired a 100% interest in Liberty Sports Group in February 2008. As more fully described below, many of the changes in our results of operations in 2008 are due to the Liberty Sports Group acquisition. While Liberty Sports Group recognizes the majority of its revenue evenly over the course of the year, it amortizes its sports rights over the respective sports season (e.g. baseball rights are primarily amortized during the second and third quarters of the year). Therefore, Liberty Sports Group has lower Adjusted OIBDA and operating income in the second and third quarters of the year.

        Our financial condition and results of operations may be impacted by various trends, demands and uncertainties in consumer spending and in the industries in which we operate. We depend on a limited number of potential customers for carriage of our Liberty Sports Group and GSN programming due to consolidation within the cable television industry. In this more concentrated market, there can be no assurance that we will be able to obtain or maintain carriage of our video programming by cable and direct-to-home satellite providers on commercially reasonable terms or at all. Additionally, entertainment content production is an inherently risky business because the revenue derived from the production and distribution of a cable program depends primarily upon its acceptance by the public, which is difficult to predict. Consequently, low public acceptance of cable programs could adversely affect (i) the rates which affiliates are willing to pay us for carrying our programming and (ii) the rates we can charge for advertising on our networks. In general, our subsidiaries and business affiliates could be sensitive to trends and events that are outside their control. For example, adverse trends in consumer spending and adverse economic conditions could have a negative impact on our revenue.

        The success of our FUN operating subsidiary depends not only on audience acceptance of games and events on FUN's websites, along with advertising revenue earned on these websites, but on the integrity of FUN's systems and infrastructure. If security measures of any of our subsidiaries or business affiliates engaged in online communications were to be compromised, it could have a detrimental effect on their reputation and adversely affect their ability to attract web traffic.

        As a result of becoming a separate publicly traded company, we expect to incur costs and expenses greater than those we currently incur as a subsidiary of Liberty Media. These increased costs and expenses will arise from various factors, including, but not limited to, costs associated with complying with the federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. We expect that the additional costs of operating as a separate public company will not be greater than $5 million per year.

	Years ended December 31,
	2008	2007	2006
	amounts in thousands
Revenue	$277,621	58,963	31,867
Adjusted OIBDA	$32,920	(5,643)	(18,508)
Operating loss	$(19,500)	(27,269)	(108,824)

        Revenue.    Our combined revenue increased $218,658,000 in 2008 and $27,096,000 in 2007, as compared to the corresponding prior year. The 2008 increase is primarily due to ten months of operations for Liberty Sports Group, which generated $209,972,000 of revenue, of which $168,803,000 was derived from affiliation agreements and $38,002,000 was derived from the sale of advertising. In addition, FUN's revenue increased $8,648,000 or 14.7% for the year ended December 31, 2008 as compared to the corresponding prior year period. Such increase is due primarily to an increase in the number of players in FUN's skill games tournaments. The 2007 increase is due to a full year of operations for FUN, as well as small acquisitions made by FUN during 2006.

        Operating expenses.    Operating expenses increased $153,849,000 in 2008 and $9,513,000 in 2007, as compared to the corresponding prior year period. Liberty Sports Group incurred $149,355,000 of operating expenses in 2008, mainly from $118,588,000 of sports programming rights fees and $30,767,000 of production expenses. In addition, FUN's operating expenses increased $4,494,000, or 13.3%, for the year ended December 31, 2008, as compared to the corresponding prior year period. Such increase is primarily due to increased license fees from branded content on their websites. The increase in 2007, as compared to 2006, was mainly due to a full year of operations for FUN and was also driven by the increase in revenue. FUN's operating expenses as a percentage of revenue were less in 2007 than in 2006 primarily due to the consolidation of two online games platforms.

        Selling, general and administrative expenses.    Selling, general and administrative ("SG&A") expenses increased $26,246,000 in 2008 and $4,718,000 in 2007, as compared to the corresponding prior year period. Liberty Sports Group incurred $27,960,000 of SG&A expenses in 2008. In addition, corporate overhead increased $2,620,000 in 2008 as compared to 2007 mainly due to an increase in legal and accounting expenses. Partially offsetting these increases is FUN's decrease in SG&A expenses of $4,466,000, or 15.5%, for the year ended December 31, 2008 as compared to the corresponding prior year period. Such decrease is primarily due to the restructuring of operations in 2008. The increase in 2007 as compared to 2006 was mainly due to a full year of operations for FUN.

        Adjusted OIBDA.    We define Adjusted OIBDA as revenue less cost of sales, operating expenses and selling, general and administrative ("SG&A") expenses (excluding stock compensation). Our chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate our businesses and make decisions about allocating resources among our businesses. We believe this is an important indicator of the operational strength and performance of our businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows us to view operating results, perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes such costs as depreciation and amortization, stock compensation and impairments of long-lived assets that are included in the measurement of operating income pursuant to generally accepted accounting principles ("GAAP"). Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.

        The following table provides a reconciliation of Adjusted OIBDA to earnings (loss) from continuing operations before income taxes and minority interest:

	Years ended December 31,
	2008	2007	2006
	amounts in thousands
Combined Adjusted OIBDA	$32,920	(5,643)	(18,508)
Stock-based compensation	(715)	(4,421)	(483)
Depreciation and amortization	(28,886)	(17,205)	(12,682)
Impairment of long-lived assets	(22,819)	—	(77,151)
Dividend and interest income	356	57,284	57,227
Interest expense	(51,844)	(241)	(8,202)
Share of earnings of affiliates, net	428,582	5,757	8,220
Realized and unrealized gains on financial instruments	226,163	—	—
Gains on dispositions, net	3,664,407	(496)	(217)
Other, net	(7)	(162)	(5,259)

Earnings (loss) from continuing operations before income taxes and minority interest	$4,248,157	34,873	(57,055)

        Our combined Adjusted OIBDA increased $38,563,000 in 2008 and $12,865,000 in 2007, as compared to the corresponding prior year. Liberty Sports Group generated $32,657,000 of Adjusted OIBDA since our acquisition in February 2008. FUN's Adjusted OIBDA increased $8,620,000 for the year ended December 31, 2008, as compared to the prior year. Such increase is attributable to the increase in revenue for the games division, as well as cost reductions in both the games and sports divisions.

        The improvement in Adjusted OIBDA in 2007 is almost entirely due to FUN and resulted from several factors, including (i) the increase in revenue noted above, (ii) improved margins for the FUN games division due to the consolidation of two online games platforms and the resulting cost savings, and (iii) the curtailment of operations in Europe which had been operating at a loss. FUN generated an Adjusted OIBDA loss of $16,359,000 in 2006, the first year we owned FUN.

        Depreciation and amortization.    Depreciation and amortization increased in 2008 and 2007 due to our acquisitions and capital expenditures. Liberty Sports Group incurred $7,954,000 of depreciation and amortization expense in the ten months ended December 31, 2008.

        Impairment of long-lived assets.    In connection with our 2008 annual evaluation of the recoverability of goodwill, we estimated the fair value of our reporting units using a combination of discounted cash flows and market comparisons and compared such fair value to the carrying value of the respective reporting unit. In all cases, except with respect to the FUN sports reporting unit and PicksPal, the fair value of the reporting unit exceeded the carrying value and no further analysis was required. In the case of the FUN sports reporting unit and PicksPal, the carrying value exceeded the estimated fair value. Consequently, we allocated the fair value to all of the assets and liabilities, including goodwill, of such reporting units, and determined that the carrying value of the goodwill exceeded the amount allocated. Accordingly, we recognized a $17,419,000 impairment charge related to FUN sports and a $5,400,000 impairment charge related to PicksPal. The FUN sports impairment charge is the result of lower future expectations for FUN sports Adjusted OIBDA due to a decline in Adjusted OIBDA margins as a percent of revenue and lower customer retention rates, game prices and advertising sales. The PicksPal impairment charge is due to the downturn in the economy and resulting decline in advertising revenue as well as the loss of one of PicksPal's largest customers.

        We acquired our interest in FUN in March 2006. Subsequent to our acquisition, the market value of FUN's stock declined significantly due to the performance of certain of FUN's subsidiaries and uncertainty surrounding government legislation of Internet gambling which we believe the market perceived as potentially impacting FUN's skill games business. In connection with our 2006 annual evaluation of the recoverability of FUN's goodwill, we estimated the fair value of FUN using a combination of discounted cash flows and market comparisons. We concluded that the carrying value of FUN's goodwill exceeded its market value and accordingly, we recognized a $75,672,000 impairment charge related to goodwill and a $1,479,000 impairment charge related to trademarks.

        Operating loss.    We incurred combined operating losses of $19,500,000, $27,269,000 and $108,824,000 in 2008, 2007 and 2006, respectively. The lower operating loss in 2008 is due to the positive operating results of Liberty Sports Group since our acquisition in February 2008, along with improved performance by FUN games, partially offset by the impairment of long-lived asset charge for the FUN sports division and for PicksPal. The lower operating loss in 2007 as compared to 2006 is due primarily to improved operating results for FUN. The improvement in FUN's operating loss was largely due to the $77,151,000 impairment charge recognized in 2006 and improved operating results primarily derived from FUN's skill games business.

  Other Income and Expense

        Interest expense.    Interest expense increased for the year ended December 31, 2008, as compared to the corresponding prior year period, due to interest expense on our DIRECTV Collar borrowings.

        Dividend and interest income.    Included in our interest and dividend income for the years ended December 31, 2007 and 2006 is $57,040,000 and $57,067,000, respectively, related to dividends on our News Corporation common stock. As a result of the consummation of the News Exchange in February 2008, our dividend income from News Corporation is zero in 2008.

        Share of earnings of affiliates.    Our 2008 share of earnings of affiliates are due to DIRECTV ($404,138,000) and GSN ($24,444,000). Our 2007 share of earnings of affiliates are attributable to GSN. In February 2008, we completed the News Exchange pursuant to which we exchanged our ownership interest in News Corporation for a subsidiary of News Corporation, which owns, among other things, News Corporation's approximate 41% interest in DIRECTV. As a result of purchases we made and DIRECTV's stock buyback program, our ownership interest has increased to approximately 54%. Due to a voting arrangement with DIRECTV which limits our ability to control DIRECTV, we account for our interest in DIRECTV using the equity method of accounting. Our share of DIRECTV net earnings for the ten months ended December 31, 2008 includes $223,618,000 of amortization (net of related taxes) of identifiable intangibles included in our excess basis. See note 5 to our combined financial statements for the year ended December 31, 2008 included herein. Also see Annex D to this proxy statement/prospectus for financial statements and management's discussion and analysis for DIRECTV.

        Realized and unrealized gains on financial instruments.    Realized and unrealized gains on financial instruments in 2008 represent the change in fair value of the DIRECTV equity collar. No such gains were recorded in prior periods. Partially offsetting these gains are losses of $5,136,000 related to certain of our available-for-sale securities. We account for such securities pursuant to Statement 159 and record changes in fair value of these securities in unrealized gain (loss) on financial instruments.

        Gains on dispositions, net.    We recognized a $3,664,800,000 gain on the News Exchange. Such gain represents the difference between the fair value and the cost basis of our News Corporation shares.

        Income taxes.    For the year ended December 31, 2008, we recorded pre-tax earnings from continuing operations of $4,248,220,000 and an income tax benefit of $1,545,896,000. The News Exchange qualifies as an IRC Section 355 transaction, and therefore does not trigger federal or state income tax obligations. In addition, upon consummation of the exchange transaction, deferred tax liabilities previously recorded for the difference between our book and tax bases in our News Corporation investment in the amount of $1,791,457,000 were reversed with an offset to income tax benefit.

        Our effective tax rate was 6.4% in 2007 and was not meaningful in 2008 and 2006. For a reconciliation of our actual tax expense to the amount computed by applying the statutory federal rate of 35%, see note 12 to our combined financial statements included elsewhere herein.

        Net earnings (loss).    Our net earnings (loss) was $5,790,609,000, $26,858,000 and ($51,186,000) for the years ended December 31, 2008, 2007 and 2006, respectively, and was the result of the above-described fluctuations in our revenue and expenses. In addition, we reported losses from discontinued operations of $3,507,000, $13,504,000 and $5,415,000 in 2008, 2007 and 2006, respectively. Discontinued operations were the result of our sale of Don Best on April 28, 2008.

Liquidity and Capital Resources

        The following are potential sources of liquidity: available cash balances, cash generated by the operating activities of our subsidiaries (to the extent such cash exceeds the working capital needs of the subsidiaries and is not otherwise restricted), asset sales and debt and equity issuances.

        Our cash provided by operating activities aggregated $2,028,000 and $50,943,000 for the years ended December 31, 2008 and 2007, respectively. The decrease in 2008, as compared to 2007, can be attributed to the News Exchange. First, we received $57,040,000 in dividends from News Corporation in 2007 and no dividends in 2008. Second, our trade receivables increased significantly in 2008 due to timing of payments from the affiliates that distribute Liberty Sports Group's programming. We expect that changes in working capital will be more cash neutral in future periods.

        Our primary use of cash for the year ended December 31, 2008 was $1,977 million for the purchase of additional shares of DIRECTV. In April 2008, we entered into the DIRECTV Collar for 110 million shares of DIRECTV common stock and a related credit facility (the "Collar Loan") against the present value of the put value of such collar. At the time of closing, we borrowed $1,977 million and used such borrowings to purchase the additional shares of DIRECTV. The Collar Loan is due as the DIRECTV Collar terminates in six tranches from June 2009 through August 2012. Each tranche is repayable during a six-month period based upon a formula that factors in several variables including the market price of DIRECTV common stock. Interest accrues at an effective weighted average interest rate of 3.5% and is due and payable as each tranche matures. Borrowings are collateralized by 170 million shares of DIRECTV common stock owned by us.

        The DIRECTV Collar contains a provision that allows the counterparty to terminate a portion of the DIRECTV Collar if the total number of shares of DIRECTV underlying the DIRECTV Collar exceeds 20% of the outstanding public float of DIRECTV common stock. In the event the counterparty chooses to terminate a portion of the DIRECTV Collar, the repayment of the corresponding debt would be accelerated. We expect that we would fund any such required repayment with available cash, proceeds from the sale of DIRECTV shares that we own, or a combination of the foregoing. The counterparty has agreed to waive its right to terminate a portion of the DIRECTV Collar until early May 2009, subject to the condition that the total number of shares underlying the DIRECTV Collar does not exceed 23% of the outstanding public float of DIRECTV common stock. As of December 31, 2008, the total number of shares underlying the DIRECTV Collar did not exceed such 23% limit.

        In November 2008, we chose to unwind 50% of the first tranche of the DIRECTV Collar. The first tranche expires in 2009 and originally had 22.5 million DIRECTV shares underlying it. As part of this transaction, we repaid the portion of the Collar Loan ($228.4 million) associated with the shares that we unwound. Such repayment was funded with (1) proceeds from the collar unwind ($45.5 million), (2) funds borrowed from the remaining capacity of the Collar Loan ($181.1 million) and (3) cash on hand ($1.8 million). As a result of this transaction, the amount of debt due under the Collar Loan in 2009 is approximately $258 million including accrued interest. We anticipate that we will fund such repayment with cash on hand, cash flow from operations, borrowings against our other DIRECTV shares, cash proceeds from equity issuances, sales of a portion of our DIRECTV shares or a combination of the foregoing.

        The ongoing financial crisis affecting the banking system and financial markets has resulted in, among other things, a severe tightening in the credit markets, extreme volatility in the equity markets, doubts as to the ability of financial institutions to continue operating and fulfilling their contractual obligations and rapid deterioration of the U.S. economy. While this financial crisis has reduced both consumer spending and corporate expenditures adversely impacting our revenue and operating income, it has not significantly impacted the DIRECTV Collar or the Collar Loan. We and the counterparty each have the right of offset with respect to amounts due under the DIRECTV Collar and the Collar Loan, which would enable each of us to offset any defaulted amounts owed to the non-defaulting party against amounts the non-defaulting party owes to the defaulting party. Further, because we have borrowed the full amount of the value of the put, we have no counterparty risk with respect to the DIRECTV Collar.

        In addition to borrowings under the Collar Loan, we received $463,357,000 in cash in connection with the News Exchange and we made $392,650,000 in net cash transfers to Liberty Media during the year ended December 31, 2008.

        Our primary use of cash during the year ended December 31, 2007 was the buyout of the minority holders in FUN ($104,906,000). Our primary use of cash for the year ended December 31, 2006 was the acquisition of FUN ($199,702,000). These investing activities were funded with cash transfers from Liberty Media.

        The projected uses of LMC Entertainment's cash in 2009 include $258 million for a required principal payment under the Collar Loan, approximately $160 million by Liberty Sports Group for sports programming rights and up to $7 million for capital expenditures. As of December 31, 2008, we have $76,332,000 in cash and cash equivalents. In connection with the Split Off, Liberty Media will transfer up to $300 million in cash to us. We currently believe that we have adequate cash on hand, including the cash to be transferred from Liberty at the time of the Split Off, and cash from operations to fund our operating and financing needs through the end of 2009. In addition, we believe that such sources of liquidity will fund our operations, including capital expenditures, for the foreseeable future. We expect that repayments of the Collar Loan due in 2010 through 2012 will be funded with borrowings against shares of DIRECTV common stock that are not currently encumbered or proceeds from the sale of such shares, or a combination of borrowings and sales proceeds. Although no assurance can be given, we may also obtain cash proceeds from the issuance of our own stock or other debt securities.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

        We have contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

        Information concerning the amount and timing of required payments, both accrued and off-balance sheet, under our contractual obligations at December 31, 2008 is summarized below:

	Payments due by period
	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
	amounts in thousands
Long-term debt(1)	$2,148,088	258,100	1,366,808	523,180	—
Sports programming rights	1,557,782	160,000	267,116	226,485	904,181
Operating lease obligations	4,095	2,021	1,638	436	—
Royalty and advertising obligations	3,813	2,163	1,650	—	—

Total	$3,713,778	422,284	1,637,212	750,101	904,181

(1)
Amounts represent the accreted principal due at maturity.

Recent Accounting Pronouncements

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("Statement 141R"). Statement 141R replaces Statement of Financial Accounting Standards No. 141, "Business Combinations" ("Statement 141"), although it retains the fundamental requirement in Statement 141 that the acquisition method of accounting be used for all business combinations. Statement 141R establishes principles and requirements for how the acquirer in a business combination (a) recognizes and measures the assets acquired, liabilities assumed and any noncontrolling interest in the acquiree, (b) recognizes and measures the goodwill acquired in a business combination or a gain from a bargain purchase and (c) determines what information to disclose regarding the business combination. Statement 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first fiscal year after December 15, 2008.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("Statement 160"). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, commonly referred to as minority interest. Among other matters, Statement 160 requires (a) the noncontrolling interest be reported within equity in the balance sheet and (b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly presented in the statement of income. Statement 160 and EITF Topic 08-6 also require that SAB 51 gains for subsidiaries be recorded in equity and SAB 51 gains for equity affiliates be recorded in earnings. Statement 160 is effective for fiscal years beginning after December 15, 2008. Statement 160 is to be applied prospectively, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We expect that our adoption of Statement 160 in 2009 will impact the accounting for purchases and sales and the presentation of the noncontrolling interests in our subsidiaries.

Critical Accounting Estimates

        The preparation of our financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Listed below are the accounting estimates that we believe are critical to our financial statements due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported. All of these accounting estimates and assumptions, as well as the resulting impact to our financial statements, have been discussed with our audit committee.

        Accounting for Acquisitions.    We acquired FUN in 2006 and completed the News Exchange, pursuant to which we acquired Liberty Sports Group and our investment in DIRECTV, in 2008. We account for all acquisitions of companies such as these pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations," which prescribes the purchase method of accounting for business combinations. Pursuant to Statement 141, the purchase price is allocated to all of the assets and liabilities of the acquired company, based on their respective fair values. Any excess purchase price over the estimated fair value of the net assets is recorded as goodwill. In addition, for equity method investments in which our investment exceeds our share of the investee's equity, we allocate such excess using the guidance in Statement 141.

        In determining fair value, we are required to make estimates and assumptions that affect the recorded amounts. Estimates used in these valuations may include expected future cash flows (including timing thereof), market rate assumptions for contractual obligations, expected useful lives of tangible and intangible assets and appropriate discount rates. Our estimates of fair value are based on assumptions believed to be reasonable, but which are inherently uncertain.

        The allocation of the purchase price to tangible and intangible assets, whether for a consolidated subsidiary or for the excess basis related to an equity method investment, impacts our statement of operations due to the amortization of these assets. With respect to the News Exchange, our excess basis of $10,483 million has been allocated within memo accounts based on the estimated fair values of DIRECTV's assets using a combination of discounted cash flows and market comparisons. DIRECTV's more significant intangible assets include subscriber lists and orbital slots, which are amortized over their respective useful lives, and trade names, which have an indefinite useful life and are not amortized. We also allocated a portion of our excess basis to goodwill, which is not amortized. Similarly, we allocated the purchase price for Liberty Sports Group to its intangible assets, including affiliation agreements, advertising relationships and goodwill. Estimates of fair value for these intangible assets require a high degree of judgment and any value ultimately realized from such assets may differ from these estimates.

        Carrying Value of Investments.    Our cost and equity method investments comprise a significant portion of our total assets at each of December 31, 2008 and 2007. We account for these investments pursuant to Statement of Financial Accounting Standards No. 115, Statement of Financial Accounting Standards No. 159, Accounting Principles Board Opinion No. 18, EITF Topic 03-1 and SAB No. 59. These accounting principles require us to periodically evaluate our investments to determine if decreases in fair value below our cost bases are other than temporary. If a decline in fair value is determined to be other than temporary, we are required to reflect such decline in our combined statement of operations. Other than temporary declines in fair value of our cost investments are recognized on a separate line in our combined statement of operations, and other than temporary declines in fair value of our equity method investments are included in share of earnings of affiliates in our combined statement of operations.

        The primary factors we consider in our determination of whether declines in fair value are other than temporary are the length of time that the fair value of the investment is below our carrying value;

and the financial condition, operating performance and near term prospects of the investee. In addition, we consider the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and our intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. Fair value of our publicly traded investments is based on the market prices of the investments at the balance sheet date. We estimate the fair value of our other cost and equity investments using a variety of methodologies, including cash flow multiples, discounted cash flow, per subscriber values, or values of comparable public or private businesses. Impairments are calculated as the difference between our carrying value and our estimate of fair value. As our assessment of the fair value of our investments and any resulting impairment losses and the timing of when to recognize such charges requires a high degree of judgment and includes significant estimates and assumptions, actual results could differ materially from our estimates and assumptions.

        Our evaluation of the fair value of our investments and any resulting impairment charges are made as of the most recent balance sheet date. Changes in fair value subsequent to the balance sheet date due to the factors described above are possible. Subsequent decreases in fair value will be recognized in our combined statement of operations in the period in which they occur to the extent such decreases are deemed to be other than temporary. Subsequent increases in fair value will be recognized in our combined statement of operations only upon our ultimate disposition of the investment.

        Carrying Value of Long-lived Assets.    Our property and equipment, intangible assets and goodwill (collectively, our "long-lived assets") also comprise a significant portion of our total assets at December 31, 2008 and 2007. We account for our long-lived assets pursuant to Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 144. These accounting standards require that we periodically, or upon the occurrence of certain triggering events, assess the recoverability of our long-lived assets. If the carrying value of our long-lived assets exceeds their estimated fair value, we are required to write the carrying value down to fair value. Any such writedown is included in impairment of long-lived assets in our combined statement of operations. A high degree of judgment is required to estimate the fair value of our long-lived assets. We may use quoted market prices, prices for similar assets, present value techniques and other valuation techniques to prepare these estimates. We may need to make estimates of future cash flows and discount rates as well as other assumptions in order to implement these valuation techniques. Accordingly, any value ultimately derived from our long-lived assets may differ from our estimate of fair value. As each of our operating segments has long-lived assets, this critical accounting policy affects the financial position and results of operations of each segment.

        Income Taxes.    We are required to estimate the amount of tax payable or refundable for the current year and the deferred income tax liabilities and assets for the future tax consequences of events that have been reflected in our financial statements or tax returns for each taxing jurisdiction in which we operate. This process requires our management to make judgments regarding the timing and probability of the ultimate tax impact of the various agreements and transactions that we enter into. Based on these judgments we may record tax reserves or adjustments to valuation allowances on deferred tax assets to reflect the expected realizability of future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, significant changes in the jurisdictions in which we operate, our inability to generate sufficient future taxable income or unpredicted results from the final determination of each year's liability by taxing authorities. These changes could have a significant impact on our financial position.

Liberty Entertainment, Inc.

Condensed Pro Forma Combined Financial Statements

December 31, 2008

(unaudited)

Quantitative and Qualitative Disclosures about Market Risk.

        We are exposed to market risk in the normal course of business due to our ongoing investing and financing activities. Market risk refers to the risk of loss arising from adverse changes in stock prices and interest rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. We have established policies, procedures and internal processes governing our management of market risks and the use of financial instruments to manage our exposure to such risks.

        We are exposed to changes in stock prices due to our significant investment in DIRECTV, as well as the DIRECTV Collar and our borrowings against such collar. Changes in the market price of DIRECTV common stock have the most significant impact on the value of the DIRECTV Collar. In this regard, a 5% increase in the DIRECTV market price would result in a 47% decrease in the value of the DIRECTV Collar as of December 31, 2008.

        The Collar Loan is due as the DIRECTV Collar terminates in six tranches from June 2009 through August 2012. The timing and amount of repayments are based upon a formula that factors in several variables including the market price of DIRECTV common stock.

        Effective February 27, 2008, Liberty Entertainment, Inc. ("LEI") and News Corporation completed an exchange transaction (the "News Exchange") whereby LEI exchanged 512.6 million shares of News Corporation common stock valued at $10,143 million on the date of closing for a subsidiary of News Corporation (the "News Corporation Subsidiary") which held 470.4 million shares of The DIRECTV Group ("DIRECTV") common stock valued at $12,461 million on the date of closing, three regional sports television networks (the "RSNs") and $463 million in cash. The shares of DIRECTV received by LEI represented an approximate 41% ownership interest upon closing, and LEI accounts for DIRECTV as an equity affiliate.

        The following unaudited condensed pro forma combined statement of operations of LEI for the year ended December 31, 2008 assumes that the News Exchange had been completed as of January 1, 2008. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the News Exchange had been completed as of such date. The unaudited condensed pro forma combined statement of operations has been presented before giving effect to the non-recurring gain recognized on the News Exchange.

Liberty Entertainment, Inc.

Condensed Pro Forma Combined Statement of Operations

Year Ended December 31, 2008

(unaudited)

	LEI Historical(1)	News Corporation Subsidiary Historical(2)	Pro forma adjustments		LEI pro forma
	amounts in millions, except per share amounts
Revenue	$278	36	—		314
Operating expenses	(188)	(19)	—		(207)
Selling, general and administrative expenses	(57)	(3)	—		(60)
Depreciation and amortization	(29)	—	(1	)(3)	(30)
Impairment of long-lived asset	(23)	—	—		(23)

Operating income (loss)	(19)	14	(1)		(6)
Interest expense	(52)	—	—		(52)
Share of earnings of affiliates, net	429	77	(27	)(4)	479
Gains (losses) on dispositions of assets, net	3,664	—	(3,665	)(5)	(1)
Other income, net	226	—	—		226

Earnings from continuing operations before income taxes	4,248	91	(3,693)		646
Income tax benefit (expense)	1,546	(37)	(1,791	)(5)
			11	(6)	(271)

Earnings from continuing operations	$5,794	54	(5,473)		375

Earnings from continuing operations per common share	$12.45				$.81
Weighted average outstanding common shares (in millions)	465.3				465.3

Liberty Entertainment, Inc.

Notes to Condensed Pro Forma Combined Financial Statements

December 31, 2008

(unaudited)

(1)
Represents the historical results of operations of LEI derived from the historical financial statements of LMC Entertainment included elsewhere in this Annex C.

(2)
Represents the historical results of operations for the News Corporation Subsidiary for the two months ended February 29, 2008.

(3)
Represents amortization of the RSN's intangible assets recorded in connection with the News Exchange.

(4)
Represents a downward adjustment of News Corporation's historical equity pickup for DIRECTV for the two months ended February 29, 2008 to include amortization of intangible assets included in LEI's excess basis account for DIRECTV.

(5)
Represents the elimination of the gain and related tax benefit recognized in connection with the News Exchange.

(6)
Represents the estimated income tax effects of the pro forma adjustments (exclusive of the gain elimination described in note 5 above) using an effective tax rate of 38%.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Corporation:

        We have audited the accompanying combined balance sheets of LMC Entertainment (the Company) (as defined in note 1) as of December 31, 2008 and 2007, and the related combined statements of operations, comprehensive earnings (loss), cash flows, and parent's investment for each of the years in the three-year period ended December 31, 2008. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of The DIRECTV Group, Inc. (a 54 percent owned investee company as of December 31, 2008). The Company's investment in The DIRECTV Group, Inc. at December 31, 2008 included $2,601,350,000 and its equity in earnings of The DIRECTV Group, Inc. included $627,756,000 for the year ended December 31, 2008 that we did not audit. The financial statements of The DIRECTV Group, Inc. were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the portion of the amounts included for The DIRECTV Group, Inc. referred to above, is based solely on the report of the other auditors.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, based on our audits and the report of the other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of LMC Entertainment as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

        As discussed in note 3 to the accompanying combined financial statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.

KPMG LLP

Denver, Colorado
March 23, 2009

LMC ENTERTAINMENT

COMBINED BALANCE SHEETS

December 31, 2008 and 2007

	2008	2007
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$76,332	7,952
Trade and other receivables, net	56,273	1,706
Other current assets	9,527	3,489
Assets of discontinued operations (note 7)	—	296

Total current assets	142,132	13,443

Investment in The DIRECTV Group, Inc. ("DIRECTV") (note 5)	13,084,571	—
Investment in News Corporation (note 5)	—	10,646,814
Investments in GSN, LLC ("GSN") (note 6)	268,929	244,485
Financial instrument asset (note 10)	185,816	—
Property and equipment, at cost	7,200	4,238
Accumulated depreciation	(2,356)	(2,202)

	4,844	2,036

Goodwill (note 9)	388,858	154,755
Other intangibles (note 9)	195,321	69,435
Accumulated amortization	(45,085)	(25,576)

	150,236	43,859

Other assets	40,595	16,273
Assets of discontinued operations (note 7)	—	19,613

Total assets	$14,265,981	11,141,278

Liabilities and Parent's Investment
Current liabilities:
Accounts payable	$12,037	1,995
Accrued liabilities	12,389	10,848
Current portion of debt	252,286	—
Other current liabilities	3,843	3,473
Liabilities of discontinued operations (note 7)	—	1,393

Total current liabilities	280,555	17,709

Long-term debt	1,729,877	—
Deferred income tax liabilities (note 12)	1,754,894	3,424,011
Other liabilities	2,942	675
Liabilities of discontinued operations (note 7)	—	758

Total liabilities	3,768,268	3,443,153

Minority interests in equity of subsidiaries	452	—
Parent's investment:
Parent's investment	3,596,431	3,969,806
Accumulated other comprehensive earnings (loss), net of taxes (note 13)	(30,896)	2,587,202
Retained earnings	6,931,726	1,141,117

Total parent's investment	10,497,261	7,698,125

Commitments and contingencies (note 15)
Total liabilities and parent's investment	$14,265,981	11,141,278

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

COMBINED STATEMENTS OF OPERATIONS

Years ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	amounts in thousands, except per share amounts
Revenue	$277,621	58,963	31,867

Operating costs and expenses:
Operating	187,599	33,750	24,237
Selling, general and administrative, including stock-based compensation	57,817	35,277	26,621
Depreciation	2,273	1,445	1,138
Amortization	26,613	15,760	11,544
Impairment of long-lived assets (note 9)	22,819	—	77,151

	297,121	86,232	140,691

Operating loss	(19,500)	(27,269)	(108,824)
Other income (expense):
Interest expense	(51,844)	(241)	(8,202)
Dividend and interest income	356	57,284	57,227
Share of earnings of DIRECTV (note 5)	404,138	—	—
Share of earnings of GSN (note 6)	24,444	5,757	8,220
Realized and unrealized gains on financial instruments, net (note 10)	226,163	—	—
Gains (losses) on dispositions, net (note 5)	3,664,407	(496)	(217)
Other, net	(7)	(162)	(5,259)

	4,267,657	62,142	51,769

Earnings (loss) from continuing operations before income taxes and minority interest	4,248,157	34,873	(57,055)
Income tax benefit (expense) (note 12)	1,545,896	(2,782)	(275)
Minority interests in losses of subsidiaries	63	8,271	11,559

Net earnings (loss) from continuing operations	5,794,116	40,362	(45,771)
Loss from discontinued operations, net of income taxes (note 7)	(3,507)	(13,504)	(5,415)

Net earnings (loss)	$5,790,609	26,858	(51,186)

Unaudited pro forma earnings (loss) from continuing operations per common share (note 3)	$12.45	.09	(.10)
Unaudited pro forma net earnings (loss) per common share (note 3)	$12.45	.06	(.11)

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)

Years ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	amounts in thousands
Net earnings (loss)	$5,790,609	26,858	(51,186)

Other comprehensive earnings (loss), net of taxes (note 13):
Unrealized holding gains (losses) arising during the period	(345,162)	(316,907)	1,850,512
Foreign currency translation adjustments	292	(53)	(2)
Recognition of previously unrealized gains on available-for-sale securities, net	(2,273,228)	—	—

Other comprehensive earnings (loss)	(2,618,098)	(316,960)	1,850,510

Comprehensive earnings (loss)	$3,172,511	(290,102)	1,799,324

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	amounts in thousands
	(see note 4)
Cash flows from operating activities:
Net earnings (loss)	$5,790,609	26,858	(51,186)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	29,864	16,272	15,867
Impairment of long-lived assets	22,819	30,930	87,585
Stock-based compensation	715	4,421	483
Noncash interest	51,351	—	—
Share of earnings of affiliates, net	(428,582)	(5,757)	(8,220)
Realized and unrealized gains on financial instruments, net	(226,163)	—	—
Minority interests in losses of subsidiaries	(63)	(16,693)	(13,902)
Losses (gains) on dispositions, net	(3,661,402)	498	217
Intercompany tax allocation	24,485	6,735	3,589
Intercompany tax payments	(1,745)	—	—
Deferred income tax benefit	(1,572,985)	(6,399)	(3,875)
Other noncash charges, net	—	356	13,516
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current assets	(37,285)	(1,709)	35
Payables and other current liabilities	10,410	(4,569)	(8,096)

Net cash provided by operating activities	2,028	50,943	36,013

Cash flows from investing activities:
Cash received in exchange transaction	463,357	—	—
Additional investment in equity investee	(1,977,075)	—	—
Proceeds from settlement of derivative	45,483	—	—
Cash paid for acquisitions, net of cash acquired	(6,719)	(105,804)	(173,766)
Cash proceeds from sale of business unit	7,896	—	—
Distribution from GSN	—	17,500	10,000
Other investing activities, net	(4,016)	(13,616)	(3,653)

Net cash used in investing activities	(1,471,074)	(101,920)	(167,419)

Cash flows from financing activities:
Borrowings of debt	2,158,623	—	—
Repayments of debt	(228,547)	—	—
Intercompany cash transfers, net	(392,650)	49,868	135,866
Other financing activities, net	—	(497)	5,098

Net cash provided by financing activities	1,537,426	49,371	140,964

Net increase (decrease) in cash and cash equivalents	68,380	(1,606)	9,558
Cash and cash equivalents at beginning of year	7,952	9,558	—

Cash and cash equivalents at end of year	$76,332	7,952	9,558

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

COMBINED STATEMENTS OF PARENT'S INVESTMENT

Years ended December 31, 2008, 2007 and 2006

	Parent's investment	Accumulated other comprehensive earnings (loss)	Retained earnings	Total parent's investment
	amounts in thousands
Balance at January 1, 2006	$3,776,307	1,050,205	1,117,936	5,944,448
Net loss	—	—	(51,186)	(51,186)
Other comprehensive earnings	—	1,850,510	—	1,850,510
Acquisition (note 8)	—	3,447	—	3,447
Intercompany tax allocation	3,589	—	—	3,589
Intercompany cash transfers, net	135,866	—	—	135,866
Other	(2,559)	—	—	(2,559)

Balance at December 31, 2006	3,913,203	2,904,162	1,066,750	7,884,115
Net earnings	—	—	26,858	26,858
Other comprehensive loss	—	(316,960)	—	(316,960)
Cumulative effect of accounting change (note 3)	—	—	47,509	47,509
Intercompany tax allocation	6,735	—	—	6,735
Intercompany cash transfers, net	49,868	—	—	49,868

Balance at December 31, 2007	3,969,806	2,587,202	1,141,117	7,698,125
Net earnings	—	—	5,790,609	5,790,609
Other comprehensive loss	—	(2,618,098)	—	(2,618,098)
Intercompany tax allocation	24,485	—	—	24,485
Intercompany tax payments	(1,745)	—	—	(1,745)
Intercompany cash transfers, net	(392,650)	—	—	(392,650)
Other, net	(3,465)	—	—	(3,465)

Balance at December 31, 2008	$3,596,431	(30,896)	6,931,726	10,497,261

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

Notes to Combined Financial Statements

December 31, 2008, 2007 and 2006

(1) Basis of Presentation

        The accompanying combined financial statements of LMC Entertainment or the "Company" represent a combination of the historical financial information of certain video programming and direct-to-home satellite distribution subsidiaries and assets of Liberty Media Corporation ("Liberty"). Upon consummation of the Redemption and the resulting separation of Liberty Entertainment, Inc. ("LEI") from Liberty (the "Split Off") (see note 2), LEI will own the assets and businesses that comprise LMC Entertainment.

        The more significant subsidiaries and investments of Liberty initially comprising LMC Entertainment are as follows:

  Subsidiaries:

    Liberty Sports Holdings, LLC ("Liberty Sports Group")
    FUN Technologies, Inc. ("FUN")
    PicksPal, Inc. ("PicksPal")

  Investments:

    DIRECTV
    GSN

        Liberty Sports Group is comprised of three regional sports television networks in Colorado and Utah, the Northwest United States and western Pennsylvania. FUN operates websites that offer casual games and fantasy sports services. PicksPal operates a website where sports enthusiasts test their knowledge of American sports by predicting the outcome of sporting events. DIRECTV is a provider of digital television entertainment delivered by satellite in the United States and Latin America. GSN operates a basic cable network dedicated to game-related programming and interactive game playing.

        In addition, Liberty will contribute up to $300 million in cash to LEI prior to the Split Off.

(2) Split Off Transaction

        During the fourth quarter of 2008, the Board of Directors of Liberty approved a plan to redeem a portion of the outstanding shares of Liberty's Entertainment Group tracking stock for all of the outstanding shares of LEI (the "Redemption").

        In connection with the Redemption, Liberty will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI. The Split Off is conditioned on, among other matters, receipt of stockholder approval and receipt of a private letter ruling from the IRS and a tax opinion from tax counsel and is expected to occur in the second quarter of 2009. The Split Off will be accounted for at historical cost due to the fact that the LEI common stock is to be distributed pro rata to holders of Liberty Entertainment tracking stock.

        Following the Split Off, LEI and Liberty will operate independently, and neither will have any stock ownership, beneficial or otherwise, in the other. In connection with the Redemption, LEI and Liberty will enter into certain agreements in order to govern certain of the ongoing relationships

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(2) Split Off Transaction (Continued)

between LEI and Liberty after the Split Off and to provide mechanisms for an orderly transition. These agreements include a Reorganization Agreement, a Services Agreement and a Tax Sharing Agreement.

        The Reorganization Agreement provides for, among other things, the principal corporate transactions required to effect the Split Off and cross indemnities. Pursuant to the Services Agreement, Liberty will provide LEI with office space and certain general and administrative services including accounting, finance, human resources, information technology, investor relations and tax services. LEI will reimburse Liberty for direct, out-of-pocket expenses incurred by Liberty in providing these services and for LEI's allocable portion of costs associated with any shared services or personnel.

        Under the Tax Sharing Agreement, LEI will generally be responsible for all taxes attributable to it and its businesses whether accruing before, on or after the Split Off, and Liberty will generally be responsible for all taxes attributable to it and its businesses, other than those businesses that are transferred to LEI at the time of the Split Off. In addition, LEI has agreed to indemnify Liberty and its subsidiaries for any losses, including any taxes owed by Liberty and its subsidiaries, resulting from (and in the case of clause (iv), resulting primarily from, individually or in the aggregate), (i) the failure of the Split Off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code, (ii) the failure of the LEI stock to be treated as "qualified property" for purposes of Section 361(c) of the Code, (iii) Section 355(e) of the Code applying to the News Corporation Exchange (see note 5) or to any of the internal distributions effected by subsidiaries of News Corporation in connection with the News Corporation Exchange as a result of the Split Off or any actions taken by LEI or its subsidiaries following the Split Off, or (iv) any breach by LEI of certain covenants (applicable to actions or failures to act by LEI and its subsidiaries following the completion of the Split Off) that relate to the qualification of the Split Off, the News Corporation Exchange and certain restructuring transactions related to the News Corporation Exchange as tax-free transactions. The foregoing indemnity will not apply if any such losses result primarily from, individually or in the aggregate, a breach by Liberty of certain post Split Off covenants that relate to the qualification of the Split Off, the News Corporation Exchange and certain restructuring transactions related to the News Corporation Exchange as tax-free transactions. Special allocation rules also apply with respect to alternative minimum federal tax credits and to certain taxes and tax items arising from the issuance of Liberty's tracking stock, carrybacks of certain tax benefits, employee or director compensation, and employee benefits.

(3) Summary of Significant Accounting Policies

Cash and Cash Equivalents

        Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

Receivables

        Receivables are reflected net of an allowance for doubtful accounts. Such allowance aggregated $1,230,000 and $33,000 at December 31, 2008 and 2007, respectively.

Investments

        All marketable equity and debt securities held by the Company are classified as available-for-sale ("AFS") and are carried at fair value generally based on quoted market prices. Effective January 1,

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(3) Summary of Significant Accounting Policies (Continued)

2008, for certain investment securities, LMC Entertainment adopted the provisions of Statement of Financial Accounting Standards No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" ("Statement 159"). The impact to LMC Entertainment's combined financial statements on the date of adoption was not significant. Under Statement 159, LMC Entertainment measures certain AFS securities at fair value and recognizes the changes in fair value in the combined statement of operations.

        For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliate as they occur rather than as dividends or other distributions are received. Losses are limited to the extent of the Company's investment in, advances to and commitments for the investee. The Company's share of net earnings or loss of affiliates also includes any other than temporary declines in fair value recognized during the period.

        Changes in the Company's proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional equity securities by such subsidiary or equity investee, are recognized as increases or decreases in stockholders' equity.

        The Company continually reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company's carrying value, the severity of the decline, and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and the Company's intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be other than temporary, the cost basis of the security is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company's assessment of the foregoing factors involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments. Writedowns for cost investments and AFS securities are included in the combined statements of operations as other than temporary declines in fair values of investments. Writedowns for equity method investments are included in share of earnings (losses) of affiliates.

Property and Equipment

        Property and equipment, including significant improvements, is stated at cost. Depreciation is computed using the straight-line method using estimated useful lives of 3 to 5 years for support equipment and leasehold improvements.

Goodwill and Intangible Assets

        The Company accounts for its goodwill and other intangible assets pursuant to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("Statement 142"). Statement 142 requires that goodwill and other intangible assets with indefinite useful lives (collectively,

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(3) Summary of Significant Accounting Policies (Continued)

"indefinite lived intangible assets") not be amortized, but instead be tested for impairment at least annually. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("Statement 144").

        Statement 142 requires the Company to consider equity method affiliates as separate reporting units. As a result, $17,000,000 of LMC Entertainment's goodwill balance has been allocated to a separate reporting unit which includes only the investment in GSN. This allocation is performed for goodwill impairment testing purposes only and does not change the reported carrying value of the investment. However, to the extent that all or a portion of an equity method investment which is part of a reporting unit containing allocated goodwill is disposed of in the future, the allocated portion of goodwill will be relieved and included in the calculation of the gain or loss on disposal.

        Statement 142 requires the Company to perform an annual assessment of whether there is an indication that goodwill is impaired. To accomplish this, the Company identifies its reporting units and determines the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units.

        The Company determines the fair value of its reporting units using independent appraisals, public trading prices and other means. The Company then compares the fair value of each reporting unit to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, the Company compares the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation, to its carrying amount, and records an impairment charge to the extent the carrying amount exceeds the implied fair value.

Impairment of Long-lived Assets

        Statement 144 requires that the Company periodically review the carrying amounts of its property and equipment and its intangible assets (other than goodwill) to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount that the carrying value of such assets exceeds their fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets. Accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Minority Interests

        Recognition of minority interests' share of losses of subsidiaries is generally limited to the amount of such minority interests' allocable portion of the common equity of those subsidiaries. Further, the minority interests' share of losses is not recognized if the minority holders of common equity of subsidiaries have the right to cause the Company to repurchase such holders' common equity.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(3) Summary of Significant Accounting Policies (Continued)

Revenue Recognition

        Liberty Sports Group derives revenue from two primary sources: (1) affiliate revenue from cable system and satellite operations and (2) advertising revenue for commercial spots aired on the Liberty Sports Group's networks. Affiliate revenue is recognized over the service period. Advertising revenue is recorded net of agency commissions in the period advertising spots and sponsorship elements are broadcast.

        Revenue from FUN's skill games operations is generally recognized net of prizes and other promotions paid. Revenue from skill game tournaments and fantasy sports games where the Company guarantees the prize is recognized as gross entry fees with the related prize expenses included in operating expense. Fees for skill games and fantasy sports are generally received in advance and included in other current liabilities in the accompanying combined balance sheets, with skill game fees recognized as revenue at the conclusion of the participants' game play and fantasy sports fees recognized as revenue ratably over the period of the contest which generally coincides with the applicable sport season.

Prize Recognition

        The Company records the prize obligations on the commencement of a tournament to the extent that the Company guarantees the prize and such obligation is included in accrued liabilities on the combined balance sheets. For prize obligations related to extended games, such as fantasy sports games, the Company records operating expense over the term of the game. In addition, the Company may periodically host in-person tournaments for promotion purposes and such costs, including the prize component, are included in selling, general and administrative expenses in the combined statements of operations.

Sports Programming Rights

        Liberty Sports Group amortizes its sports programming rights over the respective sports season as each game or event is played or held. For example, baseball rights are primarily amortized during the second and third quarters of the year, while hockey and basketball rights are primarily amortized over the first and fourth quarters of the year. If an up-front payment is incurred at the inception of a long-term rights agreement, such payment is recognized on a straight line basis over the term of the rights agreement.

Advertising Costs

        Advertising costs generally are expensed as incurred. Advertising expense aggregated $15,372,000, $4,851,000 and $4,381,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Software Development Expenditures

        Costs related to the development of software, including games, websites and support platforms, are expensed as incurred unless such costs meet the criteria for deferral and amortization. To date, no software development costs have been capitalized.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(3) Summary of Significant Accounting Policies (Continued)

Income Taxes

        The Company is included in the consolidated tax returns of Liberty. However, for purposes of the accompanying combined financial statements, the Company has accounted for income taxes as though it were a separate tax paying entity using the asset and liability method. Taxes payable to Liberty are included in parent's investment. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts and income tax bases of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards. The deferred tax assets and liabilities and current tax expense have been calculated using Liberty's effective tax rate, which is different than the expected effective tax rate for the Company for periods after the Split Off occurs. Had the Company's effective tax rate been used for all periods presented, the Company's deferred tax liability at December 31, 2008 would have been approximately $87.9 million higher and income tax expense would have been $81.0 million lower for the year ended December 31, 2008, and not significantly different than the amounts reported for the years ended December 31, 2007 and 2006. On the date of the Split Off, the Company will record a charge to equity to adjust the deferred tax liability to the amount calculated using the Company's stand alone effective tax rate. Net deferred tax assets are reduced by a valuation allowance if the Company believes it more-likely-than-not such net deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of an enacted change in tax rates is recognized in income in the period that includes the enactment date.

        Effective January 1, 2007, LMC Entertainment adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In instances where the Company has taken or expects to take a tax position in its tax return and the Company believes it is more likely than not that such tax position will be upheld by the relevant taxing authority, the Company may record a benefit for such tax position in its combined financial statements.

        In connection with its adoption of FIN 48, LMC Entertainment reduced certain foreign tax reserves in the amount of $47,509,000 with an offset to retained earnings. As of December 31, 2008, LMC Entertainment had no uncertain tax positions for which it had recorded a reserve.

        When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Such interest expense is included in interest expense in the Company's statement of operations. Any accrual of penalties related to underpayment of income taxes on uncertain tax positions is included in other income (expense) in the Company's statement of operations.

Unaudited Pro Forma Earnings (Loss) Per Common Share

        Unaudited pro forma earnings (loss) per common share for all periods presented is computed by dividing net earnings (loss) for the respective period by 465,266,193 common shares, which is the number of shares that would have been issued if the Split Off had occurred on December 31, 2008.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(3) Summary of Significant Accounting Policies (Continued)

Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. LMC Entertainment considers (i) allocation of purchase price on business acquisitions, (ii) the estimate of the fair value of its long-lived assets (including goodwill) and any resulting impairment charges, (iii) its accounting for income taxes, and (iv) its assessment of other than temporary declines in value of its investments to be its most significant estimates.

        LMC Entertainment holds investments that are accounted for using the equity method. LMC Entertainment does not control the decision making process or business management practices of these affiliates. Accordingly, LMC Entertainment relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that LMC Entertainment uses in the application of the equity method. In addition, LMC Entertainment relies on audit reports that are provided by the affiliates' independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on LMC Entertainment's combined financial statements.

Recent Accounting Pronouncements

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("Statement 141R"). Statement 141R replaces Statement of Financial Accounting Standards No. 141, "Business Combinations" ("Statement 141"), although it retains the fundamental requirement in Statement 141 that the acquisition method of accounting be used for all business combinations. Statement 141R establishes principles and requirements for how the acquirer in a business combination (a) recognizes and measures the assets acquired, liabilities assumed and any noncontrolling interest in the acquiree, (b) recognizes and measures the goodwill acquired in a business combination or a gain from a bargain purchase and (c) determines what information to disclose regarding the business combination. Statement 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first fiscal year after December 15, 2008.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("Statement 160"). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, commonly referred to as minority interest. Among other matters, Statement 160 requires (a) the noncontrolling interest be reported within equity in the balance sheet and (b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly presented in the statement of income. Statement 160 is effective for fiscal years beginning after December 15, 2008. Statement 160 is to be applied prospectively, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. LMC Entertainment expects that its adoption of Statement 160 in 2009 will impact the accounting for the purchase and sale and the presentation of the noncontrolling interests in its subsidiaries.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(4) Supplemental Disclosures to Combined Statements of Cash Flows

	Years ended December 31,
	2008	2007	2006
	amounts in thousands
Cash paid for acquisitions:
Fair value of assets acquired	$8,295	80,258	276,554
Net liabilities assumed	(763)	(5,737)	(23,968)
Deferred tax liabilities	(298)	(4,512)	(19,621)
Minority interest	(515)	35,795	(55,752)
Accumulated other comprehensive earnings	—	—	(3,447)

Cash paid for acquisitions, net of cash acquired	$6,719	105,804	173,766

Investment in News Corporation exchanged for consolidated News Corporation subsidiary, equity investment and cash	$10,143,402	—	—

Cash paid for income taxes	$307	—	3,011

(5) Investment in The DIRECTV Group, Inc.

        On February 27, 2008, LMC Entertainment completed a transaction with News Corporation (the "News Corporation Exchange") in which LMC Entertainment exchanged all of its 512.6 million shares of News Corporation common stock valued at approximately $10,143 million on the closing date for a subsidiary of News Corporation that held an approximate 41% interest in DIRECTV, Liberty Sports Group and approximately $463 million in cash. In addition, LMC Entertainment incurred approximately $21 million of acquisition costs. LMC Entertainment recognized a pre-tax gain of approximately $3,665 million based on the difference between the fair value and the weighted average cost basis of the News Corporation shares exchanged.

        LMC Entertainment accounted for the News Corporation Exchange as a nonmonetary exchange under APB opinion No. 29 "Accounting for Nonmonetary Transactions." Accordingly, LMC Entertainment recorded the assets received at an amount equal to the fair value of the News Corporation common stock given up. Such amount was allocated to DIRECTV and Liberty Sports Group based on their relative fair values as follows (amounts in thousands):

Cash	$463,357
DIRECTV	10,765,063
Liberty Sports Group	448,401
Deferred tax liability	(1,512,386)

Total	$10,164,435

        LMC Entertainment estimated the fair values of Liberty Sports Group and DIRECTV's assets using a combination of discounted cash flows and market prices for comparable assets.

        At the time of closing, the value attributed to LMC Entertainment's investment in DIRECTV exceeded LMC Entertainment's proportionate share of DIRECTV's equity by approximately $8,022 million. Due to additional purchases of DIRECTV stock by LMC Entertainment and stock

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(5) Investment in The DIRECTV Group, Inc. (Continued)

repurchases by DIRECTV, such excess basis has increased to $10,483 million as of December 31, 2008. Such amount has been allocated within memo accounts used for equity accounting purposes as follows (amounts in thousands):

Subscriber list	$2,895,135
Trade name	3,504,668
Orbital slots	4,836,131
Goodwill	3,322,122
Satellites	188,921
Software technology	611,032
Programming liability	(100,721)
Deferred tax liability	(4,774,067)

Total	$10,483,221

        LMC Entertainment has ascribed a useful life of 7 years to the subscriber list, 12 years to the satellites, 8 years to the software technology and indefinite lives to the orbital slots, trade name and goodwill. Amortization related to the intangible assets with identifiable useful lives within the memo accounts is included in LMC Entertainment's share of earnings of DIRECTV in the accompanying combined statement of operations and aggregated $223,618,000 (net of related taxes) for the 10 months ended December 31, 2008.

        The following unaudited pro forma information for LMC Entertainment for the years ended December 31, 2008 and 2007 was prepared assuming the News Corporation Exchange occurred on January 1, 2008 and January 1, 2007, respectively. The pro forma amounts are not necessarily indicative of operating results that would have been obtained if the News Corporation Exchange had occurred on such dates.

	Year ended December 31,
	2008	2007
	amounts in thousands, except per share amounts
Revenue	$313,567	273,963
Earnings from continuing operations	$374,881	211,662
Net earnings	$371,374	198,158
Pro forma net earnings per common share	$0.80	0.43

        The foregoing earnings from continuing operations and net earnings amounts exclude the gain and related tax benefit recognized in connection with the News Corporation Exchange.

        On April 3, 2008, LMC Entertainment purchased 78.3 million additional shares of DIRECTV common stock in a private transaction for cash consideration of approximately $1,977 million. LMC Entertainment funded the purchase with borrowings against a newly executed equity collar on 110 million DIRECTV common shares. As of May 5, 2008, LMC Entertainment's ownership in DIRECTV was approximately 47.9%, and LMC Entertainment and DIRECTV entered into a standstill agreement. Pursuant to the standstill agreement, in the event LMC Entertainment's ownership interest

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(5) Investment in The DIRECTV Group, Inc. (Continued)

goes above 47.9%, LMC Entertainment has agreed to vote its shares of DIRECTV which represent the excess ownership interest above 47.9% in the same proportion as all DIRECTV shareholders other than LMC Entertainment. Accordingly, although LMC Entertainment's economic ownership in DIRECTV reached 54% at December 31, 2008 due to stock repurchases by DIRECTV, LMC Entertainment continues to account for such investment using the equity method of accounting. LMC Entertainment records its share of DIRECTV's earnings based on its economic interest in DIRECTV.

        The market value of the Company's 54% interest in DIRECTV was approximately $12,571 million at December 31, 2008. Summarized unaudited financial information for DIRECTV is as follows:

  DIRECTV Consolidated Balance Sheet

December 31, 2008
amounts in millions
Current assets	$4,044
Satellites, net	2,476
Property and equipment, net	4,171
Goodwill	3,753
Intangible assets	1,172
Other assets	923

Total assets	$16,539

Current liabilities	$3,585
Long-term debt	5,725
Deferred income taxes	524
Other liabilities	1,749
Minority interest	103
Stockholders' equity	4,853

Total liabilities and equity	$16,539

  DIRECTV Consolidated Statement of Operations

Year ended December 31, 2008
amounts in millions
Revenue	$19,693
Cost of revenue	(9,948)
Selling, general and administrative expenses	(4,730)
Depreciation and amortization	(2,320)

Operating income	2,695
Interest expense	(360)
Other income, net	44
Income tax expense	(864)

Earnings from continuing operations	1,515
Income from discontinued operations, net of income taxes	6

Net earnings	$1,521

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(6) Investment in GSN, LLC

        LMC Entertainment and Sony Pictures Entertainment, a division of Sony Corporation of America, which is a subsidiary of Sony Corporation, each own 50% of GSN, LLC. GSN, LLC owns and operates a basic cable network dedicated to game-related programming and interactive game playing. GSN offers 24-hour programming featuring game shows, casino games, reality series, documentaries and other game-related shows. GSN features a full prime-time schedule of interactive programming, which allows viewers a chance to play along with GSN's televised games via GSN.com. LMC Entertainment accounts for its investment in GSN using the equity method of accounting.

        LMC Entertainment accounts for the excess of the carrying value for its investment in GSN over LMC Entertainment's share of GSN's equity as equity-method goodwill, which is not amortized.

(7) Discontinued Operations

        On April 28, 2008, LMC Entertainment completed the sale of its 100% ownership interest in Don Best, a wholly-owned subsidiary of FUN. Don Best provided customized subscription services for real time odds, major line move alerts, injury reports and statistical reports, and was previously included in the FUN Sports division. Don Best was sold to an unaffiliated third party for aggregate net cash proceeds, notes receivable and stock valued at $14,462,000, and LMC Entertainment recognized a pre-tax loss on the sale of $3,000,000.

        The combined financial statements and accompanying notes of LMC Entertainment have been prepared reflecting Don Best as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment and Disposal of Long-lived Assets". The cash flows of Don Best have been included with the cash flows from continuing operations in the accompanying combined statements of cash flows.

        The following table presents the results of operations of Don Best that are included in loss from discontinued operations, net of income tax:

	Years ended December 31,
	2008	2007	2006
	amounts in thousands
Revenue	$2,127	10,144	9,777
Loss before income taxes(1)(2)	$(3,800)	(16,341)	(5,975)

(1)
Includes goodwill and other intangible asset impairment charges of $30,930,000 and $10,434,000 in 2007 and 2006, respectively.

(2)
Includes a $3,000,000 loss on the sale of Don Best in 2008.

(8) Acquisition of FUN

        On March 10, 2006, LMC Entertainment acquired a 55% interest in FUN, for aggregate cash consideration of $199,702,000. The assets and liabilities of FUN recorded by Liberty Entertainment reflect 45% of the historical book value and 55% of the estimated fair value of such assets and liabilities. In connection with this acquisition, LMC Entertainment recorded goodwill of $161,609,000. Such goodwill represents the difference between the consideration paid and the estimated fair value of

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(8) Acquisition of FUN (Continued)

the assets acquired and was attributable to LMC Entertainment's expectations regarding the future potential growth of FUN's business in the on-line skill games industry. LMC Entertainment's purchase price for FUN was allocated based on discounted cash flows and comparable market values to FUN's assets and liabilities as follows (amounts in thousands):

Current assets	$64,755
Customer relationships	12,414
Technology	24,667
Tradenames	4,930
Goodwill	161,609
Other assets	20,555
Liabilities	(16,774)
Minority interest	(55,001)
Deferred income taxes	(14,006)
Accumulated other comprehensive earnings	(3,447)

$199,702

        FUN's results of operations have been combined with LMC Entertainment since the date of acquisition. The following unaudited pro forma information for Liberty Entertainment for the year ended December 31, 2006 was prepared assuming the acquisition of FUN occurred on January 1, 2006. The pro forma amounts are not necessarily indicative of operating results that would have been obtained if the FUN acquisition had occurred on such date (amounts in thousands, except per share amounts).

Revenue	$37,273
Loss from continuing operations	$(61,417)
Net loss	$(66,832)
Pro form net loss per common share	$(.14)

        In December 2007, LMC Entertainment acquired the common stock of FUN that it did not already own for cash consideration of $104,906,000. LMC Entertainment recorded $61,341,000 of goodwill and $12,863,000 of other intangibles in connection with such acquisition, which represented an allocation of the difference between the consideration paid and the carrying value of the minority interest in FUN. Except for the elimination of the minority share of losses of FUN in the amount of $8,271,000 and $11,559,000 for the years ended December 31, 2007 and 2006, respectively, the pro forma effects of LMC Entertainment's 2007 acquisition of the minority interest of FUN were not significant.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(9) Goodwill and Intangible Assets

  Goodwill

        The following table provides the activity and balances of goodwill:

	Liberty Sports Group	FUN Games	GSN	Other	Total
	amounts in thousands
Balance at January 1, 2007	$—	57,810	17,000	11,282	86,092
Acquisitions(1)	—	60,236	—	8,427	68,663

Balance at December 31, 2007	—	118,046	17,000	19,709	154,755
Acquisitions(2)(3)	249,334	—	—	8,737	258,071
Impairment(4)	—	—	—	(22,819)	(22,819)
Other	—	(611)	—	(538)	(1,149)

Balance at December 31, 2008	$249,334	117,435	17,000	5,089	388,858

(1)
In December 2007, LMC Entertainment acquired the common stock of FUN that it did not already own for cash consideration of $104,906,000. LMC Entertainment recorded $61,341,000 of goodwill and $12,863,000 of other intangibles in connection with such acquisition, which represented an allocation of the difference between the consideration paid and the carrying value of the minority interest in FUN. Additionally, FUN completed acquisitions in 2007 which resulted in FUN recording $7,322,000 of goodwill.

(2)
The $249,334,000 increase in goodwill relates to the News Corporation Exchange (see note 5) and represents the difference between the value allocated to Liberty Sports Group and the estimated fair value of the Liberty Sports Group identifiable tangible and intangible assets acquired.

(3)
On September 30, 2007, LMC Entertainment acquired an 18% ownership interest in Pickspal for $3,000,000, and accounted for such interest as a cost investment. On September 12, 2008, LMC Entertainment acquired an additional 55% ownership interest in Pickspal for net cash of $6,587,000. As a result of LMC Entertainment's total 73% interest in Pickspal, the results of Pickspal became consolidated into the financial statements of LMC Entertainment. Goodwill of $8,737,000 was recorded in conjunction with this transaction.

(4)
In connection with its 2008 annual evaluation of the recoverability of goodwill, LMC Entertainment estimated the fair value of FUN and PicksPal using a combination of discounted cash flows and market comparisons. LMC Entertainment concluded that the carrying value of FUN's goodwill attributed to the FUN Sports division and the carrying value of PicksPal both exceeded their respective fair value. Accordingly, LMC Entertainment recognized a $17,419,000 and $5,400,000 goodwill impairment loss on FUN Sports and PicksPal, respectively. FUN Sports and PicksPal are included in "Other" for segment reporting purposes.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(9) Goodwill and Intangible Assets (Continued)

  Intangible Assets Subject to Amortization

        Intangible assets subject to amortization are comprised of software technology, which is amortized over 4-5 years, customer relationships, which are amortized over 3-7 years and affiliate agreements with video distribution operators, which are amortized over 20 years.

        Based on its amortizable intangible assets as of December 31, 2008, LMC Entertainment expects that amortization expense will be as follows for the next five years (amounts in thousands):

2009	$19,084
2010	$13,501
2011	$12,899
2012	$11,439
2013	$9,251

(10) Financial Instrument and Long-Term Debt

        In April 2008, LMC Entertainment entered into an equity collar (the "DIRECTV Collar") for 110 million shares of DIRECTV common stock and a related credit facility (the "Collar Loan") against the present value of the put value of such collar. LMC Entertainment entered into the DIRECTV Collar to manage fair value risk associated with its DIRECTV investment, and to facilitate the purchase of an additional 78.3 million shares of DIRECTV common stock.

        LMC Entertainment accounts for the DIRECTV Collar pursuant to Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133") and related amendments and interpretations. Under Statement 133, all derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. The DIRECTV Collar is not designated as a hedge, and therefore changes in the fair value of the derivative are recognized in earnings.

        LMC Entertainment records the DIRECTV Collar at fair value using the Black-Scholes Model. Changes in the fair value of the DIRECTV Collar are reflected in the combined statements of operations as unrealized gains or losses on financial instruments. LMC Entertainment's use of the Black-Scholes Model to value the DIRECTV Collar is considered a Level 2 valuation technique, which uses observable inputs such as exchange-traded equity prices, risk-free interest rates, dividend yields and volatilities. LMC Entertainment obtains a volatility rate from pricing services based on the expected volatility of DIRECTV common stock over the remaining term of the derivative instrument. A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on LMC Entertainment's estimate of the discount rate at which it could currently settle the derivative instrument. Considerable management judgment is required in estimating the Black-Scholes variables. Actual results upon settlement or unwinding of the DIRECTV Collar may differ materially from these estimates.

        The counterparty to the DIRECTV Collar is a well known major financial institution. While LMC Entertainment believes the DIRECTV Collar effectively manages the risks highlighted above, it is subject to counterparty credit risk. Counterparty credit risk is the risk that the counterparty is unable to perform under the terms of the derivative instrument upon settlement of the derivative instrument.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(10) Financial Instrument and Long-Term Debt (Continued)

        At the time of closing the DIRECTV Collar and Collar Loan, LMC Entertainment borrowed approximately $1,977 million. The Collar Loan is due as the DIRECTV Collar terminates in six tranches from June 2009 through August 2012. Each tranche is repayable during a six-month period based upon a formula that factors in several variables including the market price of DIRECTV common stock. Interest accrues at an effective weighted average interest rate of 3.5% and is due and payable as each tranche matures. Borrowings are collateralized by 170 million shares of DIRECTV common stock owned by LMC Entertainment. LMC Entertainment believes that the carrying amount approximates fair value.

        Payments, including accrued interest, are due under the Collar Loan as follows (amounts in thousands):

2009	$258,100
2010	$652,340
2011	$714,468
2012	$523,180

        In November 2008, LMC Entertainment chose to unwind 50% of the first tranche of the DIRECTV Collar. The first tranche expires in 2009 and originally had 22.5 million DIRECTV shares underlying it. As part of this transaction, LMC Entertainment repaid the portion of the Collar Loan ($228.4 million) associated with the shares that were unwound. Such repayment was funded with (1) proceeds from the collar unwind ($45.5 million), (2) funds borrowed from the remaining capacity of the Collar Loan ($181.1 million) and (3) cash on hand ($1.8 million). As a result of this transaction, the amount of debt due under the Collar Loan in 2009 is approximately $258 million including accrued interest.

        The DIRECTV Collar contains a provision that allows the counterparty to terminate a portion of the DIRECTV Collar if the total number of shares of DIRECTV underlying the DIRECTV Collar exceeds 20% of the outstanding public float of DIRECTV common stock. In the event the counterparty chooses to terminate a portion of the DIRECTV Collar, the repayment of the corresponding debt would be accelerated. The counterparty has agreed to waive its right to terminate a portion of the DIRECTV Collar until early May 2009, subject to the condition that the total number of shares underlying the DIRECTV Collar does not exceed 23% of the outstanding public float of DIRECTV common stock. As of December 31, 2008, the total number of shares underlying the DIRECTV Collar did not exceed such 23% limit.

(11) Stock Options and Stock Appreciation Rights

Liberty—Incentive Plans

        Pursuant to the Liberty Media Corporation 2000 Incentive Plan, as amended from time to time, and the Liberty Media Corporation 2007 Incentive Plan, Liberty has granted to certain of its employees stock options and SARs (collectively, "Awards") to purchase shares of Liberty common stock.

        Liberty has also granted Awards to certain of its directors pursuant to Liberty Media Corporation 2002 Nonemployee Director Incentive Plan, as amended from time to time.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(11) Stock Options and Stock Appreciation Rights (Continued)

        In connection with the Split Off, Awards with respect to Liberty Series A and Series B Entertainment Group tracking stock will be converted, in part, to Awards with respect to LEI common stock.

        If the Split Off had been effective as of December 31, 2008, approximately 14.4 million LEI Series A Awards and 5.4 million LEI Series B Awards would have been issued.

FUN Stock Options

        Prior to LMC Entertainment's December 2007 acquisition of the minority interest in FUN, certain officers and employees of FUN held options to purchase FUN common stock. In connection with the acquisition of the FUN minority interest, all FUN options became fully vested and were either exercised for cash (in-the-money options) or cancelled (out-of-the-money options). Stock compensation related to such options aggregated $4,421,000 and $483,000 for the years ended December 31, 2007 and 2006, respectively.

(12) Income Taxes

        Income tax benefit (expense) consists of:

	Years ended December 31,
	2008	2007	2006
	amounts in thousands
Current:
Federal	$(21,438)	(5,526)	(3,154)
State, local and foreign	(5,358)	(818)	(437)

	(26,796)	(6,344)	(3,591)

Deferred:
Federal	1,397,044	2,962	3,074
State and local	175,648	600	242

	1,572,692	3,562	3,316

Income tax benefit (expense)	$1,545,896	(2,782)	(275)

        The News Corporation Exchange qualifies as an IRC Section 355 transaction, and therefore did not trigger federal or state income tax obligations. In addition, upon consummation of this exchange transaction, deferred tax liabilities previously recorded for the difference between LMC Entertainment's book and tax bases in its News Corporation investment in the amount of approximately $1,791 million were reversed with an offset to income tax benefit. Due to the foregoing tax treatment, a federal income tax benefit adjustment of approximately $2,933 million is included in LMC Entertainment's reconciliation of computed "expected" income taxes to actual income taxes for the year ended December 31, 2008, as shown below.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(12) Income Taxes (Continued)

        Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2008	2007	2006
	amounts in thousands
Computed expected tax benefit (expense)	$(1,486,877)	(15,100)	15,924
Nontaxable exchange of investments for subsidiaries and cash	2,932,706	—	—
State and local income taxes, net of federal income taxes	110,699	37	(43)
Change in valuation allowance affecting tax expense	4,713	(4,388)	(8,130)
Impairment of goodwill not deductible for tax purposes	(7,987)	—	(26,486)
Capitalized transaction costs not deductible for tax purposes	(7,522)	—	—
Minority interest	—	2,894	4,046
Dividends received deduction	—	13,966	14,164
Other, net	164	(191)	250

Income tax benefit (expense)	$1,545,896	(2,782)	(275)

        The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2008	2007
	amounts in thousands
Deferred tax assets:
Net operating and capital loss carryforwards	$36,521	19,131
Intangible assets	—	4,266
Other future deductible amounts	1,672	—

Deferred tax assets	38,193	23,397
Valuation allowance	(34,897)	(22,447)

Net deferred tax assets	3,296	950

Deferred tax liabilities:
Investments	1,704,785	3,412,158
Intangible assets	53,405	12,803

Deferred tax liabilities	1,758,190	3,424,961

Net deferred tax liabilities	$1,754,894	3,424,011

        The Company's valuation allowance increased $12,450,000 in 2008. Such increase is due to a $14,041,000 increase related to discontinued operations and a $3,122,000 increase related to acquisitions, partially offset by a $4,713,000 decrease that affected tax expense.

        As of December 31, 2008, the Company had U.S., UK and Canadian net operating loss and capital loss carryforwards of approximately $79 million, $15 million and $12 million, respectively.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(12) Income Taxes (Continued)

Approximately $40 million of the U.S. net operating loss carryforward expires in 2013. None of the remaining loss carryforwards expire before 2020.

(13) Other Comprehensive Earnings (Loss)

        Accumulated other comprehensive earnings included in the Company's combined balance sheets and combined statements of parent's investment for the years ended December 31, 2007 and 2006 primarily reflects the aggregate of unrealized holding gains (losses) on the Company's investment in News Corporation. For the year ended December 31, 2008, accumulated other comprehensive earnings reflects the recognition of previously unrealized gains in connection with the News Corporation Exchange.

        The components of other comprehensive earnings (loss) are reflected in the Company's combined statements of comprehensive earnings (loss) net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings (loss).

	Before-tax amount	Tax (expense) benefit	Net-of-tax amount
	amounts in thousands
Year ended December 31, 2008:
Unrealized holding losses on securities arising during period	$(556,713)	211,551	(345,162)
Foreign currency translation adjustments	471	(179)	292
Reclassification adjustment for holding gains realized in net earnings	(3,666,497)	1,393,269	(2,273,228)

Other comprehensive loss	(4,222,739)	1,604,641	(2,618,098)

Year ended December 31, 2007:
Unrealized holding losses on securities arising during period	$(511,140)	194,233	(316,907)
Foreign currency translation adjustments	(85)	32	(53)

Other comprehensive loss	(511,225)	194,265	(316,960)

Year ended December 31, 2006:
Unrealized holding gains on securities arising during period	$2,984,697	(1,134,185)	1,850,512
Foreign currency translation adjustments	(3)	1	(2)

Other comprehensive earnings	2,984,694	(1,134,184)	1,850,510

(14) Transactions with Related Parties

        During the period from February 27, 2008 to December 31, 2008, subsidiaries of LMC Entertainment recognized $28,111,000 in revenue from DIRECTV for distribution of their programming.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(14) Transactions with Related Parties (Continued)

        The accompanying combined statements of operations include certain general and administrative employee salary expenses allocated by Liberty to LMC Entertainment, as well as third-party direct costs primarily for legal and accounting services incurred by Liberty related to LMC Entertainment's businesses. Such overhead expenses are intended to reflect the historical cost to Liberty of managing the assets and businesses of LMC Entertainment and may not be reflective of costs that LMC Entertainment would incur on an arm's length basis. Such expenses aggregated $4,695,000, $2,075,000 and $2,150,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

(15) Commitments and Contingencies

Program Rights

        Liberty Sports Group has commitments to purchase the rights to broadcast games of certain professional and collegiate sports teams and leagues in its broadcast areas through 2020. Such commitments aggregated approximately $1,558 million at December 31, 2008 and are due as follows (amounts in thousands):

2009	$160,000
2010	$134,298
2011	$132,818
2012	$121,495
2013	$104,990
Thereafter	$904,181

Royalty and Advertising Payments

        FUN has entered into exclusive affiliate partner agreements to offer its skill games and fantasy sports products with various internet portal and destination sites. Certain of these agreements contain provisions for minimum royalty and advertising payments.

Operating Leases

        LMC Entertainment leases office facilities and certain equipment under lease arrangements. Rental expense under such lease arrangements amounted to $2,206,000, $1,246,000 and $1,286,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(15) Commitments and Contingencies (Continued)

        A summary of future minimum lease payments under noncancelable operating leases and royalty and advertising payments as of December 31, 2008 are as follows:

	Operating leases	Royalty and advertising
	amounts in thousands
Years ending December 31:
2009	$2,021	2,163
2010	$1,106	850
2011	$532	800
2012	$433	—
2013	$3	—
Thereafter	$—	—

        It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future lease commitments will not be less than the amount incurred for 2008.

Litigation

        LMC Entertainment has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible LMC Entertainment may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

(16) Information About LMC Entertainment's Operating Segments

        LMC Entertainment owns controlling and noncontrolling interests in video programming and video distribution companies. Each of the Company's businesses is separately managed. LMC Entertainment identifies its reportable segments as (A) those subsidiaries that represent 10% or more of its combined revenue, pre-tax earnings or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of LMC Entertainment's pre-tax earnings.

        LMC Entertainment evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue and Adjusted OIBDA.

        LMC Entertainment defines Adjusted OIBDA as revenue less operating expenses and selling, general and administrative expenses (excluding stock-based compensation). LMC Entertainment believes this is an important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(16) Information About LMC Entertainment's Operating Segments (Continued)

flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. LMC Entertainment generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

        For the year ended December 31, 2008, LMC Entertainment has identified the following business units as its reportable segment:

  •
  Liberty Sports Group—a subsidiary comprised of three regional sports television networks: FSN Rocky Mountain, FSN Northwest and FSN Pittsburgh.

  •
  FUN Games—a division of FUN that offers a range of free and tournament skill games through its own Internet sites and through distribution partners.

  •
  DIRECTV—an equity method investment that provides digital television entertainment delivered by satellite in the United States and Latin America.

        Our "Other" reportable segment includes FUN's Sports division, corporate expenses and assets held at a corporate level mainly comprised of investments in DIRECTV and GSN.

        LMC Entertainment's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also subsidiaries are the same as those described in the summary of significant policies.

	Combined Reportable Segments				Equity Affiliate
	Liberty Sports Group
		FUN Games	Other	Total	DIRECTV
	amounts in thousands
Year ended December 31, 2008
Revenue from external customers	$209,972	56,111	11,538	277,621	19,693,000
Adjusted OIBDA	$32,657	8,367	(8,104)	32,920	5,015,000
Total assets	$536,482	145,160	13,584,339	14,265,981	16,539,000
Year ended December 31, 2007
Revenue from external customers	$—	43,153	15,810	58,963	—
Adjusted OIBDA	$—	5,500	(11,143)	(5,643)	—
Total assets	$—	152,384	10,988,894	11,141,278	—
Year ended December 31, 2006
Revenue from external customers	$—	20,931	10,936	31,867	—
Adjusted OIBDA	$—	(9,994)	(8,514)	(18,508)	—
Total assets	$—	86,747	11,531,267	11,618,014	—

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2008, 2007 and 2006

(16) Information About LMC Entertainment's Operating Segments (Continued)

        The following table provides a reconciliation of segment Adjusted OIBDA to earnings (loss) from continuing operations before income taxes and minority interest:

	Years ended December 31,
	2008	2007	2006
	amounts in thousands
Combined segment Adjusted OIBDA	$32,920	(5,643)	(18,508)
Stock-based compensation	(715)	(4,421)	(483)
Depreciation and amortization	(28,886)	(17,205)	(12,682)
Impairment of long-lived assets	(22,819)	—	(77,151)
Dividend and interest income	356	57,284	57,227
Interest expense	(51,844)	(241)	(8,202)
Share of earnings of affiliates, net	428,582	5,757	8,220
Realized and unrealized gains on financial instruments	226,163	—	—
Gains (losses) on dispositions, net	3,664,407	(496)	(217)
Other, net	(7)	(162)	(5,259)

Earnings (loss) from continuing operations before income taxes and minority interest	$4,248,157	34,873	(57,055)

Liberty Media Corporation and Subsidiaries
Condensed Pro Forma Consolidated Financial Statements
December 31, 2008
(unaudited)

        The Board of Directors of Liberty Media Corporation ("Liberty Media") has approved a plan to redeem a portion of the outstanding shares of Liberty Media's Entertainment Group tracking stock for all of the outstanding shares of a newly formed, wholly owned subsidiary of Liberty Media, Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from Liberty Media pursuant to the Redemption are referred to herein as the Split Off.

        In connection with the Redemption, Liberty Media will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty Media (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI.

        LEI would hold Liberty Media's 54% interest in The DIRECTV Group, Inc., a 100% interest in each of FUN Technologies, Inc. and Liberty Sports Holdings LLC, a 73% interest in PicksPal, Inc., a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents. Such cash will be contributed to LEI from Liberty Media prior to the Split Off and is not reflected in the accompanying condensed pro forma consolidated balance sheets.

        Following the Split Off, Liberty Media will report the results of operations of LEI as discontinued operations. The following unaudited condensed pro forma consolidated balance sheet of Liberty Media dated as of December 31, 2008 assumes that the Split Off had been completed as of such date. The following unaudited condensed pro forma consolidated statements of operations of Liberty Media for the years ended December 31, 2008, 2007 and 2006 assume that the Split Off had been completed as of January 1, 2006. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the Split Off had been completed as of such dates.

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2008

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	Liberty Media pro forma
	amounts in millions
Assets
Cash	$3,135	76	3,059
Other current assets	4,484	66	4,418
Cost investments	2,859	2	2,857
Equity investments	14,490	13,354	1,136
Property and equipment, net	1,331	5	1,326
Intangible assets not subject to amortization	9,219	389	8,830
Other assets	6,385	374	6,011

Total assets	$41,903	14,266	27,637

Liabilities and Equity
Current liabilities	$4,148	281	3,867
Long-term debt	11,359	1,730	9,629
Deferred tax liabilities	4,900	1,755	3,145
Other liabilities	1,739	3	1,736

Total liabilities	22,146	3,769	18,377

Minority interest	155	—	155
Stockholders' equity	19,602	10,497	9,105

Total liabilities and equity	$41,903	14,266	27,637

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2007

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	LEI discontinued operations(3)	Liberty Media pro forma
	amounts in millions
Assets
Cash	$3,135	8	—	3,127
Other current assets	3,174	5	—	3,169
Cost investments	17,569	10,652	—	6,917
Equity investments	1,817	245	—	1,572
Property and equipment, net	1,351	2	1	1,348
Intangible assets not subject to amortization	10,543	155	11	10,377
Other assets	8,060	75	(12)	7,997

Total assets	$45,649	11,142	—	34,507

Liabilities and Equity
Current liabilities	$3,474	18	1	3,455
Long-term debt	11,524	—	—	11,524
Deferred tax liabilities	8,458	3,424	1	5,033
Other liabilities	1,741	2	(2)	1,741

Total liabilities	25,197	3,444	—	21,753

Minority interest	866	—	—	866
Stockholders' equity	19,586	7,698	—	11,888

Total liabilities and equity	$45,649	11,142	—	34,507

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2008

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	LEI discontinued operations(3)	Liberty Media pro forma
	amounts in millions, except per share amounts
Revenue	$10,084	278	2	9,804
Cost of sales	(5,224)	—	—	(5,224)
Operating, selling, general and administrative expenses	(3,328)	(245)	(2)	(3,081)
Depreciation and amortization	(710)	(29)	(1)	(680)
Impairment of long-lived assets	(1,569)	(23)	—	(1,546)

Operating loss	(747)	(19)	(1)	(727)
Interest expense	(719)	(52)	—	(667)
Share of earnings (losses) of affiliates, net	(838)	429	—	(1,267)
Gains on dispositions, net	3,679	3,664	(3)	18
Other income (expense), net	(132)	226	—	(358)

Earnings (loss) from continuing operations before income taxes and minority interests	1,243	4,248	(4)	(3,001)
Income tax benefit	2,280	1,546	1	733
Minority interests in earnings of subsidiaries	(44)	—	—	(44)

Earnings (loss) from continuing operations	$3,479	5,794	(3)	(2,312)

Basic earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Entertainment common stock	$(1.19)			$(18.25)
Series A and Series B Liberty Capital common stock	$(4.64)			$(4.64)
Series A and Series B Liberty Interactive common stock	$(1.31)			$(1.31)
Old Series A and Series B Liberty Capital common stock	$41.88			$(0.43)
Diluted earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Entertainment common stock	$(1.18)			$(17.25)
Series A and Series B Liberty Capital common stock	$(4.64)			$(4.64)
Series A and Series B Liberty Interactive common stock	$(1.31)			$(1.31)
Old Series A and Series B Liberty Capital common stock	$41.55			$(0.43)
Basic weighted average outstanding common shares (in millions):
Series A and Series B Liberty Entertainment common stock	517			52
Series A and Series B Liberty Capital common stock	113			113
Series A and Series B Liberty Interactive common stock	594			594
Old Series A and Series B Liberty Capital common stock	129			129
Diluted weighted average outstanding common shares (in millions):
Series A and Series B Liberty Entertainment common stock	520			55
Series A and Series B Liberty Capital common stock	113			113
Series A and Series B Liberty Interactive common stock	594			594
Old Series A and Series B Liberty Capital common stock	130			130

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2007

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	LEI discontinued operations(3)	Liberty Media pro forma
	amounts in millions, except per share amounts
Revenue	$9,423	59	10	9,354
Cost of sales	(4,925)	—	—	(4,925)
Operating, selling, general and administrative expenses	(2,862)	(69)	(4)	(2,789)
Depreciation and amortization	(675)	(17)	1	(659)
Impairment of long-lived assets	(223)	—	(31)	(192)

Operating income (loss)	738	(27)	(24)	789
Interest expense	(641)	—	—	(641)
Realized and unrealized gains on financial instruments, net	1,269	—	—	1,269
Gains on dispositions, net	646	—	—	646
Other income (expense), net	309	62	(1)	248

Earnings (loss) from continuing operations before income taxes and minority interests	2,321	35	(25)	2,311
Income tax expense	(321)	(3)	3	(321)
Minority interests in earnings of subsidiaries	(35)	8	9	(52)

Earnings (loss) from continuing operations	$1,965	40	(13)	1,938

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2006

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	LEI discontinued operations(3)	Liberty Media pro forma
	amounts in millions
Revenue	$8,613	32	10	8,571
Cost of sales	(4,565)	—	—	(4,565)
Operating, selling, general and administrative expenses	(2,332)	(51)	(4)	(2,277)
Depreciation and amortization	(582)	(13)	(4)	(565)
Impairment of long-lived assets	(113)	(77)	(10)	(26)

Operating income (loss)	1,021	(109)	(8)	1,138
Interest expense	(680)	(8)	—	(672)
Realized and unrealized losses on financial instruments, net	(279)	—	—	(279)
Gains on dispositions, net	607	—	—	607
Other income, net	319	60	—	259

Earnings (loss) from continuing operations before income taxes and minority interests	988	(57)	(8)	1,053
Income tax benefit (expense)	(252)	—	—	(252)
Minority interests in losses (earnings) of subsidiaries	(27)	11	3	(41)

Earnings (loss) from continuing operations	$709	(46)	(5)	760

Liberty Media Corporation and Subsidiaries

Notes to Condensed Pro Forma Consolidated Financial Statements

December 31, 2008

(unaudited)

(1)
The Board of Directors of Liberty Media Corporation ("Liberty Media") has approved a plan to redeem a portion of the outstanding shares of Liberty Media's Entertainment Group tracking stock for all of the outstanding shares of Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from Liberty Media pursuant to the Redemption are referred to herein as the Split Off.

  In connection with the Redemption, Liberty Media will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty Media (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI.

(2)
Represents the historical financial position and results of operations of LEI. Such amounts were derived from the historical combined financial statements of LMC Entertainment found elsewhere herein this Annex C.

(3)
On April 28, 2008, LEI completed the sale of its 100% ownership interest in Don Best, a subsidiary of FUN Technologies, Inc. The historical combined financial statements of LEI have been prepared to reflect Don Best as discontinued operations. However, due to materiality considerations, the historical consolidated financial statements of Liberty Media were not prepared to reflect Don Best as discontinued operations. Accordingly, the "LEI discontinued operations" column in the accompanying condensed pro forma consolidated financial statements is necessary to exclude the results of operations of Don Best from the pro forma results of operations of Liberty Media.

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Financial Statement Information for Tracking Stock Groups

December 31, 2008

(unaudited)

        Liberty Media Corporation's ("Liberty Media") Liberty Entertainment common stock is intended to reflect the separate performance of Liberty Media's Entertainment Group which includes its wholly-owned subsidiaries Starz Entertainment, LLC, FUN Technologies, Inc., and Liberty Sports Holdings, LLC, its 73% ownership interest in PicksPal, Inc., its approximate 54% ownership interest in The DIRECTV Group, Inc., as well as other minority equity interests in GSN, LLC and WildBlue Communications, Inc.

        The Liberty Interactive common stock is intended to reflect the separate performance of Liberty Media's Interactive Group which is comprised of its businesses engaged in video and on-line commerce, including subsidiaries, QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC and BuySeasons, Inc. and interests in IAC/InterActiveCorp, Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster Entertainment, Inc. and Tree.com, Inc.

        The Liberty Capital common stock is intended to reflect the separate performance of Liberty Media's Capital Group which is comprised of all of its assets and businesses not attributed to the Interactive Group or the Entertainment Group.

        The Board of Directors of Liberty Media has approved a plan to redeem a portion of the outstanding shares of Liberty Media's Entertainment Group tracking stock for all of the outstanding shares of a newly formed, wholly owned subsidiary of Liberty Media, Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from Liberty Media pursuant to the Redemption are referred to herein as the Split Off.

        LEI would hold Liberty Media's 54% interest in The DIRECTV Group, Inc., a 100% interest in each of FUN Technologies, Inc. and Liberty Sports Holdings, LLC, a 73% interest in PicksPal, Inc., a 50% interest in GSN, LLC and approximately $300 million in cash and cash equivalents. Such cash will be contributed to LEI from Liberty Media prior to the Split Off and is not reflected in the accompanying pro forma attributed balance sheet information.

        Subsequent to the Split Off, the assets of Liberty Media that would continue to be attributed to Liberty Media's Entertainment Group would be cash, a 100% interest in Starz Entertainment LLC and a 37% interest in WildBlue Communications, Inc.

        Following the Split Off, Liberty Media will report the results of operations of LEI as discontinued operations. The following unaudited pro forma tables present Liberty Media's assets, liabilities, revenue and expenses as of December 31, 2008, and for the years ended December 31, 2008, 2007 and 2006. The pro forma tables further present Liberty Media's assets, liabilities, revenue and expenses that are attributed to the Entertainment Group, the Interactive Group and the Capital Group, respectively. The pro forma tables assume that the Split Off had been completed as of January 1, 2006. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the Split Off had been completed as of such dates.

        The historical results of the Interactive Group and the Capital Group will not change as a result of the Split Off.

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Balance Sheet Information

December 31, 2008

(unaudited)

		Less:	Attributed
	Attributed Entertainment Group historical						Consolidated Liberty Media pro forma
		LEI historical(2)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical	Inter-group eliminations
	amounts in millions
Assets
Cash	$807	76	731	832	1,496	—	3,059
Other current assets	824	66	758	2,450	1,477	(267)	4,418
Cost investments	2	2	—	739	2,118	—	2,857
Equity investments	13,366	13,354	12	901	223	—	1,136
Property and equipment, net	120	5	115	1,064	147	—	1,326
Intangible assets not subject to amortization	492	389	103	8,350	377	—	8,830
Other assets	711	374	337	3,151	2,523	—	6,011

Total assets	$16,322	14,266	2,056	17,487	8,361	(267)	27,637

Liabilities and Equity
Current liabilities	$617	281	336	1,710	2,085	(264)	3,867
Long-term debt	1,777	1,730	47	6,956	2,626	—	9,629
Deferred tax liabilities	1,735	1,755	(20)	1,999	1,166	—	3,145
Other liabilities	13	3	10	365	1,362	(1)	1,736

Total liabilities	4,142	3,769	373	11,030	7,239	(265)	18,377

Minority interest	—	—	—	154	1	—	155
Stockholders' equity	12,180	10,497	1,683	6,303	1,121	(2)	9,105

Total liabilities and equity	$16,322	14,266	2,056	17,487	8,361	(267)	27,637

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Balance Sheet Information

December 31, 2007

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical							Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical	Inter-group eliminations
	amounts in millions
Assets
Cash	$90	8	—	82	557	2,488	—	3,127
Other current assets	703	5	—	698	2,364	271	(164)	3,169
Cost investments	10,652	10,652	—	—	2,044	4,873	—	6,917
Property and equipment, net	129	2	1	126	1,074	148	—	1,348
Intangible assets not subject to amortization	1,508	155	11	1,342	8,417	618	—	10,377
Other assets	726	320	(12)	418	4,870	4,281	—	9,569

Total assets	$13,808	11,142	—	2,666	19,326	12,679	(164)	34,507

Liabilities and Equity
Current liabilities	$334	18	1	315	1,505	1,799	(164)	3,455
Long-term debt	470	—	—	470	7,164	3,890	—	11,524
Deferred tax liabilities	3,521	3,424	1	96	2,670	2,267	—	5,033
Other liabilities	26	2	(2)	26	350	1,365	—	1,741

Total liabilities	4,351	3,444	—	907	11,689	9,321	(164)	21,753

Minority interest	—	—	—	—	107	759	—	866
Stockholders' equity	9,457	7,698	—	1,759	7,530	2,599	—	11,888

Total liabilities and equity	$13,808	11,142	—	2,666	19,326	12,679	(164)	34,507

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Statement of Operations Information

Year Ended December 31, 2008

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical							Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical	Inter-group eliminations
	amounts in millions
Revenue	$1,391	278	2	1,111	8,079	617	(3)	9,804
Cost of sales	—	—	—	—	(5,224)	—	—	(5,224)
Operating, selling, general and administrative expenses	(1,083)	(245)	(2)	(836)	(1,332)	(913)	—	(3,081)
Depreciation and amortization	(48)	(29)	(1)	(18)	(561)	(101)	—	(680)
Impairment of long-lived assets	(1,262)	(23)	—	(1,239)	(56)	(251)	—	(1,546)

Operating income (loss)	(1,002)	(19)	(1)	(982)	906	(648)	(3)	(727)
Interest expense	(74)	(52)	—	(22)	(473)	(172)	—	(667)
Share of earnings (losses) of affiliates, net	418	429	—	(11)	(1,192)	(64)	—	(1,267)
Realized and unrealized gains (losses) on financial instruments, net	498	226	—	272	(240)	(292)	—	(260)
Gains on dispositions, net	3,661	3,664	(3)	—	2	16	—	18
Other than temporary declines in fair value of investments	—	—	—	—	(440)	(1)	—	(441)
Other income (expense), net	4	—	—	4	199	140	—	343

Earnings (loss) from continuing operations before income taxes and minority interest	3,505	4,248	(4)	(739)	(1,238)	(1,021)	(3)	(3,001)
Income tax benefit (expense)	1,347	1,546	1	(200)	493	439	1	733
Minority interests in earnings of subsidiaries	—	—	—	—	(36)	(8)	—	(44)

Earnings (loss) from continuing operations	$4,852	5,794	(3)	(939)	(781)	(590)	(2)	(2,312)

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Statement of Operations Information

Year Ended December 31, 2007

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical						Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical
	amounts in millions
Revenue	$1,136	59	10	1,067	7,802	485	9,354
Cost of sales	—	—	—	—	(4,925)	—	(4,925)
Operating, selling, general and administrative expenses	(927)	(69)	(4)	(854)	(1,228)	(707)	(2,789)
Depreciation and amortization	(37)	(17)	1	(21)	(536)	(102)	(659)
Impairment of long-lived assets	(41)	—	(31)	(10)	—	(182)	(192)

Operating income (loss)	131	(27)	(24)	182	1,113	(506)	789
Interest expense	(25)	—	—	(25)	(465)	(151)	(641)
Realized and unrealized gains (losses) on financial instruments, net	14	—	—	14	(6)	1,261	1,269
Gains (losses) on dispositions, net	(1)	—	—	(1)	12	635	646
Other income (expense), net	73	62	(1)	12	122	114	248

Earnings (loss) from continuing operations before income taxes and minority interests	192	35	(25)	182	776	1,353	2,311
Income tax benefit (expense)	(77)	(3)	3	(77)	(306)	62	(321)
Minority interests in earnings of subsidiaries	21	8	9	4	(29)	(27)	(52)

Earnings (loss) from continuing operations	$136	40	(13)	109	441	1,388	1,938

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Statement of Operations Information

Year Ended December 31, 2006

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical						Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical
	amounts in millions
Revenue	$1,075	32	10	1,033	7,326	212	8,571
Cost of sales	—	—	—	—	(4,565)	—	(4,565)
Operating, selling, general and administrative expenses	(909)	(51)	(4)	(854)	(1,140)	(283)	(2,277)
Depreciation and amortization	(41)	(13)	(4)	(24)	(491)	(50)	(565)
Impairment of long-lived assets	(113)	(77)	(10)	(26)	—	—	(26)

Operating income (loss)	12	(109)	(8)	129	1,130	(121)	1,138
Interest expense	(31)	(8)	—	(23)	(417)	(232)	(672)
Realized and unrealized gains (losses) on financial instruments, net	(31)	—	—	(31)	20	(268)	(279)
Gains on dispositions, net	—	—	—	—	—	607	607
Other income, net	70	60	—	10	110	139	259

Earnings (loss) from continuing operations before income taxes and minority interests	20	(57)	(8)	85	843	125	1,053
Income tax benefit (expense)	(43)	—	—	(43)	(210)	1	(252)
Minority interests in earnings of subsidiaries	10	11	3	(4)	(35)	(2)	(41)

Earnings (loss) from continuing operations	$(13)	(46)	(5)	38	598	124	760

Liberty Media Corporation and Subsidiaries

Notes to Pro Forma Attributed Financial Statement Information for Tracking Stock Groups

December 31, 2008

(unaudited)

(1)
The Board of Directors of Liberty Media Corporation ("Liberty Media") has approved a plan to redeem a portion of the outstanding shares of Liberty Media's Entertainment Group tracking stock for all of the outstanding shares of Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from Liberty Media pursuant to the Redemption are referred to herein as the Split Off.

  In connection with the Redemption, Liberty Media will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty Media (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI.

(2)
Represents the historical financial position and results of operations of LEI. Such amounts were derived from the historical combined financial statements of LMC Entertainment found elsewhere herein this Annex C.

(3)
On April 28, 2008, LEI completed the sale of its 100% ownership interest in Don Best, a subsidiary of FUN Technologies, Inc. The historical combined financial statements of LEI have been prepared to reflect Don Best as discontinued operations. However, due to materiality considerations, the historical consolidated financial statements of Liberty Media were not prepared to reflect Don Best as discontinued operations. Accordingly, the "LEI discontinued operations" column in the accompanying pro forma attributed financial information is necessary to exclude the results of operations of Don Best from the pro forma results of operations of the Entertainment Group and of Liberty Media.

Annex D—The DIRECTV Group, Inc. Financial Information

        The management's discussion and analysis for the DIRECTV Group, Inc. for the year ended December 31, 2008 included herein has been taken from DIRECTV's December 31, 2008 Form 10-K. Any reference to "we", "us" or "our" refers to DIRECTV in this section only.

THE DIRECTV GROUP, INC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following is a discussion of our results of operations and financial condition. This discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Annex D. Information in this section is organized as follows:

  •
  Summary Results of Operations and Financial Condition

  •
  Significant Transactions Affecting the Comparability of the Results of Operations

  •
  Key Terminology

  •
  Executive Overview and Outlook

  •
  Results of Operations

  •
  Liquidity and Capital Resources

  •
  Contractual Obligations

  •
  Off-Balance Sheet Arrangements

  •
  Contingencies

  •
  Certain Relationships and Related-Party Transactions

  •
  Critical Accounting Estimates

  •
  Accounting Changes and New Accounting Pronouncements

  •
  Security Ratings

THE DIRECTV GROUP, INC.

SUMMARY RESULTS OF OPERATIONS AND FINANCIAL CONDITION

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions, Except Per Share Amounts)
Consolidated Statements of Operations Data:
Revenues	$19,693	$17,246	$14,755
Total operating costs and expenses	16,998	14,760	12,398

Operating profit	2,695	2,486	2,357
Interest income	81	111	146
Interest expense	(360)	(235)	(246)
Other, net	55	26	42

Income from continuing operations before income taxes and minority interests	2,471	2,388	2,299
Income tax expense	(864)	(943)	(866)
Minority interests in net earnings of subsidiaries	(92)	(11)	(13)

Income from continuing operations	1,515	1,434	1,420
Income from discontinued operations, net of taxes	6	17	—

Net income	$1,521	$1,451	$1,420

Basic earnings per common share:
Income from continuing operations	$1.36	$1.20	$1.13
Income from discontinued operations, net of taxes	0.01	0.01	—

Net income	$1.37	$1.21	$1.13

Diluted earnings per common share:
Income from continuing operations	$1.36	$1.20	$1.12
Income from discontinued operations, net of taxes	0.01	0.01	—

Net income	$1.37	$1.21	$1.12

Weighted average number of common shares outstanding (in millions)
Basic	1,110	1,195	1,262
Diluted	1,114	1,202	1,270

	December 31,
	2008	2007
	(Dollars in Millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,005	$1,083
Total current assets	4,044	3,146
Total assets	16,539	15,063
Total current liabilities	3,585	3,434
Long-term debt	5,725	3,347
Minority interests	103	11
Total stockholders' equity	4,853	6,302

Reference should be made to the notes to the Consolidated Financial Statements.

THE DIRECTV GROUP, INC.
SUMMARY RESULTS OF OPERATIONS AND FINANCIAL CONDITION—(continued)

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Other Data:
Operating profit before depreciation and amortization (1)
Operating profit	$2,695	$2,486	$2,357
Add: Depreciation and amortization expense	2,320	1,684	1,034

Operating profit before depreciation and amortization	$5,015	$4,170	$3,391

Operating profit before depreciation and amortization margin	25.5%	24.2%	23.0%
Cash flow information
Net cash provided by operating activities	$3,910	$3,645	$3,162
Net cash used in investing activities	(2,388)	(2,822)	(1,536)
Net cash used in financing activities	(600)	(2,239)	(2,828)
Free cash flow (2)
Net cash provided by operating activities	$3,910	$3,645	$3,162
Less: Cash paid for property and equipment	(2,101)	(2,523)	(1,754)
Less: Cash paid for satellites	(128)	(169)	(222)

Free cash flow	$1,681	$953	$1,186

(1)
Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, can be calculated by adding amounts under the caption "Depreciation and amortization expense" to "Operating profit." This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Our management and our Board of Directors use operating profit before depreciation and amortization to evaluate the operating performance of our company and our business segments and to allocate resources and capital to business segments. This metric is also used as a measure of performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense of the cost of historical capital expenditures and for acquired intangible assets resulting from prior business acquisitions. To compensate for the exclusion of depreciation and amortization expense from operating profit, our management and Board of Directors separately measure and budget for capital expenditures and business acquisitions.

We believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare our operating performance to other communications, entertainment and media service providers. We believe that investors use current and projected operating profit before depreciation and amortization and similar measures to estimate our current or prospective enterprise value and make investment decisions. This metric provides investors with a means to compare operating results exclusive of depreciation and amortization expense. Our management believes this is useful given the significant variation in depreciation and amortization expense that can result from the timing of capital expenditures, the capitalization of intangible assets, potential variations in expected useful lives when compared to other companies and periodic changes to estimated useful lives.

Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by Revenues.

(2)
Free cash flow, which is a financial measure that is not determined in accordance with GAAP, can be calculated by deducting amounts under the captions "Cash paid for property and equipment" and "Cash paid for satellites" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. Our management and our Board of Directors use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and other capital investments or transactions and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of revenues from our current and projected subscriber base to fund required and discretionary spending and to help determine our financial value.

THE DIRECTV GROUP, INC.
SUMMARY RESULTS OF OPERATIONS AND FINANCIAL CONDITION—(concluded)

Selected Segment Data

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
DIRECTV U.S.
Revenues	$17,310	$15,527	$13,744

% of total revenues	87.9%	90.0%	93.1%
Operating profit	$2,330	$2,402	$2,348
Add: Depreciation and amortization expense	2,061	1,448	873

Operating profit before depreciation and amortization	$4,391	$3,850	$3,221

Operating profit margin	13.5%	15.5%	17.1%
Operating profit before depreciation and amortization margin	25.4%	24.8%	23.4%
Segment assets	$12,546	$12,297	$11,687
Capital expenditures	1,765	2,326	1,798
DIRECTV Latin America
Revenues	$2,383	$1,719	$1,013

% of total revenues	12.1%	10.0%	6.9%
Operating profit	$426	$159	$79
Add: Depreciation and amortization expense	264	235	165

Operating profit before depreciation and amortization	$690	$394	$244

Operating profit margin	17.9%	9.2%	7.8%
Operating profit before depreciation and amortization margin	29.0%	22.9%	24.1%
Segment assets	$3,301	$2,456	$2,001
Capital expenditures	447	336	178
Corporate and Other
Revenues	—	—	$(2)

Operating loss	$(61)	$(75)	$(70)
Add: Depreciation and amortization expense	(5)	1	(4)

Operating loss before depreciation and amortization	$(66)	$(74)	$(74)

Segment assets	$692	$310	$1,453
Capital expenditures	17	30	—
Total
Revenues	$19,693	$17,246	$14,755

Operating profit	$2,695	$2,486	$2,357
Add: Depreciation and amortization expense	2,320	1,684	1,034

Operating profit before depreciation and amortization	$5,015	$4,170	$3,391

Operating profit margin	13.7%	14.4%	16.0%
Operating profit before depreciation and amortization margin	25.5%	24.2%	23.0%
Total assets	$16,539	$15,063	$15,141
Capital expenditures	2,229	2,692	1,976

THE DIRECTV GROUP, INC.

SIGNIFICANT TRANSACTIONS AFFECTING THE COMPARABILITY OF THE RESULTS OF OPERATIONS

Acquisitions

        180 Connect.    On July 8, 2008, we acquired 100% of 180 Connect's outstanding common stock and exchangeable shares. Simultaneously, in a separate transaction, UniTek USA, LLC acquired 100% of 180 Connect's cable service operating unit and operations in certain of our installation services markets in exchange for satellite installation operations in certain markets and $7 million in cash. These transactions provide us with control over a significant portion of DIRECTV U.S.' home service provider network. We paid $91 million in cash, net of the $7 million we received from UniTek USA, for the acquisition, including the equity purchase price, repayment of assumed debt and related transaction costs.

        Darlene Transaction.    On January 30, 2007, we acquired Darlene's 14% equity interest in DLA LLC for $325 million in cash and resolved all outstanding disputes with Darlene. We accounted for this acquisition using the purchase method of accounting.

        Sky Transactions.    During 2006, we completed the last in a series of transactions that were agreed in October 2004 with News Corporation, Televisa, Globo and Liberty Media International, which we refer to as the Sky Transactions. These transactions were completed as follows:

  •
  On August 23, 2006, we completed the merger of our Brazil business, Galaxy Brasil Ltda., or GLB, with Sky Brazil and completed the purchase of News Corporation's and Liberty Media International's interests in Sky Brazil. We accounted for the Sky Brazil acquisition using the purchase method of accounting, and began consolidating the results of Sky Brazil from the date of acquisition. We also accounted for the reduction of our interest in GLB resulting from the merger as a partial sale which resulted in us recording a one-time pre-tax gain during the year ended December 31, 2006 of approximately $61 million in total operating costs and expenses.

  •
  On February 16, 2006, we completed the acquisition of our equity interest in Sky Mexico, which included the acquisition of an equity interest in Sky Mexico in exchange for the sale of our DIRECTV Mexico subscribers to Sky Mexico and the acquisition of News Corporation's and Liberty Media International's equity interests in Sky Mexico for $373 million in cash. As a result of this transaction, we recorded gains of $57 million during the year ended December 31, 2006 in total operating costs and expenses.

    DIRECTV Mexico ceased operations in 2005 upon completion of the migration of its subscribers to Sky Mexico.

        As a result of the Darlene and Sky transactions, we own 100% of PanAmericana, 74% of Sky Brazil, and 41% of Sky Mexico. Globo owns the other 26% of Sky Brazil and Televisa owns the other 59% of Sky Mexico. The results of PanAmericana and Sky Brazil are consolidated in our results. We account for our 41% interest in Sky Mexico under the equity method of accounting.

Divestiture

        Hughes Network Systems.    In January 2006, we completed the sale of our 50% interest in Hughes Network Systems LLC, or HNS LLC, to SkyTerra, and resolved a working capital adjustment from the prior transaction, in exchange for $110 million in cash, which resulted in our recording in the first quarter of 2006 a gain of $14 million related to the sale in "Other, net" in the Consolidated Statements of Operations.

THE DIRECTV GROUP, INC.

Other Developments

        In addition to the items described above, the following items had a significant effect on the comparability of our operating results and financial position as of and for the years ended December 31, 2008, 2007 and 2006:

        Lease Program.    On March 1, 2006, DIRECTV U.S. introduced a new set-top receiver lease program. Prior to March 1, 2006, we expensed most set-top receivers provided to new and existing DIRECTV U.S. subscribers upon activation as a subscriber acquisition or upgrade and retention cost in the Consolidated Statements of Operations. Subsequent to the introduction of our lease program, we lease most set-top receivers provided to new and existing subscribers, and therefore capitalize the set-top receivers in "Property and equipment, net" in the Consolidated Balance Sheets.

        The following table sets forth the amount of DIRECTV U.S. set-top receivers we capitalized, and depreciation expense we recorded, under the lease program for the years ended December 31:

Capitalized subscriber leased equipment:	2008	2007	2006
	(Dollars in Millions)
Subscriber leased equipment—subscriber acquisitions	$599	$762	$599
Subscriber leased equipment—upgrade and retention	537	774	473

Total subscriber leased equipment capitalized	$1,136	$1,536	$1,072

Depreciation expense—subscriber leased equipment	$1,100	$645	$147

        Financing Transactions.    In May 2008, DIRECTV U.S. issued $1.5 billion in senior notes and amended its senior secured credit facility to include a new $1.0 billion Term Loan C. The senior notes bear interest at a rate of 7.625% and the principal balance is due in May 2016. The Term Loan C currently bears interest at a rate of 5.25% and was issued at a 1% discount. Principal payments on the Term Loan C began on September 30, 2008. The principal is payable in installments with the final installment due in April 2013.

        Share Repurchase Program.    During 2006, 2007 and 2008 our Board of Directors approved multiple authorizations for the repurchase of a total of $8.2 billion of our common stock, including a $3 billion authorization in May 2008 that was completed in December 2008. Subsequent to December 31, 2008, our Board of Directors authorized the repurchase of an additional $2 billion of our common stock.

        The following table sets forth information regarding shares repurchased and retired for the years ended December 31:

	2008	2007	2006
	(Amounts in Millions, Except Per Share Amounts)
Total cost of repurchased and retired shares	$3,174	$2,025	$2,977
Average price per share	24.12	23.48	16.16
Number of shares repurchased and retired	131	86	184

KEY TERMINOLOGY

        Revenues.    We earn revenues mostly from monthly fees we charge subscribers for subscriptions to basic and premium channel programming, HD programming and access fees, pay-per-view programming, and seasonal and live sporting events. We also earn revenues from monthly fees that we charge subscribers with multiple non-leased set-top receivers (which we refer to as mirroring fees), monthly fees we charge subscribers for leased set-top receivers, monthly fees we charge subscribers for

THE DIRECTV GROUP, INC.

digital video recorder, or DVR, service, hardware revenues from subscribers who lease or purchase set-top receivers from us, our published programming guide, warranty service fees and advertising services.

        Broadcast Programming and Other.    These costs primarily include license fees for subscription service programming, pay-per-view programming, live sports and other events. Other costs include expenses associated with the publication and distribution of our programming guide, continuing service fees paid to third parties for active subscribers, warranty service costs and production costs for on-air advertisements we sell to third parties.

        Subscriber Service Expenses.    Subscriber service expenses include the costs of customer call centers, billing, remittance processing and certain home services expenses, such as in-home repair costs.

        Broadcast Operations Expenses.    These expenses include broadcast center operating costs, signal transmission expenses (including costs of collecting signals for our local channel offerings), and costs of monitoring, maintaining and insuring our satellites. Also included are engineering expenses associated with deterring theft of our signal.

        Subscriber Acquisition Costs.    These costs include the cost of set-top receivers and other equipment, commissions we pay to national retailers, independent satellite television retailers, dealers, telcos, and the cost of installation, advertising, marketing and customer call center expenses associated with the acquisition of new subscribers. Set-top receivers leased to new subscribers are capitalized in "Property and equipment, net" in the Consolidated Balance Sheets and depreciated over their useful lives. The amount of set-top receivers capitalized each period for subscriber acquisitions is included in "Cash paid for property and equipment" in the Consolidated Statements of Cash Flows.

        Upgrade and Retention Costs.    The majority of upgrade and retention costs are associated with upgrade efforts for existing subscribers that we believe will result in higher average monthly revenue per subscriber, or ARPU, and lower churn. Our upgrade efforts include subscriber equipment upgrade programs for DVR, HD and HD DVR receivers and local channels, our multiple set-top receiver offer and similar initiatives. Retention costs also include the costs of installing and providing hardware under our movers program for subscribers relocating to a new residence. Set-top receivers leased to existing subscribers under upgrade and retention programs are capitalized in "Property and equipment, net" in the Consolidated Balance Sheets and depreciated over their useful lives. The amount of set-top receivers capitalized each period for upgrade and retention programs is included in "Cash paid for property and equipment" in the Consolidated Statements of Cash Flows.

        General and Administrative Expenses.    General and administrative expenses include departmental costs for legal, administrative services, finance, marketing and information technology. These costs also include expenses for bad debt and other operating expenses, such as legal settlements, and gains or losses from the sale or disposal of fixed assets.

        Average Monthly Revenue Per Subscriber.    We calculate ARPU by dividing average monthly revenues for the period (total revenues during the period divided by the number of months in the period) by average subscribers for the period. We calculate average subscribers for the period by adding the number of subscribers as of the beginning of the period and for each quarter end in the current year or period and dividing by the sum of the number of quarters in the period plus one.

        Average Monthly Subscriber Churn.    Average monthly subscriber churn represents the number of subscribers whose service is disconnected, expressed as a percentage of the average total number of subscribers. We calculate average monthly subscriber churn by dividing the average monthly number of

THE DIRECTV GROUP, INC.

disconnected subscribers for the period (total subscribers disconnected, net of reconnects, during the period divided by the number of months in the period) by average subscribers for the period.

        Subscriber Count.    The total number of subscribers represents the total number of subscribers actively subscribing to our service, including seasonal subscribers, subscribers who are in the process of relocating and commercial equivalent viewing units. In March 2008, we implemented a change in DIRECTV U.S.' commercial pricing and packaging to increase our competitiveness. As a result, during the first quarter of 2008, DIRECTV U.S. made a one-time downward adjustment to the subscriber count of approximately 71,000 subscribers related to commercial equivalent viewing units.

        SAC.    We calculate SAC, which represents total subscriber acquisition costs stated on a per subscriber basis, by dividing total subscriber acquisition costs for the period by the number of gross new subscribers acquired during the period. We calculate total subscriber acquisition costs for the period by adding together "Subscriber acquisition costs" expensed during the period and the amount of cash paid for equipment leased to new subscribers during the period.

EXECUTIVE OVERVIEW AND OUTLOOK

        The United States and the other countries in which we operate are currently undergoing a period of substantial economic uncertainty. A more severe downturn in economic activity could have a detrimental impact on our forecasted revenue, operating margins, net subscriber additions, free cash flow and net income. Please refer to "Risk Factors" in Item 1A for a further discussion of risks which may affect forecasted results or our business generally.

DIRECTV U.S. Segment

        The following discussion of revenues and operating results relates to DIRECTV U.S., which generates 88% of our revenues.

        Revenues.    In 2008, DIRECTV U.S. revenues increased by 11.5% due to a larger subscriber base and a 6.1% increase in ARPU. In 2009, we anticipate revenues will increase in the high single-digit percentage range due to an increase in total subscribers and ARPU growth of about 4%. ARPU increases are expected to be driven primarily by price increases and the higher penetration of advanced products but will be lower than in 2008 due to the ongoing impact of more competitive promotions offered to both new and existing customers, as well as lower revenues in 2009 from the completion of the lease of one of our backup satellites in early 2009. After accounting for churn, our net new subscriber additions in 2008 were 861,000 which increased our total subscriber base by 5.1% to 17.6 million customers. In 2009, we expect net new subscriber additions to approximate the net new subscriber additions in 2008 due to increased gross additions offset by higher subscriber disconnections.

        Operating Results.    In 2008, DIRECTV U.S. operating profit before depreciation and amortization increased 14.1% to $4,391 million and operating profit before depreciation and amortization margin improved from 24.8% in 2007 to 25.4% in 2008. These increases were primarily due to the gross profit generated from the higher revenues, partially offset by higher subscriber acquisition and upgrade and retention costs for the increased number of new and existing customers adding HD and DVR services, as well as increased general and administrative costs.

        In 2009 for DIRECTV U.S. we expect a modest increase in both operating profit before depreciation and amortization and operating profit before depreciation and amortization margin over the 2008 results. These improvements are anticipated to be due to the expected increase in revenues, partially offset by modest increases in certain of our significant cost categories.

THE DIRECTV GROUP, INC.

        DIRECTV U.S. operating profit decreased 3.0% to $2,330 million in 2008 primarily due to the increase in depreciation and amortization expense from the set-top receiver lease program, partially offset by increased operating profits before depreciation and amortization. Operating profit in 2009 is expected to increase as the anticipated higher operating profit before depreciation and amortization is expected to be only partially offset by higher depreciation and amortization expense resulting from the set-top receiver lease program.

The DIRECTV Group

        Free Cash Flow.    In 2008, The DIRECTV Group generated $1,681 million of free cash flow, defined as net cash provided by operating activities less cash paid for property and satellites. During 2009, we expect continued free cash flow growth primarily as a result of the anticipated increase in operating profit before depreciation and amortization.

        Earnings per Share.    In 2008, The DIRECTV Group generated basic and diluted earnings per common share of $1.37. During 2009, we expect basic and diluted earnings per common share to increase by at least 15% as the anticipated improvement in operating profit and repurchase of $2.0 billion of our common stock pursuant to the additional share repurchase program announced in January 2009, is expected to be partially offset by higher net interest and income tax expense.

RESULTS OF OPERATIONS

Year Ended December 31, 2008 Compared with the Year Ended December 31, 2007

Consolidated Results of Operations

        Revenues.    The following table presents our revenues by segment:

Revenues by segment:			Change
	2008	2007	$	%
	(Dollars in Millions)
DIRECTV U.S.	$17,310	$15,527	$1,783	11.5%
DIRECTV Latin America	2,383	1,719	664	38.6%

Total Revenues	$19,693	$17,246	$2,447	14.2%

        The increase in our total revenues was due to higher ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America. We discuss these changes for each of our segments in more detail below.

        Operating profit before depreciation and amortization.    The following table presents our operating profit (loss) before depreciation and amortization by segment:

Operating profit (loss) before depreciation and amortization by segment:
			Change
	2008	2007	$	%
	(Dollars in Millions)
DIRECTV U.S.	$4,391	$3,850	$541	14.1%
DIRECTV Latin America	690	394	296	75.1%
Corporate and Other	(66)	(74)	8	(10.8)%

Total operating profit before depreciation and amortization	$5,015	$4,170	$845	20.3%

THE DIRECTV GROUP, INC.

        The increase in total operating profit before depreciation and amortization was due to higher gross profit from the increase in revenues, partially offset by higher subscriber acquisition, upgrade and retention and general and administrative costs at both DIRECTV U.S. and DIRECTV Latin America. We discuss the changes for each of our segments in more detail below.

        Operating profit.    The following table presents our operating profit (loss) by segment:

Operating profit (loss) by segment:			Change
	2008	2007	$	%
	(Dollars in Millions)
DIRECTV U.S.	$2,330	$2,402	$(72)	(3.0)%
DIRECTV Latin America	426	159	267	167.9%
Corporate and Other	(61)	(75)	14	(18.7)%

Total operating profit	$2,695	$2,486	$209	8.4%

        The increase in our operating profit was primarily due to increased operating profit before depreciation and amortization, partially offset by the increase in depreciation and amortization expense due to the DIRECTV U.S. lease program. We discuss these changes for each of our segments in more detail below.

        Interest income.    The decrease in interest income to $81 million in 2008 from $111 million in 2007 was due to lower interest rates and lower average cash balances due mostly to the use of cash to fund our share repurchase program.

        Interest expense.    The increase in interest expense from $235 million in 2007 to $360 million in 2008 was due to an increase in the average debt balance compared to 2007 and lower capitalization of interest cost in 2008. We capitalized $18 million of interest costs in 2008 and $51 million in 2007. The reduction in the capitalization of interest costs was due to the successful completion and launch of two satellites.

        Other, net.    The significant components of "Other, net" were as follows:

	2008	2007	Change
	(Dollars in Millions)
Equity in earnings of unconsolidated subsidiaries	$55	$35	$20
Net gain (loss) from sale of investments	1	(6)	7
Other	(1)	(3)	2

Total	$55	$26	$29

        Income Tax Expense.    We recognized income tax expense of $864 million in 2008 compared to $943 million in 2007. The lower income tax expense in 2008 is primarily attributable to foreign earnings taxed at less than our domestic statutory rates, a partial reversal of a valuation allowance on deferred tax assets of foreign subsidiaries as a result of recent profitability and recognition of tax credits due to state tax legislation.

        Minority interests in net earnings of subsidiaries.    We recognized minority interest in net earnings of subsidiaries of $92 million in 2008 and $11 million in 2007 primarily from Sky Brazil. Minority interest in 2008 increased due to higher net income and $23 million from the partial reversal of a valuation allowance on deferred tax assets at Sky Brazil attributable to the minority interest holder.

THE DIRECTV GROUP, INC.

        Income from discontinued operations, net of taxes.    During 2008, we recorded a net $6 million adjustment as a result of the expiration of the statute of limitations in the federal jurisdiction offset by the write-off of foreign incentive income tax benefits related to previously divested businesses. During 2007, we recorded a $17 million reduction to our unrecognized tax benefits as a result of a settlement of a foreign withholding dispute from a previously divested business.

DIRECTV U.S. Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV U.S. segment:

			Change
	2008	2007	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$17,310	$15,527	$1,783	11.5%
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	7,424	6,681	743	11.1%
Subscriber service expenses	1,139	1,137	2	0.2%
Broadcast operations expenses	265	216	49	22.7%
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	2,191	1,901	290	15.3%
Upgrade and retention costs	1,027	958	69	7.2%
General and administrative expenses	873	784	89	11.4%
Depreciation and amortization expense	2,061	1,448	613	42.3%

Total operating costs and expenses	14,980	13,125	1,855	14.1%

Operating profit	$2,330	$2,402	$(72)	(3.0)%

Other data:
Operating profit before depreciation and amortization	$4,391	$3,850	$541	14.1%
Total number of subscribers (000's)(1)	17,621	16,831	790	4.7%
ARPU	$83.90	$79.05	$4.85	6.1%
Average monthly subscriber churn %	1.47%	1.51%	—	(2.6)%
Gross subscriber additions (000's)	3,904	3,847	57	1.5%
Subscriber disconnections (000's)	3,043	2,969	74	2.5%
Net subscriber additions (000's)	861	878	(17)	(1.9)%
Average subscriber acquisition costs—per subscriber (SAC)	$715	$692	$23	3.3%

(1)
As discussed above in "Key Terminology," during 2008, we had a one-time downward adjustment to our subscriber count of approximately 71,000 subscribers related to commercial equivalent viewing units. This adjustment did not affect our revenue, operating profit, cash flows, net subscriber additions or average monthly subscriber churn.

        Subscribers.    In 2008, gross subscriber additions increased primarily due to growth in the direct sales and retail distribution channels due in large part to more attractive promotions and higher demand for HD and DVR services, partially offset by the loss of a distribution relationship with BellSouth during the last three quarters of 2008. Average monthly subscriber churn decreased primarily

THE DIRECTV GROUP, INC.

due to increased sales of HD and DVR services as well as from lower involuntary churn associated with the continued effect of stringent credit policies. Net subscriber additions declined slightly from 2007 as the increase in gross additions was offset by higher subscriber disconnections.

        Revenues.    DIRECTV U.S.' revenues increased as a result of higher ARPU and the larger subscriber base. The increase in ARPU resulted primarily from price increases on programming packages, higher HD and DVR service fees, and an increase in lease fees due to higher average number of receivers per subscriber, partially offset by more competitive customer promotions and slightly lower upfront equipment fees.

        Operating profit before depreciation and amortization.    The improvement of operating profit before depreciation and amortization was primarily due to the gross profit generated from the higher revenues, partially offset by higher subscriber acquisition, upgrade and retention costs for the increased number of new and existing customers adding HD and DVR services, as well as increased general and administrative costs.

        Broadcast programming and other costs increased due to annual program supplier rate increases and the larger number of subscribers in 2008. Subscriber service expenses remained essentially flat with a larger subscriber base in 2008 due to the cost savings from a decline in customer call volume and a lower call handle time. Broadcast operations expense increased in 2008 due primarily to costs to support advanced services, HD enhancements and video-on-demand.

        Subscriber acquisition costs increased due to higher sales, marketing and advertising costs and higher costs associated with the acquisition of higher quality and advanced product customers. SAC per subscriber, which includes the cost of capitalized set-top receivers, increased due to higher sales, marketing and advertising costs and higher costs associated with the acquisition of higher quality and advanced product customers, partially offset by lower set-top receiver costs.

        Upgrade and retention costs increased in 2008 due to an increase in the movers program and other marketing programs.

        General and administrative expenses increased in 2008 primarily due to a $25 million one-time gain recognized in the second quarter of 2007 related to hurricane insurance recoveries, a $14 million charge in 2008 for the write-off of accounts receivable for equipment and other costs incurred to effect the orderly transition of services from one of our home service providers that ceased operations, $24 million in charges associated with the settlement of multiple legal proceedings and an increase in labor and benefit costs.

        Operating profit.    The increase in operating profit was primarily due to higher operating profit before depreciation and amortization, partially offset by higher depreciation and amortization expense in 2008 resulting from the capitalization of set-top receivers under the lease program.

THE DIRECTV GROUP, INC.

DIRECTV Latin America Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV Latin America segment:

			Change
	2008	2007	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$2,383	$1,719	$664	38.6%
Operating profit before depreciation and amortization	690	394	296	75.1%
Operating profit	426	159	267	167.9%
Other data:
ARPU	$55.07	$48.33	$6.74	13.9%
Average monthly subscriber churn %	1.78%	1.38%	—	29.0%
Total number of subscribers (000's)(1)	3,883	3,279	604	18.4%
Gross subscriber additions (000's)	1,393	1,080	313	29.0%
Net subscriber additions (000's)	623	588	35	6.0%

(1)
DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico platform. Net subscriber additions as well as churn exclude the effect of the migration of approximately 19,000 subscribers from Central America to Sky Mexico in 2008 and approximately 20,000 in 2007.

        The increase in net subscriber additions was due to higher gross subscriber additions mainly in Brazil, Argentina and Venezuela, partially offset by higher churn of 1.78% in the region. The increase in churn was due to two downward subscriber adjustments totaling 78,000 subscribers in Sky Brazil as a result of the inconsistent application of churn policies in previous periods and the completion of the Sky Brazil and DIRECTV Brazil business integration. Excluding these subscriber adjustments in the current year, churn would have been 1.58%, which is higher than the prior year period primarily due to increased competition, higher churn in our prepaid business and a more challenging macroeconomic environment.

        Revenues increased in 2008 primarily due to strong subscriber and ARPU growth. ARPU increased mainly due to favorable exchange rates in Brazil in the first three quarters of 2008, as well as strong ARPU growth in PanAmericana, particularly in Venezuela and Argentina.

        The higher operating profit before depreciation and amortization is primarily due to the gross profit generated from the higher revenues, partially offset by an increase in subscriber acquisition costs mostly due to the 29% increase in gross additions, higher general and administrative expense due primarily to $29 million in currency related transaction fees in Venezuela and increased costs related to foreign currency exchange rate appreciation.

        The higher operating profit was primarily due to the increase in operating profit before depreciation and amortization partially offset by higher depreciation and amortization expense.

Corporate and Other

        Operating loss from Corporate and Other decreased to $61 million in 2008 from $75 million in 2007.

THE DIRECTV GROUP, INC.

Year Ended December 31, 2007 Compared with the Year Ended December 31, 2006

Consolidated Results of Operations

        Revenues.    The following table presents our revenues by segment:

Revenues by segment:			Change
	2007	2006	$	%
	(Dollars in Millions)
DIRECTV U.S.	$15,527	$13,744	$1,783	13.0%
DIRECTV Latin America	1,719	1,013	706	69.7%
Corporate and Other	—	(2)	2	(100.0)%

Total Revenues	$17,246	$14,755	$2,491	16.9%

        The increase in our total revenues was due to higher ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America, as well as the acquisition of Sky Brazil in August 2006. We discuss these changes for each of our segments in more detail below.

        Operating profit before depreciation and amortization.    The following table presents our operating profit (loss) before depreciation and amortization by segment:

Operating profit (loss) before depreciation and amortization by segment:
			Change
	2007	2006	$	%
	(Dollars in Millions)
DIRECTV U.S.	$3,850	$3,221	$629	19.5%
DIRECTV Latin America	394	244	150	61.5%
Corporate and Other	(74)	(74)	—	—

Total operating profit before depreciation and amortization	$4,170	$3,391	$779	23.0%

        The increase in total operating profit before depreciation and amortization was due to higher gross profit from the increase in revenues, the implementation of the DIRECTV U.S. lease program in March 2006 and the acquisition of Sky Brazil in August 2006, partially offset by higher subscriber acquisition and upgrade and retention costs at DIRECTV U.S. due to an increased number of new and existing subscribers adding HD and DVR services and gains totaling $118 million for the completion of the Sky Mexico and Sky Brazil transactions in 2006. We discuss these changes for each of our segments in more detail below.

THE DIRECTV GROUP, INC.

        Operating profit.    The following table presents our operating profit (loss) by segment:

Operating profit (loss) by segment:			Change
	2007	2006	$	%
	(Dollars in Millions)
DIRECTV U.S.	$2,402	$2,348	$54	2.3%
DIRECTV Latin America	159	79	80	101.3%
Corporate and Other	(75)	(70)	(5)	7.1%

Total operating profit	$2,486	$2,357	$129	5.5%

        The increase in our operating profit was primarily due to the increase in operating profits before depreciation and amortization, partially offset by higher depreciation and amortization expense due to the DIRECTV U.S. lease program and the acquisition of Sky Brazil. We discuss these changes for each of our segments in more detail below.

        Interest income.    The decrease in interest income from $146 million in 2006 to $111 million in 2007 was due to lower average cash and short-term investment balances due mostly from the use of cash to fund the share repurchase programs.

        Other, net.    The significant components of "Other, net" were as follows:

	2007	2006	Change
	(Dollars in Millions)
Equity in earnings of unconsolidated subsidiaries	$35	$27	$8
Net gain (loss) from sale of investments	(6)	14	(20)
Other	(3)	1	(4)

Total	$26	$42	$(16)

        Income Tax Expense.    We recognized income tax expense of $943 million in 2007 compared to $866 million in 2006. The change in income tax expense was primarily attributable to the change in income from continuing operations before income taxes and minority interests and accrued interest associated with unrecognized tax benefits. The 2006 income tax expense also reflects a tax benefit from the write-off of an investment in a foreign entity.

        Income from discontinued operations.    As a result of a favorable tax settlement, which we discuss in Note 19 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D, we recorded a $17 million gain in "Income from discontinued operations, net of taxes" in our Consolidated Statements of Operations.

THE DIRECTV GROUP, INC.

DIRECTV U.S. Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV U.S. segment:

			Change
	2007	2006	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$15,527	$13,744	$1,783	13.0%
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	6,681	5,830	851	14.6%
Subscriber service expenses	1,137	1,057	80	7.6%
Broadcast operations expenses	216	179	37	20.7%
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	1,901	1,844	57	3.1%
Upgrade and retention costs	958	852	106	12.4%
General and administrative expenses	784	761	23	3.0%
Depreciation and amortization expense	1,448	873	575	65.9%

Total operating costs and expenses	13,125	11,396	1,729	15.2%

Operating profit	$2,402	$2,348	$54	2.3%

Other data:
Operating profit before depreciation and amortization	$3,850	$3,221	$629	19.5%
Total number of subscribers (000's)	16,831	15,953	878	5.5%
ARPU	$79.05	$73.74	$5.31	7.2%
Average monthly subscriber churn %	1.51%	1.60%	—	(5.6)%
Gross subscriber additions (000's)	3,847	3,809	38	1.0%
Subscriber disconnections (000's)	2,969	2,989	(20)	(0.7%)
Net subscriber additions (000's)	878	820	58	7.1%
Average subscriber acquisition costs—per subscriber (SAC)	$692	$641	$51	8.0%

        Subscribers.    In 2007, gross subscriber additions increased due to higher demand for HD and DVR services, partially offset by the effect of more stringent credit policies. Average monthly subscriber churn decreased primarily due to increased sales of HD and DVR services as well as the effect of more stringent credit policies. Net subscriber additions increased due to the higher gross subscriber additions and lower average monthly subscriber churn.

        Revenues.    DIRECTV U.S.' revenues increased as a result of higher ARPU and the larger subscriber base. The increase in ARPU resulted primarily from price increases on programming packages, higher HD and DVR equipment and service fees, and an increase in lease fees due to higher average number of receivers per subscriber.

        Operating profit before depreciation and amortization.    The improvement of operating profit before depreciation and amortization was primarily due to the gross profit generated from the higher revenues and the increase in the amount of set-top receivers capitalized in 2007 under the lease program implemented on March 1, 2006, partially offset by higher subscriber acquisition, upgrade and retention costs for the increased number of new and existing customers adding HD and DVR services.

THE DIRECTV GROUP, INC.

        Broadcast programming and other costs increased due to annual program supplier rate increases and the larger number of subscribers in 2007. Subscriber service expenses increased due to the larger subscriber base in 2007. Broadcast operations expense increased in 2007 due primarily to costs to support new HD local channel markets.

        Subscriber acquisition costs increased due to higher advertising and direct sales marketing costs as well as higher costs associated with the increase in subscribers taking advanced products in 2007. This increase was partially offset by $159 million of higher costs in 2006 related to set-top receivers being expensed prior to the implementation of the lease program on March 1, 2006, after which most set-top receivers were capitalized as well as lower set-top receiver costs. SAC per subscriber, which includes the cost of capitalized set-top receivers, increased due to higher direct sales marketing and advertising costs and higher costs associated with the increase in subscribers taking HD and DVR services, partially offset by lower set-top receiver costs.

        Upgrade and retention costs increased in 2007 due to higher volume of subscribers upgrading to HD and DVR services, partially offset by $115 million of higher costs in 2006 related to set-top receivers being expensed prior to the implementation of the lease program and lower set-top receiver costs.

        General and administrative expenses increased in 2007 due to higher labor, employee benefit, and legal costs, partially offset by a $10 million reduction in bad debt expense compared to 2006.

        Operating profit.    The increase in operating profit was primarily due to higher operating profit before depreciation and amortization, partially offset by higher depreciation and amortization expense in 2007 resulting from the capitalization of set-top receivers under the lease program.

DIRECTV Latin America Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV Latin America segment:

			Change
	2007	2006	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$1,719	$1,013	$706	69.7%
Operating profit before depreciation and amortization	394	244	150	61.5%
Operating profit (loss)	159	79	80	101.3%
Other data:
ARPU	$48.33	$41.71	$6.62	15.9%
Average monthly subscriber churn %	1.38%	1.46%	—	(5.5)%
Total number of subscribers (000's) (1)	3,279	2,711	568	21.0%
Gross subscriber additions (000's)	1,080	1,471	(391)	NM*
Net subscriber additions (000's)	588	1,118	(530)	NM
Net subscriber additions (excluding the Sky Brazil acquisition) (000's)	588	249	339	136.1%

*
Percentage not meaningful

(1)
DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Net subscriber additions as well as churn exclude the effect of the migration of approximately 20,000 subscribers from Central America to Sky Mexico in 2007.

THE DIRECTV GROUP, INC.

        The increase in net subscriber additions, excluding the Sky Brazil acquisition in 2006, was primarily due to subscriber growth in Brazil, Argentina, Venezuela and Colombia, as well as a decrease in churn in Brazil and Venezuela.

        The increase in revenues primarily resulted from a $527 million increase in revenue in Brazil primarily due to the acquisition of Sky Brazil in August 2006, higher ARPU and favorable exchange rates, as well as subscriber and ARPU growth in PanAmericana.

        The higher operating profit before depreciation and amortization is primarily due to the gross profit generated by the increase in revenues, partially offset by gains totaling $118 million for the completion of the Sky Mexico and Sky Brazil transactions in 2006 and the increase in costs from the addition of Sky Brazil.

        The higher operating profit was primarily due to the increase in operating profit before depreciation and amortization partially offset by higher depreciation and amortization expense resulting from the Darlene and Sky Brazil transactions.

Corporate and Other

        Operating loss from Corporate and Other increased to $75 million in 2007 from $70 million in 2006.

LIQUIDITY AND CAPITAL RESOURCES

        Our principal sources of liquidity are our cash, cash equivalents and the cash flow that we generate from our operations. From 2006 to 2008 we experienced significant growth in net cash provided by operating activities and free cash flow. We expect net cash provided by operating activities and free cash flow to continue to grow and believe that our existing cash balances and cash provided by operations will be sufficient to fund our existing business plan. Additionally, as of December 31, 2008, DIRECTV U.S. had the ability to borrow up to $500 million under its existing credit facility, which is available until 2011. Borrowings under this facility may be required to fund strategic investment opportunities should they arise.

        At December 31, 2008, our cash and cash equivalents totaled $2.0 billion compared with $1.1 billion at December 31, 2007.

        As a measure of liquidity, the current ratio (ratio of current assets to current liabilities) was 1.13 at December 31, 2008 and 0.92 at December 31, 2007. Working capital increased by $747 million to $459 million at December 31, 2008 from working capital deficit of $288 million at December 31, 2007. The increase during the period was mostly due to the increase in our cash and cash equivalent balances resulting from the changes discussed below.

THE DIRECTV GROUP, INC.

Summary Cash Flow Information

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Net cash provided by operating activities	$3,910	$3,645	$3,162
Net cash used in investing activities	(2,388)	(2,822)	(1,536)
Net cash used in financing activities	(600)	(2,239)	(2,828)
Free cash flow:
Net cash provided by operating activities	$3,910	$3,645	$3,162
Less: Cash paid for property, equipment and satellites	(2,229)	(2,692)	(1,976)

Free cash flow	$1,681	$953	$1,186

Cash Flows Provided By Operating Activities

        The increases in net cash provided by operating activities in 2008 and 2007 were primarily due to our higher operating profit before depreciation and amortization, which resulted from the higher gross profit generated from an increase in revenues. These increases were partially offset by an increase in cash paid for income taxes, which was $706 million in 2008, $408 million in 2007 and $30 million in 2006. The increase in cash paid for income taxes resulted mainly from the use of our NOL and tax credit carryforwards during 2007 and 2006.

Cash Flows Used In Investing Activities

        Beginning March 2006, DIRECTV U.S. introduced a set-top receiver lease program under which most set-top receivers provided to new and existing subscribers are capitalized. Prior to this lease program we expensed the cost of these set-top receivers. As a result of this lease program, our capital expenditures for property and equipment increased from 2006 to 2007. During 2008, we experienced a reduction in set-top receiver costs and benefited from the use of refurbished set-top receivers from the DIRECTV U.S. lease program, which resulted in a reduction in capital expenditures for property and equipment from 2007 to 2008.

        Also at DIRECTV U.S. during 2006, 2007 and 2008, we were in the process of constructing three satellites. We have completed and placed two of these satellites into service, which resulted in decreasing satellite capital expenditures over the three year period. We expect to launch the last of these satellites in 2009. Additionally, our capital expenditures for broadcast facilities and equipment to support our HD programming has decreased from 2006 to 2008 as we have largely completed the build out of the infrastructure necessary to launch HD programming both locally and nationally.

        These decreases in capital expenditures for property and equipment have been offset by an increase in capital expenditures in Latin America for set-top receivers provided to subscribers under lease programs. Part of our business strategy in Latin America is to increase advanced product and multi-box penetrations; therefore, our capital expenditures in Latin America are expected to increase.

        Additionally, we paid $204 million in 2008, $348 million in 2007 and $389 million in 2006 for investments in various companies. These transactions are described in Note 6 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D. Also, in 2007 and 2006, we had cash flows from investing activities resulting from net cash proceeds received from the sale of short-term investments. Our cash spending on investment in companies is discretionary and we may fund strategic investment opportunities should they arise in the future.

THE DIRECTV GROUP, INC.

Cash Flows Used in Financing Activities

        During 2006, 2007 and 2008 our Board of Directors approved, and we completed, the repurchase of a total of $8.2 billion of our common stock as follows: $3,174 million during 2008, $2,025 million during 2007 and $2,977 million during 2006. In January 2009, our Board of Directors authorized an additional $2 billion of share repurchases.

        Additionally, during 2008 we had $2,490 million of net cash proceeds from the issuance of senior notes and borrowings under our senior secured credit facility which were completed in May 2008 as described in Note 8 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D, and a $160 million capital contribution received in connection with the Liberty Transaction described in Note 19 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D.

Free Cash Flow

        Free cash flow increased in 2008 as compared to 2007 due to an increase in net cash provided by operating activities described above, and the decrease in capital expenditures. The decrease in capital expenditures resulted from lower set-top receiver costs for set-top receivers capitalized under the DIRECTV U.S. lease program and lower capital expenditures for satellite and broadcast facilities and equipment to support HD programming partially offset by increased capital expenditures in Latin America.

        Free cash flow decreased in 2007 compared to 2006 as the increase in net cash provided by operating activities discussed above was more than offset by an increase in capital expenditures for leased set-top receivers. Capital expenditures for leased set-top receivers increased as a result of an increase in the amount of set-top receivers capitalized in 2007 under the DIRECTV U.S. lease program implemented in March 2006.

        During 2009, we expect continued free cash flow growth primarily as a result of the anticipated increase in operating profit before depreciation and amortization.

Debt

        At December 31, 2008, we had $5,833 million in total outstanding borrowings, bearing a weighted average interest rate of 5.7%. Our outstanding borrowings primarily consist of notes payable and amounts borrowed under a senior secured credit facility of DIRECTV U.S. as more fully described in Note 8 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D.

        Our notes payable and senior secured credit facility and other borrowings mature as follows: $108 million in 2009; $308 million in 2010; $108 million in 2011; $20 million in 2012; $2,796 million in 2013; and $2,500 million thereafter. However, these amounts do not reflect potential prepayments that may be required under DIRECTV U.S.' senior secured credit facility, which could result from a computation that we are required to make each year end under the credit agreement. We were not required to make a prepayment for the years ended December 31, 2008 and 2007.

        Covenants and Restrictions.    The senior secured credit facility requires DIRECTV U.S. to comply with certain financial covenants. The senior notes and the senior secured credit facility also include covenants that restrict DIRECTV U.S.' ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) merge or consolidate with another entity, (vi) sell, assign, lease or otherwise dispose of all or substantially all of its assets, and (vii) make voluntary prepayments of certain debt, in each case subject to exceptions as provided in the credit

THE DIRECTV GROUP, INC.

agreement and senior notes indentures. Should DIRECTV U.S. fail to comply with these covenants, all or a portion of its borrowings under the senior notes and senior secured credit facility could become immediately payable and its revolving credit facility could be terminated. At December 31, 2008, DIRECTV U.S. was in compliance with all such covenants and we expect to continue to be in compliance with all covenants in 2009.

        The senior notes and senior secured credit facility also provide that the borrowings may be required to be prepaid if certain change-in-control events occur. In September 2008, Liberty Media became the majority owner of our outstanding common stock. There was no ratings decline for the senior notes associated with that event, and DIRECTV U.S. was not required either to offer to redeem the senior notes pursuant to their respective indentures or to prepay any of the borrowings under the senior secured credit facility.

Contingencies

        Also, as discussed in Note 19 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D, Globo has the right to exchange Sky Brazil shares for cash or our common shares. If Globo exercises this right, we have the option to elect to pay the consideration in cash, shares of our common stock, or a combination of both.

        In addition, we have approximately $97 million of cash on deposit at our Venezuelan subsidiary that is subject to exchange controls that limit our ability to transfer the cash outside of Venezuela. Venezuelan deposits are denominated in bolivars and translated at the official exchange rate. We are currently required to obtain Venezuelan government approval to exchange Venezuelan bolivars into U.S. dollars at the official rate (Bf 2,150). The approval process has been delayed in recent periods and may be delayed further in the future. If so, our Venezuelan subsidiary may be required to rely on a legal parallel exchange process to settle U.S. dollar obligations or to repatriate cash. If the entire Venezuelan cash balance at December 31, 2008 had been exchanged to U.S. dollars based on the parallel market rates, we would have recorded a charge to operating profit, and a reduction in our cash and cash equivalents of approximately $60 million. In 2008, we recognized a charge to operating profit of approximately $29 million in connection with the exchange of Venezuelan currency to U.S. dollars.

        Several factors may affect our ability to fund our operations and commitments that we discuss in "Contractual Obligations", "Off-Balance Sheet Arrangements" and "Contingencies" below. In addition, our future cash flows may be reduced if we experience, among other things, significantly higher subscriber additions than planned, increased subscriber churn or upgrade and retention costs, higher than planned capital expenditures for satellites and broadcast equipment, satellite anomalies or signal theft or if we are required to make a prepayment on our term loans under DIRECTV U.S.' senior secured credit facility. Additionally, DIRECTV U.S.' ability to borrow under the senior secured credit facility is contingent upon DIRECTV U.S. meeting financial and other covenants associated with its facility as more fully described above.

CONTRACTUAL OBLIGATIONS

        The following table sets forth our contractual obligations as of December 31, 2008, including the future periods in which payments are expected. Additional details regarding these obligations are

THE DIRECTV GROUP, INC.

provided in the Notes to the Consolidated Financial Statements in Part II, Item 8 referenced in the table.

	Payments Due By Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(Dollars in Millions)
Long-term debt obligations (Note 8) (a)	$7,900	$440	$1,069	$3,373	$3,018
Purchase obligations (Note 19) (b)	3,601	1,308	1,934	336	23
Operating lease obligations (Note 19) (c)	291	51	97	71	72
Capital lease obligations (Note 10)	977	83	157	151	586
Other long-term liabilities reflected on the Consolidated Balance Sheets under GAAP (Note 19) (d) (e)	229	91	138	—	—

Total	$12,998	$1,973	$3,395	$3,931	$3,699

(a)
Long-term debt obligations include interest calculated based on the rates in effect at December 31, 2008, however, the obligations do not reflect potential prepayments that may be required under DIRECTV U.S.' senior secured credit facility, if any, or permitted under its indentures.

(b)
Purchase obligations consist of broadcast programming commitments, satellite construction and launch contracts and service contract commitments. Broadcast programming commitments include guaranteed minimum contractual commitments that are typically based on a minimum number of required subscribers subscribing to the related programming. Actual payments may exceed the minimum payment requirements if the actual number of subscribers subscribing to the related programming exceeds the minimum amounts. Service contract commitments include minimum commitments for the purchase of services that have been outsourced to third parties, such as billing services, telemetry, tracking and control services and broadcast center services. In most cases, actual payments, which are typically based on volume, usually exceed these minimum amounts.

(c)
Certain of the operating leases contain escalation clauses and renewal or purchase options, which we do not consider in the amounts disclosed.

(d)
Other long-term liabilities consist of amounts DIRECTV U.S. owes to the National Rural Telecommunications Cooperative, or NRTC, for the purchase of distribution rights and to the NRTC members that elected the long-term payment option resulting from the NRTC acquisition transactions in 2004, including interest, and satellite contracts.

(e)
Payments due by period for other long-term liabilities reflected on the Consolidated Balance Sheet under GAAP do not include payments that could be made related to our net unrecognized tax benefits liability, which amounted to $207 million as of December 31, 2008. The timing and amount of any future payments is not reasonably estimable, as such payments are dependent on the completion and resolution of examinations with tax authorities. We do not expect a significant payment related to these obligations within the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

        As of December 31, 2008, we were contingently liable under standby letters of credit and bonds in the aggregate amount of $33 million primarily related to insurance deductibles and foreign tax refunds.

THE DIRECTV GROUP, INC.

CONTINGENCIES

        For a discussion of "Contingencies", see Note 19 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        For a discussion of "Certain Relationships and Related-Party Transactions," see Note 16 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D.

CRITICAL ACCOUNTING ESTIMATES

        The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, judgments and assumptions that affect amounts reported. Management bases its estimates, judgments and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results reported for future periods may be affected by changes in those estimates. The following represents what we believe are the critical accounting policies that may involve a higher degree of estimation, judgment and complexity. For a summary of our significant accounting policies, including those discussed below, see Note 2 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D.

        Multi-Year Programming Contracts for Live Sporting Events.    We charge the cost of multi-year programming contracts for live sporting events with minimum guarantee payments, such as DIRECTV U.S.' agreement with the NFL, to expense based on the ratio of each period's contract revenues to the estimated total contract revenues to be earned over the contract period. Management evaluates estimated total contract revenues at least annually. Estimates of forecasted revenues rely on assumptions regarding the number of subscribers to a given sporting events package and the estimated package price throughout the contract. While we base our estimates on past experience and other relevant factors, actual results could differ from our estimates. If actual results were to significantly vary from forecasted amounts, the profit recorded on such contracts in a future period could vary from current rates and the resulting change in profits recorded could be material to our consolidated results of operations.

        Income Taxes.    We must make certain estimates and judgments in determining provisions for income taxes. These estimates and judgments occur in the calculation of tax credits, tax benefits and deductions, and in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

        We assess the recoverability of deferred tax assets at each reporting date and where applicable, record a valuation allowance to reduce the total deferred tax asset to an amount that will, more-likely-than-not, be realized in the future. Our assessment includes an analysis of whether deferred tax assets will be realized in the ordinary course of operations based on the available positive and negative evidence, including the scheduling of deferred tax liabilities and forecasted income from operating activities. The underlying assumptions we use in forecasting future taxable income require significant judgment. In the event that actual income from operating activities differs from forecasted amounts, or if we change our estimates of forecasted income from operating activities, we could record additional charges in order to adjust the carrying value of deferred tax assets to their realizable amount. Such charges could be material to our consolidated financial statements.

        In addition, the recognition of a tax benefit for tax positions involves dealing with uncertainties in the application of complex tax regulations. Judgment is required in assessing the future tax

THE DIRECTV GROUP, INC.

consequences of events that have been recognized in our financial statements or tax returns. We provide for taxes for uncertain tax positions where assessments have not been received in accordance with Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109," or FIN 48. We believe such tax reserves are adequate in relation to the potential for additional assessments. Once established, we adjust these amounts only when more information is available or when an event occurs necessitating a change to the reserves. Future events such as changes in the facts or law, judicial decisions regarding the application of existing law or a favorable audit outcome will result in changes to the amounts provided.

        Contingent Matters.    Determining when, or if, an accrual should be recorded for a contingent matter, including but not limited to legal and tax issues, and the amount of such accrual, if any, requires a significant amount of management judgment and estimation. We develop our judgments and estimates in consultation with outside counsel based on an analysis of potential outcomes. Due to the uncertainty of determining the likelihood of a future event occurring and the potential financial statement impact of such an event, it is possible that upon further development or resolution of a contingent matter, we could record a charge in a future period that would be material to our consolidated financial statements.

        Depreciable Lives of Leased Set-Top Receivers.    We currently lease most set-top receivers provided to new and existing subscribers and therefore capitalize the cost of those set-top receivers. We depreciate capitalized set-top receivers at DIRECTV U.S. over a three year estimated useful life, which is based on, among other things, management's judgment of the risk of technological obsolescence. Changes in the estimated useful lives of set-top receivers capitalized could result in significant changes to the amounts recorded as depreciation expense. Based on the book value of the DIRECTV U.S. set-top receivers capitalized as of December 31, 2008, if we extended the depreciable life of the set-top receivers by one half of a year, it would result in an approximately $250 million reduction in annual depreciation expense.

        Valuation of Long-Lived Assets.    We evaluate the carrying value of long-lived assets to be held and used, other than goodwill and intangible assets with indefinite lives, when events and circumstances warrant such a review. We consider the carrying value of a long-lived asset impaired when the anticipated undiscounted future cash flow from such asset is separately identifiable and is less than its carrying value. In that event, we recognize a loss based on the amount by which the carrying value exceeds the fair value of the long-lived asset. We determine fair value primarily using the estimated future cash flows associated with the asset under review, discounted at a rate commensurate with the risk involved, and other valuation techniques. We determine losses on long-lived assets to be disposed of in a similar manner, except that we reduce the fair value for the cost of disposal. Changes in estimates of future cash flows could result in a write-down of the asset in a future period.

        Valuation of Goodwill and Intangible Assets with Indefinite Lives.    We evaluate the carrying value of goodwill and intangible assets with indefinite lives annually in the fourth quarter or more frequently when events and circumstances change that would more likely than not result in an impairment loss. We completed our annual impairment testing during the fourth quarter of 2008, and determined that there was no impairment of goodwill or intangible assets with indefinite lives.

        The goodwill evaluation requires the estimation of the fair value of reporting units where we record goodwill. We determine fair values primarily using estimated cash flows discounted at a rate commensurate with the risk involved, when appropriate. Estimation of future cash flows requires significant judgment about future operating results, and can vary significantly from one evaluation to the next. Risk adjusted discount rates are not fixed and are subject to change over time. As a result, changes in estimated future cash flows and/or changes in discount rates could result in a write-down of

THE DIRECTV GROUP, INC.

goodwill or intangible assets with indefinite lives in a future period which could be material to our consolidated financial statements.

ACCOUNTING CHANGES AND NEW ACCOUNTING PRONOUNCEMENTS

        For a discussion of accounting changes and new accounting pronouncements see Note 2 of the Notes to the Consolidated Financial Statements included elsewhere in this Annex D.

SECURITY RATINGS

        Debt ratings by the various rating agencies reflect each agency's opinion of the ability of issuers to repay debt obligations as they come due and expected loss given a default. Ratings in the Baa range for Moody's Investors Service and the BBB range for Standard & Poor's Ratings Services, or S&P, generally indicate adequate current protection of interest payments and principal security, with certain protective elements lacking. Ratings in the Ba range for Moody's and the BB range for S&P, generally indicate moderate protection of interest and principal payments, potentially outweighed by exposure to uncertainties or adverse conditions. In general, lower ratings result in higher borrowing costs. A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

        Currently, The DIRECTV Group has the following security rating:

	Long-term Corporate Rating	Outlook
Standard & Poor's	BB	Stable

        Currently, DIRECTV U.S. has the following security ratings:

	Senior Secured	Senior Unsecured	Corporate	Outlook
Standard & Poor's	BBB-	BB	BB	Stable
Moody's	Baa3	Ba3	Ba2	Stable

***

THE DIRECTV GROUP, INC.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The following discussion and the estimated amounts generated from the sensitivity analyses referred to below include forward-looking statements of market risk which assume for analytical purposes that certain adverse market conditions may occur. Actual future market conditions may differ materially from such assumptions because the amounts noted below are the result of analyses used for the purpose of assessing possible risks and the mitigation thereof. Accordingly, you should not consider the forward-looking statements as our projections of future events or losses.

General

        Our cash flows and earnings are subject to fluctuations resulting from changes in foreign currency exchange rates, interest rates and changes in the market value of our equity investments. We manage our exposure to these market risks through internally established policies and procedures and, when deemed appropriate, through the use of derivative financial instruments. We enter into derivative instruments only to the extent considered necessary to meet our risk management objectives, and do not enter into derivative contracts for speculative purposes.

Foreign Currency Risk

        We generally conduct our business in U.S. dollars with some business conducted in a variety of foreign currencies and therefore we are exposed to fluctuations in foreign currency exchange rates. Our objective in managing our exposure to foreign currency changes is to reduce earnings and cash flow volatility associated with foreign exchange rate fluctuations. Accordingly, we may enter into foreign exchange contracts to mitigate risks associated with foreign currency denominated assets, liabilities, commitments and anticipated foreign currency transactions. The gains and losses on derivative foreign exchange contracts offset changes in value of the related exposures. As of December 31, 2008, we had no significant foreign currency exchange contracts outstanding. The impact of a hypothetical 10% adverse change in exchange rates on the fair values of foreign currency denominated assets and liabilities would be a loss of $42 million, net of taxes, at December 31, 2008.

Interest Rate Risk

        We are subject to fluctuating interest rates, which may adversely impact our consolidated results of operations and cash flows. We had outstanding debt of $5,831 million at December 31, 2008, excluding the unamortized bond premium, which consisted of DIRECTV U.S.' fixed rate borrowings of $3,410 million and variable rate borrowings of $2,421 million. As of December 31, 2008, a hypothetical one percentage point increase in interest rates related to our outstanding variable rate debt would have increased our annual interest expense by approximately $24 million.

***

THE DIRECTV GROUP, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The DIRECTV Group, Inc.
El Segundo, California

        We have audited the accompanying consolidated balance sheets of The DIRECTV Group, Inc. (the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedules listed in the Index at Item 15. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The DIRECTV Group, Inc. at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        As discussed in Note 2 of the Notes to the Consolidated Financial Statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Board, or FASB, Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109; effective December 31, 2007, the Company adopted the measurement date provision of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R).

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 26, 2009

THE DIRECTV GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions, Except Per Share Amounts)
Revenues	$19,693	$17,246	$14,755
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	8,298	7,346	6,201
Subscriber service expenses	1,290	1,240	1,111
Broadcast operations expenses	360	323	286
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	2,429	2,096	1,945
Upgrade and retention costs	1,058	976	870
General and administrative expenses	1,243	1,095	1,069
Gain from disposition of businesses	—	—	(118)
Depreciation and amortization expense	2,320	1,684	1,034

Total operating costs and expenses	16,998	14,760	12,398

Operating profit	2,695	2,486	2,357
Interest income	81	111	146
Interest expense	(360)	(235)	(246)
Other, net	55	26	42

Income from continuing operations before income taxes and minority interests	2,471	2,388	2,299
Income tax expense	(864)	(943)	(866)
Minority interests in net earnings of subsidiaries	(92)	(11)	(13)

Income from continuing operations	1,515	1,434	1,420
Income from discontinued operations, net of taxes	6	17	—

Net income	$1,521	$1,451	$1,420

Basic earnings per common share:
Income from continuing operations	$1.36	$1.20	$1.13
Income from discontinued operations, net of taxes	0.01	0.01	—

Net income	$1.37	$1.21	$1.13

Diluted earnings per common share:
Income from continuing operations	$1.36	$1.20	$1.12
Income from discontinued operations, net of taxes	0.01	0.01	—

Net income	$1.37	$1.21	$1.12

Weighted average number of common shares outstanding (in millions):
Basic	1,110	1,195	1,262
Diluted	1,114	1,202	1,270

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
	(Dollars in Millions, Except Share Data)
ASSETS
Current assets
Cash and cash equivalents	$2,005	$1,083
Accounts receivable, net	1,423	1,535
Inventories	192	193
Deferred income taxes	68	90
Prepaid expenses and other	356	245

Total current assets	4,044	3,146
Satellites, net	2,476	2,026
Property and equipment, net	4,171	3,807
Goodwill	3,753	3,669
Intangible assets, net	1,172	1,577
Investments and other assets	923	838

Total assets	$16,539	$15,063

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,115	$3,032
Unearned subscriber revenues and deferred credits	362	354
Current portion of long-term debt	108	48

Total current liabilities	3,585	3,434
Long-term debt	5,725	3,347
Deferred income taxes	524	567
Other liabilities and deferred credits	1,749	1,402
Commitments and contingencies
Minority interests redeemable at fair value of $325 million as of December 31, 2008	103	11
Stockholders' equity
Common stock and additional paid-in capital—$0.01 par value, 3,000,000,000 shares authorized, 1,024,182,043 shares and 1,148,268,203 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	8,540	9,318
Accumulated deficit	(3,559)	(2,995)
Accumulated other comprehensive loss	(128)	(21)

Total stockholders' equity	4,853	6,302

Total liabilities and stockholders' equity	$16,539	$15,063

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

	Common Shares	Common Stock and Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss, net of taxes	Total Stockholders' Equity	Comprehensive Income, net of taxes
	(Dollars in Millions, Except Share Data)
Balance at January 1, 2006	1,391,031,989	$10,956	$(3,002)	$(14)	$7,940
Net income			1,420		1,420	$1,420
Stock repurchased and retired	(184,115,524)	(1,452)	(1,525)		(2,977)
Stock options exercised and restricted stock units vested and distributed	19,573,728	257			257
Share-based compensation expense		39			39
Tax benefit from stock option exercises		42			42
Other		(6)			(6)
Minimum pension liability adjustment, net of tax				24	24	24
Adjustment to initially record funded status of defined benefit plans upon adoption of SFAS No. 158, net of tax				(46)	(46)
Foreign currency translation adjustments				2	2	2
Unrealized losses on securities, net of tax				(14)	(14)	(14)

Comprehensive income						$1,432

Balance at December 31, 2006	1,226,490,193	9,836	(3,107)	(48)	6,681
Net Income			1,451		1,451	$1,451
Stock repurchased and retired	(86,173,710)	(692)	(1,333)		(2,025)
Stock options exercised and restricted stock units vested and distributed	7,951,720	118			118
Share-based compensation expense		49			49
Tax benefit from stock option exercises		18			18
Other		(11)			(11)
Adjustment to initially record cumulative effect of adopting FIN 48, net of tax			(5)		(5)
Adjustment to record adoption of measurement date provisions of SFAS No. 158, net of tax			(1)		(1)
Amortization of amounts resulting from changes in defined benefit plan experience and actuarial assumptions, net of tax				16	16	16
Foreign currency translation adjustments				(1)	(1)	(1)
Unrealized gains on securities, net of tax				12	12	12

Comprehensive income						$1,478

Balance at December 31, 2007	1,148,268,203	9,318	(2,995)	(21)	6,302
Net Income			1,521		1,521	$1,521
Stock repurchased and retired	(131,476,804)	(1,089)	(2,085)		(3,174)
Stock options exercised and restricted stock units vested and distributed	7,390,644	105			105
Share-based compensation expense		51			51
Tax benefit from stock option exercises		15			15
Capital contribution		160			160
Other		(20)			(20)
Amortization of amounts resulting from changes in defined benefit plan experience and actuarial assumptions, net of tax				(87)	(87)	(87)
Unrealized losses on securities, net of tax				(20)	(20)	(20)

Comprehensive income						$1,414

Balance at December 31, 2008	1,024,182,043	$8,540	$(3,559)	$(128)	$4,853

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Cash Flows From Operating Activities
Net income	$1,521	$1,451	$1,420
Income from discontinued operations, net of taxes	(6)	(17)	—

Income from continuing operations	1,515	1,434	1,420
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	2,320	1,684	1,034
Amortization of deferred revenues and deferred credits	(104)	(98)	(41)
Gain from disposition of businesses	—	—	(118)
Dividends received	35	—	—
Deferred income taxes	107	439	765
Other	119	45	23
Change in operating assets and liabilities:
Accounts and notes receivable	95	(166)	(283)
Inventories	18	(45)	139
Prepaid expenses and other	(96)	46	(12)
Accounts payable and accrued liabilities	(23)	255	158
Unearned subscriber revenues and deferred credits	8	72	2
Other, net	(84)	(21)	75

Net cash provided by operating activities	3,910	3,645	3,162

Cash Flows From Investing Activities
Cash paid for property and equipment	(2,101)	(2,523)	(1,754)
Cash paid for satellites	(128)	(169)	(222)
Investment in companies, net of cash acquired	(204)	(348)	(389)
Purchase of short-term investments	—	(588)	(2,517)
Sale of short-term investments	—	748	3,029
Proceeds from sale of investments	—	—	182
Proceeds from collection of notes receivable	—	—	142
Other, net	45	58	(7)

Net cash used in investing activities	(2,388)	(2,822)	(1,536)

Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,490	—	—
Debt issuance costs	(19)	—	—
Repayment of long-term debt	(53)	(220)	(8)
Net increase (decrease) in short-term borrowings	—	2	(2)
Repayment of other long-term obligations	(117)	(121)	(100)
Common shares repurchased and retired	(3,174)	(2,025)	(2,977)
Capital contribution	160	—	—
Stock options exercised	105	118	257
Excess tax benefit from share-based compensation	8	7	2

Net cash used in financing activities	(600)	(2,239)	(2,828)

Net increase (decrease) in cash and cash equivalents	922	(1,416)	(1,202)
Cash and cash equivalents at beginning of the year	1,083	2,499	3,701

Cash and cash equivalents at end of the year	$2,005	$1,083	$2,499

Supplemental Cash Flow Information
Cash paid for interest	$334	$230	$243
Cash paid for income taxes	706	408	30

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Description of Business

        The DIRECTV Group, Inc., which we sometimes refer to as the company, we, or us, is a leading provider of digital television entertainment in the United States and Latin America. Our two business segments, DIRECTV U.S. and DIRECTV Latin America, which are differentiated by their geographic location, are engaged in acquiring, promoting, selling and/or distributing digital entertainment programming via satellite to residential and commercial subscribers.

  •
  DIRECTV U.S.  DIRECTV Holdings LLC and its subsidiaries, which we refer to as DIRECTV U.S., is the largest provider of direct-to-home, or DTH, digital television services and the second largest provider in the multi-channel video programming distribution, or MVPD, industry in the United States.

  •
  DIRECTV Latin America.  DIRECTV Latin America, or DTVLA, is a leading provider of DTH digital television services throughout Latin America. DTVLA is comprised of: PanAmericana, which provides services in Venezuela, Argentina, Chile, Colombia, Puerto Rico and certain other countries in the region through our wholly-owned subsidiary, DIRECTV Latin America, LLC, or DLA LLC; our 74% owned subsidiary Sky Brasil Servicos Ltda., which we refer to as Sky Brazil; and our 41% equity method investment in Innova, S. de R.L. de C.V., or Sky Mexico.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

        We present our accompanying financial statements on a consolidated basis and include our accounts and those of our domestic and foreign subsidiaries that we control through equity ownership or for which we are deemed to be the primary beneficiary, after elimination of intercompany accounts and transactions. We allocate earnings and losses to minority interests only to the extent of a minority investor's investment in a subsidiary.

Use of Estimates in the Preparation of the Consolidated Financial Statements

        We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, which requires us to make estimates and assumptions that affect amounts reported herein. We base our estimates and assumptions on historical experience and on various other factors that we believe to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, our actual results reported in future periods may be affected by changes in those estimates.

Revenue Recognition

        We recognize subscription and pay-per-view revenues when programming is broadcast to subscribers. We recognize subscriber fees for multiple set-top receivers, our published programming guide, warranty services and equipment rental as revenue, as earned. We recognize advertising revenues when the related services are performed. We defer programming payments received from subscribers in advance of the broadcast as "Unearned subscriber revenues and deferred credits" in the Consolidated Balance Sheets until earned.

Broadcast Programming and Other

        We recognize the costs of television programming distribution rights when we distribute the related programming. We recognize the costs of television programming rights to distribute live sporting events

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

for a season or tournament to expense using the straight-line method over the course of the season or tournament. However, we recognize the costs for live sporting events with multi-year contracts and minimum guarantee payments based on the ratio of each period's revenues to the estimated total contract revenues to be earned over the contract period. We evaluate estimated total contract revenues at least annually.

        We defer advance payments in the form of cash and equity instruments from programming content providers for carriage of their signal and recognize them as a reduction of "Broadcast programming and other" in the Consolidated Statements of Operations on a straight-line basis over the related contract term. We record equity instruments at fair value based on quoted market prices or values determined by management. Through the end of 2006, we also recorded the amortization of a provision for above-market programming contracts that we recorded in connection with the 1999 acquisition of certain premium subscription programming contracts from United States Satellite Broadcasting Company, Inc. as a reduction of programming costs.

Subscriber Acquisition Costs

        Subscriber acquisition costs consist of costs we incur to acquire new subscribers. We include the cost of set-top receivers and other equipment, commissions we pay to national retailers, independent satellite television retailers, dealers, telephone communication companies and the cost of installation, advertising, marketing and customer call center expenses associated with the acquisition of new subscribers in subscriber acquisition costs. We expense these costs as incurred, or when subscribers activate the DIRECTV® service, as appropriate, except for the cost of set-top receivers leased to new subscribers which we capitalize in "Property and equipment, net" in the Consolidated Balance Sheets. Although paid in advance, the retailer or dealer earns substantially all commissions paid for customer acquisitions over 12 months from the date of subscriber activation. Should the subscriber cancel our service during the 12 month service period, we are reimbursed for the unearned portion of the commission by the retailer or dealer and record a decrease to subscriber acquisition costs. DIRECTV U.S. implemented a lease program on March 1, 2006, after which most set-top receivers provided to new subscribers are capitalized. We include the amount of our set-top receivers capitalized each period for subscriber acquisition activities in the Consolidated Statements of Cash Flows under the caption "Cash paid for property and equipment." See Note 4 below for additional information.

Upgrade and Retention Costs

        Upgrade and retention costs consist primarily of costs we incur for loyalty programs offered to existing subscribers. The costs for loyalty programs include the costs of installing or providing hardware under our movers program (for subscribers relocating to a new residence), multiple set-top receiver offers, digital video recorder, or DVR, high-definition, or HD, local channel upgrade programs and other similar initiatives, and third party commissions we incur for the sale of additional set-top receivers to existing subscribers. We expense these costs as incurred, except for the cost of set-top receivers leased to existing subscribers which we capitalize in "Property and equipment, net" in the Consolidated Balance Sheets. DIRECTV U.S. implemented a lease program on March 1, 2006, after which most set-top receivers provided to existing subscribers under upgrade and retention programs are capitalized. We include the amount of our set-top receivers capitalized each period for upgrade and retention activities in the Consolidated Statements of Cash Flows under the caption "Cash paid for property and equipment." See Note 4 below for additional information.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Cash and Cash Equivalents

        Cash and cash equivalents consist of highly liquid investments we purchase with original maturities of three months or less.

Inventories

        We state inventories at the lower of average cost or market. Inventories consist of finished goods for DIRECTV System equipment and DIRECTV System access cards.

Property and Equipment, Satellites and Depreciation

        We carry property and equipment, and satellites at cost, net of accumulated depreciation. The amounts we capitalize for satellites currently being constructed and those that have been successfully launched include the costs of construction, launch, launch insurance, incentive obligations and related capitalized interest. We generally compute depreciation using the straight-line method over the estimated useful lives of the assets. We amortize leasehold improvements over the lesser of the life of the asset or term of the lease.

Goodwill and Intangible Assets

        Goodwill and intangible assets with indefinite lives are carried at historical cost and are subject to write-down, as needed, based upon an impairment analysis that we must perform at least annually, or sooner if an event occurs or circumstances change that would more likely than not result in an impairment loss. We perform our annual impairment analysis in the fourth quarter of each year. If an impairment loss results from the annual impairment test, we would record the loss as a pre-tax charge to operating income.

        We amortize other intangible assets using the straight-line method over their estimated useful lives, which range from 5 to 20 years.

Valuation of Long-Lived Assets

        We evaluate the carrying value of long-lived assets to be held and used, other than goodwill and intangible assets with indefinite lives, when events and circumstances warrant such a review. We consider the carrying value of a long-lived asset impaired when the anticipated undiscounted future cash flow from such asset is separately identifiable and is less than its carrying value. In that event, we would recognize a loss based on the amount by which the carrying value exceeds the fair value of the long-lived asset. We determine fair value primarily using estimated future cash flows associated with the asset under review, discounted at a rate commensurate with the risk involved, or other valuation techniques. We determine losses on long-lived assets to be disposed of in a similar manner, except that we reduce the fair value for the cost of disposal.

Foreign Currency

        The U.S. dollar is the functional currency for most of our foreign operations. We recognize gains and losses resulting from remeasurement of these operations' foreign currency denominated assets, liabilities and transactions into the U.S. dollar in the Consolidated Statements of Operations.

        We also have foreign operations where the local currency is their functional currency. Accordingly, these foreign entities translate assets and liabilities from their local currencies to U.S. dollars using year end exchange rates while income and expense accounts are translated at the average rates in effect

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

during the year. We record the resulting translation adjustment as part of accumulated other comprehensive income (loss), which we refer to as OCI, a separate component of stockholders' equity.

Investments and Financial Instruments

        We maintain investments in equity securities of unaffiliated companies. We carry non-marketable equity securities at cost. We consider marketable equity securities available-for-sale and they are carried at current fair value based on quoted market prices with unrealized gains or losses (excluding other-than-temporary losses), net of taxes, reported as part of OCI. We continually review our investments to determine whether a decline in fair value below the cost basis is "other-than-temporary." We consider, among other factors: the magnitude and duration of the decline; the financial health and business outlook of the investee, including industry and sector performance, changes in technology, and operational and financing cash flow factors; and our intent and ability to hold the investment. If we judge the decline in fair value to be other-than-temporary, we write-down the cost basis of the security to fair value and recognize the amount in the Consolidated Statements of Operations as part of "Other, net" and record it as a reclassification adjustment from OCI.

        We account for investments in which we own at least 20% of the voting securities or have significant influence under the equity method of accounting. We record equity method investments at cost and adjust for the appropriate share of the net earnings or losses of the investee. We record investee losses up to the amount of the investment plus advances and loans made to the investee, and financial guarantees made on behalf of the investee.

        The carrying value of cash and cash equivalents, accounts receivable, investments and other assets, accounts payable, and amounts included in accrued liabilities and other meeting the definition of a financial instrument approximated their fair values at December 31, 2008 and 2007.

Debt Issuance Costs

        We defer costs we incur to issue debt and amortize these costs to interest expense using the straight-line method over the term of the respective obligation.

Share-Based Payment

        We grant restricted stock units and common stock options to our employees and directors.

        We record compensation expense equal to the fair value of stock-based awards at the date approved on a straight-line basis over the requisite service period of up to three years, reduced for estimated forfeitures and adjusted for anticipated payout percentages related to the achievement of performance targets.

Income Taxes

        We determine deferred tax assets and liabilities based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which we expect the differences to reverse. We must make certain estimates and judgments in determining income tax provisions, assessing the likelihood of recovering our deferred tax assets, and evaluating tax positions.

        With the adoption of the Financial Accounting Standards Board, or FASB, Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109," or FIN 48, on January 1, 2007, we now recognize a benefit in "Income tax expense" in the Consolidated

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Statements of Operations for uncertain tax positions that are more-likely-than-not to be sustained upon examination, measured at the largest amount that has a greater than 50% likelihood of being realized upon settlement. Unrecognized tax benefits represent tax benefits taken or expected to be taken in income tax returns, for which the benefit has not yet been recognized in "Income tax expense" in the Consolidated Statements of Operations due to the uncertainty of whether such benefits will be ultimately realized. We recognize interest and penalties accrued related to unrecognized tax benefits in "Income tax expense" in the Consolidated Statements of Operations. Unrecognized tax benefits are recorded in "Income tax expense" in the Consolidated Statement of Operations at such time that the benefit is effectively settled.

Advertising Costs

        We expense advertising costs primarily in "Subscriber acquisition costs" in the Consolidated Statements of Operations as incurred. Advertising expenses, net of payments received from programming content providers for marketing support, were $301 million in 2008, $261 million in 2007, and $233 million in 2006.

Market Concentrations and Credit Risk

        We sell programming services and extend credit, in amounts generally not exceeding $200 each, to a large number of individual residential subscribers throughout the United States and most of Latin America. As applicable, we maintain allowances for anticipated losses.

Accounting Changes

        On January 1, 2008 we adopted Statement of Financial Accounting Standards, or SFAS, No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115." SFAS No. 159 permits, but does not require, companies to report at fair value the majority of recognized financial assets, financial liabilities and firm commitments. Under this standard, unrealized gains and losses on items for which the fair value option is elected are reported in earnings at each subsequent reporting date. Our adoption of SFAS No. 159 did not have any effect on our consolidated financial statements, as we have not elected to report subject instruments at fair value.

        On January 1, 2008 we adopted SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, sets out a framework for measuring fair value under accounting principles generally accepted in the United States of America, or GAAP, and expands disclosures about fair value measurements of assets and liabilities to include disclosure about inputs used in the determination of fair value using the following three categories:

        Level 1: Quoted market prices in active markets for identical assets or liabilities.

        Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

        Level 3: Unobservable inputs that are not corroborated by market data.

        SFAS No. 157 applies under other accounting pronouncements previously issued by the FASB that require or permit fair value measurements. Our adoption of SFAS No. 157 did not have any effect on our consolidated financial statements.

        On January 1, 2008 we adopted Emerging Issues Task Force, or EITF, Issue No. 06-1, "Accounting for Consideration Given by a Service Provider to a Manufacturer or Reseller of Equipment Necessary

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

for an End-Customer to Receive Service from the Service Provider." EITF No. 06-1 provides guidance to service providers regarding the proper reporting of consideration given to manufacturers or resellers of equipment necessary for an end-customer to receive its services. Depending on the circumstances, such consideration is reported as either an expense or a reduction of revenues. Our adoption of EITF No. 06-1 did not have any effect on our consolidated financial statements.

        We adopted FIN 48 on January 1, 2007, the cumulative effect of which resulted in a $5 million increase to "Accumulated deficit" in the Consolidated Balance Sheets. As of the date of adoption, our unrecognized tax benefits and accrued interest totaled $204 million, including $166 million of tax positions the recognition of which would affect the annual effective income tax rate. As of the date of adoption, we have accrued $45 million in interest and penalties as part of our liability for unrecognized tax benefits. See Note 9 below for additional information regarding unrecognized tax benefits.

        On December 31, 2007, we adopted the measurement date provision of SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This provision requires the measurement of plan assets and benefit obligations as of the date of our fiscal year end and accordingly resulted in a change in our measurement date, which was previously November 30. As a result of the adoption of this provision, we recorded an adjustment of $1 million to recognize net periodic benefit cost for the one month difference to "Accumulated deficit" in the Consolidated Balance Sheets as of December 31, 2007.

        On December 31, 2006, we adopted the provisions of SFAS No. 158 that require us to recognize the funded status of our defined benefit postretirement plans in our Consolidated Balance Sheets and require that we recognize changes in the funded status of our defined benefit postretirement plans as a component of other comprehensive income, net of tax, in stockholders' equity in the Consolidated Balance Sheets, in the year in which changes occur. The adoption of the provisions to recognize the funded status of our benefit plans resulted in a $46 million decrease in "Accumulated other comprehensive income" in our Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income as of December 31, 2006.

New Accounting Standards

        At the March 12, 2008 EITF meeting, the SEC Observer announced revisions to Topic D-98 "Classification and Measurement of Redeemable Securities", which provides SEC registrants guidance on the financial statement classification and measurement of equity securities that are subject to mandatory redemption requirements or whose redemption is outside the control of the issuer. The revised Topic D-98 requires that redeemable minority interests, such as Globo Comunicacoes e Participacoes S.A.'s, or Globo's, redeemable interest described in Note 19 to the Notes to the Consolidated Financial Statements that are redeemable at the option of the holder should be recorded outside of permanent equity at fair value, and the redeemable minority interests should be adjusted to their fair value at each balance sheet date. Adjustments to the carrying amount of a noncontrolling interest from the application of Topic D-98 are recorded to retained earnings (or additional paid-in-capital in the absence of retained earnings). We will apply this guidance in our Consolidated Financial Statements beginning January 1, 2009, which will result in us recording the fair value of our redeemable minority interest as of January 1, 2009 with a corresponding adjustment to "Additional paid in capital" in the Consolidated Balance Sheets. Had we adopted this guidance as of December 31, 2008, we would have recorded a $222 million increase to "Minority interest" with a corresponding decrease to "Common stock and additional paid-in-capital" in the Consolidated Balance Sheets.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        In December 2007, the FASB issued SFAS No. 160 "Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51.", which establishes standards of accounting and reporting of noncontrolling interests in subsidiaries, currently known as minority interests, in consolidated financial statements, provides guidance on accounting for changes in the parent's ownership interest in a subsidiary and establishes standards of accounting of the deconsolidation of a subsidiary due to the loss of control. SFAS No. 160 requires an entity to present minority interests as a component of equity. Additionally, SFAS No. 160 requires an entity to present net income and consolidated comprehensive income attributable to the parent and the minority interest separately on the face of the Consolidated Statements of Operations. SFAS No. 160 is required to be applied prospectively, except for the presentation and disclosure requirements, which must be applied retrospectively for all periods presented. The adoption of SFAS No. 160 on January 1, 2009, as required, will only affect the presentation of the minority interest in our Consolidated Statements of Operations.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations." SFAS No. 141R will require the acquiring entity to record 100% of all assets and liabilities acquired, including goodwill and any non-controlling interest, generally at their fair values for all business combinations, whether partial, full or step acquisitions. Under SFAS No. 141R certain contingent assets and liabilities, as well as contingent consideration, will also be required to be recognized at fair value on the date of acquisition and acquisition related transaction and restructuring costs will be expensed. Additionally, SFAS No. 141R requires disclosures about the nature and financial effect of the business combination and also changes the accounting for certain income tax assets recorded in purchase accounting. The adoption of SFAS No. 141R as required, on January 1, 2009, will change the way we account for adjustments to deferred tax asset valuation allowances recorded in purchase accounting for prior business combinations and will change the accounting for all business combinations consummated after January 1, 2009.

Note 3: Accounts Receivable, Net

        The following table sets forth the amounts recorded for "Accounts receivable, net" in our Consolidated Balance Sheets as of December 31:

	2008	2007
	(Dollars in Millions)
Subscriber	$918	$925
Trade and other	555	666

Subtotal	1,473	1,591
Less: Allowance for doubtful accounts	(50)	(56)

Accounts receivable, net	$1,423	$1,535

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Note 4: Satellites, Net and Property and Equipment, Net

        The following table sets forth the amounts recorded for "Satellites, net" and "Property and equipment, net" in our Consolidated Balance Sheets at December 31:

	Estimated Useful Lives (years)	2008	2007
	(Dollars in Millions)
Satellites	10-16	$2,956	$2,163
Satellites under construction	—	292	474

Total		3,248	2,637
Less: Accumulated depreciation		(772)	(611)

Satellites, net		$2,476	$2,026

Land and improvements	9-30	$37	$34
Buildings and leasehold improvements	2-40	342	301
Machinery and equipment	3-23	3,211	2,821
Subscriber leased set-top receivers	3-7	4,853	3,731
Construction in-progress	—	271	365

Total		8,714	7,252
Less: Accumulated depreciation		(4,543)	(3,445)

Property and equipment, net		$4,171	$3,807

        We capitalized interest costs of $18 million in 2008, $51 million in 2007, and $55 million in 2006 as part of the cost of our property and satellites under construction. Depreciation expense was $1,907 million in 2008, $1,264 million in 2007, and $664 million in 2006.

        On March 1, 2006, DIRECTV U.S. introduced a new set-top receiver lease program. Prior to March 1, 2006, most set-top receivers provided to new and existing DIRECTV U.S. subscribers were immediately expensed upon activation as a subscriber acquisition or upgrade and retention cost in the Consolidated Statements of Operations. Subsequent to the introduction of the lease program, we lease most set-top receivers provided to new and existing subscribers, and therefore capitalize the set-top receivers in "Property and equipment, net" in the Consolidated Balance Sheets. We depreciate capitalized set-top receivers over a three year estimated useful life and include the amount of set-top receivers capitalized each period in "Cash paid for property and equipment" in the Consolidated Statements of Cash Flows.

        The following table sets forth the amount of DIRECTV U.S. set-top receivers we capitalized, and depreciation expense we recorded, under the lease program for each of the periods presented:

Capitalized subscriber leased equipment:	Years ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Subscriber leased equipment—subscriber acquisitions	$599	$762	$599
Subscriber leased equipment—upgrade and retention	537	774	473

Total subscriber leased equipment capitalized	$1,136	$1,536	$1,072

Depreciation expense—subscriber leased equipment	$1,100	$645	$147

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Note 5: Goodwill and Intangible Assets

        The following table sets forth the changes in the carrying amounts of "Goodwill" in the Consolidated Balance Sheets by segment for the years ended December 31, 2008 and 2007:

	DIRECTV U.S.	DIRECTV Latin America	Total
	(Dollars in Millions)
Balance as of January 1, 2007	$3,032	$483	$3,515
Acquisition of Darlene interest in DLA LLC	—	187	187
Sky Brazil purchase price allocation	—	(31)	(31)
Other	—	(2)	(2)

Balance as of December 31, 2007	3,032	637	3,669
Acquisition related to home service provider business	157	—	157
Sky Brazil deferred income tax valuation allowance	—	(73)	(73)

Balance as of December 31, 2008	$3,189	$564	$3,753

        The following table sets forth the components for "Intangible assets, net" in the Consolidated Balance Sheets at:

		December 31, 2008			December 31, 2007
	Estimated Useful Lives (years)	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
		(Dollars in Millions)
Orbital slots	Indefinite	$432		$432	$432		$432
72.5° WL Orbital license	5	208	$171	37	208	$132	76
Subscriber related	5-10	1,697	1,255	442	1,697	942	755
Dealer network	15	130	79	51	130	71	59
Trade name and other	10-20	102	9	93	95	5	90
Distribution rights	7	334	217	117	334	169	165

Total intangible assets		$2,903	$1,731	$1,172	$2,896	$1,319	$1,577

        Amortization expense of intangible assets was $412 million in 2008 and $419 million in 2007 and $369 million in 2006.

        Estimated amortization expense for intangible assets in each of the next five years and thereafter is as follows: $350 million in 2009; $152 million in 2010; $97 million in 2011; $55 million in 2012; $17 million in 2013 and $69 million thereafter.

        We performed our annual impairment tests for goodwill and orbital slots in the fourth quarters of 2008, 2007, and 2006. The estimated fair values for each reporting unit and the orbital slots exceeded our carrying values, and accordingly, no impairment losses were recorded during 2008, 2007, or 2006.

Note 6: Investments

Equity Method Investments

        We have investments in companies that we account for under the equity method of accounting totaling $667 million as of December 31, 2008 and $551 million as of December 31, 2007.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        We paid cash of $96 million in 2008, $13 million in 2007 and $381 million in 2006 to acquire interests in companies we account for under the equity method of accounting. As discussed in Note 17, we acquired a 41% interest in Sky Mexico in 2006. The book value of our investment in Sky Mexico was $537 million at December 31, 2008 and $505 million at December 31, 2007.

        The following table sets forth equity in earnings of our 41% interest in Sky Mexico for the periods presented:

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Equity in earnings of Sky Mexico	$63	$41	$18

        We received cash dividends of $35 million in 2008 from companies that we account for under the equity method.

        In January 2006, we completed the sale of our 50% interest in HNS LLC to SkyTerra Communications, Inc. and resolved a working capital adjustment from a prior transaction with SkyTerra in exchange for $110 million in cash, which resulted in our recording a gain of $14 million related to the sale, in addition to equity earnings of HNS LLC of $11 million in "Other, net" in the Consolidated Statements of Operations.

Other Investments

        We had investments in marketable equity securities of $23 million as of December 31, 2008 and $56 million as of December 31, 2007, which were stated at current fair value and classified as available-for-sale.

        Accumulated unrealized gains, net of taxes, included as part of accumulated other comprehensive income were $1 million in 2008, $21 million in 2007 and $9 million in 2006.

Note 7: Accounts Payable and Accrued Liabilities; Other Liabilities and Deferred Credits

        The following represent significant components of "Accounts payable and accrued liabilities" in our Consolidated Balance Sheets as of December 31:

	2008	2007
	(Dollars in Millions)
Programming costs	$1,640	$1,506
Accounts payable	433	447
Property and income taxes	161	154
Payroll and employee benefits	165	139
Interest payable	45	26
Other	671	760

Total accounts payable and accrued liabilities	$3,115	$3,032

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        The following represent significant components of "Other liabilities and deferred credits" in our Consolidated Balance Sheets as of December 31:

	2008	2007
	(Dollars in Millions)
Obligations under capital leases	$542	$43
Other accrued taxes	428	343
Programming costs	251	368
Pension and other postretirement benefits	179	75
Deferred credits	122	213
Other	227	360

Total other liabilities and deferred credits	$1,749	$1,402

Note 8: Debt

        The following table sets forth our outstanding debt:

	Interest Rates at December 31, 2008	December 31,
		2008	2007
		(Dollars in Millions)
8.375% senior notes due in 2013	8.375%	$910	$910
6.375% senior notes due in 2015	6.375%	1,000	1,000
7.625% senior notes due in 2016	7.625%	1,500	—
Senior secured credit facility, net of unamortized discount of $9 million as of December 31, 2008	3.165%	2,421	1,483
Unamortized bond premium	—	2	2

Total debt		5,833	3,395
Less: Current portion of long-term debt		(108)	(48)

Long-term debt		$5,725	$3,347

2008 Financing Transactions

        In May 2008, DIRECTV U.S. completed financing transactions that included the issuance of senior notes and an amendment to its existing senior secured credit facility as discussed below. We incurred $20 million of debt issuance costs in connection with these transactions.

        DIRECTV U.S. issued $1,500 million in senior notes due in 2016 in a private placement transaction. The eight-year notes bear interest at 7.625%. Principal on the senior notes is payable upon maturity, while interest is payable semi-annually commencing November 15, 2008. The senior notes have been fully and unconditionally guaranteed, jointly and severally, by substantially all of DIRECTV U.S.' current and certain of its future domestic subsidiaries on a senior unsecured basis. On November 11, 2008, we completed an exchange offer in which holders of substantially all of the outstanding principal amount of the senior notes exchanged the original senior notes for registered notes with identical terms, except that the registered notes are registered under the Securities Act of 1933, as amended, and do not bear the legends restricting their transfer.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        DIRECTV U.S. also amended its senior secured credit facility to include a new $1,000 million Term Loan C, which was issued at a 1% discount, resulting in $990 million of proceeds. Initially, borrowings under Term Loan C bear interest at 5.25%, however the rate is variable based on changes in the London InterBank Offered Rate, or LIBOR. The interest rate may be increased or decreased under certain conditions. The Term Loan C has a final maturity of April 13, 2013, and we began making quarterly principal payments totaling 1% annually on September 30, 2008. The senior secured credit facility is secured by substantially all of DIRECTV U.S.' assets and the assets of its current and certain of its future domestic subsidiaries and is fully and unconditionally guaranteed, jointly and severally, by substantially all of DIRECTV U.S.' current and certain of its future domestic subsidiaries.

        Notes Payable.    All of our senior notes were issued by DIRECTV U.S. and have been registered under the Securities Act of 1933, as amended. The 8.375% senior notes, 6.375% senior notes and 7.625% senior notes are unsecured and have been fully and unconditionally guaranteed, jointly and severally, by substantially all of DIRECTV U.S.' assets. Principal on the senior notes is payable upon maturity, while interest is payable semi-annually.

        The fair value of our 8.375% senior notes was approximately $904 million at December 31, 2008 and approximately $948 million at December 31, 2007. The fair value of our 6.375% senior notes was approximately $911 million at December 31, 2008 and approximately $962 million at December 31, 2007. The fair value of our 7.625% senior notes was approximately $1,451 million at December 31, 2008. We calculated the fair values based on quoted market prices of our senior notes, which is a Level 1 input under SFAS No. 157, on those dates.

        Credit Facility.    At December 31, 2008, DIRECTV U.S.' senior secured credit facility consisted of a $463 million six-year Term Loan A, a $972 million eight-year Term Loan B, a $986 million five-year Term Loan C and a $500 million undrawn six-year revolving credit facility. The Term Loan A, Term Loan B and Term Loan C components of the senior secured credit facility currently bear interest at a rate equal to the London InterBank Offered Rate, or LIBOR, plus 0.75%, 1.50% and 2.25%, respectively. In addition, we pay a commitment fee of 0.175% per year for the unused commitment under the revolving credit facility. The interest rate and commitment fee may be increased or decreased under certain conditions. The senior secured credit facility is secured by substantially all of DIRECTV U.S.' assets and is fully and unconditionally guaranteed, jointly and severally by substantially all of DIRECTV U.S.' material domestic subsidiaries.

        Our notes payable and credit facility mature as follows: $108 million in 2009, $308 million in 2010, $108 million in 2011, $20 million in 2012, $2,796 million in 2013 and $2,500 million thereafter. These amounts do not reflect potential prepayments that may be required under our senior secured credit facility, which could result from a computation of excess cash flows that we may be required to make at each year end under the credit agreement. We were not required to make a prepayment for the years ended December 31, 2008, 2007, or 2006. The amount of interest accrued related to our outstanding debt was $45 million at December 31, 2008 and $26 million at December 31, 2007.

        Sky Brazil Bank Loan.    As a result of our acquisition of Sky Brazil, we assumed Sky Brazil's $210 million U.S. dollar denominated variable rate bank loan due in August 2007. In January 2007, we paid $210 million to the lending banks, who in turn assigned the loan to a wholly-owned subsidiary of The DIRECTV Group. As a result, this loan is no longer outstanding on a consolidated basis.

        Covenants and Restrictions.    The senior secured credit facility requires DIRECTV U.S. to comply with certain financial covenants. The senior notes and the senior secured credit facility also include covenants that restrict DIRECTV U.S.' ability to, among other things, (i) incur additional indebtedness,

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

(ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) merge or consolidate with another entity, (vi) sell, assign, lease or otherwise dispose of all or substantially all of its assets, and (vii) make voluntary prepayments of certain debt, in each case subject to exceptions as provided in the credit agreement and senior notes indentures. Should DIRECTV U.S. fail to comply with these covenants, all or a portion of its borrowings under the senior notes and senior secured credit facility could become immediately payable and its revolving credit facility could be terminated. At December 31, 2008, DIRECTV U.S. was in compliance with all such covenants. The senior notes and senior secured credit facility also provide that the borrowings may be required to be prepaid if certain change-in-control events occur. In September 2008, Liberty Media became the majority owner of our outstanding common stock. There was no ratings decline for the senior notes associated with that event, and DIRECTV U.S. was not required either to offer to redeem any of the senior notes pursuant to their respective indentures or to prepay any of the borrowings under the senior secured credit facility.

        Restricted Cash.    Restricted cash of $15 million as of December 31, 2008 and $5 million as of December 31, 2007 was included as part of "Prepaid expenses and other" in our Consolidated Balance Sheets. These amounts secure our letter of credit obligations. Restrictions on the cash will be removed as the letters of credit expire.

Note 9: Income Taxes

        We base our income tax expense or benefit on reported "Income from continuing operations before income taxes and minority interests." Deferred income tax assets and liabilities reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, as measured by applying currently enacted tax laws.

        Our income tax expense consisted of the following for the years ended December 31:

	2008	2007	2006
	(Dollars in Millions)
Current tax expense:
U.S. federal	$(543)	$(450)	$(20)
Foreign	(128)	(73)	(16)
State and local	(72)	(103)	(32)

Total	(743)	(626)	(68)

Deferred tax (expense) benefit:
U.S. federal	(210)	(285)	(704)
Foreign	97	5	—
State and local	(8)	(37)	(94)

Total	(121)	(317)	(798)

Total income tax expense	$(864)	$(943)	$(866)

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        "Income from continuing operations before income taxes and minority interests" included the following components for the years ended December 31:

	2008	2007	2006
	(Dollars in Millions)
U.S. income	$1,981	$2,154	$2,162
Foreign income	490	234	137

Total	$2,471	$2,388	$2,299

        Our income tax expense was different than the amount computed using the U.S. federal statutory income tax rate for the reasons set forth in the following table for the years ended December 31:

	2008	2007	2006
	(Dollars in Millions)
Expected expense at U.S. federal statutory income tax rate	$(865)	$(836)	$(804)
U.S. state and local income tax expense, net of federal benefit	(73)	(91)	(82)
Change in unrecognized tax benefits	(18)	(18)	—
Tax basis differences attributable to divestitures	—	—	25
Minority interests in partnership earnings	26	4	5
Foreign tax (expense) benefit, net of tax deduction	27	(14)	(9)
Change in valuation allowance	12	5	1
Tax credits	32	4	—
Other	(5)	3	(2)

Total income tax expense	$(864)	$(943)	$(866)

        Temporary differences and carryforwards that gave rise to deferred tax assets and liabilities at December 31 were as follows:

	2008		2007
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities
	(Dollars in Millions)
Accruals and advances	$278	$67	$300	$132
Prepaid expenses	—	29	—	40
State taxes	31	—	23	—
Depreciation, amortization and asset impairment charges	—	273	—	193
Foreign net operating loss and tax credit carryforwards	643	—	715	—
Programming contract liabilities	162	—	188	—
Unrealized foreign exchange gains or losses	—	59	—	106
Tax basis differences in investments and affiliates	84	705	58	682
Other	6	6	3	6

Subtotal	1,204	1,139	1,287	1,159
Valuation allowance	(511)	—	(605)	—

Total deferred taxes	$693	$1,139	$682	$1,159

        As of December 31, 2008, we had $10 million of long-term deferred tax assets, recorded in "Investments and other assets" in the Consolidated Balance Sheets.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        We assessed the deferred tax assets for the respective periods for recoverability and, where applicable, we recorded a valuation allowance to reduce the total deferred tax assets to an amount that will, more likely than not, be realized in the future.

        The valuation allowance balances of $511 million at December 31, 2008 and $605 million at December 31, 2007, are primarily attributable to the unused foreign operating losses and unused capital losses, both of which are available for carry forward. For the year ended December 31, 2008, the decrease in the valuation allowance was primarily attributable to the realization of an $87 million deferred tax asset for Brazilian net operating loss carryforwards. The reversal of the valuation allowance was based on management's evaluation that it is more likely than not that Brazilian net operating loss carryforwards which have not been previously realized will be utilized as a result of the recent profitability of the Brazilian operations and its financial projections. $22 million of the valuation allowance reversal was attributable to the minority interest in the Brazilian operations and was reported as a reduction in the foreign income tax expense. Additionally, $65 million of the valuation allowance reversal was reported as a reduction to both future U.S. tax credits and goodwill that was recognized upon our acquisition of Sky Brazil.

        Although realization is not assured, we have concluded that it is more likely than not that our unreserved deferred tax assets will be realized in the ordinary course of operations based on available positive and negative evidence, including scheduling of deferred tax liabilities and projected income from operating activities. The underlying assumptions we use in forecasting future taxable income require significant judgment and take into account our recent performance.

        As of December 31, 2008, we have approximately $1.7 billion of foreign net operating losses that are primarily attributable to operations in Brazil with varying expiration dates, foreign tax credits of $45 million that expire between 2009 and 2017, and state research tax credits of approximately $40 million that can be carried forward indefinitely.

        No income tax provision has been made for the portion of undistributed earnings of foreign subsidiaries deemed permanently reinvested that amounted to approximately $269 million in 2008. It is not practicable to determine the amount of the unrecognized deferred tax liability related to the investments in foreign subsidiaries.

        A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits is as follows:

(Dollars in Millions)
Gross unrecognized tax benefits at January 1, 2007	$159
Increases in tax positions for prior years	102
Increases in tax positions for the current year	34
Settlements	(4)

Gross unrecognized tax benefits at December 31, 2007	291
Increases in tax positions for prior years	75
Increases in tax positions for the current year	26
Statute expiration	(38)
Settlements	9

Gross unrecognized tax benefits at December 31, 2008	$363

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        As of December 31, 2008, our unrecognized tax benefits totaled $425 million, including accrued interest of $62 million. If our tax positions are ultimately sustained, approximately $207 million of the unrecognized tax benefits would be recognized as a reduction in our annual effective income tax rate.

        We recorded $16 million of interest and penalties in "Income tax expense" in the Consolidated Statements of Operations during the year ended December 31, 2008 for unrecognized tax benefits.

        We file numerous consolidated and separate income tax returns in the U.S. federal jurisdiction and in many state and foreign jurisdictions. For U.S. federal tax purposes, the tax years 2003 through 2008 remain open to examination. The California tax years 1994 through 2008 remain open to examination and the income tax returns in the other state and foreign tax jurisdictions in which we have operations are generally subject to examination for a period of 3 to 5 years after filing of the respective return.

        We anticipate that the examination and court proceedings for certain state taxing jurisdictions will conclude in the next twelve months resulting in an estimated reduction in our unrecognized tax benefits of approximately $35 million, $30 million of which relates to discontinued operations. We do not anticipate that other changes to the total unrecognized tax benefits in the next twelve months will have a significant effect on our consolidated financial statements.

Note 10: Capital Lease Obligations

Satellite Leases

        During the first quarter of 2008, Sky Brazil began broadcasting its service on a new satellite, IS 11, pursuant to a satellite transponder capacity agreement, which we are accounting for as a capital lease. The present value of the lease payments at the inception of the 15 year lease term was $247 million. The capitalized value of the satellite has been included in "Satellites, net" in the Consolidated Balance Sheets. The capitalized lease obligations are included in "Accounts payable and accrued liabilities" and "Other liabilities and deferred credits" in the Consolidated Balance Sheets.

        During the third quarter of 2008, DTVLA amended its satellite transponder capacity agreement for the GIIIC satellite, which provides broadcast services to PanAmericana, and was previously classified as an operating lease. The extension of the lease term to December 2020 triggered a reassessment of the lease classification and we determined that we should change the classification of the amended agreement to a capital lease. The present value of the lease payments at the inception of the lease renewal was $333 million. The capitalized value of the satellite is included in "Satellites, net" and the capitalized lease obligation is included in "Accounts payable and accrued liabilities" and "Other liabilities and deferred credits" in the Consolidated Balance Sheets.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        The following table sets forth total minimum lease payments under capital leases along with the present value of the net minimum lease payments as of December 31, 2008:

(Dollars in Millions)
2009	$83
2010	80
2011	77
2012	76
2013	75
Thereafter	586

Total minimum lease payments	977
Less: Amount representing interest	393

Present value of net minimum lease payments	$584

        Assets held under capitalized leases are included in Satellites, net and Property and Equipment, net in our Consolidated Balance Sheets. We had the following assets held under capital leases as of December 31:

	2008	2007
	(Dollars in Millions)
Satellites under capital leases	$533	$44
Less: Accumulated amortization	(20)	(24)

Satellites, net under capital leases	$513	$20

Property and equipment under capital leases	$27	$11
Less: Accumulated amortization	(4)	(1)

Property and equipment, net under capital leases	$23	$10

        We paid interest for capital leases of $27 million in 2008, $4 million in 2007 and $2 million in 2006.

Note 11: Pension and Other Postretirement Benefit Plans

        Most of our employees are eligible to participate in our funded non-contributory defined benefit pension plan, which provides defined benefits based on either years of service and final average salary, or eligible compensation while employed by the company. Additionally, we maintain a funded contributory defined benefit plan for employees who elected to participate prior to 1991, and an unfunded, nonqualified pension plan for certain eligible employees. For participants in the contributory pension plan, we also maintain a postretirement benefit plan for those eligible retirees to participate in health care and life insurance benefits generally until they reach age 65. Participants may become eligible for these health care and life insurance benefits if they retire from our company between the ages of 55 and 65. The health care plan is contributory with participants' contributions subject to adjustment annually; the life insurance plan is non-contributory.

        On December 31, 2007, we adopted the measurement date provision of SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This provision requires the measurement of plan

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

assets and benefit obligations as of the date of our fiscal year end. This required a change in our measurement date, which was previously November 30. See Note 2 for additional information.

        The components of the pension benefit obligation and the other postretirement benefit obligation, including amounts recognized in the Consolidated Balance Sheets, are shown below for the years ended December 31:

	Pension Benefits		Other Postretirement Benefits
	2008	2007	2008	2007
	(Dollars in Millions)
Change in Net Benefit Obligation
Net benefit obligation at beginning of year	$430	$468	$24	$28
Service cost	16	18	—	—
Interest cost	27	28	1	1
Plan participants' contributions	1	1	—	—
Actuarial loss (gain)	29	(27)	—	(3)
Benefits paid	(51)	(58)	(3)	(2)

Net benefit obligation at end of year	452	430	22	24

Change in Plan Assets
Fair value of plan assets at beginning of year	368	393	—	—
Actual (loss) return on plan assets	(85)	22	—	—
Employer contributions	51	11	3	2
Benefits paid	(51)	(58)	(3)	(2)

Fair value of plan assets at end of year	283	368	—	—

Funded status at end of year	$(169)	$(62)	$(22)	$(24)

Amounts recognized in the consolidated balance sheets consist of:
Investments and other assets	$—	$2	$—	$—
Accounts payable and accrued liabilities	(9)	(10)	(3)	(3)
Other liabilities and deferred credits	(160)	(54)	(19)	(21)
Deferred tax assets	79	26	(1)	(1)
Accumulated other comprehensive loss	129	42	(1)	(1)
Amounts recognized in the accumulated other comprehensive loss consist of:
Unamortized net amount resulting from changes in defined benefit plan experience and actuarial assumptions, net of taxes	$125	$37	$—	$—
Unamortized amount resulting from changes in defined benefit plan provisions, net of taxes	4	5	(1)	(1)

Total	$129	$42	$(1)	$(1)

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        We estimate that the following amounts will be amortized from accumulated other comprehensive income into net periodic benefit cost during the year ending December 31, 2009:

	Pension Benefits	Other Postretirement Benefits
	(Dollars in Millions)
Expense resulting from changes in plan experience and actuarial assumptions	$7	—
Expense (benefit) resulting from changes in plan provisions	1	$(1)

        The accumulated benefit obligation for all pension plans was $415 million as of December 31, 2008 and $396 million as of December 31, 2007.

        Information for pension plans with an accumulated benefit obligation in excess of plan assets at December 31:

	2008	2007
	(Dollars in Millions)
Accumulated benefit obligation	$415	$49
Fair value of plan assets	283	—

        Information for pension plans with a projected benefit obligation in excess of plan assets at December 31:

	2008	2007
	(Dollars in Millions)
Projected benefit obligation	$452	$64
Fair value of plan assets	283	—

        Components of net periodic benefit cost for the years ended December 31:

	Pension Benefits			Other Postretirement Benefits
	2008	2007	2006	2008	2007	2006
	(Dollars in Millions)
Components of net periodic benefit cost
Benefits earned during the year	$16	$18	$14	$—	$—	$—
Interest accrued on benefits earned in prior years	27	28	27	1	1	2
Expected return on plan assets	(30)	(33)	(29)	—	—	—
Amortization components
Amount resulting from changes in plan provisions	1	1	1	—	(1)	(1)
Net amount resulting from changes in plan experience and actuarial assumptions	4	6	5	—	—	—

Net periodic benefit cost	$18	$20	$18	$1	$—	$1

Additional information
Increase in minimum liability included in other comprehensive income, net of taxes	$—	$—	$24	$—	$—	$—

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        Net periodic pension benefit costs for 2007 includes one month of expense that was recorded as an adjustment to "Accumulated deficit" in the Consolidated Balance Sheets ($1 million after tax) related to the adoption of the measurement date provisions of SFAS No. 158 discussed in Note 2.

Assumptions

        Weighted-average assumptions used to determine benefit obligations at December 31:

	Pension Benefits		Other Postretirement Benefits
	2008	2007	2008	2007
Discount rate—Qualified Plans	6.06%	6.22%	5.88%	5.76%
Discount rate—Non-Qualified Plans	6.04%	6.24%	—	—
Rate of compensation increase	4.00%	4.00%	4.00%	4.00%

        Weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31:

	Pension Benefits			Other Postretirement Benefits
	2008	2007	2006	2008	2007	2006
Discount rate—Qualified Plan	6.22%	5.67%	5.78%	5.76%	5.43%	5.46%
Discount rate—Non-Qualified Plans	6.24%	5.69%	5.74%	—	—	—
Expected long-term return on plan assets	8.75%	8.75%	8.75%	—	—	—
Rate of compensation increase	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%

        We base our expected long-term return on plan assets assumption on a periodic review and modeling of the plans' asset allocation and liability structure over a long-term horizon. Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory.

        A hypothetical 0.25% decrease in our discount rate would have had the effect of increasing our 2008 pension expense by approximately $1 million and our projected benefit obligation by approximately $12 million. A hypothetical 0.25% decrease in our expected return on plan assets would have had the effect of increasing our 2008 pension expense by approximately $1 million.

        The following table provides assumed health care costs trend rates:

	2008	2007
Health care cost trend rate assumed for next year	8.00%	8.00%
Rate to which the cost trend rate is assumed to decline (ultimate trend rate)	5.00%	5.00%
Year that trend rate reaches the ultimate trend rate	2015	2011

        A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage Point Increase	1-Percentage Point Decrease
	(Dollars in Millions)
Effect on total of service and interest cost components	—	—
Effect on postretirement benefit obligation	$2	$(1)

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Plan Assets

        Our target asset allocation for 2008 and actual pension plan weighted average asset allocations at December 31, 2008 and 2007, by asset categories, are as follows:

	Target Allocation	Percentage of Plan Assets at December 31,
	2009	2008	2007
Equity securities	40-56%	47%	53%
Debt securities	24-40%	40%	36%
Real estate	0-10%	3%	4%
Other	0-10%	10%	7%

Total		100%	100%

        Our investment policy includes various guidelines and procedures designed to ensure we invest assets in a manner necessary to meet expected future benefits earned by participants. The investment guidelines consider a broad range of economic conditions. Central to the policy are target allocation ranges (shown above) by major asset categories.

        The objectives of the target allocations are to maintain investment portfolios that diversify risk through prudent asset allocation parameters, achieve asset returns that meet or exceed the plans' actuarial assumptions, and achieve asset returns that are competitive with like institutions employing similar investment strategies.

        The investment policy is periodically reviewed by us and a designated third-party fiduciary for investment matters. We establish and administer the policy in a manner so as to comply at all times with applicable government regulations.

        There were no shares of our common stock included in plan assets at December 31, 2008 and 2007.

Cash Flows

  Contributions

        We expect to contribute approximately $22 million to our qualified pension plans and $11 million to our nonqualified pension plans in 2009.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Estimated Future Benefit Payments

        We expect the following benefit payments, which reflect expected future service, as appropriate, to be paid by the plans during the years ending December 31:

	Estimated Future Benefit Payments
	Pension Benefits	Other Postretirement Benefits
	(Dollars in Millions)
2009	$43	$3
2010	36	3
2011	31	2
2012	31	2
2013	31	2
2014-2017	179	10

        We maintain 401(k) plans for qualified employees. We match a portion of our employee contributions and our match amounted to $12 million in 2008, $10 million in 2007 and $8 million in 2006.

        We have disclosed certain amounts associated with estimated future postretirement benefits other than pensions and characterized such amounts as "other postretirement benefit obligation." Notwithstanding the recording of such amounts and the use of these terms, we do not admit or otherwise acknowledge that such amounts or existing postretirement benefit plans of our company (other than pensions) represent legally enforceable liabilities of us.

Note 12: Stockholders' Equity

Capital Stock and Additional Paid-In Capital

        Our certificate of incorporation provides for the following capital stock: common stock, par value $0.01 per share, 3,000,000,000 shares authorized; Class B common stock, par value $0.01 per share, 275,000,000 shares authorized; excess stock, par value $0.01 per share, 800,000,000 shares authorized; and preferred stock, par value $0.01 per share, 9,000,000 shares authorized. As of December 31, 2008 and 2007, there were no shares outstanding of the Class B common stock, excess stock or preferred stock.

Share Repurchase Program

        During 2006, 2007 and 2008 our Board of Directors approved multiple authorizations for the repurchase of a total of $8.2 billion of our common stock, including a $3 billion authorization in May 2008 that was completed in December 2008. Subsequent to December 31, 2008, our Board of Directors authorized the repurchase of an additional $2 billion of our common stock. The authorizations allow us to repurchase our common stock from time to time through open market purchases and negotiated transactions, or otherwise. The timing, nature and amount of such transactions will depend on a variety of factors, including market conditions, and the program may be suspended, discontinued or accelerated at any time. The sources of funds for the purchases under the remaining authorizations are our existing cash on hand and cash from operations. Purchases are made in the open market, through block trades and other negotiated transactions. Repurchased shares are retired but remain authorized for registration and issuance in the future.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        The following table sets forth information regarding shares repurchased and retired for the years ended December 31:

	2008	2007	2006
	(Amounts in Millions, Except Per Share Amounts)
Total cost of repurchased and retired shares	$3,174	$2,025	$2,977
Average price per share	24.12	23.48	16.16
Number of shares repurchased and retired	131	86	184

        For the year ended December 31, 2008, we recorded the $3,174 million in repurchases as a decrease of $1,089 million to "Common stock and additional paid in capital" and an increase of $2,085 million to "Accumulated deficit" in the Consolidated Balance Sheets. For the year ended December 31, 2007, we recorded the $2,025 million in repurchases as a decrease of $692 million to "Common stock and additional paid in capital" and an increase of $1,333 million to "Accumulated deficit" in the Consolidated Balance Sheets. For the year ended December 31, 2006, we recorded the $2,977 million in repurchases as a decrease of $1,452 million to "Common stock and additional paid in capital" and an increase of $1,525 million to "Accumulated deficit" in the Consolidated Balance Sheets.

Other Comprehensive Income

        The following represents the components of OCI, net of taxes, for the years ended December 31:

	2008			2007			2006
	Pre-tax Amount	Tax Benefit	Net Amount	Pre-tax Amount	Tax (Benefit) Expense	Net Amount	Pre-tax Amount	Tax (Benefit) Expense	Net Amount
	(Dollars in Millions)
Amortization of amounts resulting from changes in defined benefit plan experience and actuarial assumptions, net of taxes	$(140)	$(53)	$(87)	$26	$10	$16	$—	$—	$—
Minimum pension liability adjustments	—	—	—	—	—	—	38	14	24
Foreign currency translation adjustments	—	—	—	(2)	(1)	(1)	2	—	2
Unrealized holding gains (losses) on securities	(32)	(12)	(20)	19	7	12	(22)	(8)	(14)

        We recorded a $46 million charge to "Accumulated other comprehensive loss" in our Consolidated Balance Sheets as of December 31, 2006 for the initial adoption of SFAS No. 158.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Accumulated Other Comprehensive Loss

        The following represent the components of "Accumulated other comprehensive loss" in our Consolidated Balance Sheets as of December 31:

	2008	2007
	(Dollars in Millions)
Unamortized net amount resulting from changes in defined benefit plan experience and actuarial assumptions, net of taxes	$(124)	$(37)
Unamortized amount resulting from changes in defined benefit plan provisions, net of taxes	(4)	(4)
Accumulated unrealized gains on securities, net of taxes	1	21
Accumulated foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive loss	$(128)	$(21)

Note 13: Earnings Per Common Share

        We compute basic earnings per common share, or EPS, by dividing net income by the weighted average number of common shares outstanding for the period.

        Diluted EPS considers the effect of common equivalent shares, which consist entirely of common stock options and unvested restricted stock units issued to employees. In the computation of diluted EPS under the treasury stock method, the amount of assumed proceeds from nonvested stock awards and unexercised stock options includes the amount of compensation cost attributable to future services not yet recognized, proceeds from the exercise of the options, and the incremental income tax benefit or liability as if the awards were distributed during the period. We exclude common equivalent shares from the computation in loss periods as their effect would be antidilutive and we exclude common stock options from the computation of diluted EPS when their exercise price is greater than the average market price of our common stock. The following table sets forth the number of common stock options excluded from the computation of diluted EPS because the options' exercise prices were greater than the average market price of our common stock during the years presented:

	December 31,
	2008	2007	2006
	(Shares in Millions)
Common stock options excluded	27	34	48

        The following table sets forth comparative information regarding common shares outstanding:

	2008	2007	2006
	(Shares in Millions)
Common shares outstanding at January 1	1,148	1,226	1,391
Decrease for common shares repurchased and retired	(131)	(86)	(184)
Increase for stock options exercised and restricted stock units vested and distributed	7	8	19

Common shares outstanding at December 31	1,024	1,148	1,226

Weighted average number of common shares outstanding	1,110	1,195	1,262

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        The reconciliation of the amounts used in the basic and diluted EPS computation was as follows:

	Income	Shares	Per Share Amounts
	(Dollars and Shares in Millions, Except Per Share Amounts)
Year Ended December 31, 2008:
Basic EPS
Income from continuing operations	$1,515	1,110	$1.36
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	4	—

Diluted EPS
Adjusted income from continuing operations	$1,515	1,114	$1.36

Year Ended December 31, 2007:
Basic EPS
Income from continuing operations	$1,434	1,195	$1.20
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	7	—

Diluted EPS
Adjusted income from continuing operations	$1,434	1,202	$1.20

Year Ended December 31, 2006:
Basic EPS
Income from continuing operations	$1,420	1,262	$1.13
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	8	(0.01)

Diluted EPS
Adjusted income from continuing operations	$1,420	1,270	$1.12

Note 14: Share-Based Payment

        Under The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan as approved by our stockholders on June 5, 2007, shares, rights or options to acquire up to 21 million shares of common stock plus the number of shares that were granted under a former plan but which, after December 22, 2003 are forfeited, expire or are cancelled without the delivery of shares of common stock or otherwise result in the return of such shares to us, were authorized for grant through June 4, 2017, subject to the approval of the Compensation Committee of our Board of Directors. We issue new shares of our common stock when restricted stock units are earned and when stock options are exercised.

  Restricted Stock Units

        The Compensation Committee has granted restricted stock units under our stock plans to certain of our employees and executives. Annual awards are mostly performance-based, with final payments in shares of our common stock. Final payment can be reduced from the target award amounts based on our company's performance over a three year performance period in comparison with pre-established targets. We determine the fair value of restricted stock units based on the closing stock price of our common shares on the date of grant.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        Changes in the status of outstanding restricted stock units were as follows:

	Stock Units	Weighted-Average Grant-Date Fair Value
Nonvested at January 1, 2008	9,416,496	$17.99
Granted	2,692,310	23.19
Vested and Distributed	(3,166,095)	17.00
Forfeited	(1,245,271)	17.78

Nonvested at December 31, 2008	7,697,440	20.25

        The weighted average grant-date fair value of restricted stock units granted during the year ended December 31, 2007 was $23.69. The weighted average grant-date fair value of restricted stock units granted during the year ended December 31, 2006 was $13.57.

        The total fair value of restricted stock units vested and distributed was $54 million during the year ended December 31, 2008, $33 million during the year ended December 31, 2007 and $21 million during the year ended December 31, 2006.

  Stock Options

        The Compensation Committee has also granted stock options to acquire our common stock under our stock plans to certain of our employees and executives. The exercise price of options granted is equal to at least 100% of the fair market value of the common stock on the date the options were granted. These nonqualified options generally vest over one to five years, expire ten years from date of grant and are subject to earlier termination under certain conditions.

        Changes in the status of outstanding options were as follows:

	Shares Under Option	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
				(in millions)
Outstanding at January 1, 2008	48,634,539	$28.69
Granted	—	—
Exercised	(5,506,070)	19.09
Forfeited or expired	(6,061,725)	33.18

Outstanding at December 31, 2008	37,066,744	29.38	2.1	$31

Exercisable at December 31, 2008	36,260,477	$29.54	2.0	$31

        The total intrinsic value of options exercised was $38 million during the year ended December 31, 2008, $59 million during the year ended December 31, 2007 and $115 million during the year ended December 31, 2006, based on the intrinsic value of individual awards on the date of exercise.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        The following table presents the estimated weighted average fair value for stock options granted under the Plan using the Black-Scholes valuation model along with the assumptions used in the fair value calculations. Expected stock volatility is based primarily on the historical volatility of our common stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected option life is based on historical exercise behavior and other factors.

2007
Estimated fair value per option granted	$8.27
Average exercise price per option granted	22.43
Expected stock volatility	22.5%
Risk-free interest rate	4.65%
Expected option life (in years)	7.0

        There were no stock options granted during the years ended December 31, 2008 and 2006.

        The following table presents amounts recorded related to share-based compensation:

	For the Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Share-based compensation expense recognized	$51	$49	$39
Tax benefits associated with share-based compensation expense	19	19	15
Actual tax benefits realized for the deduction of share-based compensation expense	43	36	50
Proceeds received from stock options exercised	105	118	257

        As of December 31, 2008, there was $70 million of total unrecognized compensation expense related to unvested restricted stock units and stock options that we expect to recognize as follows: $45 million in 2009 and $25 million in 2010.

Note 15: Other Income and Expenses

        The following table summarizes the components of "Other, net" in our Consolidated Statements of Operations for the years ended December 31:

	2008	2007	2006
	(Dollars in Millions)
Equity in earnings from unconsolidated affiliates	$55	$35	$27
Net gain (loss) from sale of investments	1	(6)	14
Other	(1)	(3)	1

Total other, net	$55	$26	$42

        See Note 6 regarding equity method investments and net gains and losses recorded on the sale of investments.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

Note 16: Related-Party Transactions

        In the ordinary course of our operations, we enter into transactions with related parties as discussed below.

Liberty Media, Liberty Global and Discovery Communications

        As a result of the completion of the Liberty Transaction, beginning February 27, 2008, transactions with Liberty Media Corporation, or Liberty Media, and its affiliates, including its equity method investees, may be considered to be related party transactions as Liberty Media currently owns approximately 54% of our outstanding common stock. Our transactions with Liberty Media and its affiliates consist primarily of the purchase of programming.

        In addition, John Malone, Chairman of the Board of Directors of The DIRECTV Group, Inc. and of Liberty Media, has an approximate 23% voting interest in Discovery Communications, Inc., or Discovery Communications, and an approximate 32% voting interest in Liberty Global Inc., or Liberty Global, and serves as Chairman of Liberty Global, and certain of Liberty Media's management and directors also serve as directors of Discovery Communications or Liberty Global. As a result of this common ownership and management, transactions with Discovery Communications and Liberty Global, and their subsidiaries or equity method investees may be considered to be related party transactions. Our transactions with Discovery Communications and Liberty Global consist primarily of purchases of programming created, owned or distributed by Discovery Communications and its subsidiaries and investees.

News Corporation and affiliates

        News Corporation and its affiliates were considered related parties until February 27, 2008, when News Corporation transferred its 41% interest in our common stock to Liberty Media. Accordingly, the following contractual arrangements with News Corporation and its affiliates are considered related party transactions and reported through February 27, 2008: purchase of programming, products and advertising; license of certain intellectual property, including patents; purchase of system access products, set-top receiver software and support services; sale of advertising space; purchase of employee services; and use of facilities.

        As discussed below in Note 19, during the first quarter of 2008, we received a $160 million cash capital contribution, which we recorded as "Additional paid-in-capital" in the Consolidated Balance Sheets.

        The majority of payments under contractual arrangements with Liberty Media, Discovery Communications, Liberty Global and News Corporation entities relate to multi-year programming contracts. Payments under these contracts are typically subject to annual rate increases and are based on the number of subscribers receiving the related programming.

Other

        Other related parties include Globo, which provides programming and advertising to Sky Brazil, and companies in which we hold equity method investments, including Sky Mexico.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        The following table summarizes sales and purchase transactions with related parties:

	2008	2007	2006
	(Dollars in Millions)
Sales:
Liberty Media and affiliates	$36	$—	$—
Discovery Communications, Liberty Global and affiliates	10	—	—
News Corporation and affiliates	2	24	32
Other	9	—	—

Total	$57	$24	$32

Purchases:
Liberty Media and affiliates	$269	$—	$—
Discovery Communications, Liberty Global and affiliates	186	—	—
News Corporation and affiliates	167	901	783
Other	384	223	49

Total	$1,006	$1,124	$832

        The following table sets forth the amount of accounts receivable from and accounts payable to related parties as of December 31:

	2008	2007
	(Dollars in Millions)
Accounts receivable	$29	$22
Accounts payable	165	285

        The accounts receivable and accounts payable balances as of December 31, 2008 are primarily related to affiliates of Liberty Media and the accounts receivable and accounts payable balances as of December 31, 2007 are primarily related to affiliates of News Corporation.

        In addition to the transactions described above, in connection with our purchase of News Corporation's interests as part of the Sky Transactions, we made cash payments to News Corporation of $315 million in 2006. We received $127 million in cash from News Corporation in August 2006 for the repayment of a note receivable for the assumption of certain liabilities as part of the Sky Transactions described in Note 17.

Note 17: Acquisitions

Acquisitions

  Home Services Providers

        180 Connect.    On July 8, 2008, we acquired 100% of 180 Connect Inc.'s outstanding common stock and exchangeable shares. Simultaneously, in a separate transaction, UniTek USA, LLC acquired 100% of 180 Connect's cable service operating unit and operations in certain of our installation services markets in exchange for satellite installation operations in certain markets and $7 million in cash. These transactions provide us with control over a significant portion of DIRECTV U.S.' home service provider network. We paid $91 million in cash, net of the $7 million we received from UniTek USA, for the acquisition, including the equity purchase price, repayment of assumed debt and related transaction costs.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        We accounted for the 180 Connect acquisition using the purchase method of accounting, and began consolidating the results from the date of acquisition. The December 31, 2008 consolidated financial statements reflect the preliminary allocation of the $91 million net purchase price to assets acquired and the liabilities assumed based on their estimated fair values at the date of acquisition using information currently available. The assets acquired included approximately $5 million in cash. Amounts allocated to tangible assets, deferred tax assets and liabilities, and accrued liabilities are estimates pending the completion of analyses currently in process. The excess of the purchase price over the estimated fair values of the net assets acquired has been recorded as goodwill, resulting in an increase in goodwill of $142 million during 2008. We are currently evaluating whether the recorded goodwill will be deductible for tax purposes. The purchase price allocation is expected to be completed during the first half of 2009.

        The following table sets forth the preliminary allocation of the purchase price to the 180 Connect net assets acquired on July 8, 2008 (dollars in millions):

Total current assets	$21
Property and equipment	16
Goodwill	142

Total assets acquired	$179

Total current liabilities	$80
Other liabilities	8

Total liabilities assumed	$88

Net assets acquired	$91

        The following selected unaudited pro forma information is being provided to present a summary of the combined results of The DIRECTV Group and 180 Connect for 2008 and 2007 as if the acquisition had occurred as of the beginning of the respective periods, giving effect to purchase accounting adjustments. The pro forma data is presented for informational purposes only and may not necessarily reflect the results of our operations had 180 Connect operated as part of us for each of the periods presented, nor are they necessarily indicative of the results of future operations. The pro forma information excludes the effect of non-recurring charges.

	Years Ended December 31,
	2008	2007
	(Dollars in Millions, Except Per Share Amounts)
Revenues	$19,693	$17,246
Net income	1,479	1,416
Basic and diluted earnings per common share	1.33	1.18

        Other.    In August 2008, we paid $11 million in cash to purchase certain assets and we assumed certain liabilities of another home service provider for DIRECTV U.S. We accounted for the acquisition using the purchase method of accounting, and began consolidating the results from the date of acquisition. Amounts allocated to tangible assets, deferred tax assets and liabilities, and accrued liabilities are estimates pending the completion of analyses currently in process. The excess of the purchase price over the estimated fair values of the net assets acquired has been recorded as goodwill,

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

resulting in an increase in goodwill of $15 million during 2008. We expect the recorded goodwill to be deductible for tax purposes.

  Darlene Transaction

        On January 30, 2007, we acquired Darlene's 14% equity interest in DLA LLC for $325 million in cash. We accounted for the acquisition of this interest using the purchase method of accounting.

        The following table set forth the final allocation of the excess purchase price over the book value of the minority interest acquired:

Goodwill	$187
Intangible assets	75

Total assets acquired	262

Net assets acquired	$262

        Intangible assets that are included in "Intangible assets, net" in our Consolidated Balance Sheets include a subscriber related intangible asset to be amortized over six years and a trade name intangible asset to be amortized over 20 years from the Darlene Transaction.

  Sky Transactions

        During 2006 we completed the last in a series of transactions with News Corporation, Grupo Televisa, S.A., or Televisa, Globo and Liberty Media International, which we refer to as the Sky Transactions as further described below. The Sky Transactions resulted in the combination of the DTH satellite platforms of DIRECTV and SKY in Latin America into a single platform in each of the major territories in the region.

        Brazil.    On August 23, 2006, we completed the merger of our Brazil business, Galaxy Brasil Ltda., or GLB, with and into Sky Brazil, and completed the purchase of News Corporation's and Liberty Media International's interests in Sky Brazil. As a result of these transactions, we hold a 74% interest in the combined business. The purchase consideration for the transactions amounted to $670 million, including $396 million in cash paid, of which we paid $362 million to News Corporation and Liberty Media International in 2004 and $30 million to News Corporation in August 2006, the $64 million fair value of the reduction of our interest in GLB resulting from the merger and the assumption of Sky Brazil's $210 million bank loan.

        We accounted for the Sky Brazil acquisition using the purchase method of accounting, and began consolidating the results of Sky Brazil from the date of acquisition. We also accounted for the reduction of our interest in GLB resulting from the merger as a partial sale pursuant to EITF No. 90-13 "Accounting for Simultaneous Common Control Mergers," which resulted in us recording a one-time pre-tax gain during the third quarter of 2006 of $61 million in "Gain from disposition of businesses" in the Consolidated Statements of Operations.

        The following selected unaudited pro forma information is being provided to present a summary of the combined results of The DIRECTV Group and Sky Brazil for the year ended December 31, 2006 as if the acquisition had occurred as of the beginning of 2006, giving effect to purchase accounting adjustments. The pro forma data is presented for informational purposes only and may not necessarily reflect our results of operations had Sky Brazil operated as part of us for the period presented, nor are

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

they necessarily indicative of the results of future operations. The pro forma information excludes the effect of non-recurring charges.

Years Ended December 31, 2006
(Dollars in Millions, Except Per Share Amounts)
Revenues	$15,077
Operating profit	2,375
Income from continuing operations before income taxes and minority interests	2,307
Net income	1,425
Basic earnings per common share	1.13
Diluted earnings per common share	1.12

        Mexico.    In Mexico, also as part of the Sky Transactions, DTVLA's local operating company, DIRECTV Mexico, sold its subscriber list to Sky Mexico and, after completing the transfer of its subscribers to Sky Mexico, ceased providing services in 2005. In 2006, upon completion of the transaction, we recorded a gain of $57 million in "Gain from disposition of businesses" in our Consolidated Statements of Operations when DLA LLC received an equity interest in Sky Mexico resulting from the sale of DIRECTV Mexico's subscriber list and transfer of subscribers to Sky Mexico. Also in February 2006, we acquired News Corporation's and Liberty Media International's equity interests in Sky Mexico for $373 million in cash. On April 27, 2006, we sold a portion of our equity interest to Televisa for $59 million in cash, which reduced our equity interest in Sky Mexico to 41%. We account for our investment in Sky Mexico using the equity method of accounting. See Note 6 for additional information regarding this investment.

        Other.    In 2004, we acquired Sky Multi-Country Partners and related entities for $30 million in cash. As part of this transaction, News Corporation agreed to reimburse us $127 million for the Sky entities' net liabilities we assumed, which we received from News Corporation in August 2006.

Note 18: Segment Reporting

        Our two reportable segments, DIRECTV U.S. and DIRECTV Latin America, acquire, promote, sell and distribute digital entertainment programming via satellite to residential and commercial subscribers. Corporate and Other includes the corporate office, eliminations and other entities.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        Selected information for our operating segments is reported as follows:

	DIRECTV U. S.	DIRECTV Latin America	Corporate and Other	Total
	(Dollars in millions)
2008
Revenues	$17,310	$2,383	$—	$19,693

Operating profit (loss)	$2,330	$426	$(61)	$2,695
Add: Depreciation and amortization expense	2,061	264	(5)	2,320

Operating profit (loss) before depreciation and amortization (1)	$4,391	$690	$(66)	$5,015

Segment assets	$12,546	$3,301	$692	$16,539
Capital expenditures	1,765	447	17	2,229
2007
Revenues	$15,527	$1,719	$—	$17,246

Operating profit (loss)	$2,402	$159	$(75)	$2,486
Add: Depreciation and amortization expense	1,448	235	1	1,684

Operating profit (loss) before depreciation and amortization (1)	$3,850	$394	$(74)	$4,170

Segment assets	$12,297	$2,456	$310	$15,063
Capital expenditures	2,326	336	30	2,692
2006
Revenues	$13,744	$1,013	$(2)	$14,755

Operating profit (loss)	$2,348	$79	$(70)	$2,357
Add: Depreciation and amortization expense	873	165	(4)	1,034

Operating profit (loss) before depreciation and amortization (1)	$3,221	$244	$(74)	$3,391

Segment assets	$11,687	$2,001	$1,453	$15,141
Capital expenditures	1,798	178	—	1,976

(1)
Operating profit (loss) before depreciation and amortization, which is a financial measure that is not determined in accordance with GAAP can be calculated by adding amounts under the caption "Depreciation and amortization expense" to "Operating profit (loss)." This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Our management and Board of Directors use operating profit (loss) before depreciation and amortization to evaluate the operating performance of our company and our business segments and to allocate resources and capital to business segments. This metric is also used as a measure of performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense of the cost of historical capital expenditures and for intangible assets resulting from prior business acquisitions. To compensate for the exclusion of depreciation and amortization expense from operating profit, our management and Board of Directors separately measure and budget for capital expenditures and business acquisitions.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

  We believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare our operating performance to other communications, entertainment and media service providers. We believe that investors use current and projected operating profit (loss) before depreciation and amortization and similar measures to estimate our current or prospective enterprise value and make investment decisions. This metric provides investors with a means to compare operating results exclusive of depreciation and amortization. Our management believes this is useful given the significant variation in depreciation and amortization expense that can result from the timing of capital expenditures, the capitalization of intangible assets, potential variations in expected useful lives when compared to other companies and periodic changes to estimated useful lives.

        The following represents a reconciliation of operating profit before depreciation and amortization to reported net income on the Consolidated Statements of Operations:

	Years Ended December 31,
	2008	2007	2006
	(Dollars in Millions)
Operating profit before depreciation and amortization	$5,015	$4,170	$3,391
Depreciation and amortization expense	(2,320)	(1,684)	(1,034)

Operating profit	2,695	2,486	2,357
Interest income	81	111	146
Interest expense	(360)	(235)	(246)
Other, net	55	26	42

Income from continuing operations before income taxes and minority interests	2,471	2,388	2,299
Income tax expense	(864)	(943)	(866)
Minority interests in net earnings of subsidiaries	(92)	(11)	(13)

Income from continuing operations	1,515	1,434	1,420
Income from discontinued operations, net of taxes	6	17	—

Net income	$1,521	$1,451	$1,420

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

        The following table presents revenues earned from subscribers located in different geographic areas. Property is grouped by its physical location.

	Years Ended and As of December 31,
	2008		2007		2006
	Revenues	Net Property & Satellites	Revenues	Net Property & Satellites	Revenues	Net Property & Satellites
	(Dollars in Millions)
North America
United States	$17,454	$5,728	$15,687	$5,330	$13,907	$4,088

South America and the Caribbean
Brazil	1,290	566	944	251	417	159
Venezuela	428	136	258	99	171	73
Argentina	325	131	211	85	152	78
Other	196	86	146	68	108	55

Total South America and the Caribbean	2,239	919	1,559	503	848	365

Total	$19,693	$6,647	$17,246	$5,833	$14,755	$4,453

Note 19: Commitments and Contingencies

Commitments

        At December 31, 2008, minimum future commitments under noncancelable operating leases having lease terms in excess of one year were primarily for satellite transponder leases and real property and aggregated $291 million, payable as follows: $51 million in 2009, $50 million in 2010, $47 million in 2011, $35 million in 2012, $36 million in 2013 and $72 million thereafter. Certain of these leases contain escalation clauses and renewal or purchase options, which we have not considered in the amounts disclosed. Rental expenses under operating leases were $95 million in 2008, $114 million in 2007 and $110 million in 2006.

        At December 31, 2008, our minimum payments under agreements to purchase broadcast programming, and the purchase of services that we have outsourced to third parties, such as billing services, and satellite telemetry, tracking and control, satellite construction and launch contracts and broadcast center services aggregated $3,601 million, payable as follows: $1,308 million in 2009, $1,178 million in 2010, $756 million in 2011, $228 million in 2012, $108 million in 2013 and $23 million thereafter.

        As of December 31, 2008, other long-term obligations totaling $210 million are payable approximately as follows: $80 million in 2009, $83 million in 2010 and $47 million in 2011. These amounts are recorded in "Accounts payable and accrued liabilities" and "Other liabilities and deferred credits" in the Consolidated Balance Sheets.

Contingencies

  Puerto Rico Condition

        In connection with approval by the Federal Communications Commission, or FCC, of the Liberty Transaction, the FCC imposed certain conditions related to attributable interests in two pay television

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

operations: DIRECTV Puerto Rico and Liberty Cablevision of Puerto Rico Ltd. We refer to the FCC's requirements as the "Puerto Rico Condition". Because neither News Corporation nor Liberty Media could satisfy the Puerto Rico Condition, in connection with the close of the transaction a Special Committee of independent directors of our Board of Directors approved an agreement with News Corporation and Liberty Media in which we assumed responsibility for the satisfaction, modification or waiver of the Puerto Rico Condition within the one year period specified by the FCC. As part of this agreement, during the first quarter of 2008, we received a $160 million cash capital contribution, which we recorded as "Additional paid-in-capital" in the Consolidated Balance Sheets.

        In order to comply with terms of the FCC order, effective February 25, 2009, we placed the shares of DIRECTV Puerto Rico into a trust and appointed an independent trustee who will oversee the management and operation of DIRECTV Puerto Rico, and will have the authority, subject to certain conditions, to divest ownership of DIRECTV Puerto Rico. We will continue to consolidate the results of DIRECTV Puerto Rico following this transaction.

  Redeemable Minority Interest

        In connection with our acquisition of Sky Brazil in 2006, our partner who holds the remaining 25.9% interest, Globo was granted the right, until January 2014, to require us to purchase all or a portion (but not less than half) of its shares in Sky Brazil. Upon exercising this right, the fair value of Sky Brazil shares will be determined, by mutual agreement or by an outside valuation expert, and we have the option to elect to pay for the Sky Brazil shares in cash, shares of our common stock or a combination of both. As of December 31, 2008, we estimate that Globo's 25.9% equity interest in Sky Brazil has a fair value of approximately $325 million to $450 million. We determined the range of fair values using significant unobservable inputs, which are Level 3 inputs under SFAS No. 157.

  Litigation

        Litigation is subject to uncertainties and the outcome of individual litigated matters is not predictable with assurance. Various legal actions, claims and proceedings are pending against us arising in the ordinary course of business. We have established loss provisions for matters in which losses are probable and can be reasonably estimated. Some of the matters may involve compensatory, punitive, or treble damage claims, or demands that, if granted, could require us to pay damages or make other expenditures in amounts that could not be estimated at December 31, 2008. After discussion with counsel representing us in those actions, it is the opinion of management that such litigation is not expected to have a material adverse effect on our consolidated financial statements.

        Finisar Corporation.    As previously reported, we were successful in 2008 getting the jury verdict in the Finisar case vacated on appeal. The original verdict found the patent to be valid and willfully infringed, and the jury awarded approximately $79 million in damages. The trial court increased the damages award by $25 million because of the jury finding of willful infringement and awarded pre-judgment interest of $13 million. DIRECTV was also ordered to pay into escrow $1.60 per new set-top receiver manufactured for use with the DIRECTV system beginning June 17, 2006 and continuing until the patent expires in 2012 or was otherwise found to be invalid. On April 18, 2008, the Court of Appeals reversed the verdict of the district court in part, vacated the findings of infringement, and remanded for further proceedings on the remaining issues finding that the district court had applied erroneous interpretations of certain terms of the claims. The Court found a principal independent claim to be anticipated and therefore invalid, and remanded for further proceedings regarding validity of other asserted claims in view of this finding. The Court reversed the verdict of

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(continued)

willful infringement, and affirmed the earlier ruling finding several claims to be invalid prior to trial. Following these decisions, our appeal bond was terminated and the escrowed royalties were returned to us. In the remand now pending, initial summary judgment motions on invalidity of additional claims have been submitted. If necessary, there will be further proceedings and a trial of remaining issues, which is presently scheduled for October 2009.

  Income Tax Matters

        In 2008, we recorded a $48 million reduction to our unrecognized tax benefits as a result of the expiration of the statute of limitations in foreign and federal taxing jurisdictions, of which $27 million related to a previously divested business, which we included in "Income from discontinued operations, net of taxes" in the Consolidated Statements of Operations.

        In the second quarter of 2007, we recorded a $17 million reduction to our unrecognized tax benefits as a result of the settlement of a foreign withholding tax dispute from a previously divested business, which we included in "Income from discontinued operations, net of taxes" in the Consolidated Statements of Operations.

        We have received tax assessments from certain foreign jurisdictions and have agreed to indemnify previously divested businesses for certain tax assessments relating to periods prior to their respective divestitures. These assessments are in various stages of the administrative process or litigation, and we believe we have adequately provided for any related liability.

        While the outcome of these assessments and other tax issues cannot be predicted with certainty, we believe that the ultimate outcome will not have a material effect on our consolidated financial statements.

  Satellites

        We may purchase in-orbit and launch insurance to mitigate the potential financial impact of satellite launch and in-orbit failures if the premium costs are considered economic relative to the risk of satellite failure. The insurance generally covers the unamortized book value of covered satellites. We do not insure against lost revenues in the event of a total or partial loss of the capacity of a satellite. We generally rely on in-orbit spare satellites and excess transponder capacity at key orbital slots to mitigate the impact a satellite failure could have on our ability to provide service. At December 31, 2008, the net book value of in-orbit satellites was $2,184 million, of which $1,978 million was uninsured.

  Other

        In July 2008, we amended our agreement with Thomson such that the amount of the rebate we can earn from the purchase of set-top receivers was reduced from $57 million to $42 million and in return, we are no longer required to purchase $4 billion in set-top receivers over the contract term. We continue to be obligated to grant Thomson a portion of all set-top receiver purchases. As of December 31, 2008, included in "Accounts receivable, net" and "Investments and other assets" in the Consolidated Balance Sheets is a receivable for $21 million related to this agreement.

        We are contingently liable under standby letters of credit and bonds in the aggregate amount of $33 million at December 31, 2008.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(concluded)

Note 20: Selected Quarterly Data (Unaudited)

        The following table presents unaudited selected quarterly data for 2008 and 2007:

	1st	2nd	3rd	4th
	(Dollars in Millions, Except Per Share Amounts)
2008 Quarters
Revenues	$4,591	$4,807	$4,981	$5,314
Operating profit	657	801	658	579
Income from continuing operations	371	455	363	326
Income from discontinued operations, net of taxes	—	—	—	6
Net income	371	$455	363	332
Basic and diluted earnings per common share from continuing operations	0.32	0.40	0.33	0.31
2007 Quarters
Revenues	$3,908	$4,135	$4,327	$4,876
Operating profit	563	740	566	617
Income from continuing operations	336	431	319	348
Income from discontinued operations, net of taxes	—	17	—	—
Net income	336	448	319	348
Basic and diluted earnings per common share from continuing operations	0.27	0.36	0.27	0.30

***

ANNEX E

FORM OF
RESTATED CERTIFICATE OF INCORPORATION
OF LIBERTY MEDIA CORPORATION

        LIBERTY MEDIA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (1)   The name of the Corporation is Liberty Media Corporation. The original Certificate of Incorporation of the Corporation was filed on February 28, 2006. The Restated Certificate of Incorporation of the Corporation was filed on March 3, 2008. The name under which the Corporation was originally incorporated is Liberty Media Holding Corporation.

          (2)   This Restated Certificate of Incorporation restates and amends the Restated Certificate of Incorporation of the Corporation.

          (3)   This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          (4)   This Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware.

          (5)   Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation is hereby restated to read in its entirety as follows:

ARTICLE I

NAME

        The name of the corporation is Liberty Media Corporation (the "Corporation").

ARTICLE II

REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, "DGCL").

ARTICLE IV

AUTHORIZED STOCK

        The total number of shares of capital stock which the Corporation will have authority to issue is twenty billion four hundred twenty-five million (20,425,000,000) shares, which will be divided into the following classes:

        (a)   twenty billion three hundred seventy-five million (20,375,000,000) shares will be of a class designated Common Stock, par value $0.01 per share ("Common Stock"), such class to be divided in series as provided in Section A of this Article IV; and

        (b)   fifty million (50,000,000) shares will be of a class designated Preferred Stock, par value $0.01 per share ("Preferred Stock"), such class to be issuable in series as provided in Section B of this Article IV.

        Upon this Certificate becoming effective pursuant to the DGCL (the "Effective Time"), (i) each share of Series A Liberty Entertainment Common Stock, par value $0.01 per share, authorized or issued and outstanding immediately prior to the Effective Time shall automatically be reclassified as one (1) share of the Corporation's Series A Liberty Starz Common Stock, par value $0.01 per share, without any action by the holder thereof, and (ii) each share of Series B Liberty Entertainment Common Stock, par value $0.01 per share, authorized or issued and outstanding immediately prior to the Effective Time shall automatically be reclassified as one (1) share of the Corporation's Series B Liberty Starz Common Stock, par value $0.01 per share, without any action by the holder thereof.

        The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

COMMON STOCK

        1.    General.

        Two billion (2,000,000,000) shares of Common Stock will be of a series designated Series A Liberty Capital Common Stock (the "Series A Liberty Capital Common Stock"), seventy five million (75,000,000) shares of Common Stock will be of a series designated Series B Liberty Capital Common Stock (the "Series B Liberty Capital Common Stock"), and two billion (2,000,000,000) shares of Common Stock will be of a series designated as Series C Liberty Capital Common Stock (the "Series C Liberty Capital Common Stock" and together with the Series A Liberty Capital Common Stock and the Series B Liberty Capital Common Stock, the "Liberty Capital Common Stock"). Four billion (4,000,000,000) shares of Common Stock will be of a series designated Series A Liberty Starz Common Stock (the "Series A Liberty Starz Common Stock"), one hundred fifty million (150,000,000) shares of Common Stock will be of a series designated Series B Liberty Starz Common Stock (the "Series B Liberty Starz Common Stock"), and four billion (4,000,000,000) shares of Common Stock will be of a series designated as Series C Liberty Starz Common Stock (the "Series C Liberty Starz Common Stock" and together with the Series A Liberty Starz Common Stock and the Series B Liberty Starz Common Stock, the "Liberty Starz Common Stock"). Four billion (4,000,000,000) shares of Common Stock will be of a series designated Series A Liberty Interactive Common Stock (the "Series A Liberty Interactive Common Stock"), one hundred fifty million (150,000,000) shares of Common Stock will be of a series designated Series B Liberty Interactive Common Stock (the "Series B Liberty Interactive Common Stock"), and four billion (4,000,000,000) shares of Common Stock will be of a series designated Series C Liberty Interactive Common Stock (the "Series C Liberty Interactive Common Stock" and together with the Series A Liberty Interactive Common Stock and the Series B Liberty Interactive Common Stock, the "Liberty Interactive Common Stock").

        2.    Liberty Capital Common Stock, Liberty Starz Common Stock and Liberty Interactive Common Stock.

        Each share of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        Each share of Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock and Series C Liberty Starz Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        Each share of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        (a)    Voting Powers.

          (i)    Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock, Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock, Series A Liberty Interactive Common Stock and Series B Liberty Interactive Common Stock.    Holders of Series A Liberty Capital Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Liberty Capital Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Starz Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Liberty Starz Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Liberty Interactive Common Stock will be entitled to one vote for each share of such stock held of record and holders of Series B Liberty Interactive Common Stock will be entitled to ten votes for each share of such stock held of record, upon all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock, or as a separate series of Common Stock, or otherwise).

          (ii)   Series C Liberty Capital Common Stock, Series C Liberty Starz Common Stock, and Series C Liberty Interactive Common Stock.    Holders of Series C Liberty Capital Common Stock, holders of Series C Liberty Starz Common Stock and holders of Series C Liberty Interactive Common Stock will not be entitled to any voting powers, except as (and then only to the extent) required by the laws of the State of Delaware. If a vote of the holders of Series C Liberty Capital Common Stock, Series C Liberty Starz Common Stock or Series C Liberty Interactive Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C Liberty Capital Common Stock, Series C Liberty Starz Common Stock or Series C Liberty Interactive Common Stock, as applicable, will be entitled to 1/100th of a vote on such matter for each share held of record.

          (iii)  Voting Generally.    Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of Series A Liberty Capital Common Stock, the holders of shares of Series B Liberty Capital Common Stock, the holders of shares of Series A Liberty Starz Common Stock, the holders of shares of Series B Liberty Starz Common Stock, the holders of shares of Series A Liberty Interactive Common Stock, the holders of shares of Series B Liberty Interactive Common Stock and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. In the event the holders of the Series C Liberty Capital Common Stock, the holders of the Series C Liberty Starz Common Stock and/or the holders of the Series C Liberty Interactive Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by this Certificate, the laws of the State of Delaware or any Preferred Stock Designation.

          (iv)  Special Voting Rights in Connection with Dispositions.    (A) If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Capital Voting Securities entitled to vote thereon to classify a proposed Capital Group Disposition as an Exempt Capital Group Disposition, then such proposed Capital Group Disposition will constitute an Exempt Capital Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Capital Voting Securities representing a majority of the aggregate voting power of Liberty Capital Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

            (B)  If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Starz Voting Securities entitled to vote thereon to classify a proposed Starz Group Disposition as an Exempt Starz Group Disposition, then such proposed Starz Group Disposition will constitute an Exempt Starz Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Starz Voting Securities representing a majority of the aggregate voting power of Liberty Starz Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

            (C)  If the Board of Directors, at its election, determines to seek the approval of the holders of Liberty Interactive Voting Securities entitled to vote thereon to classify a proposed Interactive Group Disposition as an Exempt Interactive Group Disposition, then such proposed Interactive Group Disposition will constitute an Exempt Interactive Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Interactive Voting Securities representing a majority of the aggregate voting power of Liberty Interactive Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

            (D)  Any vote taken pursuant to clause (A), (B) or (C) of this paragraph (a)(iv) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

          (v)   Special Voting Rights in Connection with Certain Redemptions.    (A) If the Corporation proposes to redeem outstanding shares of Liberty Capital Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Capital Voting Securities representing a majority of the aggregate voting power of Liberty Capital Voting

  Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "Capital Group Redemption Stockholder Approval").

            (B)  If the Corporation proposes to redeem outstanding shares of Liberty Starz Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Starz Voting Securities representing a majority of the aggregate voting power of Liberty Starz Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "Starz Group Redemption Stockholder Approval").

            (C)  If the Corporation proposes to redeem outstanding shares of Liberty Interactive Common Stock for securities of a Subsidiary pursuant to paragraph (g)(i) of this Section A.2, such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Liberty Interactive Voting Securities representing a majority of the aggregate voting power of Liberty Interactive Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (an "Interactive Group Redemption Stockholder Approval").

            (D)  Any vote taken pursuant to clause (A), (B) or (C) of this paragraph (a)(v) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

        (b)    Conversion Rights.

          (i)    (A) Conversion of Series B Liberty Capital Common Stock into Series A Liberty Capital Common Stock; Other.    Each share of Series B Liberty Capital Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Capital Common Stock. Any such conversion may be effected by any holder of Series B Liberty Capital Common Stock by surrendering such holder's certificate or certificates representing the Series B Liberty Capital Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Capital Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Capital Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Liberty Capital Common Stock to be issued and, if less than all of the shares of Series B Liberty Capital Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Capital Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Capital Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Liberty Capital Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Liberty Capital Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the

  Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Capital Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Capital Common Stock on that date. A number of shares of Series A Liberty Capital Common Stock equal to the number of shares of Series B Liberty Capital Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Capital Common Stock as provided herein. Shares of Series A Liberty Capital Common Stock and shares of Series C Liberty Capital Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

          The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Liberty Capital Common Stock on conversion of shares of Series B Liberty Capital Common Stock pursuant to this paragraph (b)(i)(A). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Liberty Capital Common Stock in a name other than that in which the shares of Series B Liberty Capital Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

          Liberty Capital Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

            (B)  Conversion of Series B Liberty Starz Common Stock into Series A Liberty Starz Common Stock; Other.    Each share of Series B Liberty Starz Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Starz Common Stock. Any such conversion may be effected by any holder of Series B Liberty Starz Common Stock by surrendering such holder's certificate or certificates representing the Series B Liberty Starz Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Starz Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Starz Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Liberty Starz Common Stock to be issued and, if less than all of the shares of Series B Liberty Starz Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Starz Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Starz Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Liberty Starz Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Liberty Starz Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Starz Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Starz Common Stock on that date. A number of shares of Series A Liberty Starz Common Stock equal to the number of shares of Series B Liberty Starz Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Starz Common Stock as provided herein. Shares of Series A Liberty Starz Common Stock and shares of Series C Liberty Starz Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

          The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Liberty Starz Common Stock on conversion of shares of Series B Liberty Starz Common Stock pursuant to this paragraph (b)(i)(B). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Liberty Starz Common Stock in a name other than that in which the shares of Series B Liberty Starz Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

          Liberty Starz Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

            (C)  Conversion of Series B Liberty Interactive Common Stock into Series A Liberty Interactive Common Stock; Other.    Each share of Series B Liberty Interactive Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Liberty Interactive Common Stock. Any such conversion may be effected by any holder of Series B Liberty Interactive Common Stock by surrendering such holder's certificate or certificates representing the Series B Liberty Interactive Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Liberty Interactive Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Liberty Interactive Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Liberty Interactive Common Stock to be issued and, if less than all of the shares of Series B Liberty Interactive Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Liberty Interactive Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Liberty Interactive Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Liberty Interactive Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a new certificate representing the shares of Series B Liberty Interactive Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Liberty Interactive Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Liberty Interactive Common Stock on that date. A number of shares of Series A Liberty Interactive Common Stock equal to the number of shares of Series B Liberty Interactive Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Liberty Interactive Common Stock as provided herein. Shares of Series A Liberty Interactive Common Stock and shares of Series C Liberty Interactive Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

          The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Liberty Interactive Common Stock on conversion of shares of Series B Liberty Interactive Common Stock pursuant to this paragraph (b)(i)(C). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Liberty Interactive Common Stock in a name other than that in which the shares of Series B Liberty Interactive Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

          Liberty Interactive Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

          (ii)   Conversion of Liberty Interactive Common Stock into Liberty Capital Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Capital Common Stock equal to the Interactive/Capital Group Optional Conversion Ratio, (II) each share of Series B Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Capital Common Stock equal to the Interactive/Capital Group Optional Conversion Ratio, and (III) each share of Series C Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Capital Common Stock equal to the Interactive/Capital Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(ii), the "Interactive/Capital Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Interactive Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Capital Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Interactive Common Stock into Liberty Capital Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on an Interactive Group Conversion Date on or prior to the 45th day following the

    Determination Date and will otherwise be effected in accordance with the provisions of paragraph (g)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Interactive/Capital Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Interactive/Capital Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Interactive Common Stock into shares of Liberty Capital Common Stock, a new Interactive Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

            (D)  The Corporation will not convert shares of a series of Liberty Interactive Common Stock into shares of Liberty Capital Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of each series of Liberty Interactive Common Stock into shares of Liberty Capital Common Stock, in each case, in accordance with this paragraph (b)(ii).

          (iii)  Conversion of Liberty Interactive Common Stock into Liberty Starz Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Starz Common Stock equal to the Interactive/Starz Group Optional Conversion Ratio, (II) each share of Series B Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Starz Common Stock equal to the Interactive/Starz Group Optional Conversion Ratio, and (III) each share of Series C Liberty Interactive Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Starz Common Stock equal to the Interactive/Starz Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(iii), the "Interactive/Starz Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Interactive Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Starz Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Interactive Common Stock into Liberty Starz Common Stock pursuant to this paragraph (b)(iii), such conversion will occur on an Interactive Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (g)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Interactive/Starz Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Interactive/Starz Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Interactive Common Stock into shares of Liberty Starz Common Stock, a new Interactive Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iii).

            (D)  The Corporation will not convert shares of a series of Liberty Interactive Common Stock into shares of Liberty Starz Common Stock pursuant to this paragraph (b)(iii) without converting all outstanding shares of each series of Liberty Interactive Common Stock into shares of Liberty Starz Common Stock, in each case, in accordance with this paragraph (b)(iii).

          (iv)  Conversion of Liberty Starz Common Stock into Liberty Capital Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Capital Common Stock equal to the Starz/Capital Group Optional Conversion Ratio, (II) each share of Series B Liberty Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Capital Common Stock equal to the Starz/Capital Group Optional Conversion Ratio, and (III) each share of Series C Liberty Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Capital Common Stock equal to the Starz/Capital Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(iv), the "Starz/Capital Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Starz Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Capital Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Starz Common Stock into Liberty Capital Common Stock pursuant to this paragraph (b)(iv), such conversion will occur on a Starz Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Starz/Capital Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Starz/Capital Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Starz Common Stock into shares of Liberty Capital Common Stock, a new Starz Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iv).

            (D)  The Corporation will not convert shares of a series of Liberty Starz Common Stock into shares of Liberty Capital Common Stock pursuant to this paragraph (b)(iv) without converting all outstanding shares of each series of Liberty Starz Common Stock into shares of Liberty Capital Common Stock, in each case, in accordance with this paragraph (b)(iv).

          (v)   Conversion of Liberty Starz Common Stock into Liberty Interactive Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Interactive Common Stock equal to the Starz/Interactive Group Optional Conversion Ratio, (II) each share of Series B Liberty Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Interactive Common Stock equal to the Starz/Interactive Group Optional Conversion Ratio, and (III) each share of Series C Liberty Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Interactive Common Stock equal to the Starz/Interactive Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(v), the "Starz/Interactive Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Starz Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Interactive Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Starz Common Stock into Liberty Interactive Common Stock pursuant to this paragraph (b)(v), such conversion will occur on a Starz Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Starz/Interactive Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Starz/Interactive Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Starz Common Stock into shares of Liberty Interactive Common Stock, a new Starz Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(v).

            (D)  The Corporation will not convert shares of a series of Liberty Starz Common Stock into shares of Liberty Interactive Common Stock pursuant to this paragraph (b)(v) without converting all outstanding shares of each series of Liberty Starz Common Stock into shares of Liberty Interactive Common Stock, in each case, in accordance with this paragraph (b)(v).

          (vi)  Conversion of Liberty Capital Common Stock into Liberty Interactive Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Interactive Common Stock equal to the Capital/Interactive Group Optional Conversion Ratio, (II) each share of Series B Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Interactive Common Stock equal to the Capital/Interactive Group Optional Conversion Ratio, and (III) each share of Series C Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Interactive Common Stock equal to the Capital/Interactive Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(vi), the "Capital/Interactive Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Capital Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Interactive Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Capital Common Stock into Liberty Interactive Common Stock pursuant to this paragraph (b)(vi), such conversion will occur on a Capital Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Capital/Interactive Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Capital/Interactive Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of

    Liberty Capital Common Stock into shares of Liberty Interactive Common Stock, a new Capital Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(vi).

            (D)  The Corporation will not convert shares of a series of Liberty Capital Common Stock into shares of Liberty Interactive Common Stock pursuant to this paragraph (b)(vi) without converting all outstanding shares of each series of Liberty Capital Common Stock into shares of Liberty Interactive Common Stock, in each case, in accordance with this paragraph (b)(vi).

          (vii) Conversion of Liberty Capital Common Stock into Liberty Starz Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Starz Common Stock equal to the Capital/Starz Group Optional Conversion Ratio, (II) each share of Series B Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Starz Common Stock equal to the Capital/Starz Group Optional Conversion Ratio, and (III) each share of Series C Liberty Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Starz Common Stock equal to the Capital/Starz Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(vii), the "Capital/Starz Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Liberty Capital Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Liberty Starz Reference Share over the 60-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Liberty Capital Common Stock into Liberty Starz Common Stock pursuant to this paragraph (b)(vii), such conversion will occur on a Capital Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Capital/Starz Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Capital/Starz Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Liberty Capital Common Stock into shares of Liberty Starz Common Stock, a new Capital Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(vii).

            (D)  The Corporation will not convert shares of a series of Liberty Capital Common Stock into shares of Liberty Starz Common Stock pursuant to this paragraph (b)(vii) without converting all outstanding shares of each series of Liberty Capital Common Stock into shares of Liberty Starz Common Stock, in each case, in accordance with this paragraph (b)(vii).

        (c)    Dividends Generally.

          (i)    Dividends on Liberty Capital Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Capital Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Capital Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Capital Common Stock, the Corporation will also pay to the holders of each other series of Liberty Capital

  Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Capital Common Stock, such that the dividend paid on each share of Liberty Capital Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Capital Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Capital Common Stock as provided in paragraph (d)(i) of this Section A.2.

          If the Capital Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Capital Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Capital Common Stock:

            (A)  if such dividend consists of cash, securities (other than shares of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "Capital Group Inter-Group Dividend") to the Interactive Group and the Starz Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(i), an aggregate amount of cash, securities or other assets, or a combination thereof (the "Capital Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Capital Common Stock, as determined by the Board of Directors (and with the amount of the Capital Group Inter-Group Dividend Amount to be attributed to the Interactive Group and the Starz Group to be determined (x) in the case of the Interactive Group, by multiplying the Capital Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Interactive Group's Fractional Interest in the Capital Group"), in each case as of the record date for such dividend, and (y) in the case of the Starz Group, by multiplying the Capital Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Starz Group's Fractional Interest in the Capital Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Capital Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Capital Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be allocated to the Interactive Group and the Starz Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Interactive Group, the Interactive Group's Fractional Interest in the Capital Group as of the record date for such dividend and, in the case of the amount to be allocated to the Starz Group, the Starz Group's Fractional Interest in the Capital Group as of the record date for such dividend;

            (B)  if such dividend consists of shares of Liberty Capital Common Stock, the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be allocated to the Interactive Group and the Starz Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Interactive Group, the Interactive Group's Fractional Interest in the Capital Group as of the record date for such dividend and, in the case of the amount to be allocated to the Starz Group, the Starz Group's Fractional Interest in the Capital Group as of the record date for such dividend;

            (C)  if such dividend consists of shares of Liberty Starz Common Stock, subject to paragraph (d)(i)(B), (1) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Starz Common Stock distributed to holders of Liberty Capital Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Starz Group Share Distribution Ratio applicable to such dividend, and (2) upon such distribution, there will be established for the benefit of the Interactive Group, an Inter-Group Interest in the Starz Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Starz Group Share Distribution Ratio applicable to such dividend; or

            (D)  if such dividend consists of shares of Liberty Interactive Common Stock, subject to paragraph (d)(i)(C), (1) the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Interactive Common Stock distributed to holders of Liberty Capital Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Starz Group, an Inter-Group Interest in the Interactive Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend.

          In the case of a dividend paid pursuant to clause (E) of paragraph (e)(ii) of this Section A.2. in connection with a Capital Group Disposition, the Capital Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Capital Common Stock converted into Liberty Interactive Common Stock or Liberty Starz Common Stock, as applicable, in connection with such Capital Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Capital Common Stock received in connection with such Capital Group Disposition.

          A Capital Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

          (ii)   Dividends on Liberty Starz Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Starz Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Starz Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Starz Common Stock, the Corporation will also pay to the holders of each other series of Liberty Starz Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Starz Common Stock, such that the dividend paid on each share of Liberty Starz Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Starz Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Starz Common Stock as provided in paragraph (d)(ii) of this Section A.2.

          If the Starz Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Starz Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Starz Common Stock:

            (A)  if such dividend consists of cash, securities (other than shares of Liberty Starz Common Stock, Liberty Capital Common Stock or Liberty Interactive Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "Starz Group Inter-Group Dividend") to the Interactive Group and the Capital Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(ii), an aggregate amount of cash, securities or other assets, or a combination thereof (the "Starz Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Starz Common Stock, as determined by the Board of Directors (and with the amount of the Starz Group Inter-Group Dividend Amount to be attributed to the Interactive Group and the Capital Group to be determined (x) in the case of the Interactive Group, by multiplying the Starz Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Interactive Group's Fractional Interest in the Starz Group"), in each case as of the record date for such dividend, and (y) in the case of the Capital Group, by multiplying the Starz

    Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Capital Group's Fractional Interest in the Starz Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Starz Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Starz Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest will be allocated to the Interactive Group and the Capital Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Interactive Group, the Interactive Group's Fractional Interest in the Starz Group as of the record date for such dividend and, in the case of the amount to be allocated to the Capital Group, the Capital Group's Fractional Interest in the Starz Group as of the record date for such dividend;

            (B)  if such dividend consists of shares of Liberty Starz Common Stock, the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the Starz Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest will be allocated to the Interactive Group and the Capital Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Interactive Group, the Interactive Group's Fractional Interest in the Starz Group as of the record date for such dividend and, in the case of the amount to be allocated to the Capital Group, the Capital Group's Fractional Interest in the Starz Group as of the record date for such dividend;

            (C)  if such dividend consists of shares of Liberty Capital Common Stock, subject to paragraph (d)(ii)(B), (1) the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Capital Common Stock distributed to holders of Liberty Starz Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Interactive Group, an Inter-Group Interest in the Capital Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend; or

            (D)  if such dividend consists of shares of Liberty Interactive Common Stock, subject to paragraph (d)(ii)(C), (1) the Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Interactive Common Stock distributed to holders of Liberty Starz Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Capital Group, an Inter-Group Interest in the Interactive Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend.

          In the case of a dividend paid pursuant to clause (E) of paragraph (f)(ii) of this Section A.2. in connection with a Starz Group Disposition, the Starz Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Starz Common Stock converted into Liberty Interactive Common Stock or Liberty Capital Common Stock, as applicable, in connection with such Starz Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Starz Common Stock received in connection with such Starz Group Disposition.

          A Starz Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

          (iii)  Dividends on Liberty Interactive Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Liberty Interactive Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Interactive Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Liberty Interactive Common Stock, the Corporation will also pay to the holders of each other series of Liberty Interactive Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Liberty Interactive Common Stock, such that the dividend paid on each share of Liberty Interactive Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Liberty Interactive Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Liberty Interactive Common Stock as provided in paragraph (d)(iii) of this Section A.2.

          If the Interactive Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Liberty Interactive Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Liberty Interactive Common Stock:

            (A)  if such dividend consists of cash, securities (other than shares of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (an "Interactive Group Inter-Group Dividend") to the Capital Group and the Starz Group, to the extent that such Group has a Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest attributable to it as of the record date for such dividend, subject to the last paragraph of this paragraph (c)(iii), an aggregate amount of cash, securities or other assets, or a combination thereof (the "Interactive Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Liberty Interactive Common Stock, as determined by the Board of Directors (and with the amount of the Interactive Group Inter-Group Dividend Amount to be attributed to the Capital Group and the Starz Group to be determined (x) in the case of the Capital Group, by multiplying the Interactive Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Capital Group's Fractional Interest in the Interactive Group"), in each case as of the record date for such dividend, and (y) in the case of the Starz Group, by multiplying the Interactive Group Inter-Group Dividend Amount by a fraction, the numerator of which is the Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest and the denominator of which is the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest (such fraction determined as of the applicable determination date, the "Starz Group's Fractional Interest in the Interactive Group"), in each case as of the record date for such dividend), or (II) increase the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Interactive Group Inter-Group Dividend Amount, by (y) the Fair Value of the Liberty Interactive Reference Share as of the "ex" date or any similar date for such dividend, and such additional Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be allocated to the Capital Group and the Starz Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Capital Group, the Capital Group's Fractional Interest in the Interactive Group as of the record date for such dividend and, in the case of the amount to be allocated to the Starz Group, the Starz Group's Fractional Interest in the Interactive Group as of the record date for such dividend;

            (B)  if such dividend consists of shares of Liberty Interactive Common Stock, the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Interactive Group Share Distribution Ratio applicable to such dividend, and such additional Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be allocated to the Capital Group and the Starz Group by multiplying such additional number of shares by, in the case of the amount to be allocated to the Capital Group, the Capital Group's Fractional Interest in the Interactive Group as of the record date for such dividend and, in the case of the amount to be allocated to the Starz Group, the Starz Group's Fractional Interest in the Interactive Group as of the record date for such dividend;

            (C)  if such dividend consists of shares of Liberty Starz Common Stock, subject to paragraph (d)(iii)(C), (1) the Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Starz Common Stock distributed to holders of Liberty Interactive Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive

    Group Inter-Group Interest as of the record date for such dividend, by (y) the Starz Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Capital Group, an Inter-Group Interest in the Starz Group (or if such an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Starz Group Share Distribution Ratio applicable to such dividend; or

            (D)  if such dividend consists of shares of Liberty Capital Common Stock, subject to paragraph (d)(iii)(B), (1) the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Liberty Capital Common Stock distributed to holders of Liberty Interactive Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend and (2) upon such distribution, there will be established for the benefit of the Starz Group, an Inter-Group Interest in the Capital Group (or if an Inter-Group Interest existed at the time of such distribution, such Inter-Group Interest will be increased) as follows: a Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest will be established with (or if in existence, increased by) a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend.

          In the case of a dividend paid pursuant to clause (E) of paragraph (g)(ii) of this Section A.2. in connection with an Interactive Group Disposition, the Interactive Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Liberty Interactive Common Stock converted into Liberty Capital Common Stock or Liberty Starz Common Stock, as applicable, in connection with such Interactive Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Liberty Interactive Common Stock received in connection with such Interactive Group Disposition.

          An Interactive Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

          (iv)  Discrimination Between or Among Series of Common Stock.    Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock, or all such series, and in equal or unequal amounts, or only on the Liberty Capital Common Stock, the Liberty Starz Common Stock or the Liberty Interactive Common Stock (subject to applicable law), notwithstanding the relationship between or among the Capital Group Available Dividend Amount, the Starz Group Available Dividend Amount and the Interactive Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the Liberty Capital Common Stock, the Liberty Starz Common Stock or the Liberty Interactive Common Stock, or any other factor.

        (d)    Share Distributions.

          (i)    Distributions on Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock or Series C Liberty Capital Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

            (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, shares of Series B Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Capital Common Stock) may be declared and paid to holders of Series B Liberty Capital Common Stock and shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series C Liberty Capital Common Stock, in each case, on an equal per share basis;

            (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, shares of Series B Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Starz Common Stock) may be declared and paid to holders of Series B Liberty Capital Common Stock and shares of Series C Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Starz Common Stock) may be declared and paid to holders of Series C Liberty Capital Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Starz Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Starz Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Capital Group, plus (z) if the Capital Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Starz Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Starz Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest;

            (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock and Series C Liberty Capital Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Capital Common Stock, shares of Series B Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Interactive Common Stock) may be declared and paid to holders of Series B Liberty Capital Common Stock and shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series C Liberty Capital Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Interactive Common Stock to be so distributed pursuant to this paragraph (d)(i)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Interactive Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Capital Group, plus (z) if the Capital Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Interactive Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Interactive Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest; or

            (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Capital Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Capital Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Capital Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Capital Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Capital Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Capital Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and the Series C Liberty Capital Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Capital Common Stock other than the Series B Liberty Capital Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Capital Common Stock, as compared to the other series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock).

          (ii)   Distributions on Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock and Series C Liberty Starz Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock or Series C Liberty Starz Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

            (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock and Series C Liberty Starz Common Stock, on an equal per share basis; or

    (II) shares of Series C Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock and Series C Liberty Starz Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, shares of Series B Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Starz Common Stock) may be declared and paid to holders of Series B Liberty Starz Common Stock and shares of Series C Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Starz Common Stock) may be declared and paid to holders of Series C Liberty Starz Common Stock, in each case, on an equal per share basis;

            (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock and Series C Liberty Starz Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock and Series C Liberty Starz Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, shares of Series B Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Capital Common Stock) may be declared and paid to holders of Series B Liberty Starz Common Stock and shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series C Liberty Starz Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Capital Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Capital Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Starz Group, plus (z) if the Starz Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Capital Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Capital Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest;

            (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, Series B

    Liberty Starz Common Stock and Series C Liberty Starz Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, Series B Liberty Starz Common Stock and Series C Liberty Starz Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Starz Common Stock, shares of Series B Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Interactive Common Stock) may be declared and paid to holders of Series B Liberty Starz Common Stock and shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series C Liberty Starz Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Interactive Common Stock to be so distributed pursuant to this paragraph (d)(ii)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Interactive Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Starz Group, plus (z) if the Starz Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Interactive Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Interactive Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest; or

            (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Starz Common Stock, Liberty Capital Common Stock or Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Starz Common Stock, Liberty Capital Common Stock or Liberty Interactive Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Starz Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Starz Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Starz Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Starz Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Starz Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Starz Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Starz Common Stock, the Series B Liberty Starz Common Stock and the Series C Liberty Starz Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Starz Common Stock other than the Series B Liberty Starz Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Starz Common Stock (other than the Series B Liberty Starz Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Starz Common Stock (other than the Series B Liberty Starz Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Starz Common Stock, as compared to the other series of Liberty Starz Common Stock (other than the Series B Liberty Starz Common Stock).

          (iii)  Distributions on Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock or Series C Liberty Interactive Common Stock, then, in addition to the applicable requirements of paragraph (c)(iii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

            (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Interactive Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, shares of Series B Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Interactive Common Stock) may be declared and paid to holders of Series B Liberty Interactive Common Stock and shares of Series C Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Interactive Common Stock) may be declared and paid to holders of Series C Liberty Interactive Common Stock, in each case, on an equal per share basis; or

            (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Capital Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, shares of Series B Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Capital Common Stock) may be declared and paid to holders of Series B Liberty Interactive Common Stock and shares of Series C Liberty Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Capital Common Stock) may be declared and paid to holders of Series C Liberty Interactive Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Capital Common Stock to be so distributed pursuant to this paragraph (d)(iii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Capital Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Interactive Group, plus (z) if the Interactive Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Capital Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Capital Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest; or

            (C)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (II) shares of Series C Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock and Series C Liberty Interactive Common Stock, on an equal per share basis; or (III) shares of Series A Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Starz Common Stock) may be declared and paid to holders of Series A Liberty Interactive Common Stock, shares of Series B Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Starz Common Stock) may be declared and paid to holders of Series B Liberty Interactive Common Stock and shares of Series C Liberty Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Liberty Starz Common

    Stock) may be declared and paid to holders of Series C Liberty Interactive Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Liberty Starz Common Stock to be so distributed pursuant to this paragraph (d)(iii)(C) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Liberty Starz Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Interactive Group, plus (z) if the Interactive Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Liberty Starz Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Starz Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest; or

            (D)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Interactive Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Interactive Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Interactive Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Interactive Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Interactive Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Liberty Interactive Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and the Series C Liberty Interactive Common Stock), and (2) in the event the securities to be received by the holders of shares of Liberty Interactive Common Stock other than the Series B Liberty Interactive Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty

    Interactive Common Stock (other than the Series B Liberty Interactive Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Liberty Interactive Common Stock (other than Series B Liberty Interactive Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Liberty Interactive Common Stock, as compared to the other series of Liberty Interactive Common Stock (other than the Series B Liberty Interactive Common Stock).

        (e)    Redemption and Other Provisions Relating to the Liberty Capital Common Stock.

          (i)    Redemption for Securities of one or more Capital Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Capital Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Capital Group Redemption Stockholder Approval (and, to the extent applicable, the Starz Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Capital Common Stock (such shares of Liberty Capital Common Stock to be redeemed, the "Capital Group Redemption Shares") for securities of such Subsidiary (a "Distributed Capital Group Subsidiary"), as provided herein. The number of Capital Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Capital Common Stock as of the Capital Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Capital Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary which is attributable to the Capital Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to reflect the effects of a Capital Group Inter-Group Redemption Election and to take into account other things deemed relevant by the Board of Directors. The aggregate number of securities of the Distributed Capital Group Subsidiary to be delivered (the "Capital Group Distribution Subsidiary Securities") in redemption of the Capital Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Capital Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Capital Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary which is attributable to the Capital Group (subject to adjustment to reflect the effects of a Capital Group Inter-Group Redemption Election) (such product, the "Distributable Capital Group Subsidiary Securities"), by (y) the Capital Group Outstanding Interest Fraction, in each case, as of the Capital Group Redemption Selection Date, or (B) if the Board of Directors does not make a Capital Group Inter-Group Redemption Election, all of the Distributable Capital Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Capital Group Subsidiary to be delivered in redemption of each Capital Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Capital Group Distribution Subsidiary Securities, by (y) the number of Capital Group Redemption Shares.

          If the Capital Group Outstanding Interest Fraction is less than one (1) on the Capital Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (a "Capital Group Inter-Group Redemption Election"), then concurrently with the distribution of the Capital Group Distribution Subsidiary Securities in redemption of Capital Group Redemption Shares, the Corporation will attribute to the Starz Group and the Interactive Group an aggregate number of Distributable Capital Group Subsidiary Securities (the "Capital Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Capital Group Subsidiary Securities and the number of Capital Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Capital Group Inter-Group Interest Subsidiary Securities will be allocated between the Starz Group and the Interactive Group by multiplying the number of Capital Group Inter-Group Interest Subsidiary Securities by (x), in the case of the Starz Group, the Starz Group's Fractional Interest in the Capital Group as of the Capital Group Redemption Selection Date and, (y) in the case of the Interactive Group, the Interactive Group's Fractional Interest in the Capital Group as of the Capital Group Redemption Selection Date. If a Capital Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of Capital Group Inter-Group Interest Subsidiary Securities to be made to the Starz Group and the Interactive Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Capital Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Capital Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Starz Group and the Interactive Group will be distributed to holders of shares of Liberty Starz Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(D) and to holders of shares of Liberty Interactive Common Stock as a Share Distribution pursuant to paragraph (d)(iii)(D) of this Section A.2.

          If at the time of a redemption of Liberty Capital Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock that would become convertible into or exercisable or exchangeable for Distributable Capital Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Capital Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Capital Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Capital Group Redemption Shares, the number of Capital Group Distribution Subsidiary Securities and the number of Capital Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, including any adjustments to the foregoing allocation between the Starz Group and the Interactive Group) to take into account the securities of the Distributed Capital Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

          In the event that not all outstanding shares of Liberty Capital Common Stock are to be redeemed in accordance with this paragraph (e)(i) for Capital Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Capital Common Stock to be redeemed in accordance with this paragraph (e)(i) will be determined by multiplying the aggregate number of Capital Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Capital Common Stock, in each case, outstanding as of the

  Capital Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Capital Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Capital Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          To the extent that a Distributed Capital Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the Starz Group and the Interactive Group, then (x) such Distributed Capital Group Subsidiary will also be deemed a Distributed Starz Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed Capital Group Subsidiary also holds assets and liabilities of the Starz Group) and/or a Distributed Interactive Group Subsidiary for purposes of paragraph (g)(i) (to the extent such Distributed Capital Group Subsidiary also holds assets and liabilities of the Interactive Group) and (y) in connection with the redemption of Capital Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of Liberty Starz Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed Capital Group Subsidiary is also a Distributed Starz Group Subsidiary) and/or shares of Liberty Interactive Common Stock pursuant to the provisions of paragraph (g)(i) (in the event such Distributed Capital Group Subsidiary is also a Distributed Interactive Group Subsidiary), as applicable, subject to the Corporation obtaining the Capital Group Redemption Stockholder Approval and the applicable of the Starz Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval. In connection with any such redemption of Liberty Capital Common Stock, Liberty Starz Common Stock and/or Liberty Interactive Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the Capital Group Redemption Shares, the Starz Group Redemption Shares and/or the Interactive Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of Capital Group Redemption Shares to receive Capital Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Capital Group held by such Subsidiary, (II) with holders of Starz Group Redemption Shares to receive Starz Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Starz Group held by such Subsidiary and/or (III) with holders of Interactive Group Redemption Shares to receive Interactive Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Interactive Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Capital Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

          Any redemption pursuant to this paragraph (e)(i) will occur on a Capital Group Redemption Date set forth in a notice to holders of Liberty Capital Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Capital Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

          In effecting a redemption of Liberty Capital Common Stock pursuant to this paragraph (e)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Capital Common Stock in exchange for a single class or series of securities of the Distributed Capital

  Group Subsidiary without distinction among series of Liberty Capital Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Capital Common Stock in exchange for separate classes or series of securities of the Distributed Capital Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Capital Common Stock in exchange for a separate class or series of securities of the Distributed Capital Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Capital Common Stock in exchange for a different class or series of securities of the Distributed Capital Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Capital Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Capital Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and the Series C Liberty Capital Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Capital Common Stock other than the Series B Liberty Capital Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Capital Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Capital Common Stock, other than the Series B Liberty Capital Common Stock) of such series of Liberty Capital Common Stock. If the Board of Directors has made a Capital Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Capital Group Subsidiary comprising the Capital Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Starz Group and/or the Interactive Group will be made by the Board of Directors in its discretion.

          (ii)   Mandatory Dividend, Redemption or Conversion in Case of Capital Group Disposition.    In the event of a Capital Group Disposition (other than an Exempt Capital Group Disposition), the Corporation will, on or prior to the 85th Trading Day following the consummation of such Capital Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

            (A)  Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Capital Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(i) and (d)(i) of this Section A.2.; or

            (B)  Provided that there are assets of the Corporation legally available therefor and the Capital Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

              (I)   if such Capital Group Disposition involves all (not merely substantially all) of the assets of the Capital Group, the Corporation may redeem all outstanding shares of each series of Liberty Capital Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of the Capital Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Capital Common Stock outstanding as of the Capital Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

              (II)  if such Capital Group Disposition involves substantially all (but not all) of the assets of the Capital Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of the Capital Group Redemption Selection Date (the "Capital Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Capital Common Stock, such Capital Group Redemption Amount to be allocated (subject to the provisions of this paragraph (e)(ii)) to the redemption of shares of each series of Liberty Capital Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Capital Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Capital Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Capital Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Capital Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Capital Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Capital Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Capital Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Capital Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Capital Group Redemption Amount. The outstanding shares of a series of Liberty Capital Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

            (C)  The Corporation may convert each outstanding share of Series A Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Starz Common Stock, each outstanding share of Series B Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Starz Common Stock, and each outstanding share of Series C Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Starz Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Capital Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Capital Group Disposition, to (II) the Average Market Value of the Liberty Starz Reference Share over the same 10-Trading Day period; or

            (D)  The Corporation may convert each outstanding share of Series A Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Interactive Common Stock, each outstanding share of Series B Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Interactive Common Stock, and each outstanding share of Series C Liberty Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Interactive Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Capital Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Capital Group Disposition, to (II) the Average Market Value of the Liberty Interactive Reference Share over the same 10-Trading Day period; or

            (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Capital Common Stock into Liberty Starz Common Stock or Liberty Interactive Common Stock as contemplated by clauses (C) and (D) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of Liberty Capital Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Capital Common Stock to be converted into fully paid and non-assessable shares of Liberty Starz Common Stock or Liberty Interactive Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Capital Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Capital Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Capital Common Stock entitled to receive such dividend and, in the case of a redemption, the Capital Group Redemption Selection Date (in the case of a partial redemption) or the Capital Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Capital Common Stock in connection with such Capital Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Capital Common Stock to be converted into shares of Liberty Starz Common Stock or Liberty Interactive Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Capital Common Stock outstanding as of the record date, Capital Group

    Redemption Selection Date or Capital Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Capital Common Stock, if the Capital Group Disposition was of all (not merely substantially all) of the assets of the Capital Group, then all remaining outstanding shares of Liberty Capital Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Capital Common Stock, if the Capital Group Disposition was of substantially all (but not all) of the assets of the Capital Group, then the number of shares of each series of Liberty Capital Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the Capital Group Redemption Amount referred to therein the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Capital Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). The aggregate number of shares of Liberty Capital Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Capital Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Capital Common Stock outstanding as of the Capital Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

          For purposes of this paragraph (e)(ii):

              (1)   as of any date, "substantially all of the assets of the Capital Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Capital Group as of such date;

              (2)   in the case of a Capital Group Disposition of assets in a series of related transactions, such Capital Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

              (3)   if the Board of Directors seeks the approval of the holders of Liberty Capital Voting Securities entitled to vote thereon to qualify a Capital Group Disposition as an Exempt Capital Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Capital Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such Capital Group Disposition as an Exempt Capital Group Disposition;

              (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Capital Common Stock pursuant to clause (B)(II) or (E) of this paragraph (e)(ii) at a time when the Capital Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "Capital Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Starz Group and the Interactive Group concurrently with such redemption an aggregate amount (the "Capital Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Capital Group Net Proceeds and (y) the portion of the Capital Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest" in paragraph (j) of this Section A.2. The Capital Group Inter-Group Redemption Amount will be attributed between the Starz Group and the Interactive Group based upon the Starz Group's Fractional Interest in the Capital Group as of the Capital Group Redemption Selection Date and the Interactive Group's Fractional Interest in the Capital Group as of the Capital Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

              (5)   if at the time of a Capital Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock that would give the holders thereof the right to receive any consideration related to such Capital Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Capital Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of Liberty Capital Common Stock and/or, if applicable, (y) the Capital Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as it deems appropriate to take into account the Liberty Capital Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

              (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (e)(ii) payable to the holders of Liberty Capital Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Capital Group Disposition; and

              (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (e)(ii) payable to the holders of Liberty Capital Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Capital Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Capital Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Capital Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Capital Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Capital Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Capital Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and the Series C Liberty Capital Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Capital Common Stock other than the Series B Liberty Capital Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Capital Common Stock (other than the Series B Liberty Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Capital Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Capital Common Stock, other than the Series B Liberty Capital Common Stock) of such series of Liberty Capital Common Stock.

          (iii)  Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Capital Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Capital Group Conversion Date or Capital Group Redemption Date on which all outstanding shares of Liberty Capital Common Stock were converted or redeemed, any share of Liberty Capital Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Capital Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

          (iv)  General.

            (A)  Not later than the 10th Trading Day following the consummation of a Capital Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Capital Group Net Proceeds of such Capital Group Disposition, (y) whether the Capital Group Disposition qualifies as an Exempt Capital Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Capital Group Disposition as an Exempt Capital Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Capital Voting Securities entitled to vote thereon to qualify such Capital Group Disposition as an Exempt Capital Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 26th Trading Day) following the consummation of such Capital Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

              (I)   which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

              (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (e)(ii), the Capital Group Redemption Selection Date for the redemption of shares of Liberty Capital Common Stock pursuant to clause (B)(II) or (E) of paragraph (e)(ii) or the Capital Group Conversion Selection Date for the partial conversion of shares of Liberty Capital Common Stock pursuant to clause (E) of paragraph (e)(ii), which record date, Capital Group Redemption Selection Date or Capital Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

              (III) the anticipated dividend payment date, Capital Group Redemption Date and/or Capital Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Capital Group Disposition; and

              (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Capital Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Capital Group Redemption Selection Date or Capital Group Conversion Selection Date.

          If the Corporation determines to undertake a redemption of shares of Liberty Capital Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of Liberty Capital Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (e)(ii), the Corporation will give notice of such redemption or conversion, not less than 15 days prior to the Capital Group Redemption Date or Capital Group Conversion Date, as applicable, to holders of Liberty Capital Common Stock whose shares are to be redeemed or converted, setting forth, as applicable:

              (1)   the Capital Group Redemption Date or Capital Group Conversion Date;

              (2)   the number of shares of Liberty Capital Common Stock held by such holder to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Capital Common Stock will be redeemed or converted and, if shares of Liberty Capital Common Stock are to be converted, whether such shares will be converted into Liberty Starz Common Stock or Liberty Interactive Common Stock, and the series thereof issuable to the holders of each series of Liberty Capital Common Stock;

              (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Capital Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Capital Common Stock to be redeemed or converted and the Capital Group Outstanding Interest Fraction as of the date of such notice (and if such Capital Group Outstanding Interest Fraction is less than one (1), the Starz Group's Fractional Interest in the Capital Group and the Interactive Group's Fractional Interest in the Capital Group, in each case, as of such date);

              (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (e)(ii), if the Board of Directors has made a Capital Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, the Starz Group's Fractional Interest in the Capital Group and the Interactive Group's Fractional Interest in the Capital Group, in each case, as of the Capital Group Redemption Selection Date and the portion of the Capital Group Inter-Group Redemption Amount attributable to each Group other than the Capital Group;

              (5)   with respect to a dividend under clause (A) or (E) of paragraph (e)(ii), the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, the Starz Group's Fractional Interest in the Capital Group and the Interactive Group's Fractional Interest in the Capital Group, in each case, as of the record date for the dividend and the portion of the Capital Group Inter-Group Dividend Amount attributable to each Group other than the Capital Group, if applicable; and

              (6)   the place or places where certificates representing shares of Liberty Capital Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (B)  In the event of any conversion of shares of Liberty Capital Common Stock pursuant to paragraph (b)(vi) or (vii) of this Section A.2., not less than 15 days prior to the Capital Group Conversion Date, the Corporation will (I) announce publicly by press release that all outstanding shares of Liberty Capital Common Stock will be converted pursuant to paragraph (b)(vi) or (vii) of this Section A.2. on the Capital Group Conversion Date set forth in such press release and (II) give notice of such conversion to each holder of outstanding shares of Liberty Capital Common Stock, setting forth:

              (1)   the Capital Group Conversion Date, which will not be more than 45 days following the Determination Date;

              (2)   a statement that all outstanding shares of Liberty Capital Common Stock will be converted;

              (3)   the per share number and series of shares of Liberty Starz Common Stock or Liberty Interactive Common Stock to be received with respect to each share of each series of Liberty Capital Common Stock; and

              (4)   the place or places where certificates representing shares of Liberty Capital Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (C)  If the Corporation obtains the Capital Group Redemption Stockholder Approval and determines to redeem shares of Liberty Capital Common Stock pursuant to paragraph (e)(i), the Corporation will, announce publicly by press release promptly following the Approval Date:

              (I)   that the Corporation intends to redeem shares of Liberty Capital Common Stock for securities of a Distributed Capital Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2.;

              (II)  if applicable, the Capital Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

              (III) the anticipated Capital Group Redemption Date, which will not be later than the 85th Trading Day following the date of the press release; and

              (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Capital Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Capital Group Redemption Selection Date.

          Not less than 15 days prior to the Capital Group Redemption Date, the Corporation will give notice of such redemption to holders of Liberty Capital Common Stock whose shares are to be redeemed, setting forth:

              (1)   the Capital Group Redemption Date;

              (2)   the number of shares of Liberty Capital Common Stock held by such holder to be redeemed or, if applicable, stating that all outstanding shares of Liberty Capital Common Stock will be redeemed;

              (3)   the class or series of securities of the Distributed Capital Group Subsidiary to be received with respect to each share of each series of Liberty Capital Common Stock to be redeemed and the Capital Group Outstanding Interest Fraction as of the date of such notice, if any (and if such Capital Group Outstanding Interest Fraction is less than one (1), the Starz Group's Fractional Interest in the Capital Group and the Interactive Group's Fractional Interest in the Capital Group, in each case, as of such date);

              (4)   if the Board of Directors has made a Capital Group Inter-Group Redemption Election, the number of Capital Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Capital Group, and the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest and the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest, in each case, used in determining such number and attribution of Capital Group Inter-Group Interest Subsidiary Securities; and

              (5)   the place or places where certificates representing shares of Liberty Capital Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Capital Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Capital Common Stock pursuant to this Section A.2., as applicable.

            (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Capital Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

            (F)  Any notice sent to a holder of Liberty Capital Common Stock pursuant to clauses (A), (B), (C) or (D) of this paragraph (e)(iv) will be sent by first-class mail, postage prepaid to such holder's address as the same appears on the transfer books of the Corporation.

            (G)  Neither the failure to mail any notice required by this paragraph (e)(iv) to any particular holder of Liberty Capital Common Stock nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Capital Common Stock, or the validity of any action taken pursuant to this Certificate.

            (H)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Capital Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(E), if the Capital Group Conversion Date or the Capital Group Redemption Date with respect to any shares of Liberty Capital Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Capital Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

            (I)    Before any holder of shares of Liberty Capital Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Capital Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Liberty Capital Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of Liberty Capital Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Capital Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(K). If less than all of the shares of Liberty Capital Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Capital Common Stock not redeemed or converted. The Corporation will not be required to register a transfer of (I) any shares of Liberty Capital Common Stock for the period preceding any selection of shares to be redeemed or converted set forth in the applicable public announcement or notice or (II) any shares of Liberty Capital Common Stock selected for redemption or conversion. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(A) of this Section A.2.

            (J)   From and after any applicable Capital Group Conversion Date or Capital Group Redemption Date, all rights of a holder of shares of Liberty Capital Common Stock that were converted or redeemed on such Capital Group Conversion Date or Capital Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Liberty Capital Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(K) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Capital Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Capital Group Conversion Date or Capital Group Redemption Date represented shares of Liberty Capital Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Capital Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Capital Group Conversion Date or Capital Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Capital Group Conversion Date or Capital Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Liberty Capital Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (I) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Capital Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

            (K)  The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Capital Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2 or this paragraph (e). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Capital Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Capital Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Capital Common Stock includes a fraction, the Corporation will pay a cash adjustment in lieu of such fraction in an amount equal to the value of such fraction as of the Trading Day specified by the Board of Directors for such purpose (without interest). For purposes of the preceding sentence, "value" of any fraction will equal the amount (rounded, if necessary, to the nearest whole cent) obtained by multiplying such fraction by the Fair Value of one such share or the minimum authorized denomination of such other security as of such specified Trading Day.

            (L)  Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (f)    Redemption and Other Provisions Relating to the Liberty Starz Common Stock.

          (i)    Redemption for Securities of one or more Starz Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Starz Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Starz Group Redemption Stockholder Approval (and,

  to the extent applicable, the Capital Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Starz Common Stock (such shares of Liberty Starz Common Stock to be redeemed, the "Starz Group Redemption Shares") for securities of such Subsidiary (a "Distributed Starz Group Subsidiary"), as provided herein. The number of Starz Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Starz Common Stock as of the Starz Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Starz Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Starz Group Subsidiary which is attributable to the Starz Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to reflect the effects of a Starz Group Inter-Group Redemption Election and to take into account other things deemed relevant by the Board of Directors. The aggregate number of securities of the Distributed Starz Group Subsidiary to be delivered (the "Starz Group Distribution Subsidiary Securities") in redemption of the Starz Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Starz Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Starz Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Starz Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Starz Group Subsidiary which is attributable to the Starz Group (subject to adjustment to reflect the effects of a Starz Group Inter-Group Redemption Election) (such product, the "Distributable Starz Group Subsidiary Securities"), by (y) the Starz Group Outstanding Interest Fraction, in each case, as of the Starz Group Redemption Selection Date, or (B) if the Board of Directors does not make a Starz Group Inter-Group Redemption Election, all of the Distributable Starz Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Starz Group Subsidiary to be delivered in redemption of each Starz Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Starz Group Distribution Subsidiary Securities, by (y) the number of Starz Group Redemption Shares.

          If the Starz Group Outstanding Interest Fraction is less than one (1) on the Starz Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (a "Starz Group Inter-Group Redemption Election"), then concurrently with the distribution of the Starz Group Distribution Subsidiary Securities in redemption of Starz Group Redemption Shares, the Corporation will attribute to the Capital Group and the Interactive Group an aggregate number of Distributable Starz Group Subsidiary Securities (the "Starz Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Starz Group Subsidiary Securities and the number of Starz Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Starz Group Inter-Group Interest Subsidiary Securities will be allocated between the Capital Group and the Interactive Group by multiplying the number of Starz Group Inter-Group Interest Subsidiary Securities by (x), in the case of the Capital Group, the Capital Group's Fractional Interest in the Starz Group as of the Starz Group Redemption Selection Date and, (y) in the case of the Interactive Group, the Interactive Group's Fractional Interest in the Starz Group as of the Starz Group Redemption Selection Date. If a Starz Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of Starz Group Inter-Group Interest Subsidiary Securities to be made to the Capital Group and the Interactive Group may, at the discretion of the Board of

  Directors, be reflected by an allocation or by a direct transfer of Starz Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Starz Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Capital Group and the Interactive Group will be distributed to holders of shares of Liberty Capital Common Stock as a Share Distribution pursuant to paragraph (d)(i)(D) and to holders of shares of Liberty Interactive Common Stock as a Share Distribution pursuant to paragraph (d)(iii)(D) of this Section A.2.

          If at the time of a redemption of Liberty Starz Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Starz Common Stock that would become convertible into or exercisable or exchangeable for Distributable Starz Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Starz Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Starz Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Starz Group Redemption Shares, the number of Starz Group Distribution Subsidiary Securities and the number of Starz Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest, including any adjustments to the foregoing allocation between the Capital Group and the Interactive Group) to take into account the securities of the Distributed Starz Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

          In the event that not all outstanding shares of Liberty Starz Common Stock are to be redeemed in accordance with this paragraph (f)(i) for Starz Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Starz Common Stock to be redeemed in accordance with this paragraph (f)(i) will be determined by multiplying the aggregate number of Starz Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Starz Common Stock, in each case, outstanding as of the Starz Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Starz Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Starz Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          To the extent that a Distributed Starz Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the Capital Group and the Interactive Group, then (x) such Distributed Starz Group Subsidiary will also be deemed a Distributed Capital Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Starz Group Subsidiary also holds assets and liabilities of the Capital Group) and/or a Distributed Interactive Group Subsidiary for purposes of paragraph (g)(i) (to the extent such Distributed Starz Group Subsidiary also holds assets and liabilities of the Interactive Group) and (y) in connection with the redemption of Starz Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of Liberty Capital Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Starz Group Subsidiary is also a Distributed Capital Group Subsidiary) and/or shares of Liberty Interactive Common Stock pursuant to the provisions of paragraph (g)(i) (in the event such Distributed Starz Group Subsidiary is also a Distributed Interactive Group Subsidiary), as applicable, subject to the Corporation obtaining the Starz Group Redemption Stockholder Approval and the applicable of the Capital Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval. In connection with any such redemption of Liberty Capital Common Stock, Liberty Starz Common Stock and/or Liberty Interactive Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the Capital Group Redemption Shares, the Starz Group Redemption Shares and/or the Interactive Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of Capital Group Redemption Shares to receive Capital Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Capital Group held by such Subsidiary, (II) with holders of Starz Group Redemption Shares to receive Starz Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Starz Group held by such Subsidiary and/or (III) with holders of Interactive Group Redemption Shares to receive Interactive Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Interactive Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Starz Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

          Any redemption pursuant to this paragraph (f)(i) will occur on a Starz Group Redemption Date set forth in a notice to holders of Liberty Starz Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Starz Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

          In effecting a redemption of Liberty Starz Common Stock pursuant to this paragraph (f)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Starz Common Stock in exchange for a single class or series of securities of the Distributed Starz Group Subsidiary without distinction among series of Liberty Starz Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Starz Common Stock in exchange for separate classes or series of securities of the Distributed Starz Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Starz Common Stock in exchange for a separate class or series of securities of the Distributed Starz Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Starz Common Stock in exchange for a different class or series of securities of the Distributed Starz Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Starz Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Starz Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Starz Common Stock, the Series B Liberty Starz Common Stock and the Series C Liberty Starz Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Starz Common Stock other than the Series B Liberty Starz Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Starz Common Stock (other than the Series B Liberty Starz

  Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Starz Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Starz Common Stock, other than the Series B Liberty Starz Common Stock) of such series of Liberty Starz Common Stock. If the Board of Directors has made a Starz Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Starz Group Subsidiary comprising the Starz Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Interactive Group and/or the Capital Group will be made by the Board of Directors in its discretion.

          (ii)   Mandatory Dividend, Redemption or Conversion in Case of Starz Group Disposition.    In the event of a Starz Group Disposition (other than an Exempt Starz Group Disposition), the Corporation will, on or prior to the 85th Trading Day following the consummation of such Starz Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

            (A)  Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Starz Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Starz Group Allocable Net Proceeds of such Starz Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(ii) and (d)(ii) of this Section A.2.; or

            (B)  Provided that there are assets of the Corporation legally available therefor and the Starz Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

              (I)   if such Starz Group Disposition involves all (not merely substantially all) of the assets of the Starz Group, the Corporation may redeem all outstanding shares of each series of Liberty Starz Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Starz Group Allocable Net Proceeds of such Starz Group Disposition as of the Starz Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Starz Common Stock outstanding as of the Starz Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

              (II)  if such Starz Group Disposition involves substantially all (but not all) of the assets of the Starz Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Starz Group Allocable Net Proceeds of such Starz Group Disposition as of the Starz Group Redemption Selection Date (the "Starz Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Starz Common Stock, such Starz Group Redemption Amount to be allocated (subject to the provisions of this paragraph (f)(ii)) to the redemption of shares of each series of Liberty Starz Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Starz Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Starz Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Starz Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Starz Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Starz Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Starz Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Starz Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Starz Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Starz Group Redemption Amount. The outstanding shares of a series of Liberty Starz Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

            (C)  The Corporation may convert each outstanding share of Series A Liberty Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Capital Common Stock, each outstanding share of Series B Liberty Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Capital Common Stock, and each outstanding share of Series C Liberty Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Capital Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Starz Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Starz Group Disposition, to (II) the Average Market Value of the Liberty Capital Reference Share over the same 10-Trading Day period; or

            (D)  The Corporation may convert each outstanding share of Series A Liberty Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Interactive Common Stock, each outstanding share of Series B Liberty Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Interactive Common Stock, and each outstanding share of Series C Liberty Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Interactive Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Starz Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Starz Group Disposition, to (II) the Average Market Value of the Liberty Interactive Reference Share over the same 10-Trading Day period; or

            (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Starz Common Stock into Liberty Capital Common Stock or Liberty Interactive Common Stock as contemplated by clauses (C) and (D) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of Liberty Starz Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Starz Common Stock to be converted into fully paid and non-assessable shares of

    Liberty Capital Common Stock or Liberty Interactive Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Starz Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Starz Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Starz Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Starz Group Allocable Net Proceeds of such Starz Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Starz Common Stock entitled to receive such dividend and, in the case of a redemption, the Starz Group Redemption Selection Date (in the case of a partial redemption) or the Starz Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Starz Common Stock in connection with such Starz Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Starz Common Stock to be converted into shares of Liberty Capital Common Stock or Liberty Interactive Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Starz Common Stock outstanding as of the record date, Starz Group Redemption Selection Date or Starz Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Starz Common Stock, if the Starz Group Disposition was of all (not merely substantially all) of the assets of the Starz Group, then all remaining outstanding shares of Liberty Starz Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Starz Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Starz Common Stock, if the Starz Group Disposition was of substantially all (but not all) of the assets of the Starz Group, then the number of shares of each series of Liberty Starz Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the Starz Group Redemption Amount referred to therein the portion of the Starz Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Starz Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). The aggregate number of shares of Liberty Starz Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Starz Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Starz Common Stock outstanding as of the Starz Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

          For purposes of this paragraph (f)(ii):

              (1)   as of any date, "substantially all of the assets of the Starz Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Starz Group as of such date;

              (2)   in the case of a Starz Group Disposition of assets in a series of related transactions, such Starz Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

              (3)   if the Board of Directors seeks the approval of the holders of Liberty Starz Voting Securities entitled to vote thereon to qualify a Starz Group Disposition as an Exempt Starz Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Starz Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such Starz Group Disposition as an Exempt Starz Group Disposition;

              (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Starz Common Stock pursuant to clause (B)(II) or (E) of this paragraph (f)(ii) at a time when the Starz Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "Starz Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Capital Group and the Interactive Group concurrently with such redemption an aggregate amount (the "Starz Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Starz Group Net Proceeds and (y) the portion of the Starz Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest" in paragraph (j) of this Section A.2. The Starz Group Inter-Group Redemption Amount will be attributed between the Capital Group and the Interactive Group based upon the Capital Group's Fractional Interest in the Starz Group as of the Starz Group Redemption Selection Date and the Interactive Group's Fractional Interest in the Starz Group as of the Starz Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

              (5)   if at the time of a Starz Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Starz Common Stock that would give the holders thereof the right to receive any consideration related to such Starz Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Starz Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of Liberty

      Starz Common Stock and/or, if applicable, (y) the Starz Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest as it deems appropriate to take into account the Liberty Starz Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

              (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (f)(ii) payable to the holders of Liberty Starz Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Starz Group Disposition; and

              (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (f)(ii) payable to the holders of Liberty Starz Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Liberty Starz Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Starz Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Starz Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Starz Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Starz Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Starz Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Starz Common Stock, the Series B Liberty Starz Common Stock and the Series C Liberty Starz Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Starz Common Stock other than the Series B Liberty Starz Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Starz Common Stock (other than the Series B Liberty Starz Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Starz Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Starz Common Stock, other than the Series B Liberty Starz Common Stock) of such series of Liberty Starz Common Stock.

          (iii)  Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Starz Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Starz Group Conversion Date or Starz Group Redemption Date on which all outstanding shares of Liberty Starz Common Stock were converted or redeemed, any share of Liberty Starz Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Starz Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

          (iv)  General.

            (A)  Not later than the 10th Trading Day following the consummation of a Starz Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Starz Group Net Proceeds of such Starz Group Disposition, (y) whether the Starz Group Disposition qualifies as an Exempt Starz Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Starz Group Disposition as an Exempt Starz Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Starz Voting Securities entitled to vote thereon to qualify such Starz Group Disposition as an Exempt Starz Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 26th Trading Day) following the consummation of such Starz Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

              (I)   which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

              (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (f)(ii), the Starz Group Redemption Selection Date for the redemption of shares of Liberty Starz Common Stock pursuant to clause (B)(II) or (E) of paragraph (f)(ii) or the Starz Group Conversion Selection Date for the partial conversion of shares of Liberty Starz Common Stock pursuant to clause (E) of paragraph (f)(ii), which record date, Starz Group Redemption Selection Date or Starz Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

              (III) the anticipated dividend payment date, Starz Group Redemption Date and/or Starz Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Starz Group Disposition; and

              (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Starz Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Starz Group Redemption Selection Date or Starz Group Conversion Selection Date.

          If the Corporation determines to undertake a redemption of shares of Liberty Starz Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of Liberty Starz Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (f)(ii), the Corporation will give notice of such redemption or conversion, not less than 15 days prior to the Starz Group Redemption Date or Starz Group Conversion Date, as applicable, to holders of Liberty Starz Common Stock whose shares are to be redeemed or converted, setting forth, as applicable:

              (1)   the Starz Group Redemption Date or Starz Group Conversion Date;

              (2)   the number of shares of Liberty Starz Common Stock held by such holder to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Starz Common Stock will be redeemed or converted and, if shares of Liberty Starz Common Stock are to be converted, whether such shares will be converted into Liberty Capital Common Stock or Liberty Interactive Common Stock, and the series thereof issuable to the holders of each series of Liberty Starz Common Stock;

              (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Starz Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Starz Common Stock to be redeemed or converted and the Starz Group Outstanding Interest Fraction as of the date of such notice (and if such Starz Group Outstanding Interest Fraction is less than one (1), the Capital Group's Fractional Interest in the Starz Group and the Interactive Group's Fractional Interest in the Starz Group, in each case, as of such date);

              (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (f)(ii), if the Board of Directors has made a Starz Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest, the Capital Group's Fractional Interest in the Starz Group and the Interactive Group's Fractional Interest in the Starz Group, in each case, as of the Starz Group Redemption Selection Date and the portion of the Starz Group Inter-Group Redemption Amount attributable to each Group other than the Starz Group;

              (5)   with respect to a dividend under clause (A) or (E) of paragraph (f)(ii), the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest, the Capital Group's Fractional Interest in the Starz Group and the Interactive Group's Fractional Interest in the Starz Group, in each case, as of the record date for the dividend and the portion of the Starz Group Inter-Group Dividend Amount attributable to each Group other than the Starz Group, if applicable; and

              (6)   the place or places where certificates representing shares of Liberty Starz Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (B)  In the event of any conversion of shares of Liberty Starz Common Stock pursuant to paragraph (b)(iv) or (v) of this Section A.2., not less than 15 days prior to the Starz Group Conversion Date, the Corporation will (I) announce publicly by press release that all outstanding shares of Liberty Starz Common Stock will be converted pursuant to paragraph (b)(iv) or (v) of this Section A.2. on the Starz Group Conversion Date set forth in such press release and (II) give notice of such conversion to each holder of outstanding shares of Liberty Starz Common Stock, setting forth:

              (1)   the Starz Group Conversion Date, which will not be more than 45 days following the Determination Date;

              (2)   a statement that all outstanding shares of Liberty Starz Common Stock will be converted;

              (3)   the per share number and series of shares of Liberty Capital Common Stock or Liberty Interactive Common Stock to be received with respect to each share of each series of Liberty Starz Common Stock; and

              (4)   the place or places where certificates representing shares of Liberty Starz Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (C)  If the Corporation obtains the Starz Group Redemption Stockholder Approval and determines to redeem shares of Liberty Starz Common Stock pursuant to paragraph (f)(i), the Corporation will, announce publicly by press release promptly following the Approval Date:

              (I)   that the Corporation intends to redeem shares of Liberty Starz Common Stock for securities of a Distributed Starz Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2.;

              (II)  if applicable, the Starz Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

              (III) the anticipated Starz Group Redemption Date, which will not be later than the 85th Trading Day following the date of the press release; and

              (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Starz Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Starz Group Redemption Selection Date.

          Not less than 15 days prior to the Starz Group Redemption Date, the Corporation will give notice of such redemption to holders of Liberty Starz Common Stock whose shares are to be redeemed, setting forth:

              (1)   the Starz Group Redemption Date;

              (2)   the number of shares of Liberty Starz Common Stock held by such holder to be redeemed or, if applicable, stating that all outstanding shares of Liberty Starz Common Stock will be redeemed;

              (3)   the class or series of securities of the Distributed Starz Group Subsidiary to be received with respect to each share of each series of Liberty Starz Common Stock to be redeemed and the Starz Group Outstanding Interest Fraction as of the date of such notice, if any (and if such Starz Group Outstanding Interest Fraction is less than one (1), the Capital Group's Fractional Interest in the Starz Group and the Interactive Group's Fractional Interest in the Starz Group, in each case, as of such date);

              (4)   if the Board of Directors has made a Starz Group Inter-Group Redemption Election, the number of Starz Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Starz Group, and the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest and the Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest, in each case, used in determining such number and attribution of Starz Group Inter-Group Interest Subsidiary Securities; and

              (5)   the place or places where certificates representing shares of Liberty Starz Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Starz Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Starz Common Stock pursuant to this Section A.2., as applicable.

            (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Starz Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

            (F)   Any notice sent to a holder of Liberty Starz Common Stock pursuant to clauses (A), (B), (C) or (D) of this paragraph (f)(iv) will be sent by first-class mail, postage prepaid to such holder's address as the same appears on the transfer books of the Corporation.

            (G)  Neither the failure to mail any notice required by this paragraph (f)(iv) to any particular holder of Liberty Starz Common Stock nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Starz Common Stock, or the validity of any action taken pursuant to this Certificate.

            (H)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Starz Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(E), if the Starz Group Conversion Date or the Starz Group Redemption Date with respect to any shares of Liberty Starz Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Starz Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

            (I)    Before any holder of shares of Liberty Starz Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Liberty Starz Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Liberty Starz Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of Liberty Starz Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Starz Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(K). If less than all of the shares of Liberty Starz Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Starz Common Stock not redeemed or converted.

    The Corporation will not be required to register a transfer of (I) any shares of Liberty Starz Common Stock for the period preceding any selection of shares to be redeemed or converted set forth in the applicable public announcement or notice or (II) any shares of Liberty Starz Common Stock selected for redemption or conversion. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(B) of this Section A.2.

            (J)   From and after any applicable Starz Group Conversion Date or Starz Group Redemption Date, all rights of a holder of shares of Liberty Starz Common Stock that were converted or redeemed on such Starz Group Conversion Date or Starz Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Liberty Starz Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(K) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Starz Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Starz Group Conversion Date or Starz Group Redemption Date represented shares of Liberty Starz Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Starz Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Starz Group Conversion Date or Starz Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Starz Group Conversion Date or Starz Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Liberty Starz Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (I) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Starz Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

            (K)  The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Starz Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2. or this paragraph (f). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Starz Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Starz Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Starz Common Stock includes a fraction, the Corporation will pay a cash adjustment in lieu of such fraction in an amount equal to the value of such fraction as of the Trading Day specified by the Board of Directors for such purpose (without interest). For purposes of the preceding sentence, "value" of any fraction will equal the amount (rounded, if necessary, to the nearest whole cent) obtained by multiplying such fraction by the Fair Value of one such share or the minimum authorized denomination of such other security as of such specified Trading Day.

            (L)  Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (g)    Redemption and Other Provisions Relating to the Liberty Interactive Common Stock.

          (i)    Redemption for Securities of one or more Interactive Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Interactive Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Interactive Group Redemption Stockholder Approval (and, to the extent applicable, the Capital Group Redemption Stockholder Approval and/or the Starz Group Redemption Stockholder Approval), redeem outstanding shares of Liberty Interactive Common Stock (such shares of Liberty Interactive Common Stock to be redeemed, the "Interactive Group Redemption Shares") for securities of such Subsidiary (a "Distributed Interactive Group Subsidiary"), as provided herein. The number of Interactive Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Liberty Interactive Common Stock as of the Interactive Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Interactive Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Interactive Group Subsidiary which is attributable to the Interactive Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to reflect the effects of an Interactive Group Inter-Group Redemption Election and to take into account other things deemed relevant by the Board of Directors. The aggregate number of securities of the Distributed Interactive Group Subsidiary to be delivered (the "Interactive Group Distribution Subsidiary Securities") in redemption of the Interactive Group Redemption Shares will be equal to: (A) if the Board of Directors makes an Interactive Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Interactive Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Interactive Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Interactive Group Subsidiary which is attributable to the Interactive Group (subject to adjustment to reflect the effects of an Interactive Group Inter-Group Redemption Election) (such product, the "Distributable Interactive Group Subsidiary Securities"), by (y) the Interactive Group Outstanding Interest Fraction, in each case, as of the Interactive Group Redemption Selection Date, or (B) if the Board of Directors does not make an Interactive Group Inter-Group Redemption Election, all of the Distributable Interactive Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Interactive Group Subsidiary to be delivered in redemption of each Interactive Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Interactive Group Distribution Subsidiary Securities, by (y) the number of Interactive Group Redemption Shares.

          If the Interactive Group Outstanding Interest Fraction is less than one (1) on the Interactive Group Redemption Selection Date for any redemption pursuant to this paragraph (g)(i) and if (but only if) the Board of Directors so determines in its discretion (an "Interactive Group Inter-Group Redemption Election"), then concurrently with the distribution of the Interactive Group Distribution Subsidiary Securities in redemption of Interactive Group Redemption Shares, the Corporation will attribute to the Capital Group and the Starz Group an aggregate number of Distributable Interactive Group Subsidiary Securities (the "Interactive Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Interactive Group Subsidiary Securities and the number of Interactive Group Distribution Subsidiary Securities, subject to adjustment as provided below. The Interactive Group Inter-Group Interest Subsidiary Securities will be allocated between the Capital Group and the Starz Group by multiplying the number of Interactive Group Inter-Group Interest Subsidiary Securities by (x), in the case of the Capital Group, the Capital Group's Fractional Interest in the Interactive Group as of the Interactive Group Redemption Selection Date and, (y) in the case of the Starz Group, the Starz Group's Fractional Interest in the Interactive Group as of the Interactive Group Redemption Selection Date. If an Interactive Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest" in paragraph (j) of this Section A.2.; (II) the attribution of Interactive Group Inter-Group Interest Subsidiary Securities to be made to the Capital Group and the Starz Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Interactive Group Inter-Group Interest Subsidiary Securities to each such Group in accordance with the foregoing allocation; and (III) the Board of Directors may determine that the Interactive Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Capital Group and the Starz Group will be distributed to holders of shares of Liberty Capital Common Stock as a Share Distribution pursuant to paragraph (d)(i)(D) and to holders of shares of Liberty Starz Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(D) of this Section A.2.

          If at the time of a redemption of Liberty Interactive Common Stock pursuant to this paragraph (g)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Common Stock that would become convertible into or exercisable or exchangeable for Distributable Interactive Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Interactive Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Interactive Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Interactive Group Redemption Shares, the number of Interactive Group Distribution Subsidiary Securities and the number of Interactive Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, including any adjustments to the foregoing allocation between the Capital Group and the Starz Group) to take into account the securities of the Distributed Interactive Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

          In the event that not all outstanding shares of Liberty Interactive Common Stock are to be redeemed in accordance with this paragraph (g)(i) for Interactive Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Liberty Interactive Common Stock to be redeemed in accordance with this paragraph (g)(i) will be determined by multiplying the aggregate number of Interactive Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Liberty Interactive Common Stock, in each case, outstanding as of the

  Interactive Group Redemption Selection Date, and (2) the outstanding shares of each series of Liberty Interactive Common Stock to be redeemed in accordance with this paragraph (g)(i) will be redeemed by the Corporation pro rata among the holders of each series of Liberty Interactive Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          To the extent that a Distributed Interactive Group Subsidiary to be distributed pursuant to this paragraph (g)(i) also holds, directly or indirectly, assets and liabilities attributed to one or both of the Capital Group and the Starz Group, then (x) such Distributed Interactive Group Subsidiary will also be deemed a Distributed Capital Group Subsidiary for purposes of paragraph (e)(i) (to the extent such Distributed Interactive Group Subsidiary also holds assets and liabilities of the Capital Group) and/or a Distributed Starz Group Subsidiary for purposes of paragraph (f)(i) (to the extent such Distributed Interactive Group Subsidiary also holds assets and liabilities of the Starz Group) and (y) in connection with the redemption of Interactive Group Redemption Shares pursuant to this paragraph (g)(i) the Corporation will also redeem shares of Liberty Capital Common Stock pursuant to the provisions of paragraph (e)(i) (in the event such Distributed Interactive Group Subsidiary is also a Distributed Capital Group Subsidiary) and/or shares of Liberty Starz Common Stock pursuant to the provisions of paragraph (f)(i) (in the event such Distributed Interactive Group Subsidiary is also a Distributed Starz Group Subsidiary), as applicable, subject to the Corporation obtaining the Interactive Group Redemption Stockholder Approval and the applicable of the Capital Group Redemption Stockholder Approval and/or the Starz Group Redemption Stockholder Approval. In connection with any such redemption of Liberty Capital Common Stock, Liberty Starz Common Stock and/or Liberty Interactive Common Stock, as applicable, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i), (f)(i) and (g)(i), as applicable, as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the Capital Group Redemption Shares, the Starz Group Redemption Shares and/or the Interactive Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of Capital Group Redemption Shares to receive Capital Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Capital Group held by such Subsidiary, (II) with holders of Starz Group Redemption Shares to receive Starz Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Starz Group held by such Subsidiary and/or (III) with holders of Interactive Group Redemption Shares to receive Interactive Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Interactive Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Interactive Group Subsidiary set forth in the last paragraph of paragraphs (e)(i), (f)(i) and (g)(i), as applicable.

          Any redemption pursuant to this paragraph (g)(i) will occur on an Interactive Group Redemption Date set forth in a notice to holders of Liberty Interactive Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Liberty Interactive Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (g)(iv)(C).

          In effecting a redemption of Liberty Interactive Common Stock pursuant to this paragraph (g)(i), the Board of Directors may determine either to (x) redeem shares of each series of Liberty Interactive Common Stock in exchange for a single class or series of securities of the

  Distributed Interactive Group Subsidiary without distinction among series of Liberty Interactive Common Stock, on an equal per share basis, (y) redeem shares of each series of Liberty Interactive Common Stock in exchange for separate classes or series of securities of the Distributed Interactive Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Liberty Interactive Common Stock in exchange for a separate class or series of securities of the Distributed Interactive Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Interactive Common Stock in exchange for a different class or series of securities of the Distributed Interactive Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Interactive Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Interactive Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and the Series C Liberty Interactive Common Stock, and (2) in the event the securities to be received by the holders of shares of Liberty Interactive Common Stock other than the Series B Liberty Interactive Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Interactive Common Stock (other than the Series B Liberty Interactive Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Interactive Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Interactive Common Stock, other than the Series B Liberty Interactive Common Stock) of such series of Liberty Interactive Common Stock. If the Board of Directors has made an Interactive Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Interactive Group Subsidiary comprising the Interactive Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Capital Group and/or the Starz Group will be made by the Board of Directors in its discretion.

          (ii)   Mandatory Dividend, Redemption or Conversion in Case of Interactive Group Disposition.    In the event of an Interactive Group Disposition (other than an Exempt Interactive Group Disposition), the Corporation will, on or prior to the 85th Trading Day following the consummation of such Interactive Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C), (D) or (E) below, as elected by the Board of Directors:

            (A)  Subject to the first sentence of paragraph (c)(iii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Liberty Interactive Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraph (c)(iii) and (d)(iii) of this Section A.2.; or

            (B)  Provided that there are assets of the Corporation legally available therefor and the Interactive Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (g)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

              (I)   if such Interactive Group Disposition involves all (not merely substantially all) of the assets of the Interactive Group, the Corporation may redeem all outstanding shares of each series of Liberty Interactive Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition as of the Interactive Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Liberty Interactive Common Stock outstanding as of the Interactive Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (g)(ii)); or

              (II)  if such Interactive Group Disposition involves substantially all (but not all) of the assets of the Interactive Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition as of the Interactive Group Redemption Selection Date (the "Interactive Group Redemption Amount") to the redemption of outstanding shares of each series of Liberty Interactive Common Stock, such Interactive Group Redemption Amount to be allocated (subject to the provisions of this paragraph (g)(ii)) to the redemption of shares of each series of Liberty Interactive Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Interactive Group Redemption Selection Date to (y) the aggregate number of shares of all series of Liberty Interactive Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Interactive Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Liberty Interactive Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Interactive Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Interactive Group Redemption Amount which is not being applied to the redemption of shares of a series of Liberty Interactive Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Liberty Interactive Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Interactive Group Redemption Amount. The outstanding shares of a series of Liberty Interactive Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

            (C)  The Corporation may convert each outstanding share of Series A Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Capital Common Stock, each outstanding share of Series B Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Capital Common Stock, and each outstanding share of Series C Liberty Interactive

    Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Capital Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Interactive Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Interactive Group Disposition, to (II) the Average Market Value of the Liberty Capital Reference Share over the same 10-Trading Day period; or

            (D)  The Corporation may convert each outstanding share of Series A Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Liberty Starz Common Stock, each outstanding share of Series B Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Liberty Starz Common Stock, and each outstanding share of Series C Liberty Interactive Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Liberty Starz Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Liberty Interactive Reference Share over the period of 10 consecutive Trading Days beginning on the 16th Trading Day following the consummation of such Capital Group Disposition, to (II) the Average Market Value of the Liberty Starz Reference Share over the same 10-Trading Day period; or

            (E)  The Corporation may combine the conversion of a portion of the outstanding shares of Liberty Interactive Common Stock into Liberty Capital Common Stock or Liberty Starz Common Stock as contemplated by clauses (C) and (D) of this paragraph (g)(ii) with the payment of a dividend on or the redemption of shares of Liberty Interactive Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (g)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (E), the portion of the outstanding shares of Liberty Interactive Common Stock to be converted into fully paid and non-assessable shares of Liberty Capital Common Stock or Liberty Starz Common Stock, as applicable, will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) or clause (D) above, as applicable, and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Liberty Interactive Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(iii) and (d)(iii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Liberty Interactive Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Interactive Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition as of, in the case of a dividend, the record date for determining the holders of Liberty Interactive Common Stock entitled to receive such dividend and, in the case of a redemption, the Interactive Group Redemption Selection Date (in the case of a partial redemption) or the Interactive Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Liberty Interactive Common Stock in connection with such Interactive Group Disposition in accordance with this clause (E) and any related adjustment to the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Liberty Interactive Common Stock to be converted into shares of Liberty Capital Common Stock or Liberty Starz Common Stock, as applicable, in accordance with this clause (E) and the denominator of which will be the aggregate number of shares of Liberty Interactive Common Stock outstanding as of the record date, Interactive Group Redemption Selection Date or Interactive Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Interactive Common Stock, if the Interactive Group Disposition was of all (not merely substantially all) of the assets of the Interactive Group, then all remaining outstanding shares of Liberty Interactive Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Interactive Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (E), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (g)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Liberty Interactive Common Stock, if the Interactive Group Disposition was of substantially all (but not all) of the assets of the Interactive Group, then the number of shares of each series of Liberty Interactive Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (g)(ii), substituting for the Interactive Group Redemption Amount referred to therein the portion of the Interactive Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (E), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Interactive Group Allocable Net Proceeds and allocated among all such shares redeemed on an equal per share basis (subject to the provisions of this paragraph (g)(ii)). The aggregate number of shares of Liberty Interactive Common Stock to be converted in any partial conversion in accordance with this clause (E) will be allocated among the series of Liberty Interactive Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Liberty Interactive Common Stock outstanding as of the Interactive Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (g)(ii).

          For purposes of this paragraph (g)(ii):

              (1)   as of any date, "substantially all of the assets of the Interactive Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Interactive Group as of such date;

              (2)   in the case of an Interactive Group Disposition of assets in a series of related transactions, such Interactive Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

              (3)   if the Board of Directors seeks the approval of the holders of Liberty Interactive Voting Securities entitled to vote thereon to qualify an Interactive Group Disposition as an Exempt Interactive Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Interactive Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (g)(ii) and paragraph (g)(iv), and no subsequent vote may be taken to qualify such Interactive Group Disposition as an Exempt Interactive Group Disposition;

              (4)   in the event of a redemption of a portion of the outstanding shares of Liberty Interactive Common Stock pursuant to clause (B)(II) or (E) of this paragraph (g)(ii) at a time when the Interactive Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (an "Interactive Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Capital Group and the Starz Group concurrently with such redemption an aggregate amount (the "Interactive Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Interactive Group Net Proceeds and (y) the portion of the Interactive Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (E) of this paragraph (g)(ii). If the Board of Directors makes such election, the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest" in paragraph (j) of this Section A.2. The Interactive Group Inter-Group Redemption Amount will be attributed between the Capital Group and the Starz Group based upon the Capital Group's Fractional Interest in the Interactive Group as of the Interactive Group Redemption Selection Date and the Starz Group's Fractional Interest in the Interactive Group as of the Interactive Group Redemption Selection Date and may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities and/or other assets;

              (5)   if at the time of an Interactive Group Disposition subject to this paragraph (g)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Common Stock that would give the holders thereof the right to receive any consideration related to such Interactive Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Liberty Interactive Common Stock pursuant to this paragraph (g)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (g)(ii) as a dividend on or in redemption or conversion of shares of Liberty Interactive Common Stock and/or, if applicable, (y) the Interactive Group Inter-Group Redemption Amount and the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as it deems appropriate to take into account the Liberty Interactive Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

              (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (E) of this paragraph (g)(ii) payable to the holders of Liberty Interactive Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (E) of this paragraph (g)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Interactive Group Disposition; and

              (7)   if all or any portion of the redemption price referred to in clause (B) or (E) of this paragraph (g)(ii) payable to the holders of Liberty Interactive Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of

      (x) identical securities, on an equal per share basis, to holders of each series of Liberty Interactive Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Interactive Common Stock or (z) a separate class or series of securities to the holders of one or more series of Liberty Interactive Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Interactive Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Liberty Interactive Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Liberty Interactive Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and the Series C Liberty Interactive Common Stock and (2) in the event the securities to be received by the holders of shares of Liberty Interactive Common Stock other than the Series B Liberty Interactive Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Liberty Interactive Common Stock (other than the Series B Liberty Interactive Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Liberty Interactive Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Liberty Interactive Common Stock, other than the Series B Liberty Interactive Common Stock) of such series of Liberty Interactive Common Stock.

          (iii)  Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Liberty Interactive Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (g)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Interactive Group Conversion Date or Interactive Group Redemption Date on which all outstanding shares of Liberty Interactive Common Stock were converted or redeemed, any share of Liberty Interactive Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Liberty Interactive Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

          (iv)  General.

            (A)  Not later than the 10th Trading Day following the consummation of an Interactive Group Disposition referred to in paragraph (g)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Interactive Group Net Proceeds of such Interactive Group Disposition, (y) whether the Interactive Group Disposition qualifies as an Exempt Interactive Group Disposition, and (z) if it does not so qualify at the time of the announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Interactive Group Disposition as an Exempt Interactive Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Liberty Interactive Voting Securities entitled to vote thereon to qualify such Interactive Group Disposition as an Exempt Interactive Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (g)(iv)(A), not earlier than the 26th Trading Day) following the consummation of such Interactive Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

              (I)   which of the actions specified in clauses (A), (B), (C), (D) or (E) of paragraph (g)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

              (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (E) of paragraph (g)(ii), the Interactive Group Redemption Selection Date for the redemption of shares of Liberty Interactive Common Stock pursuant to clause (B)(II) or (E) of paragraph (g)(ii) or the Interactive Group Conversion Selection Date for the partial conversion of shares of Liberty Interactive Common Stock pursuant to clause (E) of paragraph (g)(ii), which record date, Interactive Group Redemption Selection Date or Interactive Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

              (III) the anticipated dividend payment date, Interactive Group Redemption Date and/or Interactive Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Interactive Group Disposition; and

              (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Interactive Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Interactive Group Redemption Selection Date or Interactive Group Conversion Selection Date.

          If the Corporation determines to undertake a redemption of shares of Liberty Interactive Common Stock, in whole or in part, pursuant to clause (B) or (E) of paragraph (g)(ii) of this Section A.2., or a conversion of shares of Liberty Interactive Common Stock, in whole or in part, pursuant to clause (C), (D) or (E) of paragraph (g)(ii), the Corporation will give notice of such redemption or conversion, not less than 15 days prior to the Interactive Group Redemption Date or Interactive Group Conversion Date, as applicable, to holders of Liberty Interactive Common Stock whose shares are to be redeemed or converted, setting forth, as applicable:

              (1)   the Interactive Group Redemption Date or Interactive Group Conversion Date;

              (2)   the number of shares of Liberty Interactive Common Stock held by such holder to be redeemed or converted or, if applicable, stating that all outstanding shares of Liberty Interactive Common Stock will be redeemed or converted and, if shares of Liberty Interactive Common Stock are to be converted, whether such shares will be converted into Liberty Capital Common Stock or Liberty Starz Common Stock, and the series thereof issuable to the holders of each series of Liberty Interactive Common Stock;

              (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Liberty Interactive Common Stock, the kind and amount of per share consideration to be received with respect to each share of Liberty Interactive Common Stock to be redeemed or converted and the Interactive Group Outstanding Interest Fraction as of the date of such notice (and if such Interactive Group Outstanding Interest Fraction is less than one (1), the Capital Group's Fractional Interest in the Interactive Group and the Starz Group's Fractional Interest in the Interactive Group, in each case, as of such date);

              (4)   with respect to a partial redemption under clause (B)(II) or (E) of paragraph (g)(ii), if the Board of Directors has made an Interactive Group Inter-Group Partial Redemption Election, the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, the Capital Group's Fractional Interest in the Interactive Group and the Starz Group's Fractional Interest in the Interactive Group, in each case, as of the Interactive Group Redemption Selection Date and the portion of the Interactive Group Inter-Group Redemption Amount attributable to each Group other than the Interactive Group;

              (5)   with respect to a dividend under clause (A) or (E) of paragraph (g)(ii), the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, the Capital Group's Fractional Interest in the Interactive Group and the Starz Group's Fractional Interest in the Interactive Group, in each case, as of the record date for the dividend and the portion of the Interactive Group Inter-Group Dividend Amount attributable to each Group other than the Interactive Group, if applicable;

              (6)   the place or places where certificates representing shares of Liberty Interactive Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (B)  In the event of any conversion of shares of Liberty Interactive Common Stock pursuant to paragraph (b)(ii) or (iii) of this Section A.2., not less than 15 days prior to the Interactive Group Conversion Date, the Corporation will (I) announce publicly by press release that all outstanding shares of Liberty Interactive Common Stock will be converted pursuant to paragraph (b)(ii) or (iii) of this Section A.2. on the Interactive Group Conversion Date set forth in such press release and (II) give notice of such conversion to each holder of outstanding shares of Liberty Interactive Common Stock, setting forth:

              (1)   the Interactive Group Conversion Date, which will not be more than 45 days following the Determination Date;

              (2)   a statement that all outstanding shares of Liberty Interactive Common Stock will be converted;

              (3)   the per share number and series of shares of Liberty Capital Common Stock or Liberty Starz Common Stock to be received with respect to each share of each series of Liberty Interactive Common Stock; and

              (4)   the place or places where certificates representing shares of Liberty Interactive Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (C)  If the Corporation obtains the Interactive Group Redemption Stockholder Approval and determines to redeem shares of Liberty Interactive Common Stock pursuant to paragraph (g)(i), the Corporation will, announce publicly by press release promptly following the Approval Date:

              (I)   that the Corporation intends to redeem shares of Liberty Interactive Common Stock for securities of a Distributed Interactive Group Subsidiary pursuant to paragraph (g)(i) of this Section A.2.;

              (II)  if applicable, the Interactive Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

              (III) the anticipated Interactive Group Redemption Date, which will not be later than the 85th Trading Day following the date of the press release; and

              (IV) unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Liberty Interactive Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Interactive Group Redemption Selection Date.

          Not less than 15 days prior to the Interactive Group Redemption Date, the Corporation will give notice of such redemption to holders of Liberty Interactive Common Stock whose shares are to be redeemed, setting forth:

              (1)   the Interactive Group Redemption Date;

              (2)   the number of shares of Liberty Interactive Common Stock held by such holder to be redeemed or, if applicable, stating that all outstanding shares of Liberty Interactive Common Stock will be redeemed;

              (3)   the class or series of securities of the Distributed Interactive Group Subsidiary to be received with respect to each share of each series of Liberty Interactive Common Stock to be redeemed and the Interactive Group Outstanding Interest Fraction as of the date of such notice, if any (and if such Interactive Group Outstanding Interest Fraction is less than one (1), the Capital Group's Fractional Interest in the Interactive Group and the Starz Group's Fractional Interest in the Interactive Group, in each case, as of such date);

              (4)   if the Board of Directors has made an Interactive Group Inter-Group Redemption Election, the number of Interactive Group Inter-Group Interest Subsidiary Securities attributable to each Group other than the Interactive Group, and the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest and the Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest, in each case, used in determining such number and attribution of Interactive Group Inter-Group Interest Subsidiary Securities; and

              (5)   the place or places where certificates representing shares of Liberty Interactive Common Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered.

            (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Liberty Interactive Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Liberty Interactive Common Stock pursuant to this Section A.2., as applicable.

            (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A),

    (B) or (C) of this paragraph (g)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Liberty Interactive Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

            (F)  Any notice sent to a holder of Liberty Interactive Common Stock pursuant to clauses (A), (B), (C) or (D) of this paragraph (g)(iv) will be sent by first-class mail, postage prepaid to such holder's address as the same appears on the transfer books of the Corporation.

            (G)  Neither the failure to mail any notice required by this paragraph (g)(iv) to any particular holder of Liberty Interactive Common Stock nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Interactive Common Stock, or the validity of any action taken pursuant to this Certificate.

            (H)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Interactive Common Stock; provided, however, that, except as otherwise contemplated by paragraph (g)(ii)(E), if the Interactive Group Conversion Date or the Interactive Group Redemption Date with respect to any shares of Liberty Interactive Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Liberty Interactive Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

            (I)   Before any holder of shares of Liberty Interactive Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities (other than capital stock) or other assets to be received by such holder with respect to shares of Liberty Interactive Common Stock pursuant to paragraph (b) of this Section A.2. or pursuant to this paragraph (g), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Liberty Interactive Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of certificates representing shares of Liberty Interactive Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Liberty Interactive Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities (other than capital stock) or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (g)(iv)(K). If less than all of the shares of Liberty Interactive Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Liberty Interactive Common Stock not redeemed or converted. The Corporation will not be required to register a transfer of (I) any shares of Liberty Interactive Common Stock for the period preceding any selection of shares to be redeemed or converted set forth in the applicable public announcement or notice or (II) any shares of Liberty Interactive Common Stock selected for redemption or conversion. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(C) of this Section A.2.

            (J)   From and after any applicable Interactive Group Conversion Date or Interactive Group Redemption Date, all rights of a holder of shares of Liberty Interactive Common Stock that were converted or redeemed on such Interactive Group Conversion Date or Interactive Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Liberty Interactive Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (g)(iv)(K) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Liberty Interactive Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Interactive Group Conversion Date or Interactive Group Redemption Date represented shares of Liberty Interactive Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Interactive Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Interactive Group Conversion Date or Interactive Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an Interactive Group Conversion Date or Interactive Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Liberty Interactive Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (I) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Interactive Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (g), notwithstanding the failure of the holder thereof to surrender such certificates.

            (K)  The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Liberty Interactive Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2. or this paragraph (g). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Liberty Interactive Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Liberty Interactive Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Liberty Interactive Common Stock includes a fraction, the Corporation will pay a cash adjustment in lieu of such fraction in an amount equal to the value of such fraction as of the Trading Day specified by the Board of Directors for such purposes (without interest). For purposes of the preceding sentence, "value" of any fraction will equal the amount (rounded, if necessary, to the nearest whole cent) obtained by multiplying such fraction by the Fair Value of one such share or the minimum authorized denomination of such other security as of such specified Trading Day.

            (L)  Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (g) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (h)    Liquidation and Dissolution.

          (i)    General.    In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Liberty Capital Common Stock, the holders of shares of Liberty Starz Common Stock and the holders of shares of Liberty Interactive Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of Liberty Capital Common Stock, Liberty Starz Common Stock and Liberty Interactive Common Stock.

          Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (h).

          (ii)   Liquidation Units.    The liquidation units per share of each series of Common Stock will be as follows:

            (A)  each share of Liberty Capital Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to 0.14613 (which is equal to the number of liquidation units applicable to each share of Liberty Capital Common Stock on the day immediately prior to the Effective Date);

            (B)  each share of Liberty Starz Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to 0.21347 (which is equal to the number of liquidation units applicable to each share of Liberty Capital Common Stock on the day immediately prior to the Effective Date); and

            (C)  each share of Liberty Interactive Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to 0.22778 (which is equal to the number of liquidation units applicable to each share of Liberty Interactive Common Stock on the day immediately prior to the Effective Date);

  provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock, or declares and pays a dividend or distribution in shares of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock to holders of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock, as applicable, the per share liquidation units of the Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of Liberty Capital Common Stock, Liberty Starz Common Stock and Liberty Interactive Common Stock.

          Whenever an adjustment is made to liquidation units under this paragraph (h), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

        (i)    Determinations by the Board of Directors.    Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution, the determination of the Board of Directors that such Share Distribution was made on an equal per share basis will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

        (j)    Certain Definitions.    Unless the context otherwise requires, the terms defined in this paragraph (j) will have, for all purposes of this Certificate, the meanings herein specified:

          "Approval Date" means the date upon which the Corporation has received each of the Capital Group Redemption Stockholder Approval, the Starz Group Redemption Stockholder Approval and/or the Interactive Group Redemption Stockholder Approval, to the extent required pursuant to this Section A.2.

          "Average Market Value" of a share of any series of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such series of Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

          "Board of Directors" means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

          "Capital Group" means, as of any date:

          (i)    the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, other than any businesses, assets or liabilities attributable to the Starz Group or the Interactive Group as of the Effective Date;

          (ii)   all assets, liabilities and businesses acquired by the Corporation or any of its Subsidiaries for the account of the Capital Group, or contributed, allocated or transferred to the Capital Group (including the net proceeds of any issuances, sales or incurrences for the account of the Capital Group of shares of Liberty Capital Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock, or indebtedness or Preferred Stock attributed to the Capital Group), in each case, after the Effective Date and as determined by the Board of Directors;

          (iii)  the proceeds of any Disposition of any of the foregoing;

          (iv)  an Inter-Group Interest in the Starz Group equal to one (1) minus the Starz Group Outstanding Interest Fraction allocable to the Capital Group as of such date; and

          (v)   an Inter-Group Interest in the Interactive Group equal to one (1) minus the Interactive Group Outstanding Interest Fraction allocable to the Capital Group as of such date;

  provided that the Capital Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Capital Common Stock or in redemption of shares of Liberty Capital Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the

  Effective Date from the Capital Group to the Starz Group or the Interactive Group (other than through the Capital Group's Inter-Group Interest in the Starz Group or the Interactive Group, if any, pursuant to clause (iv) or (v) above), including, without limitation, any Capital Group Inter-Group Dividend Amount or Capital Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

          "Capital Group Allocable Net Proceeds" means, with respect to any Capital Group Disposition, (i) if at the time of such Capital Group Disposition, the Capital Group Outstanding Interest Fraction is one (1), the Capital Group Net Proceeds of such Capital Group Disposition, or (ii) if at the time of such Capital Group Disposition the Capital Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Capital Group Net Proceeds of such Capital Group Disposition, by (y) the Capital Group Outstanding Interest Fraction as of such date.

          "Capital Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Capital Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Capital Group less the total liabilities (not including Preferred Stock attributed to the Capital Group) of the Capital Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Capital Common Stock and each series of Preferred Stock attributed to the Capital Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Capital Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

          "Capital Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Capital Common Stock pursuant to this Section A.2.

          "Capital Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Capital Common Stock will be selected for conversion pursuant to this Section A.2.

          "Capital Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Capital Group to one or more Persons.

          "Capital Group Net Proceeds" means, as of any date, with respect to any Capital Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Starz Group or the Interactive Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Capital Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Capital Group. For purposes of this definition, any assets of the Capital Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

          "Capital Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Capital Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Capital Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Capital Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the Liberty Capital Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Capital Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

          "Capital Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Capital Common Stock pursuant to this Section A.2.

          "Capital Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Capital Common Stock are to be selected for redemption pursuant to this Section A.2.

          "Capital Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Capital Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Capital Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Capital Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Capital Group prior to such Disposition, as determined in good faith by the Board of Directors.

          "Capital Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Capital Group Common Stock, the number of shares (including any fraction of a share), of Capital Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

          "Certificate" means this Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of "Exempt Capital Group Disposition", "Exempt Starz Group Disposition" or "Exempt Interactive Group Disposition" set forth in this paragraph (j), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

          "Convertible Securities" means (x) any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

          "Corporation Earnings (Loss) Attributable to the Capital Group" for any period, means the net earnings or loss of the Capital Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Capital Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Capital Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

          "Corporation Earnings (Loss) Attributable to the Interactive Group" for any period, means the net earnings or loss of the Interactive Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Interactive Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Interactive Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

          "Corporation Earnings (Loss) Attributable to the Starz Group" for any period, means the net earnings or loss of the Starz Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Starz Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Starz Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

          "Determination Date" means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

          "Disposition" means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term "Disposition" does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole.

          "Effective Date" means the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

          "Exempt Capital Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) a Capital

  Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Capital Group Disposition in connection with a Capital Group Related Business Transaction, or (v) a Capital Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Capital Voting Securities to classify such Capital Group Disposition as an Exempt Capital Group Disposition in accordance with paragraph (a)(iv).

          "Exempt Interactive Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (g) of this Section A.2., (iii) an Interactive Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) an Interactive Group Disposition in connection with an Interactive Group Related Business Transaction, or (v) an Interactive Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Interactive Voting Securities to classify such Interactive Group Disposition as an Exempt Interactive Group Disposition in accordance with paragraph (a)(iv).

          "Exempt Starz Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (h) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) a Starz Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Starz Group Disposition in connection with a Starz Group Related Business Transaction, or (v) a Starz Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Liberty Starz Voting Securities to classify such Starz Group Disposition as an Exempt Starz Group Disposition in accordance with paragraph (a)(iv).

          "Fair Value" means, as of any date:

          (i)    in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

          (ii)   in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

          (iii)  in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

          (iv)  in the case of assets or property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

          "Group" means the Capital Group, the Starz Group or the Interactive Group.

          "Interactive Group" means, as of any date:

          (i)    the direct and indirect interest of the Corporation, as of the Effective Date, in QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., BuySeasons, Inc., Bodybuilding.com, LLC, IAC/InterActiveCorp, Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster Entertainment, Inc. and Tree.com, Inc. and each of their Subsidiaries (including any successor to QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., BuySeasons, Inc., Bodybuilding.com, LLC, IAC/InterActiveCorp, Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster Entertainment, Inc., Tree.com, Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with an Interactive Group Related Business Transaction) and their respective assets, liabilities and businesses;

          (ii)   all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Interactive Group as of the Effective Date;

          (iii)  all assets, liabilities and businesses acquired by the Corporation or any of its Subsidiaries for the account of the Interactive Group, or contributed, allocated or transferred to the Interactive Group (including the net proceeds of any issuances, sales or incurrences for the account of the Interactive Group of shares of Liberty Interactive Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Common Stock, or indebtedness or Preferred Stock attributed to the Interactive Group), in each case, after the Effective Date and as determined by the Board of Directors;

          (iv)  the proceeds of any Disposition of any of the foregoing; and

          (v)   an Inter-Group Interest in the Capital Group equal to one (1) minus the Capital Group Outstanding Interest Fraction allocable to the Interactive Group as of such date;

          (vi)  an Inter-Group Interest in the Starz Group equal to one (1) minus the Starz Group Outstanding Interest Fraction allocable to the Interactive Group as of such date;

  provided that the Interactive Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Interactive Common Stock or in redemption of shares of Liberty Interactive Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Interactive Group to the Capital Group or the Starz Group (other than through the Interactive Group's Inter-Group Interest in the Capital Group or the Starz Group, if any, pursuant to clause (v) or (vi) above), including, without limitation, any Interactive Group Inter-Group Dividend Amount or Interactive Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

          "Interactive Group Allocable Net Proceeds" means, with respect to any Interactive Group Disposition, (i) if at the time of such Interactive Group Disposition, the Interactive Group Outstanding Interest Fraction is one (1), the Interactive Group Net Proceeds of such Interactive Group Disposition, or (ii) if at the time of such Interactive Group Disposition the Interactive Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Interactive Group Net Proceeds of such Interactive Group Disposition, by (y) the Interactive Group Outstanding Interest Fraction as of such date.

          "Interactive Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Interactive Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Interactive Group less the total liabilities (not including Preferred

  Stock attributed to the Interactive Group) of the Interactive Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Interactive Common Stock and each series of Preferred Stock attributed to the Interactive Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Interactive Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

          "Interactive Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Interactive Common Stock pursuant to this Section A.2.

          "Interactive Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date upon which shares to be converted of each series of Liberty Interactive Common Stock will be selected for conversion pursuant to this Section A.2.

          "Interactive Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Interactive Group to one or more Persons.

          "Interactive Group Net Proceeds" means, as of any date, with respect to any Interactive Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (g)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Capital Group or the Starz Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Interactive Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Interactive Group. For purposes of this definition, any assets of the Interactive Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

          "Interactive Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Interactive Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Interactive Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Interactive Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(iii), (d)(iii) or (g)(ii) of this Section A.2.) or redemption (for purposes of paragraph (g) of this Section A.2.) with respect to the Liberty Interactive Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Interactive Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

          "Interactive Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Interactive Common Stock pursuant to this Section A.2.

          "Interactive Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Interactive Common Stock are to be selected for redemption pursuant to this Section A.2.

          "Interactive Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Interactive Group in which the Corporation receives as proceeds of such Disposition primarily capital stock or other equity securities (including, without limitation, capital stock, securities convertible into equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Interactive Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Interactive Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Interactive Group prior to such Disposition, as determined in good faith by the Board of Directors.

          "Interactive Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Interactive Group Common Stock, the number of shares (including any fraction of a share) of Interactive Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

          "Inter-Group Interest" means, as of any date and with respect to any Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of either of the other Groups in accordance with this Certificate. An Inter-Group Interest in the Capital Group held by (x) the Starz Group is expressed in terms of the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest and (y) the Interactive Group is expressed in terms of the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest. An Inter-Group Interest in the Starz Group held by (x) the Capital Group is expressed in terms of the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest and (y) the Interactive Group is expressed in terms of the Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest. An Inter-Group Interest in the Interactive Group held by (x) the Capital Group is expressed in terms of the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest and (y) the Starz Group is expressed in terms of the Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest.

          "Liberty Capital Reference Share" means one share of Series A Liberty Capital Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Capital Common Stock exceeds the number of shares outstanding of the Series A Liberty Capital Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Capital Common Stock in lieu of basing it on one share of Series A Liberty Capital Common Stock, in which case the term "Liberty Capital Reference Share" will mean one share of such other Publicly Traded series of Liberty Capital Common Stock.

          "Liberty Capital Voting Securities" means the Series A Liberty Capital Common Stock, the Series B Liberty Capital Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Capital Voting Security, provided, that each such series of Preferred Stock will be entitled to vote together with the other Liberty Capital Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

          "Liberty Interactive Reference Share" means one share of Series A Liberty Interactive Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Interactive Common Stock exceeds the number of shares outstanding of the Series A Liberty Interactive Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Interactive Common Stock in lieu of basing it on one share of Series A Interactive Capital Common Stock, in which case the term "Liberty Interactive Reference Share" will mean one share of such other Publicly Traded series of Liberty Interactive Common Stock.

          "Liberty Interactive Voting Securities" means the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Interactive Voting Security, provided, that each such series of Preferred Stock will be entitled to vote together with the other Liberty Interactive Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

          "Liberty Starz Reference Share" means one share of Series A Liberty Starz Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Liberty Starz Common Stock exceeds the number of shares outstanding of the Series A Liberty Starz Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Liberty Starz Common Stock in lieu of basing it on one share of Series A Liberty Starz Common Stock, in which case the term "Liberty Starz Reference Share" will mean one share of such other Publicly Traded series of Liberty Starz Common Stock.

          "Liberty Starz Voting Securities" means the Series A Liberty Starz Common Stock, the Series B Liberty Starz Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Liberty Starz Voting Security, provided, that each such series of Preferred Stock will be entitled to vote together with the other Liberty Starz Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

          "Market Value" of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the "Market Value" of a share of stock on any day during such period prior to the "ex" date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the "Market Value" of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the "ex" date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

          "Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

          (i)    adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Capital Common Stock and dividends of shares of Liberty Capital Common Stock to holders of Liberty Capital Common Stock (and, to the extent the Capital Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest and the Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest) and other reclassifications of Liberty Capital Common Stock;

          (ii)   decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Capital Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Starz Group or the Interactive Group; (B) by a number equal to the aggregate number of shares of Liberty Capital Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Starz Group or the Interactive Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Capital Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, as of the Capital Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Capital Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Capital Group Subsidiary which is attributable to the Capital Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Capital Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Capital Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Capital Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(E), as applicable, of this Section A.2., by the applicable Capital Group Redemption Amount; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Capital Group that are transferred or allocated from the Capital Group to the Starz Group or the Interactive Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Capital Reference Share as of the date of such transfer or allocation;

          (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Capital Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Starz Group or the Interactive Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Starz Group or the Interactive Group, or (z) following their conversion into shares of Liberty Starz Common Stock or Liberty Interactive Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Starz Group or the Interactive Group that are contributed to the Capital Group in consideration of an increase in the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Capital Reference Share as of the date of such contribution; and

          (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Starz Group or the Interactive Group in the Capital Group.

          In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the Starz Group and the amount, if any, of such change which is to be allocated to the Interactive Group. The aggregate Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest which are allocated at the applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the Starz Group is referred to herein as the "Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest" and (B) the Interactive Group is referred to herein as the "Number of Shares Issuable to the Interactive Group with Respect to the Capital Group Inter-Group Interest".

          Whenever a change in the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change, and the applicable amounts to be allocated to the Starz Group and the Interactive Group, with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

          "Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

          (i)    adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Interactive Common Stock and dividends of shares of Liberty Interactive Common Stock to holders of Liberty Interactive Common Stock (and, to the extent the Interactive Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest and the Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest) and other reclassifications of Liberty Interactive Common Stock;

          (ii)   decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Interactive Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Capital Group or the Starz Group; (B) by a number equal to the aggregate number of shares of Liberty Interactive Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Capital Group or the Starz Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes an Interactive Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, as of the Interactive Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Interactive Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Interactive Group Subsidiary which is attributable to the Interactive Group, as determined by the Board of Directors under paragraph (g)(i) for purposes of such redemption; (E) in the event the Board of Directors makes an Interactive Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Interactive Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Interactive Common Stock redeemed pursuant to paragraph (g)(ii)(B)(II) or (g)(ii)(E), as applicable, of this Section A.2., by the applicable Interactive Group Redemption Amount; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Interactive Group that are transferred or allocated from the Interactive Group to the Capital Group or the Starz Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Interactive Reference Share as of the date of such transfer or allocation;

          (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Interactive Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Capital Group or the Starz Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Capital Group or the Starz Group, or (z) following their conversion into shares of Liberty Capital Common Stock or Liberty Starz Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (g)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Capital Group or the Starz Group that are contributed to the Interactive Group in consideration of an increase in the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Interactive Reference Share as of the date of such contribution; and

          (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Capital Group or the Starz Group in the Interactive Group.

          In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the Capital Group and the amount, if any, of such change which is to be allocated to the Starz Group. The aggregate Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest which are allocated at any applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the Capital Group is referred to herein as the "Number of Shares Issuable to the Capital Group with Respect to the Interactive Group Inter-Group Interest" and (B) the Starz Group is referred to herein as the "Number of Shares Issuable to the Starz Group with Respect to the Interactive Group Inter-Group Interest".

          Whenever a change in the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the Capital Group and the Starz Group, with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

          "Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

          (i)    adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Liberty Starz Common Stock and dividends of shares of Liberty Starz Common Stock to holders of Liberty Starz Common Stock (and, to the extent the Starz Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest and the Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest) and other reclassifications of Liberty Starz Common Stock;

          (ii)   decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Liberty Starz Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Capital Group or the Interactive Group; (B) by a number equal to the aggregate number of shares of Liberty Starz Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Capital Group or the Interactive Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Starz Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest, as of the Starz Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Starz Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Starz Group Subsidiary which is attributable to the Starz Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Starz Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Starz Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Liberty Starz Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(E), as applicable, of this Section A.2., by the applicable Starz Group Redemption Amount; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Starz Group that are transferred or allocated from the Starz Group to the Capital Group or Interactive Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest allocable to that Group, by (y) the Fair Value of the Liberty Starz Reference Share as of the date of such transfer or allocation;

          (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Liberty Starz Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Capital Group or Interactive Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned of record by an asset or business attributed to the Capital Group or Interactive Group, or (z) following their conversion into shares of Liberty Capital Common Stock or Liberty Interactive Common Stock, as applicable, pursuant to clause (C), (D) or (E) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Capital Group or Interactive Group that are contributed to the Starz Group in consideration of an increase in the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest allocable to that Group, by (II) the Fair Value of the Liberty Starz Reference Share as of the date of such contribution; and

          (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Capital Group and the Interactive Group in the Starz Group.

          In accordance with the foregoing, the Board of Directors will determine upon each change in the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest, the amount, if any, of such change which is to be allocated to the Capital Group and the amount, if any, of such change which is to be allocated to the Interactive Group. The aggregate Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest which are allocated at the applicable date of determination by the Board of Directors in accordance with the provisions of this Section A.2. to (A) the Capital Group is referred to herein as the "Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest" and (B) the Interactive Group is referred to herein as the "Number of Shares Issuable to the Interactive Group with Respect to the Starz Group Inter-Group Interest".

          Whenever a change in the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the applicable amounts to be allocated to the Capital Group and the Interactive Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

          "Optional Conversion Ratio" means the applicable of the Interactive/Capital Group Optional Conversion Ratio, the Interactive/Starz Group Optional Conversion Ratio, the Starz/Capital Group Optional Conversion Ratio, the Starz/ Interactive Group Optional Conversion Ratio, the Capital/Interactive Group Optional Conversion Ratio and the Capital/Starz Group Optional Conversion Ratio.

          "outstanding", when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, the Number of Shares Issuable with Respect to the Starz Group Inter-Group Interest or the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest.

          "Person" means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

          "Publicly Traded" means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

          "Share Distribution" means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

          "Starz Group" means, as of any date:

          (i)    the direct and indirect interest of the Corporation, as of the Effective Date, in Starz Entertainment, LLC, WildBlue Communications, Inc. and each of their Subsidiaries (including any successor to Starz Entertainment, LLC, WildBlue Communications, Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Starz Group Related Business Transaction) and their respective assets, liabilities and businesses;

          (ii)   all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Starz Group as of the Effective Date;

          (iii)  all assets, liabilities and businesses acquired by the Corporation or any of its Subsidiaries for the account of the Starz Group, or contributed, allocated or transferred to the Starz Group (including the net proceeds of any issuances, sales or incurrences for the account of the Starz Group of shares of Liberty Starz Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Liberty Starz Common Stock, or indebtedness or Preferred Stock attributed to the Starz Group), in each case, after the Effective Date and as determined by the Board of Directors;

          (iv)  the proceeds of any Disposition of any of the foregoing;

          (v)   an Inter-Group Interest in the Capital Group equal to one (1) minus the Capital Group Outstanding Interest Fraction allocable to the Starz Group as of such date; and

          (vi)  an Inter-Group Interest in the Interactive Group equal to one (1) minus the Interactive Group Outstanding Interest Fraction allocable to the Starz Group as of such date;

  provided that the Starz Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Liberty Starz Common Stock or in redemption of shares of Liberty Starz Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Starz Group to the Capital Group or the Interactive Group (other than through the Starz Group's Inter-Group Interest in the Capital Group or the Interactive Group, if any, pursuant to clause (v) or (vi) above), including, without limitation, any Starz Group Inter-

  Group Dividend Amount or Starz Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

          "Starz Group Allocable Net Proceeds" means, with respect to any Starz Group Disposition, (i) if at the time of such Starz Group Disposition, the Starz Group Outstanding Interest Fraction is one (1), the Starz Group Net Proceeds of such Starz Group Disposition, or (ii) if at the time of such Starz Group Disposition the Starz Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Starz Group Net Proceeds of such Starz Group Disposition, by (y) the Starz Group Outstanding Interest Fraction as of such date.

          "Starz Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Starz Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Starz Group less the total liabilities (not including Preferred Stock attributed to the Starz Group) of the Starz Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Starz Common Stock and each series of Preferred Stock attributed to the Starz Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Starz Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

          "Starz Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Liberty Starz Common Stock pursuant to this Section A.2.

          "Starz Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Liberty Starz Common Stock will be selected for conversion pursuant to this Section A.2.

          "Starz Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Starz Group to one or more Persons.

          "Starz Group Net Proceeds" means, as of any date, with respect to any Starz Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (E) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Capital Group or the Interactive Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Starz Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Starz Group. For purposes of this definition, any assets of the Starz Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

          "Starz Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Liberty Starz Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Liberty Starz Common Stock outstanding on such date, plus (ii) the Number of Shares

  Issuable with Respect to the Starz Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Starz Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the Liberty Starz Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Starz Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

          "Starz Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Liberty Starz Common Stock pursuant to this Section A.2.

          "Starz Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Liberty Starz Common Stock are to be selected for redemption pursuant to this Section A.2.

          "Starz Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Starz Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Starz Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Starz Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Starz Group prior to such Disposition, as determined in good faith by the Board of Directors.

          "Starz Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Starz Group Common Stock, the number of shares (including any fraction of a share) of Starz Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

          "Subsidiary," when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

          "Trading Day" means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

          "Voting Securities" means the Liberty Capital Voting Securities, the Liberty Starz Voting Securities, the Liberty Interactive Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

          The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Capital Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
Capital Group's Fractional Interest in the Interactive Group	Article IV, Section A.2(c)(iii)(A)
Capital Group's Fractional Interest in the Starz Group	Article IV, Section A.2(c)(ii)(A)
Capital Group Inter-Group Dividend	Article IV, Section A.2(c)(i)(A)
Capital Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)(A)
Capital Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
Capital Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)(E)(4)
Capital Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)(E)(4)
Capital Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
Capital/Interactive Group Optional Conversion Ratio	Article IV, Section A.2(b)(vi)(B)
Capital Group Redemption Amount	Article IV, Section A.2(e)(ii)(B)(II)
Capital Group Redemption Shares	Article IV, Section A.2(e)(i)
Capital Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(A)
Capital/Starz Group Optional Conversion Ratio	Article IV, Section A.2(b)(vii)(B)
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable Capital Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributed Capital Group Subsidiary	Article IV, Section A.2(e)(i)
Distributable Interactive Group Subsidiary Securities	Article IV, Section A.2(g)(i)
Distributed Interactive Group Subsidiary	Article IV, Section A.2(g)(i)
Distributed Starz Group Subsidiary	Article IV, Section A.2(f)(i)
Distributable Starz Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Interactive Group Distribution Subsidiary Securities	Article IV, Section A.2(g)(i)

Additional Defined Terms	Section
Interactive Group's Fractional Interest in the Capital Group	Article IV, Section A.2(c)(i)(A)
Interactive Group's Fractional Interest in the Starz Group	Article IV, Section A.2(c)(ii)(A)
Interactive Group Inter-Group Dividend	Article IV, Section A.2(c)(iii)(A)
Interactive Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(iii)(A)
Interactive Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(g)(i)
Interactive Group Inter-Group Partial Redemption Election	Article IV, Section A.2(g)(ii)(E)(4)
Interactive Group Inter-Group Redemption Amount	Article IV, Section A.2(g)(ii)(E)(4)
Interactive Group Inter-Group Redemption Election	Article IV, Section A.2(g)(i)
Interactive/Capital Group Optional Conversion Ratio	Article IV, Section A.2(b)(ii)(B)
Interactive/Starz Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Interactive Group Redemption Amount	Article IV, Section A.2(g)(ii)(B)(II)
Interactive Group Redemption Shares	Article IV, Section A.2(g)(i)
Interactive Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(C)
Liberty Capital Common Stock	Article IV, Section A.1
Liberty Interactive Common Stock	Article IV, Section A.1
Liberty Starz Common Stock	Article IV, Section A.1
Liquidation Unit Determination Period	Article IV, Section A.2(h)(ii)(A)
Preferred Stock	Article IV(b)
Preferred Stock Designation	Article IV, Section B
proceeding	Article V, Section E.2(a)
Series A Liberty Capital Common Stock	Article IV, Section A.1
Series A Liberty Interactive Common Stock	Article IV, Section A.1
Series A Liberty Starz Common Stock	Article IV, Section A.1
Series B Liberty Capital Common Stock	Article IV, Section A.1
Series B Liberty Interactive Common Stock	Article IV, Section A.1
Series B Liberty Starz Common Stock	Article IV, Section A.1
Series C Liberty Capital Common Stock	Article IV, Section A.1
Series C Liberty Interactive Common Stock	Article IV, Section A.1
Series C Liberty Starz Common Stock	Article IV, Section A.1
Starz Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
Starz Group's Fractional Interest in the Capital Group	Article IV, Section A.2(c)(i)(A)

Additional Defined Terms	Section
Starz Group's Fractional Interest in the Interactive Group	Article IV, Section A.2(c)(iii)(A)
Starz Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)(A)
Starz Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)(A)
Starz Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
Starz Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
Starz/Capital Group Optional Conversion Ratio	Article IV, Section A.2(b)(iv)(B)
Starz/Interactive Group Optional Conversion Ratio	Article IV, Section A.2(b)(v)(B)
Starz Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)(E)(4)
Starz Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)(E)(4)
Starz Group Redemption Amount	Article IV, Section A.2(f)(ii)(B)(II)
Starz Group Redemption Shares	Article IV, Section A.2(f)(i)
Starz Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(B)

        (k)    Reclassification.    The Corporation will not reclassify, subdivide or combine one series of Liberty Capital Common Stock without reclassifying, subdividing or combining each other series of Liberty Capital Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Starz Common Stock without reclassifying, subdividing or combining each other series of Liberty Starz Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Liberty Interactive Common Stock without reclassifying, subdividing or combining each other series of Liberty Interactive Common Stock on an equal per share basis.

        (l)    Transfer Taxes.    The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

SECTION B

PREFERRED STOCK

        The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a "Preferred Stock Designation"). The Board of Directors, in the Preferred Stock Designation with respect to a series of

Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

        (i)    the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

        (ii)   the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

        (iii)  the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

        (iv)  the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

        (v)   the voting powers, if any, of the holders of such series, including whether such series will be designated as a Capital Group Voting Security, a Starz Group Voting Security, an Interactive Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation;

        (vi)  the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

        (vii) any other relative rights, powers, preferences and limitations, if any, of such series.

        The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

        Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

        The governing body of the Corporation will be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

        Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2011; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2012; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2010. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

SECTION C

REMOVAL OF DIRECTORS

        Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

        Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

        1.     Limitation On Liability.    To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

        2.     Indemnification.

          (a)   Right to Indemnification.    The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

          (b)   Prepayment of Expenses.    The Corporation will pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c)   Claims.    If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d)   Non-Exclusivity of Rights.    The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

          (e)   Other Indemnification.    The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        3.     Amendment or Repeal.    Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION F

AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

TERM

        The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

        The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

        Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

        Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

        Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

        (i)    the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

        (ii)   the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

        (iii)  the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

        (iv)  the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

        (v)   the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

        Nothing contained in Section A.2 of this Certificate shall in any way limit, modify or otherwise affect any voting requirement set forth in this Article IX. Any stockholder approval required pursuant to this Article IX or the DGCL will be in addition to, and not in lieu of, any approval of the holders of Liberty Capital Common Stock, Liberty Starz Common Stock or Liberty Interactive Common Stock required pursuant to Section A.2. of this Certificate.

        All rights at any time conferred upon the stockholders of the Corporation, pursuant to this Certificate are granted subject to the provisions of this Article IX."

        IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this                        day of                        , 2009.

LIBERTY MEDIA CORPORATION
By:
Name:	Charles Y. Tanabe
Title:	Executive Vice President and General Counsel

ANNEX F

Form of
Certificate of Amendment
of Restated Certificate of Incorporation of Liberty Media Corporation

        "Article IV, Section A.1. of the Restated Certificate shall be amended (the "Amendment") to include the following immediately following the first paragraph of such Section:

          'Upon this Certificate of Amendment of Restated Certificate becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), (i) each five (5) shares of Series A Liberty Capital Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time ("Old Series A Liberty Capital Common Stock") shall automatically be reclassified as and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's Series A Liberty Capital Common Stock, par value $0.01 per share ("New Series A Liberty Capital Common Stock"), without any action by the holder thereof, (ii) each five (5) shares of Series B Liberty Capital Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time ("Old Series B Liberty Capital Common Stock") shall automatically be reclassified as and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's Series B Liberty Capital Common Stock, par value $0.01 per share ("New Series B Liberty Capital Common Stock"), without any action by the holder thereof, (iii) each five (5) shares of Series A Liberty Interactive Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time ("Old Series A Liberty Interactive Common Stock") shall automatically be reclassified as and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's Series A Liberty Interactive Common Stock, par value $0.01 per share ("New Series A Liberty Interactive Common Stock"), without any action by the holder thereof, and (iv) each five (5) shares of Series B Liberty Interactive Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time ("Old Series B Liberty Interactive Common Stock") shall automatically be reclassified as and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's Series B Liberty Interactive Common Stock, par value $0.01 per share ("New Series B Liberty Interactive Common Stock"), without any action by the holder thereof.

          The Corporation shall not issue fractions of shares of Common Stock in connection with any such reclassification and combination. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Series A Liberty Capital Common Stock, Old Series B Liberty Capital Common Stock, Old Series A Liberty Interactive Common Stock or Old Series A Liberty Interactive Common Stock, which is not evenly divisible by five (5), shall, with respect to such fractional shares, be entitled to receive from the Corporation cash in an amount equal to the fair value of such fractional shares as of the Effective Time, as determined by the Board of Directors in its sole discretion."'

F-1

LOGO	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
LIBERTY MEDIA CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LIBERTY MEDIA CORPORATION in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LIBERTY MEDIA CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIBERTY MEDIA CORPORATION

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5.
Vote on Directors
1.	ELECTION OF DIRECTORS Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
01)	Mr. Donne F. Fisher
02)	Mr. Gregory B. Maffei	☐	☐	☐
03)	Mr. M. LaVoy Robinson
Vote on Proposals					For	Against	Abstain
2.
	Proposal to redeem a portion of the outstanding shares of Series A Liberty Entertainment common stock and Series B Liberty Entertainment common stock for all of the outstanding shares of Liberty Entertainment, Inc.				☐	☐	☐
3.
	Proposal to approve the amendment and restatement of Liberty Media Corporation's Restated Certificate of Incorporation to change the name of the "Entertainment Group" to the "Starz Group" and the "Liberty Entertainment common stock" to the "Liberty Starz common stock" and make other conforming changes.				☐	☐	☐
4.
	Proposal to authorize Liberty Media Corporation's board of directors to effect a reverse stock split of the outstanding shares of Series A and Series B Liberty Capital common stock at a ratio of 1-for-5, and to authorize Liberty Media Corporation's board of directors to effect a reverse stock split of the outstanding shares of Series A and Series B Liberty Interactive common stock at a ratio of 1-for-5.				☐	☐	☐
5.	Proposal to ratify the selection of KPMG LLP as Liberty Media Corporation's independent auditors for the fiscal year ending December 31, 2009.				☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4, and 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Signature	Date			Signature (Joint Owners)	Date

LIBERTY MEDIA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
                                    , 2009

        The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock, Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock, Series A Liberty Entertainment Common Stock or Series B Liberty Entertainment Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at (Time), (Eastern/Pacific Time) on (Date), at the (Location), and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE